Filed Pursuant to Rule 424(b)(5)
Registration No. 333-194685-01

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 2, 2015

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 19, 2014

$1,213,824,000

2015-1 PASS THROUGH TRUSTS

PASS THROUGH CERTIFICATES, SERIES 2015-1

American Airlines, Inc. is creating two separate pass through trusts that will issue American Airlines, Inc. Class A and Class B Pass Through Certificates, Series 2015-1.

Each Certificate will represent an interest in the assets of the related pass through trust. The proceeds from the sale of the Certificates will initially be held in escrow and will thereafter be used by the pass through trusts to acquire the related series of equipment notes to be issued by American on a full recourse basis. Payments on the equipment notes held in each pass through trust will be passed through to the holders of the Certificates of such trust. Distributions on the Certificates will be subject to certain subordination provisions described herein. The Certificates do not represent interests in, or obligations of, American or any of its affiliates.

The Class A Certificates will rank generally senior to the Class B Certificates, subject to the distribution provisions described herein.

The equipment notes expected to be held by each pass through trust will be issued to finance 28 aircraft: (a) eight Airbus A319-112 aircraft delivered new to American from July 2013 to February 2015, (b) five Boeing 737-823 aircraft either delivered new to American from September 2009 to February 2015 or newly manufactured and scheduled for delivery to American in March 2015, (c) one Boeing 787-8 aircraft either delivered new to American in January 2015 or newly manufactured and scheduled for delivery to American from March 2015 to May 2015, (d) five Boeing 777-323ER aircraft delivered new to American from April 2014 to February 2015 and (e) nine Embraer ERJ 175 LR aircraft newly manufactured and scheduled for delivery to American from July 2015 to September 2015. The equipment notes issued for each aircraft will be secured by a security interest in all such aircraft. Interest on the issued and outstanding equipment notes expected to be held by each pass through trust will be payable semiannually on May 1 and November 1 of each year, commencing on November 1, 2015, and principal on such equipment notes is scheduled for payment on May 1 and November 1 of each year, commencing on November 1, 2015.

Crédit Agricole Corporate and Investment Bank, acting through its New York Branch, will provide a separate liquidity facility for each of the Class A Certificates and Class B Certificates, in each case in an amount sufficient to make three semiannual interest distributions on the outstanding balance of the Certificates of such Class.

The Certificates will not be listed on any national securities exchange.

Investing in the Certificates involves risks. See “Risk Factors” beginning on page S-23.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pass Through Certificates	Aggregate Face Amount	Interest Rate	Final Expected Distribution Date	Price to Public(1)
Class A	$947,778,000%		May 1, 2027	100%
Class B	$266,046,000%		May 1, 2023	100%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Certificates if any are purchased. The aggregate proceeds from the sale of the Certificates will be $1,213,824,000. American will pay the underwriters a commission of $            . Delivery of the Certificates in book-entry form will be made on or about                     , 2015 against payment in immediately available funds.

Joint Structuring Agents and Lead Bookrunners

Credit Suisse	Deutsche Bank Securities

Joint Bookrunners

Citigroup	Goldman, Sachs & Co.	Morgan Stanley

BofA Merrill Lynch	Barclays	J.P. Morgan	BNP Paribas	Credit Agricole Securities

Prospectus Supplement dated                     , 2015.

Prospectus Supplement

i

Prospectus

We have not, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, BNP Paribas Securities Corp. and Credit Agricole Securities (USA) Inc. (the “Underwriters”) have not, authorized anyone to provide you with information other than the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects, or in the affairs of the Trusts, the Depositary or the Liquidity Provider, since the date of this prospectus supplement.

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the American Airlines, Inc. Class A and Class B Pass Through Certificates, Series 2015-1 (collectively, the “Certificates”, and each, a “Certificate”) that we are currently offering, and (b) the accompanying prospectus, which provides general information about us and our pass through certificates, some of which may not apply to the Certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See “About this Prospectus” in the accompanying prospectus.

In this prospectus supplement, references to “American,” the “Company,” “we,” “us” and “our” refer to American Airlines, Inc.; references to “AAG” refer to our parent, American Airlines Group Inc.; and references to “AMR” refer to AAG during the period of time prior to its emergence from Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) and AAG’s acquisition of US Airways Group, Inc. (“US Airways Group”) on December 9, 2013 (the “Effective Date”).

We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The “Index of Defined Terms” attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

At varying places in this prospectus supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement can be found is listed in the foregoing Table of Contents. All such cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not the accompanying prospectus, unless otherwise stated.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein represent our expectations or beliefs concerning future events and should be considered “forward-looking statements” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the benefits of the merger of AMR Merger Sub, Inc. (“Merger Sub”) with and into US Airways Group, with US Airways Group surviving as a wholly-owned subsidiary of AMR (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated as of February 13, 2013, by and among AMR, Merger Sub and US Airways Group (as amended, the “Merger Agreement”), including future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, such as, without limitation, statements that discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those described below under “Risk Factors” and the following: significant operating losses in the future; downturns in economic conditions that adversely affect our business; the impact of continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of low cost carriers, airline alliances and industry consolidation; the challenges and costs of integrating operations and realizing anticipated synergies and other benefits of the Merger; our substantial indebtedness and other obligations and the effect they could have on our business and liquidity; an inability to obtain sufficient financing or other capital to operate successfully and in accordance with our current business plan; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the effect our high level of fixed obligations may have on our ability to fund general corporate requirements, obtain additional financing and respond to competitive developments and adverse economic and industry conditions; our significant pension and other post-employment benefit funding obligations; the impact of any failure to comply with the covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may materially reduce our liquidity; the limitations of our historical consolidated financial information, which is not directly comparable to our financial information for prior or future periods; the impact of union disputes, employee strikes and other labor-related disruptions; any inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of our hub airports; costs of ongoing data security compliance requirements and the impact of any significant data security breach; any inability to obtain and maintain adequate facilities, infrastructure and landing and take-off rights and authorizations (“Slots”) to operate our flight schedule and expand or change our route network; our reliance on third-party regional operators or third-party service providers that have the ability to affect our revenue and the public’s perception about our services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which we rely; extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the impact of the heavy taxation on the airline industry; changes to our business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the loss of key personnel or inability to attract and retain additional qualified personnel; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the global scope of our business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond our control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the impact of environmental regulation; our reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating our computer, communications and other technology systems; losses and adverse publicity stemming from any accident involving any of our aircraft or the aircraft of our regional or codeshare operators; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; our dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions beyond our control, including global events that affect travel behavior such as an outbreak of a contagious disease, and volatility and fluctuations in our results of operations due to seasonality; the effect of a higher than normal number of pilot retirements and a potential shortage of pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the effect of a lawsuit that was filed in connection with the Merger and remains pending; an inability to use net operating losses (“NOLs”) carried over from prior taxable years (“NOL Carryforwards”); any impairment in the amount of goodwill we recorded as a result of the application of the acquisition method of accounting and an inability to realize the full value of our intangible or long-lived assets and any material impairment charges that would be recorded as a result; other economic, business, competitive, and/or regulatory factors affecting our business, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 (especially in Part I, Item 1A—Risk Factors and Part II, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations) and in our other filings with the Securities and Exchange Commission (the “SEC”), and other risks and uncertainties listed from time to time in our filings with the SEC.

Additional information concerning these and other factors is contained in our filings with the SEC, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2014. All forward-looking statements in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein are qualified in their entirety by reference to the factors discussed below under “Risk Factors” and elsewhere in this prospectus supplement and based upon information available to us on the date of this prospectus supplement or such document. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such statements other than as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus supplement, the accompanying prospectus and any related company free writing prospectus carefully, including the section entitled “Risk Factors” and the “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, as well as the materials filed with the SEC that are considered to be a part of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement.

The Company

American was founded in 1934 and is a principal wholly-owned subsidiary of AAG, a Delaware corporation. All of American’s common stock is owned by AAG. American operates in five primary domestic markets: Chicago, Dallas/Fort Worth, Los Angeles, Miami and New York City. As of December 31, 2014, American operated 643 mainline jets. American is supported by AAG’s wholly-owned regional airline subsidiary and third-party regional carriers operating as American Eagle under capacity purchase agreements. American is a founding member of the oneworld® alliance whose members and members-elect serve nearly 1,000 destinations with 14,250 daily flights to 150 countries, and its cargo division is one of the largest air cargo operations in the world, providing a wide range of freight and mail services, with facilities and interline connections available across the globe.

On November 29, 2011, AMR, American, and certain of AMR’s other direct and indirect domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On October 21, 2013, the Bankruptcy Court entered an order approving and confirming the Debtors’ fourth amended joint plan of reorganization (as amended, the “Bankruptcy Plan”). On December 9, 2013, the Debtors consummated their reorganization pursuant to the Bankruptcy Plan, principally through the transactions contemplated by the Merger Agreement. Following the Merger, American and US Airways, Inc. (“US Airways”) began moving toward operating under the single brand name of “American Airlines.” Until a single operating certificate is issued by the Federal Aviation Administration (the “FAA”) and the operational integration is complete, American and US Airways will continue to operate as separate airlines. American and US Airways have made substantial progress towards integrating their operations and towards obtaining a single operating certificate, which American and US Airways expect to obtain in 2015.

American’s principal executive office is located at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155. American’s telephone number is 817-963-1234 and its Internet address is www.aa.com. Information contained on American’s website is not and should not be deemed a part of this prospectus supplement.

Summary of Terms of Certificates

	Class A Certificates	Class B Certificates
Aggregate Face Amount	$947,778,000	$266,046,000
Interest Rate	%	%
Initial Loan to Aircraft Value Ratio (cumulative)(1)(2)	56.9%	72.5%
Expected Maximum Loan to Aircraft Value Ratio (cumulative)(2)	56.9%	72.5%
Expected Principal Distribution Window (in years from Issuance Date)	0.6-12.1	0.6-8.1
Initial Average Life (in years from Issuance Date)	8.7	5.5
Regular Distribution Dates	May 1 and November 1	May 1 and November 1
Final Expected Regular Distribution Date(3)	May 1, 2027	May 1, 2023
Final Legal Distribution Date(4)	November 1, 2028	November 1, 2024
Minimum Denomination(5)	$2,000	$2,000
Section 1110 Protection	Yes	Yes
Liquidity Facility Coverage	3 semiannual interest payments	3 semiannual interest payments

(1)	These percentages are calculated assuming that each of the Aircraft listed under “—Equipment Notes and the Aircraft” in this prospectus supplement summary has been subjected to an Indenture and that the Trusts have purchased the related Equipment Notes for each such Aircraft as of November 1, 2015, the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering. In calculating these percentages, we have assumed that principal distributions expected to be made on such date have been made and that the aggregate appraised value of all such Aircraft is $1,632,720,803 as of such date. The appraised value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals—The Appraisals.”
(2)	See “—Loan to Aircraft Value Ratios” in this prospectus supplement summary for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.
(3)	Each series of Equipment Notes will mature on the final expected Regular Distribution Date for the Certificates issued by the Trust that owns such Equipment Notes.
(4)	The Final Legal Distribution Date for each of the Class A Certificates and Class B Certificates is the date which is 18 months from the final expected Regular Distribution Date for that class of Certificates, which represents the period corresponding to the applicable Liquidity Facility coverage of three successive semiannual interest payments.
(5)	The Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate of each class may be issued in a different denomination.

Equipment Notes and the Aircraft

The Trusts are expected to hold Equipment Notes issued for, and secured by, each of 28 aircraft: (a) eight Airbus A319-112 aircraft delivered new to American from July 2013 to February 2015, (b) five Boeing 737-823 aircraft either delivered new to American from September 2009 to February 2015 or newly manufactured and scheduled for delivery to American in March 2015, (c) one Boeing 787-8 aircraft either delivered new to American in January 2015 or February 2015 or newly manufactured and scheduled for delivery to American from March 2015 to May 2015, (d) five Boeing 777-323ER aircraft delivered new to American from April 2014 to February 2015 and (e) nine Embraer ERJ 175 LR aircraft newly manufactured and scheduled for delivery to American from July 2015 to September 2015 (each such aircraft, an “Aircraft”, and, collectively, the “Aircraft”). The five Boeing 737-823 aircraft to be financed pursuant to this offering will be selected from among six Boeing 737-823 aircraft, the Boeing 787-8 aircraft to be financed pursuant to this offering will be selected from among six Boeing 787-8 aircraft and the five Boeing 777- 323ER aircraft to be financed pursuant to this offering will be selected from among six Boeing 777-323ER aircraft.

Four of the Airbus A319-112 Aircraft, each Boeing 737-823 Aircraft, the Boeing 787-8 Aircraft, each Boeing 777-323ER Aircraft and each Embraer ERJ 175 LR Aircraft is, or upon delivery to American will be, owned by American. Four of the Airbus A319-112 Aircraft (collectively, the “Owner Trust Aircraft”) are held by owner trusts and leased by American as of the date of this prospectus supplement. American owns the beneficial interest in each such owner trust as of the date of this prospectus supplement. American expects that it will terminate each such owner trust and take title to each such Owner Trust Aircraft prior to the Issuance Date. If American does not terminate any such owner trust and take title to the related Owner Trust Aircraft prior to the Issuance Date, it will be a condition to the issuance of the Equipment Notes with respect to such Owner Trust Aircraft that American terminate the related owner trust and take title to such Owner Trust Aircraft prior to such issuance. Such Owner Trust Aircraft will be free and clear of any liens once they are owned by American, other than liens securing the Equipment Notes or otherwise permitted under the Indentures. Each Aircraft, including each Owner Trust Aircraft, that has been delivered to American as of the date of this prospectus supplement (each, an “Owned Aircraft”) is being operated by American. American expects that each Boeing 737-823 and Boeing 787-8 Aircraft that is scheduled to be delivered to American after the date of this prospectus supplement, if any such aircraft are financed hereunder (each, a “New Delivery Boeing Aircraft”), will be operated by American, and that each Embraer ERJ 175 LR Aircraft (each, a “New Delivery Embraer Aircraft” and, together with the New Delivery Boeing Aircraft, each a “New Delivery Aircraft”) will be leased by American to Compass Airlines, LLC (“Compass”), a regional carrier that will operate such Embraer ERJ 175 LR Aircraft on behalf of American in regional operations pursuant to a capacity purchase agreement. See “Description of the Aircraft and the Appraisals” for a description of each Aircraft. Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and each of the Aircraft expected to secure such Equipment Notes (assuming for the purposes of the chart below that (a) the five earliest delivered Boeing 737-823 aircraft of the six Boeing 737-823 aircraft from which American may choose are financed hereunder, (b) the earliest delivered Boeing 787-8 aircraft of the six Boeing 787-8 aircraft from which American may choose is financed hereunder, and (c) the five earliest delivered Boeing 777-323ER aircraft of the six Boeing 777-323ER aircraft from which American may choose are financed hereunder).

On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, American agrees to enter into a secured debt financing with respect to each Aircraft on or prior to the Outside Termination Date. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.”

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery(1)	Initial Principal Amount of Series A Equipment Notes and Series B Equipment Notes	Appraised Value(2)	Latest Equipment Note Maturity Date
Airbus A319-112(3)	N9002U	5698	July 2013	$24,630,000	$33,740,000	May 1, 2027
Airbus A319-112(3)	N9006	5761	August 2013	24,769,000	33,930,000	May 1, 2027
Airbus A319-112(3)	N5007E	5781	September 2013	24,908,000	34,120,000	May 1, 2027
Airbus A319-112(3)	N8009T	5788	September 2013	24,908,000	34,120,000	May 1, 2027
Airbus A319-112	N9026C	6429	January 2015	27,324,000	37,430,000	May 1, 2027
Airbus A319-112	N8027D	6437	January 2015	27,324,000	37,430,000	May 1, 2027
Airbus A319-112	N12028	6456	February 2015	27,346,000	37,460,000	May 1, 2027
Airbus A319-112	N9029F	6491	February 2015	27,346,000	37,460,000	May 1, 2027

Boeing 737-823	N806NN	29561	September 2009	23,214,000	31,800,000	May 1, 2027
Boeing 737-823	N807NN	31077	September 2009	23,229,000	31,820,000	May 1, 2027
Boeing 737-823	N964NN	31210	January 2015	35,196,000	48,213,333	May 1, 2027
Boeing 737-823	N965NN	33239	January 2015	35,230,000	48,260,000	May 1, 2027
Boeing 737-823	N966NN	33240	February 2015	35,230,000	48,260,000	May 1, 2027

Boeing 787-8(4)	N800AN	40618	January 2015	85,692,000	117,386,667	May 1, 2027

Boeing 777-323ER(4)	N728AN	31553	April 2014	113,187,000	155,050,000	May 1, 2027
Boeing 777-323ER(4)	N729AN	33127	May 2014	113,544,000	155,540,000	May 1, 2027
Boeing 777-323ER(4)	N730AN	31554	July 2014	113,873,000	155,990,000	May 1, 2027
Boeing 777-323ER(4)	N731AN	33523	October 2014	115,544,000	158,280,000	May 1, 2027
Boeing 777-323ER(4)	N732AN	31549	December 2014	116,822,000	160,030,000	May 1, 2027

Embraer ERJ 175 LR	N206NN	17000486	July 2015	21,593,000	29,580,000	May 1, 2027
Embraer ERJ 175 LR	N207AN	17000487	July 2015	21,593,000	29,580,000	May 1, 2027
Embraer ERJ 175 LR	N208AN	17000492	July 2015	21,593,000	29,580,000	May 1, 2027
Embraer ERJ 175 LR	N209NN	TBD	August 2015	21,613,000	29,606,667	May 1, 2027
Embraer ERJ 175 LR	N210NN	TBD	August 2015	21,613,000	29,606,667	May 1, 2027
Embraer ERJ 175 LR	N211NN	TBD	August 2015	21,613,000	29,606,667	May 1, 2027
Embraer ERJ 175 LR	N212NN	TBD	September 2015	21,630,000	29,630,000	May 1, 2027
Embraer ERJ 175 LR	N213NN	TBD	September 2015	21,630,000	29,630,000	May 1, 2027
Embraer ERJ 175 LR	N214NN	TBD	September 2015	21,630,000	29,630,000	May 1, 2027

Total:				$1,213,824,000	$1,662,770,000

(1)	The indicated registration number, manufacturer’s serial number and delivery month for each New Delivery Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and the applicable aircraft manufacturer and financed under this offering. The delivery deadline for purposes of financing a New Delivery Aircraft pursuant to this offering is December 31, 2015 (or later under certain circumstances). The actual delivery date of any New Delivery Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” In addition, American has certain rights to finance a Substitute Aircraft in lieu of any New Delivery Aircraft if the delivery of such New Delivery Aircraft is delayed for more than 30 days after the last day of the month scheduled for delivery. See “Description of the Aircraft and the Appraisals—Substitute Aircraft.”

(2)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“mba,” and together with AISI and BK, the “Appraisers”)). In the case of each Owned Aircraft, such appraisals indicate the appraised base value of such Aircraft, adjusted for the maintenance status of such Aircraft at or around the time of the related appraisal, and in the case of each New Delivery Aircraft, such appraisals indicate the appraised base value projected as of its currently scheduled delivery month. The BK appraisal is dated February 17, 2015, and the AISI appraisal and the mba appraisal are each dated February 18, 2015. The Appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals—The Appraisals.” An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(3)	This aircraft is an Owner Trust Aircraft as of the date of this prospectus supplement. American owns the beneficial interest in the related owner trust as of the date of this prospectus supplement. American expects that it will terminate such owner trust and take title to such aircraft prior to the Issuance Date. If American does not terminate such owner trust and take title to such aircraft prior to the Issuance Date, it will be a condition to the issuance of an Equipment Note with respect to this aircraft that American terminate such owner trust and take title to such aircraft prior to any such issuance.
(4)	This aircraft is approved for Extended-range Twin-engine Operations (“ETOPs”).

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for each class of Certificates, assuming that each of the Aircraft has been subjected to an Indenture and that the Trusts have purchased the related Equipment Notes for each such Aircraft, as of November 1, 2015 (the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering) and each Regular Distribution Date thereafter. The LTVs for any period prior to November 1, 2015 are not included, because during such period all of the Equipment Notes expected to be acquired by the Trusts with respect to each Aircraft may not yet be issued and therefore are not included in the calculation. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes—Security.” The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform American’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

	Aggregate Assumed Aircraft Value(1)	Pool Balance(2)		LTV(3)
		Class A Certificates	Class B Certificates	Class A Certificates	Class B Certificates
Date
November 1, 2015	$1,632,720,803	$928,614,497	$255,158,498	56.9%	72.5%
May 1, 2016	1,607,242,186	904,661,288	241,639,391	56.3%	71.3%
November 1, 2016	1,581,763,569	880,700,678	228,130,421	55.7%	70.1%
May 1, 2017	1,556,284,952	856,720,143	214,626,677	55.0%	68.8%
November 1, 2017	1,530,806,335	832,769,984	203,201,122	54.4%	67.7%
May 1, 2018	1,505,327,718	808,789,449	192,176,725	53.7%	66.5%
November 1, 2018	1,479,849,101	784,839,290	181,099,086	53.0%	65.3%
May 1, 2019	1,454,370,484	760,858,755	170,069,799	52.3%	64.0%
November 1, 2019	1,428,891,866	736,908,596	159,048,888	51.6%	62.7%
May 1, 2020	1,403,413,249	713,087,241	148,000,654	50.8%	61.4%
November 1, 2020	1,377,934,632	688,977,902	136,976,301	50.0%	59.9%
May 1, 2021	1,352,456,015	665,001,050	125,955,054	49.2%	58.5%
November 1, 2021	1,326,977,398	641,050,902	114,946,032	48.3%	57.0%
May 1, 2022	1,301,498,781	617,067,043	103,904,034	47.4%	55.4%
November 1, 2022	1,276,020,164	593,118,509	92,877,845	46.5%	53.8%
May 1, 2023	1,250,541,547	569,136,303	0	45.5%	0.0%
November 1, 2023	1,225,062,930	545,221,121	0	44.5%	0.0%
May 1, 2024	1,199,584,313	521,208,524	0	43.4%	0.0%
November 1, 2024	1,174,105,696	497,287,513	0	42.4%	0.0%
May 1, 2025	1,148,246,120	473,434,097	0	41.2%	0.0%
November 1, 2025	1,122,386,545	449,328,127	0	40.0%	0.0%
May 1, 2026	1,096,526,970	425,342,210	0	38.8%	0.0%
November 1, 2026	1,070,667,395	401,397,896	0	37.5%	0.0%
May 1, 2027	1,044,807,820	0	0	0.0%	0.0%

(1)	In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(2)	The “pool balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to Certificateholders.
(3)	We obtained the LTVs for each class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class (together, in the case of the Class B Certificates, with the expected outstanding pool balance of the Class A Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. For purposes of these calculations, it has been assumed that the five Boeing 737-823 aircraft, the Boeing 787-8 aircraft and the five Boeing 777-323ER aircraft listed under “—Equipment Notes and the Aircraft” in this prospectus supplement summary are financed hereunder. The outstanding pool balances and LTVs for any date will change if, among other things, any Equipment Notes are redeemed or purchased, if a default in payment on any Equipment Notes occurs, if a Substitute Aircraft is financed in lieu of any Aircraft to be financed (or, in the case of the Boeing 737-823, Boeing 787-8 and Boeing 777-323ER aircraft, that may be financed) pursuant to this offering or if any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by the Trusts.

Cash Flow Structure

This diagram illustrates the structure for the offering of the Certificates and certain cash flows.

(1)	American will issue Series A Equipment Notes and Series B Equipment Notes in respect of each Aircraft. The Equipment Notes will be issued under a separate Indenture with respect to each Aircraft.
(2)	The separate Liquidity Facility for each of the Class A Certificates and Class B Certificates is expected to cover up to three semiannual interest distributions on the Class A Certificates and Class B Certificates, respectively, except that the Liquidity Facilities will not cover interest on the Deposits.
(3)

The proceeds of the offering of each class of Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under the related Indenture. The Depositary will hold such funds as interest-bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase from American the related series of Equipment Notes from time to time as each Aircraft is subjected to the related Indenture. The Scheduled Payments of interest on the Equipment Notes held by, and on the Deposits relating to, a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. Under certain circumstances, funds in Deposits relating to a Trust will be withdrawn prior to the Delivery Period Termination Date and distributed to the holders of Certificates of such Trust, together with accrued and unpaid interest thereon, but without any premium. See

“Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be distributed, with accrued and unpaid interest on such remaining funds, but without any premium, to the holders of the related class of Certificates. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” No interest will accrue with respect to the Deposits after they have been fully withdrawn. The Liquidity Facilities will not cover interest on the Deposits.

The Offering

Trusts and Certificates	Each of the Class A Trust and Class B Trust will be formed pursuant to a separate trust supplement entered into between American and Wilmington Trust Company to a basic pass through trust agreement between American and Wilmington Trust Company, as Trustee under each Trust. Each class of Certificates will represent fractional undivided interests in the related Trust. The Trusts will not be registered under the Investment Company Act of 1940, as amended. In determining that the Trusts are not required to be registered as investment companies, the Trusts are relying on the exemption from registration set forth in Rule 3a-7 under the Investment Company Act of 1940, as amended, although other exemptions or exclusions may be available to the Trusts.

Certificates Offered	•	Class A Certificates.

•	Class B Certificates.

Use of Proceeds	The proceeds from the sale of the Certificates of each Trust will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under a related Indenture. Each Trust will withdraw funds from the escrow relating to such Trust to acquire from American the related series of Equipment Notes to be issued as the Aircraft are subjected to the related Indentures.

The Equipment Notes will be full recourse obligations of American. American will use the proceeds from the issuance of the Equipment Notes issued with respect to each New Delivery Aircraft to finance, in part, the acquisition of such New Delivery Aircraft. American will use the proceeds from the issuance of the Equipment Notes issued with respect to each Owned Aircraft for general corporate purposes and to pay fees and expenses relating to this offering.

Subordination Agent, Trustee, Paying Agent and Loan Trustee	Wilmington Trust Company.

Escrow Agent	Wilmington Trust, National Association.

Depositary	Crédit Agricole Corporate and Investment Bank, acting through its New York Branch.

Liquidity Provider for the Class A Certificates and Class B Certificates	Initially, Crédit Agricole Corporate and Investment Bank, acting through its New York Branch.

Trust Property	The property of each Trust will include:

•	subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•	the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of Equipment Notes upon the financing of an Aircraft under the related Indenture prior to the Delivery Period Termination Date;

•	the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust.

Regular Distribution Dates	May 1 and November 1 of each year, commencing on November 1, 2015.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee of each Trust will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in such Trust to the holders of the Certificates of such Trust, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,

•	Scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

•	payments in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

See “—Escrowed Funds” and “—Withdrawal and Return of Escrowed Funds” below for a description of various distributions relating to the Deposits under certain circumstances.

Intercreditor Agreement	The Trustees, the Liquidity Providers and the Subordination Agent will enter into the Intercreditor Agreement. The Intercreditor Agreement prescribes how payments made on the Equipment Notes held by the Subordination Agent and made under each Liquidity Facility will be distributed. The Intercreditor Agreement also sets forth agreements among the Trustees and the Liquidity Providers relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination	Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates generally will be made in the following order:

•	first, to the holders of the Class A Certificates to make distributions in respect of interest on the Class A Certificates;

•	second, to the holders of the Class B Certificates to make distributions in respect of interest on the Eligible B Pool Balance;

•	third, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates;

•	fourth, to the holders of the Class B Certificates to make distributions in respect of interest on the Pool Balance of the Class B Certificates not previously distributed under clause “second” above; and

•	fifth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

Certain distributions to the Liquidity Providers will be made prior to distributions on the Class A Certificates and Class B Certificates, as discussed under “Description of the Intercreditor Agreement—Priority of Distributions.”

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default has occurred and is continuing thereunder. If an Indenture Event of Default has occurred and is continuing under an Indenture, subject to certain conditions, the Controlling Party will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:

•	if Final Distributions have not been paid in full to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates and the Class B Certificates, but, if any Additional Certificates are outstanding, not to the holders of the most senior class of Additional Certificates, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

Limitation on Sale of Aircraft or Equipment Notes	In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the bankruptcy or insolvency of American, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or American’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies” for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Buy Other Classes of Certificates	If American is in bankruptcy and certain other specified events have occurred:

•	the Class B Certificateholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class A Certificates; and

•	if one or more classes of Additional Certificates are outstanding, the holders (other than American or any of its affiliates) of any such class of Additional Certificates will have the right to purchase all, but not less than all, of the Class A Certificates and Class B Certificates and, if applicable, any previously or concurrently issued class of Additional Certificates ranking senior in right of payment to such class of Additional Certificates.

The purchase price, in each case described above, of any class of Certificates will be the outstanding Pool Balance of such class of Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Certificateholders of such class.

Liquidity Facilities	Under the Liquidity Facility for each of the Class A Trust and Class B Trust, the applicable Liquidity Provider is required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the applicable Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future distributions of principal on such Certificates) at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than such interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary. See “Description of the Liquidity Facilities” for a description of the terms of the Liquidity Facilities, including the threshold rating requirements applicable to the Liquidity Providers.

Notwithstanding the subordination provisions under the Intercreditor Agreement, the holders of the Certificates issued by the Class A Trust or the Class B Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest distributions on the related Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on that drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the applicable Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facility and will rank senior to all of the Certificates in right of payment.

Escrowed Funds	Funds in escrow for the Certificateholders of each Trust will be held by the Depositary as Deposits relating to such Trust. Subject to certain conditions, each Trustee may withdraw these funds from time to time to purchase the related series of Equipment Notes in respect of an Aircraft prior to the Delivery Period Termination Date. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to each Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions under the Intercreditor Agreement. The Deposits cannot be used to pay any other amount in respect of the Certificates. See “Description of the Deposit Agreements” for a description of the terms of the deposit arrangements, including the threshold rating requirements applicable to the Depositary.

Withdrawal and Return of Escrowed Funds

Under certain circumstances, less than all of the Deposits held in escrow may have been used to purchase Equipment Notes to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in the termination of one or more owner trusts holding a related Owner Trust Aircraft and transfer of title to such Owner Trust Aircraft to American, delays in the delivery of any New Delivery Aircraft or for other reasons. See “Description of the Certificates—Obligation to Purchase Equipment Notes” and “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter. In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will also be withdrawn and distributed to the applicable Certificateholders. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, any Deposits relating to such Aircraft held in escrow with respect to each Trust will be similarly withdrawn and distributed to the Certificateholders of such Trust. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.”

Obligation to Purchase Equipment Notes	The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Aircraft prior to the Delivery Period Termination Date pursuant to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and such forms of financing agreements, American agrees to enter into a secured debt financing with respect to each Aircraft on or prior to December 31, 2015 (or later under certain circumstances) with the relevant parties pursuant to financing agreements that are substantially in the forms attached to the Note Purchase Agreement. American may use financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement so long as American obtains written confirmation from each Rating Agency to the effect that the use of such modified financing agreements will not result in a withdrawal, suspension or downgrading of the rating of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must in any event comply with the Required Terms set forth in the Note Purchase Agreement. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or any Liquidity Provider.

Under the Note Purchase Agreement, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event occurs or certain specified conditions are not met. In addition, if any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to such Aircraft. The Trustees will have no right or obligation to purchase the Equipment Notes to be issued with respect to any Aircraft after the Delivery Period Termination Date. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

Possible Issuance of Additional Certificates	Under certain circumstances, additional pass through certificates of one or more separate pass through trusts, which will evidence fractional undivided ownership interests in a related new series of subordinated equipment notes with respect to some or all of the Aircraft, may be issued at any time in the future. Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any additional pass through certificates in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

If any class of Additional Certificates is issued, under certain circumstances, the holders of such class of Additional Certificates will have certain rights to purchase all, but not less than all, of the Class A Certificates and Class B Certificates and, if applicable, any class of Additional Certificates ranking senior in right of payment to any such class of Additional Certificates. See “Description of the Certificates—Certificate Buyout Right of Certificateholders.” In addition, if any Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on the Additional Certificates may rank ahead of certain obligations with respect to the Class A Certificates and Class B Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Possible Refinancing or Reissuance of Certificates	American may elect to:
•	refinance Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding with the issuance of new Equipment Notes with the same series designation as, but with terms that may be the same as or different from, those of the redeemed Equipment Notes; or

•	reissue Series B Equipment Notes (or any series of Additional Equipment Notes) after such series has matured and been paid in full in respect of all (but not less than all) of the Aircraft after the Delivery Period Termination Date.

In either such case, American will fund the sale of any such series of Reissued Equipment Notes through the sale of pass through certificates issued by a single pass through trust.

Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each

Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any Reissued Equipment Notes in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” If American elects to refinance any series of Equipment Notes, it will be required to pay any applicable Make-Whole Amount in connection with the redemption of such series of Equipment Notes. See “Description of the Equipment Notes—Redemption.”

Equipment Notes

(a) Issuer	Under each Indenture, American will issue Series A Equipment Notes and Series B Equipment Notes, which will be acquired, respectively, by the Class A Trust and Class B Trust.

(b) Interest	The Equipment Notes held in each Trust will accrue interest at the rate per annum applicable to the Certificates issued by such Trust set forth on the cover page of this prospectus supplement. Interest on the issued and outstanding Equipment Notes will be payable on May 1 and November 1, commencing on the first such date to occur after the issuance thereof, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the issued and outstanding Series A Equipment Notes and Series B Equipment Notes are scheduled to be paid in specified amounts on May 1 and November 1 in each year, commencing on November 1, 2015, and ending on May 1, 2027 in the case of the Series A Equipment Notes and May 1, 2023 in the case of the Series B Equipment Notes.

(d) Rankings	The following subordination provisions will be applicable to the Equipment Notes issued under each Indenture:

•	the indebtedness evidenced by the Series B Equipment Notes issued under such Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture;

•

if American issues any Additional Equipment Notes under such Indenture, the indebtedness evidenced by such Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes and the Series B Equipment Notes issued and, if applicable, any other series of Additional Equipment Notes ranking senior to such series of Additional Equipment Notes, in each case, under such Indenture

(see “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates”); and

•	the indebtedness evidenced by the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under any Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures.

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. See “Description of the Intercreditor Agreement—Priority of Distributions.”

(e) Redemption	Aircraft Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Aircraft, American will either:

•	substitute for such Aircraft under the related financing agreements an aircraft meeting certain requirements; or

•	redeem all of the outstanding Equipment Notes issued with respect to such Aircraft.

The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued and unpaid interest, but without any premium.

Optional Redemption. American may elect to redeem at any time prior to maturity all of the outstanding Equipment Notes issued with respect to an Aircraft; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem the Series B Equipment Notes with respect to all Aircraft in connection with a refinancing of such series or without refinancing. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates—Refinancing or Reissuance of Certificates.” The redemption price in each such case will be the unpaid principal amount of the Equipment Notes being redeemed, together with accrued and unpaid interest, plus the Make-Whole Amount (if any). See “Description of the Equipment Notes—Redemption.”

(f) Security and cross-collateralization	The outstanding Equipment Notes issued with respect to each Aircraft will be secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—

Security” and “Description of the Equipment Notes—Subordination.” This means, among other things, that any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code (“Section 1110”). See “Description of the Equipment Notes—Indenture Events of Default, Notice and Waiver.”

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the related Aircraft, the lien on the applicable Aircraft under such Indenture will be released. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

(g) Airframe Substitution	American may elect to release any Airframe from the security interest of the related Indenture and substitute for it an airframe of the same model, so long as:

•	no Indenture Event of Default has occurred and is continuing at the time of substitution;

•	the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to such Indenture on the issuance date of the Equipment Notes under such Indenture; and

•	the substitute airframe has an appraised current market value, adjusted for its maintenance status, not less than that of the released Airframe.

See “Description of the Equipment Notes—Security—Substitution of Airframe.”

(h) Cross-default

There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in a continuing default, the Equipment Notes issued with respect to the remaining Aircraft also will be in default, and remedies will be exercisable with respect to all Aircraft.

(i) Section 1110 Protection	Counsel to American will provide an opinion to the Trustees that the benefits of Section 1110 will be available for each of the Aircraft. See “Description of the Equipment Notes—Remedies.”

Material U.S. Federal Income Tax Consequences	No Trust will be treated as a corporation or other entity taxable as a corporation for United States federal income tax purposes. Each person acquiring an interest in Certificates generally should report on its federal income tax return its pro rata share of income from the relevant Deposits and income from the Equipment Notes and other property held by the relevant Trust. See “Material U.S. Federal Income Tax Consequences.”

Certain ERISA Considerations	Each person who acquires a Certificate or an interest therein will be deemed to have:

•	represented that either (a) no assets of a Plan or of any trust established with respect to a Plan have been used to purchase or hold such Certificate or an interest therein or (b) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Internal Revenue Code of 1986, as amended (the “Code”) or provisions of Similar Law (as defined below) pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law; and

•	directed the Trustees to invest in the assets held in the Trusts pursuant to the terms and conditions described herein.

See “Certain ERISA Considerations.”

Governing Law	The Certificates and the Equipment Notes are governed by the laws of the State of New York.

		Standard & Poor’s	Fitch
Threshold Rating for the Depositary	Long Term	A-	A-

Depositary Rating	The Depositary meets the Depositary Threshold Rating requirements.

		Standard & Poor’s	Fitch
Threshold Rating for the Liquidity Provider for the Class A Trust	Long Term	BBB+	BBB
Threshold Rating for the Liquidity Provider for the Class B Trust	Long Term	BBB	BBB

Liquidity Provider Rating	The Liquidity Provider meets the Liquidity Threshold Rating requirements.

Summary Historical Consolidated Financial and Operating Data

The following table presents summary historical consolidated financial data of American. We derived the annual historical financial data as of and for the year ended December 31, 2014 from American’s audited consolidated financial statements and notes thereto, which have been audited by KPMG LLP, an independent registered public accounting firm. We derived the annual historical financial data as of and for the year ended December 31, 2013 and for the years ended December 31, 2012, 2011 and 2010 from American’s audited consolidated financial statements and notes thereto, which have been audited by Ernst & Young LLP, an independent registered public accounting firm. The summary historical consolidated financial data should be read in conjunction with American’s audited consolidated financial statements for the respective periods, the related notes and the related reports of KPMG LLP and Ernst & Young LLP, as applicable, certain of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	Year Ended December 31,
	2014	2013	2012	2011	2010
	(in millions)
Consolidated Statements of Operations data(1):
Total operating revenues	$27,141	$25,760	$24,825	$23,957	$22,151
Total operating expenses	24,803	24,226	24,743	25,111	21,945

Operating income (loss)	2,338	1,534	82	(1,154)	206
Reorganization items, net(2)	—	(2,640)	(2,179)	(116)	—
Net income (loss)	1,310	(1,526)	(1,926)	(1,965)	(469)
Other Data (unaudited):
Ratio of earnings to fixed charges(3)	2.19	—	—	—	—

	December 31, 2014	December 31, 2013
	(in millions)
Consolidated Balance Sheet data (at end of period):
Total assets	$26,292	$25,612
Long-term debt and capital leases, net of current maturities	10,004	9,852
Pension and postretirement benefits(4)	7,400	5,693
Bankruptcy settlement obligations	325	5,424
Stockholder’s deficit	(5,572)	(9,660)

(1)	Includes the following special items:

•	In 2014, total special items were $974 million and consisted principally of $532 million of merger integration expenses related to information technology, alignment of labor union contracts, professional fees, severance and retention, share-based compensation, divestiture of London Heathrow Slots, fleet restructuring, re-branding of aircraft and airport facilities, relocation and training, a $328 million non-cash tax charge relating to the sale of American’s portfolio of fuel hedging contracts, $181 million in other charges, including an $81 million charge to revise prior estimates of certain aircraft residual values, and other spare parts asset impairments, $60 million for bankruptcy related items, $48 million of early debt extinguishment costs, $44 million in charges primarily relating to the buyout of certain aircraft leases, $43 million for Venezuelan foreign currency losses, $29 million of non-cash interest accretion on bankruptcy settlement obligations and a $14 million non-cash deferred income tax provision related to certain indefinite-lived intangible assets. These charges were offset in part by a $305 million gain on the sale of Slots at Ronald Reagan Washington National Airport.

•	In 2013, total special items were $48 million, excluding reorganization items, net and consisted of a $214 million non-cash charge due to additional valuation allowance required to reduce deferred tax assets, $166 million of primarily merger related expenses due to the alignment of labor union contracts, professional fees, severance and share-based compensation, a $107 million charge related to American’s pilot long-term disability obligation, a $54 million charge related to the premium on tender for existing EETC financings and the write-off of debt issuance costs, $48 million of interest charges primarily to recognize post-petition interest expense on unsecured obligations pursuant to the Bankruptcy Plan, a $43 million charge for workers’ compensation claims, a $33 million aircraft impairment charge and $19 million in charges related to the repayment of existing EETC financings. These charges were offset in part by a $538 million non-cash income tax benefit resulting from gains recorded in other comprehensive income, a $67 million gain on the sale of Slots at LaGuardia Airport and a $31 million special credit related to a change in accounting method resulting from the modification of American’s AAdvantage miles agreement with Citibank.

•	In 2012, total special items were $463 million, excluding reorganization items, net and consisted primarily of a $569 million non-cash income tax benefit resulting from gains recorded in other comprehensive income and a $280 million benefit from a settlement of a commercial dispute, offset in part by $386 million of severance and related charges and write-off of leasehold improvements on aircraft and airport facilities that were rejected during the Chapter 11 process.

•	In 2011, total special items were $799 million, excluding reorganization items, net and consisted primarily of $725 million related to the impairment of certain aircraft and gates, $31 million of non-recurring non-cash charges related to certain sale/leaseback transactions and a $43 million revenue reduction as a result of a decrease in the breakage assumption related to the AAdvantage frequent flyer liability.

•	In 2010, total special items were $81 million and primarily included the impairment of certain route authorities in Latin America and losses on Venezuelan currency remeasurement.

(2)	Reorganization items, net refers to revenues, expenses (including professional fees), realized gains and losses and provisions for losses that are realized or incurred as a direct result of the Chapter 11 Cases. See Note 2 in Part II, Item 8B to American’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014 for further information on reorganization items.
(3)	As of December 31, 2014, American guaranteed $500 million of US Airways Group’s 6.125% senior notes and $1.6 billion of US Airways Group’s $1.6 billion term loan facility provided for by the loan agreement, as amended, entered into May 23, 2013 among US Airways, certain affiliates of US Airways and certain lenders (“2013 Citicorp Credit Facility”), as well as $750 million of American Airlines Group’s 5.5% senior notes. The impact of these unconditional guarantees is not included in the above computation. Earnings were inadequate to cover fixed charges by $1.9 billion, $2.5 billion, $2.0 billion, and $533 million for the years ended December 31, 2013, 2012, 2011, and 2010, respectively. There was not a coverage deficiency in 2014. Fixed charges in the above computation include interest, as shown on our statement of operations, plus capitalized interest and the portion of rental expense deemed to be interest.
(4)	American’s defined benefit pension plans were frozen effective November 1, 2012 and the Pilot B Plan, a defined contribution plan, was terminated on November 30, 2012. Further, American significantly modified its retiree medical plans in 2012 resulting in the recognition of a negative plan amendment. See Note 10 to American’s Consolidated Financial Statements in Part II, Item 8B in American’s Annual Report on Form 10-K for the year ended December 31, 2014 for further information on retirement benefits, including the financial impact of these plan changes.

RISK FACTORS

In considering whether to purchase the Certificates, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus, including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2014, and other information which may be incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof. In addition, you should carefully consider the risk factors described below, along with any risk factors that may be included in our future reports to the SEC, as well as the “Special Note Regarding Forward-Looking Statements.”

Risks Relating to the Company and Industry-Related Risks

We could experience significant operating losses in the future.

For a number of reasons, including those addressed in these risk factors, we might fail to maintain profitability and might experience significant losses. In particular, the condition of the economy, the level and volatility of fuel prices, the state of travel demand and intense competition in the airline industry have had, and will continue to have, an impact on our operating results, and may increase the risk that we will experience losses.

Downturns in economic conditions adversely affect our business.

Due to the discretionary nature of business and leisure travel spending, airline industry revenues are heavily influenced by the condition of the U.S. economy and economies in other regions of the world. Unfavorable conditions in these broader economies have resulted, and may result in the future, in decreased passenger demand for air travel and changes in booking practices, both of which in turn have had, and may have in the future, a strong negative effect on our revenues. In addition, during challenging economic times, actions by our competitors to increase their revenues can have an adverse impact on our revenues. See “—The airline industry is intensely competitive and dynamic” below. Certain labor agreements to which we are a party limit our ability to reduce the number of aircraft in operation, and the utilization of such aircraft, below certain levels. As a result, we may not be able to optimize the number of aircraft in operation in response to a decrease in passenger demand for air travel.

Our business is dependent on the price and availability of aircraft fuel. Continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel could have a significant negative impact on our operating results and liquidity.

Our operating results are materially impacted by changes in the availability, price volatility and cost of aircraft fuel, which represents one of the largest single cost items in our business. Jet fuel market prices have fluctuated substantially over the past several years and prices continued to be volatile in 2014.

Because of the amount of fuel needed to operate our business, even a relatively small increase in the price of fuel can have a material adverse aggregate effect on our operating results and liquidity. Due to the competitive nature of the airline industry and unpredictability of the market, we can offer no assurance that we may be able to increase our fares, impose fuel surcharges or otherwise increase revenues sufficiently to offset fuel price increases.

Although we are currently able to obtain adequate supplies of aircraft fuel, we cannot predict the future availability, price volatility or cost of aircraft fuel. Natural disasters, political disruptions or wars involving oil-producing countries, changes in fuel-related governmental policy, the strength of the U.S. dollar against foreign currencies, changes in access to petroleum product pipelines and terminals, speculation in the energy futures markets, changes in aircraft fuel production capacity, environmental concerns and other unpredictable events may result in fuel supply shortages, additional fuel price volatility and cost increases in the future.

We have a large number of older aircraft in our fleet, and these aircraft are not as fuel efficient as more recent models of aircraft, including those we have on order. We intend to continue to execute our fleet renewal plans to, among other things, improve the fuel efficiency of our fleet, and we are dependent on a limited number of major aircraft manufacturers to deliver aircraft on schedule. If we experience delays in delivery of the more fuel efficient aircraft that we have on order, we will be adversely affected.

Our aviation fuel purchase contracts generally do not provide meaningful price protection against increases in fuel costs. Prior to the closing of the Merger, we sought to manage the risk of fuel price increases by using derivative contracts. During the second quarter of 2014, we sold our portfolio of fuel hedging contracts that were scheduled to settle on or after June 30, 2014. We have not entered into any transactions to hedge our fuel consumption since December 9, 2013 and, accordingly, as of December 31, 2014, we did not have any fuel hedging contracts outstanding. As such, and assuming we do not enter into any future transactions to hedge our fuel consumption, we will continue to be fully exposed to fluctuations in fuel prices. Our current policy is not to enter into transactions to hedge our fuel consumption, although we review that policy from time to time based on market conditions and other factors.

There can be no assurance that, at any given time, we will have derivatives in place to provide any particular level of protection against increased fuel costs or that our counterparties will be able to perform under our derivative contracts. To the extent we use derivative contracts that have the potential to create an obligation to pay upon settlement if prices decline significantly, such derivative contracts may limit our ability to benefit from lower fuel costs in the future. Also, a rapid decline in the projected price of fuel at a time when we have fuel hedging contracts in place could adversely impact our short-term liquidity, because hedge counterparties could require that we post collateral in the form of cash or letters of credit. See also the discussion in Part II, Item 7A. Quantitative and Qualitative Disclosures About Market Risk—“American Airlines Market Risk Sensitive Instruments and Positions—Aircraft Fuel” of our Annual Report on Form 10-K for the year ended December 31, 2014.

The airline industry is intensely competitive and dynamic.

Our competitors include other major domestic airlines and foreign, regional and new entrant airlines, as well as joint ventures formed by some of these airlines, many of which have more financial or other resources and/or lower cost structures than ours, as well as other forms of transportation, including rail and private automobiles. In many of our markets we compete with at least one low-cost air carrier. Our revenues are sensitive to the actions of other carriers in many areas including pricing, scheduling, capacity and promotions, which can have a substantial adverse impact not only on our revenues, but on overall industry revenues. These factors may become even more significant in periods when the industry experiences large losses, as airlines under financial stress, or in bankruptcy, may institute pricing structures intended to achieve near-term survival rather than long-term viability.

Low-cost carriers have a profound impact on industry revenues. Using the advantage of low unit costs, these carriers offer lower fares in order to shift demand from larger, more established airlines. Some low-cost carriers, which have cost structures lower than ours, have better recent financial performance and have announced growth strategies including commitments to acquire significant numbers of aircraft for delivery in the next few years. These low-cost carriers are expected to continue to increase their market share through growth and, potentially, consolidation, and could continue to have an impact on our overall performance. For example, as a result of divestitures completed in connection with gaining regulatory approval for the Merger, low-fare, low-cost carriers have gained additional access in a number of markets, including Ronald Reagan Washington National Airport in Washington, D.C. (“DCA”), a Slot-controlled airport. In addition, the Wright Amendment Reform Act of 2006 reduced, and has now eliminated all, domestic non-stop geographic restrictions on operations by Southwest Airlines and other carriers at Dallas Love Field Airport (“DAL”). The two gates at DAL that we divested as part of our settlement of antitrust litigation related to the Merger have been allocated to Virgin America, a low-cost carrier. The changed operating rules at DAL and that divestiture have increased low-cost carrier competition for our hub at Dallas/Fort Worth International Airport. The actions of the low-cost carriers, including those described above, could have a material adverse effect on our operations and financial performance.

Our presence in international markets is not as extensive as that of some of our competitors. We derived approximately 42% of our operating revenues in 2014 from operations outside of the U.S., as measured and reported to the DOT. In providing international air transportation, we compete with U.S. airlines to provide scheduled passenger and cargo service between the U.S. and various overseas locations, foreign investor-owned airlines and foreign state-owned or state-affiliated airlines, including carriers based in the Middle East, the three largest of which we believe benefit from significant government subsidies. In addition, open skies agreements with an increasing number of countries around the world provide international airlines with open access to U.S. markets. During 2014, international capacity grew more quickly than domestic service, creating a very competitive operating environment. See “Our business is subject to extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages” below.

Certain airline alliances have been, or may in the future be, granted immunity from antitrust regulations by governmental authorities for specific areas of cooperation, such as joint pricing decisions. To the extent alliances formed by our competitors can undertake activities that are not available to us, our ability to effectively compete may be hindered. Our ability to attract and retain customers is dependent upon, among other things, our ability to offer our customers convenient access to desired markets. Our business could be adversely affected if we are unable to maintain or obtain alliance and marketing relationships with other air carriers in desired markets.

We have implemented a joint business agreement (“JBA”) with British Airways, Iberia and Finnair, and antitrust-immunized cooperation with British Airways, Iberia, Finnair and Royal Jordanian. In addition, we have implemented an antitrust-immunized JBA with Japan Airlines and a JBA with Qantas Airways. No assurances can be given as to any benefits that we may derive from such arrangements or any other arrangements that may ultimately be implemented.

Additional mergers and other forms of industry consolidation, including antitrust immunity grants, may take place and may not involve us as a participant. Depending on which carriers combine and which assets, if any, are sold or otherwise transferred to other carriers in connection with such combinations, our competitive position relative to the post-combination carriers or other carriers that acquire such assets could be harmed. In addition, as carriers combine through traditional mergers or antitrust immunity grants, their route networks will grow, and that growth will result in greater overlap with our network, which in turn could result in lower overall market share and revenues for us. Such consolidation is not limited to the U.S., but could include further consolidation among international carriers in Europe and elsewhere.

We may be unable to integrate operations successfully and realize the anticipated synergies and other benefits of the Merger.

The Merger involves the combination of two companies that operated as independent public companies prior to the Merger, and each of which operated its own international network airline. Historically, the integration of separate airlines has often proven to be more time consuming and to require more resources than initially estimated. We must devote significant management attention and resources to integrating our business practices, cultures and operations. Potential difficulties we may encounter as part of the integration process include the following:

•	the inability to successfully combine our businesses in a manner that permits us to achieve the synergies and other benefits anticipated to result from the Merger;

•	the challenge of integrating complex systems, operating procedures, regulatory compliance programs, technology, aircraft fleets, networks, and other assets in a manner that minimizes any adverse impact on customers, suppliers, employees, and other constituencies;

•	the effects of divestitures and other operational commitments in connection with the settlement of the litigation brought by the Department of Justice (“DOJ”) and certain states prior to the closing of the Merger, including those involving DAL and DCA;

•	the challenge of forming and maintaining an effective and cohesive management team;

•	the diversion of the attention of our management and other key employees;

•	the challenge of integrating workforces while maintaining focus on providing consistent, high quality customer service and running an efficient operation;

•	the risks relating to integrating various computer, communications and other technology systems, including designing and implementing an integrated customer reservations system, that will be necessary to operate American and US Airways as a single airline and to achieve cost synergies by eliminating redundancies in the businesses;

•	the disruption of, or the loss of momentum in, our ongoing business;

•	branding or rebranding initiatives may involve substantial costs and may not be favorably received by customers; and

•	potential unknown liabilities, liabilities that are significantly larger than we currently anticipate and unforeseen increased expenses or delays associated with the Merger, including costs in excess of the cash transition costs that we currently anticipate.

We have submitted to the FAA a transition plan for merging the day-to-day operations of American and US Airways under a single operating certificate. The issuance of a single operating certificate will occur when the FAA agrees that we have achieved a level of integration that can be safely managed under one certificate. While the parties currently believe that such approval can be obtained in 2015, the actual time required and cost incurred to receive this approval cannot be predicted. Any delay in the grant of such approval or increase in costs beyond those presently expected could have a material adverse effect on the completion date of our integration plan and receipt of the benefits expected from that plan. See “—We face challenges in integrating our computer, communications and other technology systems” below.

Accordingly, we may not be able to realize the contemplated benefits of the Merger fully, or at all, or it may take longer and cost more to realize such benefits than expected.

Our indebtedness and other obligations are substantial and could adversely affect our business and liquidity.

We have significant amounts of indebtedness and other obligations, including pension obligations, obligations to make future payments on flight equipment and property leases, and substantial non-cancelable obligations under aircraft and related spare engine purchase agreements. Moreover, currently a substantial portion of our assets are pledged to secure our indebtedness. Our substantial indebtedness and other obligations could have important consequences. For example, they:

•	may make it more difficult for us to satisfy our obligations under our indebtedness;

•	may limit our ability to obtain additional funding for working capital, capital expenditures, acquisitions, investments, integration costs, and general corporate purposes, and adversely affect the terms on which such funding can be obtained;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness and other obligations, thereby reducing the funds available for other purposes;

•	make us more vulnerable to economic downturns, industry conditions and catastrophic external events;

•	limit our ability to respond to business opportunities and to withstand operating risks that are customary in the industry; and

•	contain restrictive covenants that could:

•	limit our ability to merge, consolidate, sell assets, incur additional indebtedness, issue preferred stock, make investments and pay dividends;

•	significantly constrain our ability to respond, or respond quickly, to unexpected disruptions in our own operations, the U.S. or global economies, or the businesses in which we operate, or to take advantage of opportunities that would improve our business, operations, or competitive position versus other airlines;

•	limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions; and

•	result in an event of default under our indebtedness.

We will need to obtain sufficient financing or other capital to operate successfully.

Our business plan contemplates significant investments in modernizing our fleet and integrating the American and US Airways businesses. Significant capital resources will be required to execute this plan. We estimate that, based on our commitments as of December 31, 2014, our planned aggregate expenditures for aircraft purchase commitments and certain engines on a consolidated basis for calendar years 2015-2019 would be approximately $19.5 billion. We also currently anticipate cash transition costs to integrate our and US Airways’ businesses following the Merger to be approximately $1.2 billion, although these costs could exceed our expectations. Accordingly, we will need substantial financing or other capital resources. In addition, as of the date of this prospectus supplement, we had not secured financing commitments for some of the aircraft that we have on order, and we cannot be assured of the availability or cost of that financing. In particular, as of December 31, 2014, we did not have financing commitments for the following aircraft currently on order and scheduled to be delivered through 2017: 71 Airbus A320 family aircraft, 10 Airbus A320 Neo aircraft, 13 Boeing 737 family aircraft, three 737 MAX aircraft, four Boeing 777-300 ER aircraft, and 35 Boeing 787 family aircraft. In addition, we did not have financing commitments in place for aircraft currently on order and scheduled to be delivered in 2018 and beyond. The number of aircraft for which we do not have financing may change as we exercise purchase options or otherwise change our purchase and delivery schedules. If we are unable to arrange financing for such aircraft at customary advance rates and on terms and conditions acceptable to us, we may need to use cash from operations or cash on hand to purchase such aircraft or may seek to negotiate deferrals for such aircraft with the aircraft manufacturers. Depending on numerous factors, many of which are out of our control, such as the state of the domestic and global economies, the capital and credit markets’ view of our prospects and the airline industry in general, and the general availability of debt and equity capital at the time we seek capital, the financing or other capital resources that we will need may not be available to us, or may only be available on onerous terms and conditions. There can be no assurance that we will be successful in obtaining financing or other needed sources of capital to operate successfully. An inability to obtain necessary financing on acceptable terms would have a material adverse impact on our business, results of operations and financial condition.

Increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates could adversely affect our liquidity, results of operations and financial condition.

Concerns about the systemic impact of inflation, the availability and cost of credit, energy costs and geopolitical issues, combined with continued changes in business activity levels and consumer confidence, increased unemployment and volatile oil prices, have in the past and may in the future contribute to volatility in the capital and credit markets. These market conditions could result in illiquid credit markets and wider credit spreads. Any such changes in the domestic and global financial markets may increase our costs of financing and adversely affect our ability to obtain financing needed for the acquisition of aircraft that we have contractual commitments to purchase and for other types of financings we may seek in order to refinance debt maturities, raise capital or fund other types of obligations. Any downgrades to our credit rating may likewise increase the cost and reduce the availability of financing.

Further, a substantial portion of our indebtedness bears interest at fluctuating interest rates, primarily based on the London interbank offered rate for deposits of U.S. dollars (“LIBOR”). LIBOR tends to fluctuate based on general economic conditions, general interest rates, rates set by the Federal Reserve and other central banks, and the supply of and demand for credit in the London interbank market. We have not hedged our interest rate exposure with respect to the $1.9 billion term loan facility and the $1.4 billion revolving credit facility provided for by the credit and guaranty agreement, as amended, entered into June 27, 2013 between AAG, American and certain lenders (the “2013 Credit Facilities”), the $750 million term loan facility and the $400 million revolving credit facility entered into October 10, 2014 between AAG and American and certain lenders (the “2014 Credit Facilities”) and other of our floating rate debt, and accordingly, our interest expense for any particular period may fluctuate based on LIBOR and other variable interest rates. To the extent these interest rates increase, our interest expense will increase, in which event we may have difficulties making interest payments and funding our other fixed costs, and our available cash flow for general corporate requirements may be adversely affected. See also the discussion of interest rate risk in Part II, Item 7A. Quantitative and Qualitative Disclosures About Market Risk—“AAG Market Risk Sensitive Instruments and Positions—Interest” and “American Airlines Market Risk Sensitive Instruments and Positions—Interest” of our Annual Report on Form 10-K for the year ended December 31, 2014.

Our high level of fixed obligations may limit our ability to fund general corporate requirements and obtain additional financing, may limit our flexibility in responding to competitive developments and causes our business to be vulnerable to adverse economic and industry conditions.

We have a significant amount of fixed obligations, including debt, pension costs, aircraft leases and financings, aircraft purchase commitments, leases and developments of airport and other facilities and other cash obligations. We also have certain guaranteed costs associated with our regional operations.

As a result of the substantial fixed costs associated with these obligations:

•	a decrease in revenues results in a disproportionately greater percentage decrease in earnings;

•	we may not have sufficient liquidity to fund all of these fixed obligations if our revenues decline or costs increase; and

•	we may have to use our working capital to fund these fixed obligations instead of funding general corporate requirements, including capital expenditures.

These obligations also impact our ability to obtain additional financing, if needed, and our flexibility in the conduct of our business, and could materially adversely affect our liquidity, results of operations and financial condition.

We have significant pension and other post-employment benefit funding obligations, which may adversely affect our liquidity, results of operations and financial condition.

Our pension funding obligations are significant. The amount of these obligations will depend on the performance of investments held in trust by the pension plans, interest rates for determining liabilities and actuarial experience. Currently, our minimum funding obligation for our pension plans is subject to temporary favorable rules that are scheduled to expire at the end of 2017. Upon the expiration of those rules, our funding obligations are likely to increase materially. In addition, we may have significant obligations for other post-employment benefits the ultimate amount of which depends on, among other things, the outcome of an adversary proceeding related to retiree medical and life insurance obligations filed in the Chapter 11 cases.

Any failure to comply with the covenants contained in our financing arrangements may have a material adverse effect on our business, results of operations and financial condition.

The terms of the 2013 Credit Facilities, the 2013 Citicorp Credit Facility and the 2014 Credit Facilities require AAG and American to ensure that AAG and its restricted subsidiaries maintain consolidated unrestricted cash and cash equivalents and amounts available to be drawn under revolving credit facilities in an aggregate amount not less than $2.0 billion, and the 2013 Citicorp Credit Facility also requires AAG and the other obligors thereunder to hold not less than $750 million (subject to partial reductions upon certain reductions in the outstanding amount of the loan) of that amount in accounts subject to control agreements.

Our ability to comply with these liquidity covenants while paying the fixed costs associated with our contractual obligations and our other expenses, including significant pension and other post-employment funding obligations and cash transition costs associated with the Merger, will depend on our operating performance and cash flow, which are seasonal, as well as factors including fuel costs and general economic and political conditions.

In addition, our credit facilities and certain other financing arrangements include covenants that, among other things, limit our ability to pay dividends and make certain other payments, make certain investments, incur additional indebtedness, enter into certain affiliate transactions and engage in certain business activities, in each case subject to certain exceptions.

The factors affecting our liquidity (and our ability to comply with related liquidity and other covenants) will remain subject to significant fluctuations and uncertainties, many of which are outside our control. Any breach of our liquidity and other covenants or failure to timely pay our obligations could result in a variety of adverse consequences, including the acceleration of our indebtedness, the withholding of credit card proceeds by our credit card processors and the exercise of remedies by our creditors and lessors. In such a situation, we may not be able to fulfill our contractual obligations, repay the accelerated indebtedness, make required lease payments or otherwise cover our fixed costs.

If our financial condition worsens, provisions in our credit card processing and other commercial agreements may adversely affect our liquidity.

We have agreements with companies that process customer credit card transactions for the sale of air travel and other services. These agreements allow these processing companies, under certain conditions (including, with respect to certain agreements, the failure of American to maintain certain levels of liquidity) to hold an amount of our cash (a “holdback”) equal to some or all of the advance ticket sales that have been processed by that company, but for which we have not yet provided the air transportation. We are not currently required to maintain any holdbacks pursuant to these requirements. These holdback requirements can be modified at the discretion of the processing companies upon the occurrence of specific events, including material adverse changes in our financial condition. An increase in the current holdback balances to higher percentages up to and including 100% of relevant advanced ticket sales could materially reduce our liquidity. Likewise, other of our commercial agreements contain provisions that allow other entities to impose less favorable terms, including the acceleration of amounts due, in the event of material adverse changes in our financial condition.

The historical consolidated financial information contained in this prospectus supplement is not directly comparable to our financial information for prior or future periods.

A number of factors render our historical consolidated financial information not directly comparable to our financial information for prior or future periods, including:

•	during the course of our Chapter 11 Cases and in connection with our emergence from Chapter 11 and the effectiveness of the Bankruptcy Plan, we recorded material expenses, charges, costs and other accounting entries related to our restructuring process, many of which generally had not been incurred in the past and are not expected to be incurred in the future; and

•	certain prior accounting presentations, including the manner in which we report our regional operations, have been changed and historical results restated to conform to the current presentation.

Due to these and other factors largely related to the Merger and the Bankruptcy Plan, investors are cautioned as to the limitations of our historical financial statements and urged to review carefully Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2014.

Union disputes, employee strikes and other labor-related disruptions may adversely affect our operations.

Relations between air carriers and labor unions in the U.S. are governed by the Railway Labor Act (“RLA”). Under the RLA, collective bargaining agreements (“CBAs”) generally contain “amendable dates” rather than expiration dates, and the RLA requires that a carrier maintain the existing terms and conditions of employment following the amendable date through a multi-stage and usually lengthy series of bargaining processes overseen by the National Mediation Board (“NMB”). For the dates that the CBAs with our major work groups become amendable under the RLA, see Part I, Item 1. Business—“Employees and Labor Relations” in our Annual Report on Form 10-K for the year ended December 31, 2014.

In the case of a CBA that is amendable under the RLA, if no agreement is reached during direct negotiations between the parties, either party may request that the NMB appoint a federal mediator. The RLA prescribes no timetable for the direct negotiation and mediation processes, and it is not unusual for those processes to last for many months or even several years. If no agreement is reached in mediation, the NMB in its discretion may declare that an impasse exists and proffer binding arbitration to the parties. Either party may decline to submit to arbitration, and if arbitration is rejected by either party, a 30-day “cooling off” period commences. During or after that period, a Presidential Emergency Board (“PEB”) may be established, which examines the parties’ positions and recommends a solution. The PEB process lasts for 30 days and is followed by another 30-day “cooling off” period. At the end of a “cooling off” period, unless an agreement is reached or action is taken by Congress, the labor organization may exercise “self-help,” such as a strike, which could materially adversely affect our business, results of operations and financial condition.

None of the unions representing our employees presently may lawfully engage in concerted refusals to work, such as strikes, slow-downs, sick-outs or other similar activity, against us. Nonetheless, there is a risk that disgruntled employees, either with or without union involvement, could engage in one or more concerted refusals to work that could individually or collectively harm the operation of our airline and impair our financial performance. See Part I, Item 1—“Business—Employees and Labor Relations” in our Annual Report on Form 10-K for the year ended December 31, 2014.

The inability to maintain labor costs at competitive levels would harm our financial performance.

Currently, we believe our labor costs are competitive relative to the other large network carriers. However, we cannot provide assurance that labor costs going forward will remain competitive because some of our agreements are amendable now and others may become amendable, competitors may significantly reduce their labor costs or we may agree to higher-cost provisions in our current or future labor negotiations. As of December 31, 2014, approximately 81% of our employees were represented for collective bargaining purposes by labor unions. Some of our unions have brought and may continue to bring grievances to binding arbitration, including those related to wages. Unions may also bring court actions and may seek to compel us to engage in bargaining processes where we believe we have no such obligation. If successful, there is a risk these judicial or arbitral avenues could create material additional costs that we did not anticipate.

Interruptions or disruptions in service at one of our hub airports could have a material adverse impact on our operations.

We operate principally through hubs in Chicago, Dallas/Fort Worth, Los Angeles, Miami and New York City. Substantially all of our flights either originate in or fly into one of these locations. A significant interruption or disruption in service at one of our hubs resulting from air traffic control (“ATC”) delays, weather conditions, natural disasters, growth constraints, relations with third-party service providers, failure of computer systems, facility disruptions, labor relations, power supplies, fuel supplies, terrorist activities or otherwise could result in the cancellation or delay of a significant portion of our flights and, as a result, could have a severe impact on our business, results of operations and financial condition.

Ongoing data security compliance requirements could increase our costs, and any significant data breach could disrupt our operations and harm our reputation, business, results of operations and financial condition.

Our business requires the appropriate and secure utilization of customer, employee, business partner and other sensitive information. We cannot be certain that advances in criminal capabilities (including cyber-attacks or cyber intrusions over the Internet, malware, computer viruses and the like), discovery of new vulnerabilities or attempts to exploit existing vulnerabilities in our systems, other data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology protecting the networks that access and store sensitive information. The risk of a security breach or disruption, particularly through cyber-attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Furthermore, there has been heightened legislative and regulatory focus on data security in the U.S. and abroad (particularly in the EU), including requirements for varying levels of customer notification in the event of a data breach.

In addition, many of our commercial partners, including credit card companies, have imposed data security standards that we must meet. In particular, we are required by the Payment Card Industry Security Standards Council, founded by the credit card companies, to comply with their highest level of data security standards. While we continue our efforts to meet these standards, new and revised standards may be imposed that may be difficult for us to meet and could increase our costs.

A significant data security breach or our failure to comply with applicable U.S. or foreign data security regulations or other data security standards may expose us to litigation, claims for contract breach, fines, sanctions or other penalties, which could disrupt our operations, harm our reputation and materially and adversely affect our business, results of operations and financial condition. Failure to address these issues appropriately could also give rise to additional legal risks, which, in turn, could increase the size and number of litigation claims and damages asserted or subject us to enforcement actions, fines and penalties and cause us to incur further related costs and expenses.

If we are unable to obtain and maintain adequate facilities and infrastructure throughout our system and, at some airports, adequate Slots, we may be unable to operate our existing flight schedule and to expand or change our route network in the future, which may have a material adverse impact on our operations.

In order to operate our existing and proposed flight schedule and, where appropriate, add service along new or existing routes, we must be able to maintain and/or obtain adequate gates, ticketing facilities, operations areas, and office space. As airports around the world become more congested, we will not always be able to ensure that our plans for new service can be implemented in a commercially viable manner, given operating constraints at airports throughout our network, including due to inadequate facilities at desirable airports. Further, our operating costs at airports at which we operate, including our hubs, may increase significantly because of capital improvements at such airports that we may be required to fund, directly or indirectly. In some circumstances, such costs could be imposed by the relevant airport authority without our approval.

In addition, operations at four major domestic airports, certain smaller domestic airports and certain foreign airports served by us are regulated by governmental entities through the use of Slots or similar regulatory mechanisms which limit the rights of carriers to conduct operations at those airports. Each Slot represents the authorization to land at or take off from the particular airport during a specified time period and may have other operational restrictions as well. In the U.S., the FAA currently regulates the allocation of Slot or Slot exemptions at DCA and three New York City airports: Newark Liberty International Airport, John F. Kennedy International Airport and LaGuardia Airport. Our operations at these airports generally require the allocation of Slots or similar regulatory authority. Similarly, our operations at international airports in Frankfurt, London Heathrow, Paris and other airports outside the U.S. are regulated by local Slot authorities pursuant to the International Air

Transport Association’s Worldwide Scheduling Guidelines and applicable local law. We cannot provide any assurance that regulatory changes regarding the allocation of Slots or similar regulatory authority will not have a material adverse impact on our operations.

In connection with the settlement of litigation relating to the Merger brought by the DOJ and certain states, we entered into settlement agreements that provide for certain asset divestitures, including 52 Slot pairs at DCA, 17 Slot pairs at LaGuardia and gates and related ground facilities necessary to operate those Slot pairs, and two gates at each of Boston Logan International Airport, Chicago O’Hare International Airport, DAL, Los Angeles International Airport and Miami International Airport. The settlement agreements also require us to maintain certain hub operations and continue to provide service to certain specified communities for limited periods of time. In addition, we entered into a related settlement with the U.S. Department of Transportation (“DOT”) related to small community service from DCA. Further, as a consequence of the Merger clearance process in the European Union (“EU”), we made one pair of London Heathrow Slots available for use by another carrier and, along with our JBA partners, we made one pair of London Heathrow Slots available to competitors for use for up to six years in different markets.

Our ability to provide service can also be impaired at airports, such as Chicago O’Hare International Airport and Los Angeles International Airport, where the airport gate and other facilities are inadequate to accommodate all of the service that we would like to provide.

Any limitation on our ability to acquire or maintain adequate gates, ticketing facilities, operations areas, Slots (where applicable), or office space could have a material adverse effect on our business, results of operations and financial condition.

If we incur problems with any of our third-party regional operators or third-party service providers, our operations could be adversely affected by a resulting decline in revenue or negative public perception about our services.

A significant portion of our regional operations are conducted by third-party operators on our behalf, primarily under capacity purchase agreements. Due to our reliance on third parties to provide these essential services, we are subject to the risks of disruptions to their operations, which may result from many of the same risk factors disclosed in this prospectus supplement, such as the impact of adverse economic conditions, and other risk factors, such as a bankruptcy restructuring of any of the regional operators. We may also experience disruption to our regional operations if we terminate the capacity purchase agreement with one or more of our current operators and transition the services to another provider. As our regional segment provides revenues to us directly and indirectly (by providing flow traffic to our hubs), any significant disruption to our regional operations would have a material adverse effect on our business, results of operations and financial condition.

In addition, our reliance upon others to provide essential services on behalf of our operations may result in our relative inability to control the efficiency and timeliness of contract services. We have entered into agreements with contractors to provide various facilities and services required for our operations, including distribution and sale of airline seat inventory, provision of information technology and services, regional operations, aircraft maintenance, ground services and facilities, reservations and baggage handling. Similar agreements may be entered into in any new markets we decide to serve. These agreements are generally subject to termination after notice by the third-party service provider. We are also at risk should one of these service providers cease operations, and there is no guarantee that we could replace these providers on a timely basis with comparably priced providers. Volatility in fuel prices, disruptions to capital markets and adverse economic conditions in general have subjected certain of these third-party regional carriers to significant financial pressures, which have led to several bankruptcies among these carriers. Any material problems with the efficiency and timeliness of contract services, resulting from financial hardships or otherwise, could have a material adverse effect on our business, results of operations and financial condition.

We rely on third-party distribution channels and must manage effectively the costs, rights and functionality of these channels.

We rely on third-party distribution channels, including those provided by or through global distribution systems (“GDSs”) (e.g., Amadeus, Sabre and Travelport), conventional travel agents and online travel agents (“OTAs”) (e.g., Expedia and Orbitz and Travelocity, both of which will be owned by Expedia if previously announced transactions are completed), to distribute a significant portion of our airline tickets, and we expect in the future to continue to rely on these channels and hope to expand their ability to distribute and collect revenues for ancillary products (e.g., fees for selective seating). These distribution channels are more expensive and at present have less functionality in respect of ancillary product offerings than those we operate ourselves, such as our call centers and our website. Certain of these distribution channels also effectively restrict the manner in which we distribute our products generally. To remain competitive, we will need to manage successfully our distribution costs and rights, increase our distribution flexibility and improve the functionality of third-party distribution channels, while maintaining an industry-competitive cost structure. These imperatives may affect our relationships with GDSs and OTAs, including as consolidation of OTAs continues or is proposed to continue. Any inability to manage our third-party distribution costs, rights and functionality at a competitive level or any material diminishment or disruption in the distribution of our tickets could have a material adverse effect on our business, results of operations and financial condition.

Our business is subject to extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages.

Airlines are subject to extensive domestic and international regulatory requirements. In the last several years, Congress has passed laws, and the DOT, the FAA, the U.S. Transportation Security Administration (“TSA”) and the Department of Homeland Security have issued a number of directives and other regulations, that affect the airline industry. These requirements impose substantial costs on us and restrict the ways we may conduct our business.

For example, the FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures or operational restrictions. Our failure to timely comply with these requirements has in the past and may in the future result in fines and other enforcement actions by the FAA or other regulators. In addition, the FAA recently issued its final regulations governing pilot rest periods and work hours for all airlines certificated under Part 121 of the Federal Aviation Regulations. The rule, which became effective on January 4, 2014, impacts the required amount and timing of rest periods for pilots between work assignments and modifies duty and rest requirements based on the time of day, number of scheduled segments, flight types, time zones, and other factors. These regulations, or other regulations, could have a material adverse effect on us and the industry.

DOT consumer rules that took effect in 2010 require procedures for customer handling during long onboard delays, further regulate airline interactions with passengers through the reservations process, at the airport, and onboard the aircraft, and require new disclosures concerning airline fares and ancillary fees such as baggage fees. The DOT has been aggressively investigating alleged violations of these new rules. Other DOT rules apply to post-ticket purchase price increases and an expansion of tarmac delay regulations to international airlines.

The Aviation and Transportation Security Act mandates the federalization of certain airport security procedures and imposes additional security requirements on airports and airlines, most of which are funded by a per-ticket tax on passengers and a tax on airlines.

The results of our operations, demand for air travel, and the manner in which we conduct business each may be affected by changes in law and future actions taken by governmental agencies, including:

•	changes in law which affect the services that can be offered by airlines in particular markets and at particular airports, or the types of fees that can be charged to passengers;

•	the granting and timing of certain governmental approvals (including antitrust or foreign government approvals) needed for codesharing alliances and other arrangements with other airlines;

•	restrictions on competitive practices (for example, court orders, or agency regulations or orders, that would curtail an airline’s ability to respond to a competitor);

•	the adoption of new passenger security standards or regulations that impact customer service standards (for example, a “passenger bill of rights”);

•	restrictions on airport operations, such as restrictions on the use of Slots at airports or the auction or reallocation of Slot rights currently held by us; and

•	the adoption of more restrictive locally-imposed noise restrictions.

Each additional regulation or other form of regulatory oversight increases costs and adds greater complexity to airline operations and, in some cases, may reduce the demand for air travel. There can be no assurance that our compliance with new rules, anticipated rules or other forms of regulatory oversight will not have a material adverse effect on us.

Any significant reduction in air traffic capacity at key airports in the U.S. or overseas could have a material adverse effect on our business, results of operations and financial condition.

In addition, the ATC system is not successfully managing the growing demand for U.S. air travel. ATC towers are frequently understaffed in certain of our hubs, and air traffic controllers rely on outdated technologies that routinely overwhelm the system and compel airlines to fly inefficient, indirect routes. The ATC system’s inability to handle existing travel demand has led government agencies to implement short-term capacity constraints during peak travel periods in certain markets, resulting in delays and disruptions of air traffic. The outdated technologies also cause the ATC to be less resilient in the event of a failure. For example, the ATC systems in Chicago took weeks to recover following a fire in the ATC tower at Chicago O’Hare International Airport, which resulted in thousands of cancelled flights.

On February 14, 2012, the FAA Modernization and Reform Act of 2012 was signed. The law provides funding for the FAA to rebuild its ATC system, including switching from radar to a GPS-based system. It is uncertain when any improvements to the ATC system will take effect. Failure to update the ATC system in a timely manner and the substantial funding requirements that may be imposed on airlines of a modernized ATC system may have a material adverse effect on our business.

The ability of U.S. airlines to operate international routes is subject to change because the applicable arrangements between the U.S. and foreign governments may be amended from time to time and appropriate Slots or facilities may not be made available. We currently operate a number of international routes under government arrangements that limit the number of airlines permitted to operate on the route, the capacity of the airlines providing services on the route, or the number of airlines allowed access to particular airports. If an open skies policy were to be adopted for any of these routes, such an event could have a material adverse impact on us and could result in the impairment of material amounts of our related tangible and intangible assets. In addition, competition from revenue-sharing joint ventures, JBAs, and other alliance arrangements by and among other airlines could impair the value of our business and assets on the open skies routes. For example, the open skies air services agreement between the U.S. and the EU, which took effect in March 2008, provides airlines from the U.S. and EU member states open access to each other’s markets, with freedom of pricing and unlimited rights to fly from the U.S. to any airport in the EU, including London Heathrow Airport. As a result of the agreement, we face increased competition in these markets, including London Heathrow Airport.

The airline industry is heavily taxed.

The airline industry is subject to extensive government fees and taxation that negatively impact our revenue. The U.S. airline industry is one of the most heavily taxed of all industries. These fees and taxes have grown significantly in the past decade for domestic flights, and various U.S. fees and taxes also are assessed on international flights. For example, as permitted by federal legislation, most major U.S. airports impose a passenger facility charge per passenger on us. In addition, the governments of foreign countries in which we operate impose on U.S. airlines, including us, various fees and taxes, and these assessments have been increasing in number and amount in recent years. Moreover, we are obligated to collect a federal excise tax, commonly referred to as the “ticket tax,” on domestic and international air transportation. We collect the excise tax, along with certain other U.S. and foreign taxes and user fees on air transportation (such as TSA security screening fees, which were recently increased), and pass along the collected amounts to the appropriate governmental agencies. Although these taxes are not operating expenses, they represent an additional cost to our customers. There are continuing efforts in Congress and in other countries to raise different portions of the various taxes, fees, and charges imposed on airlines and their passengers. Increases in such taxes, fees and charges could negatively impact our business, results of operations and financial condition.

Under DOT regulations, all governmental taxes and fees must be included in the prices we quote or advertise to our customers. Due to the competitive revenue environment, many increases in these fees and taxes have been absorbed by the airline industry rather than being passed on to the customer. Further increases in fees and taxes may reduce demand for air travel, and thus our revenues.

Changes to our business model that are designed to increase revenues may not be successful and may cause operational difficulties or decreased demand.

We have recently implemented several measures designed to increase revenue and offset costs. These measures include charging separately for services that had previously been included within the price of a ticket and increasing other pre-existing fees. We may introduce additional initiatives in the future; however, as time goes on, we expect that it will be more difficult to identify and implement additional initiatives. We cannot assure you that these measures or any future initiatives will be successful in increasing our revenues. Additionally, the implementation of these initiatives may create logistical challenges that could harm the operational performance of our airline. Also, any new and increased fees might reduce the demand for air travel on our airline or across the industry in general, particularly if weakened economic conditions make our customers more sensitive to increased travel costs or provide a significant competitive advantage to other carriers that determine not to institute similar charges.

The loss of key personnel upon whom we depend to operate our business or the inability to attract additional qualified personnel could adversely affect our business.

We believe that our future success will depend in large part on our ability to retain or attract highly qualified management, technical and other personnel. We may not be successful in retaining key personnel or in attracting other highly qualified personnel. Any inability to retain or attract significant numbers of qualified management and other personnel would have a material adverse effect on our business, results of operations and financial condition.

We may be adversely affected by conflicts overseas or terrorist attacks; the travel industry continues to face ongoing security concerns.

Acts of terrorism or fear of such attacks, including elevated national threat warnings, wars or other military conflicts, may depress air travel, particularly on international routes, and cause declines in revenues and increases in costs. The attacks of September 11, 2001 and continuing terrorist threats, attacks and attempted attacks materially impacted and continue to impact air travel. Increased security procedures introduced at airports since the attacks of September 11, 2001 and any other such measures that may be introduced in the future generate higher operating costs for airlines. The Aviation and Transportation Security Act mandated improved flight deck security, deployment of federal air marshals on board flights, improved airport perimeter access security, airline crew security training, enhanced security screening of passengers, baggage, cargo, mail, employees and vendors, enhanced training and qualifications of security screening personnel, additional provision of passenger data to the U.S. Customs and Border Protection Agency and enhanced background checks. A concurrent increase in airport security charges and procedures, such as restrictions on carry-on baggage, has also had and may continue to have a disproportionate impact on short-haul travel, which constitutes a significant portion of our flying and revenue.

We operate a global business with international operations that are subject to economic and political instability and have been, and in the future may continue to be, adversely affected by numerous events, circumstances or government actions beyond our control.

We operate a global business with operations outside of the U.S. from which we derived approximately 42% of our operating revenues in 2014, as measured and reported to the DOT. Our current international activities and prospects have been and in the future could be adversely affected by reversals or delays in the opening of foreign markets, increased competition in international markets, exchange controls or other restrictions on repatriation of funds, currency and political risks (including changes in exchange rates and currency devaluations, which are more likely in countries with exchange controls such as Venezuela and Argentina), environmental regulation, increases in taxes and fees and changes in international government regulation of our operations, including the inability to obtain or retain needed route authorities and/or Slots.

In particular, fluctuations in foreign currencies, including devaluations, exchange controls and other restrictions on the repatriation of funds, have significantly affected and may continue to significantly affect our operating performance, liquidity and the value of any cash held outside the U.S. in local currency. For example, the business environment in Venezuela has been challenging, with economic uncertainty fueled by currency devaluation, high inflation and governmental restrictions, including currency exchange and payment controls, price controls and the possibility of expropriation of property or other resources. As of December 31, 2014, approximately $656 million of our unrestricted cash and short-term investment balance was held in Venezuelan bolivars. This balance includes approximately $621 million valued at 6.3 bolivars and approximately $35 million valued at 12.0 bolivars, with the rate depending on the date we submitted our repatriation request to the Venezuelan government. These rates are materially more favorable than the exchange rates currently prevailing for other transactions conducted outside of the Venezuelan government’s currency exchange system. Our cash balance held in Venezuelan bolivars decreased $54 million from the December 31, 2013 balance of $710 million primarily due to $88 million in cash repatriations and $30 million in foreign currency losses as described below, partially offset by additional cash proceeds from ticket sales in early 2014. In the second and third quarters of 2014, we repatriated $65 million, including $31 million valued at 6.3 bolivars to the dollar and $34 million valued at 10.6 bolivars to the dollar. In the fourth quarter of 2014, we incurred an $11 million foreign currency loss related to the receipt of $23 million at a rate of 6.3 bolivars to the dollar for one of our 2012 repatriation requests originally valued at a rate of 4.3 bolivars to the dollar. Accordingly, we revalued our remaining pending 2012 repatriation requests from 4.3 to 6.3 bolivars to the dollar resulting in additional foreign currency losses of $19 million. In total, we recognized a $30 million special charge for these foreign currency losses in the fourth quarter of 2014.

During 2014, we significantly reduced capacity in the Venezuelan market and we are no longer accepting bolivars as payment for airline tickets. We are continuing to work with Venezuelan authorities regarding the timing and exchange rate applicable to the repatriation of our funds still held in local currency. However, economic conditions in Venezuela continue to deteriorate with a related adverse effect on the ability of the Venezuelan government to satisfy repatriation requests on a timely basis, or at all. In mid-February 2015, the Venezuelan government announced new foreign exchange regulations, creating three new additional markets, as well as a new exchange rate to be utilized in those markets. The new exchange rate for transactions effected on those markets was to commence at 52 bolivars to the dollar, however, the rate is intended to fluctuate based on supply and demand and was approximately 172 bolivars to the dollar as of February 23, 2015 as reported by the Venezuelan Central Bank. Although the new regulations do not abolish the prior exchange rates at which we are valuing our bolivar balances, it is still uncertain what impact these new regulations will have on the foreign exchange environment or whether the Venezuelan government will announce further changes to the foreign exchange regulations that may have the effect of materially adversely affecting our ability to repatriate the local currency we hold in Venezuela or the exchange rate applicable thereto.

We are monitoring this situation closely and continue to evaluate our holdings of Venezuelan bolivars for additional foreign currency losses, which could be material, particularly in light of the additional uncertainty posed by the February 2015 changes to the foreign exchange regulations and the continued deterioration of economic conditions in Venezuela. More generally, fluctuations in foreign currencies, including devaluations, cannot be predicted by us and can significantly affect the value of our assets located outside the United States. These conditions, as well as any further delays, devaluations or imposition of more stringent repatriation restrictions, may materially adversely affect our business, results of operations and financial condition.

We are subject to many forms of environmental regulation and may incur substantial costs as a result.

We are subject to increasingly stringent federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including those relating to emissions to the air, discharges to surface and subsurface waters, safe drinking water, and the management of hazardous substances, oils and waste materials. Compliance with environmental laws and regulations can require significant expenditures, and violations can lead to significant fines and penalties.

The U.S. Environmental Protection Agency (“EPA”) has proposed changes to underground storage tank regulations that could affect certain airport fuel hydrant systems. A final rule has not yet been issued, but when implemented, airport systems that fall within threshold requirements may need to be modified in order to comply with applicable regulations. Additionally, the EPA has proposed the draft 2013 National Pollutant Discharge Elimination System General Permit for Stormwater Discharges from Industrial Activities. This permit would impose new limitations on certain discharges along with mandatory best management practices. Concurrently, California adopted a revised State Industrial General Permit for Stormwater Discharges on April 1, 2014, which becomes effective July 1, 2015. This permit places additional reporting and monitoring requirements on permittees and requires implementation of mandatory best management practices. Cost estimates to comply with the above permitting requirements have not been defined, but we, along with other airlines, would share a portion of these costs at applicable airports. In addition to the proposed EPA and state regulations, several U.S. airport authorities are actively engaged in efforts to limit discharges of de-icing fluid to the environment, often by requiring airlines to participate in the building or reconfiguring of airport de-icing facilities. Such efforts are likely to impose additional costs and restrictions on airlines using those airports. We do not believe, however, that such environmental developments will have a material impact on our capital expenditures or otherwise materially adversely affect our operations, operating costs or competitive position.

We are also subject to other environmental laws and regulations, including those that require us to investigate and remediate soil or groundwater to meet certain remediation standards. Under federal law, generators of waste materials, and current and former owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have been identified as requiring response actions. Liability under these laws may be strict, joint and several, meaning that we could be liable for the costs of cleaning up environmental contamination regardless of fault or the amount of wastes directly attributable to us. We have liability for investigation and remediation costs at various sites, although such costs are currently not expected to have a material adverse effect on our business.

We have various leases and agreements with respect to real property, tanks and pipelines with airports and other operators. Under these leases and agreements, we have agreed to indemnify the lessor or operator against environmental liabilities associated with the real property or operations described under the agreement, even if we are not the party responsible for the initial event that caused the environmental damage. We also participate in leases with other airlines in fuel consortiums and fuel committees at airports, where such indemnities are generally joint and several among the participating airlines.

There is increasing global regulatory focus on climate change and greenhouse gas (“GHG”) emissions. For example, the EU has established the Emissions Trading Scheme (“ETS”) to regulate GHG emissions in the EU. The EU adopted a directive in 2008 under which each EU member state is required to extend the ETS to aviation operations. This directive would have required us, beginning in 2012, to annually submit emission allowances in order to operate flights to and from airports in the European Economic Area (“EEA”), including flights between the U.S. and EU member states. However, in an effort to allow the International Civil Aviation Organization (“ICAO”) time to propose an alternate scheme to manage global aviation GHG emissions, in April 2013 the EU suspended for one year the ETS’ application to flights entering and departing the EEA, limiting its application, for flights flown in 2012, to intra-EEA flights only. In October 2013, the ICAO Assembly adopted a resolution calling for the development through ICAO of a global, market-based scheme for aviation GHG emissions, to be finalized in 2016 and implemented in 2020. Subsequently, the EU has amended the EU ETS so that the monitoring, reporting and submission of allowances for aviation GHG emissions will continue to be limited to only intra-EEA flights through 2016, at which time the EU will evaluate the progress made by ICAO and determine what, if any, measures to take related to aviation GHG emissions from 2017 onwards. The U.S. enacted legislation in November 2012 which encourages the DOT to seek an international solution through ICAO and that will allow the U.S. Secretary of Transportation to prohibit U.S. airlines from participating in the ETS. Ultimately, the scope and application of ETS or other emissions trading schemes to our operations, now or in the near future, remains uncertain. We do not anticipate any significant emissions allowance expenditures in 2015. Beyond 2015, compliance with the ETS or similar emissions-related requirements could significantly increase our operating costs. Further, the potential impact of ETS or other emissions-related requirements on our costs will ultimately depend on a number of factors, including baseline emissions, the price of emission allowances or offsets and the number of future flights subject to ETS or other emissions-related requirements. These costs have not been completely defined and could fluctuate.

Similarly, within the U.S., there is an increasing trend toward regulating GHG emissions directly under the Clean Air Act (“CAA”). In response to a 2012 ruling by the U.S. District Court for the District of Columbia requiring the EPA to make a final determination on whether aircraft GHG emissions cause or contribute to air pollution which may reasonably be anticipated to endanger public health or welfare, the EPA announced in September 2014 that it is in the process of making a determination regarding aircraft GHG emissions and anticipates proposing an endangerment finding by May 2015. If the EPA makes a positive endangerment finding, the EPA is obligated under the CAA to set GHG emission standards for aircraft. Several states are also considering or have adopted initiatives to regulate emissions of GHGs, primarily through the planned development of GHG emissions inventories and/or regional GHG cap and trade programs. These regulatory efforts, both internationally and in the U.S. at the federal and state levels, are still developing, and we cannot yet determine what the final regulatory programs or their impact will be in the U.S., the EU or in other areas in which we do business. However, such climate change-related regulatory activity in the future may adversely affect our business and financial results by requiring us to reduce our emissions, purchase allowances or otherwise pay for our emissions. Such activity may also impact us indirectly by increasing our operating costs, including fuel costs.

Governmental authorities in several U.S. and foreign cities are also considering, or have already implemented, aircraft noise reduction programs, including the imposition of nighttime curfews and limitations on daytime take-offs and landings. We have been able to accommodate local noise restrictions imposed to date, but our operations could be adversely affected if locally-imposed regulations become more restrictive or widespread.

We rely heavily on technology and automated systems to operate our business, and any failure of these technologies or systems could harm our business, results of operations and financial condition.

We are highly dependent on technology and automated systems to operate our business and achieve low operating costs. These technologies and systems include our computerized airline reservation systems, flight operations systems, financial planning, management and accounting systems, telecommunications systems, website, maintenance systems and check-in kiosks. In order for our operations to work efficiently, our website and reservation system must be able to accommodate a high volume of traffic, maintain secure information and deliver flight information, as well as issue electronic tickets and process critical financial information in a timely manner. Substantially all of our tickets are issued to passengers as electronic tickets. We depend on our reservation system, which is hosted and maintained under a long-term contract by a third-party service provider, to be able to issue, track and accept these electronic tickets. If our automated systems are not functioning or if our third-party service providers were to fail to adequately provide technical support, system maintenance or timely software upgrades for any one of our key existing systems, we could experience service disruptions or delays, which could harm our business and result in the loss of important data, increase our expenses and decrease our revenues. In the event that one or more of our primary technology or systems vendors goes into bankruptcy, ceases operations or fails to perform as promised, replacement services may not be readily available on a timely basis, at competitive rates or at all, and any transition time to a new system may be significant. Our automated systems cannot be completely protected against other events that are beyond our control, including natural disasters, power failures, terrorist attacks, cyber-attacks, data theft, equipment and software failures, computer viruses or telecommunications failures. Substantial or sustained system failures could cause service delays or failures and result in our customers purchasing tickets from other airlines. We cannot assure you that our security measures, change control procedures or disaster recovery plans are adequate to prevent disruptions or delays. Disruption in or changes to these systems could result in a disruption to our business and the loss of important data. Any of the foregoing could result in a material adverse effect on our business, results of operations and financial condition.

We face challenges in integrating our computer, communications and other technology systems.

Among the principal risks of integrating our businesses and operations are the risks relating to integrating various computer, communications and other technology systems, including designing and implementing an integrated customer reservations system, that will be necessary to operate US Airways and American as a single airline and to achieve cost synergies by eliminating redundancies in the businesses. The integration of these systems in a number of prior airline mergers has taken longer, been more disruptive and cost more than originally forecast. The implementation process to integrate these various systems will involve a number of risks that could adversely impact our business, results of operations and financial condition. New systems will replace multiple legacy systems and the related implementation will be a complex and time-consuming project involving substantial expenditures for implementation consultants, system hardware, software and implementation activities, as well as the transformation of business and financial processes.

As with any large project, there will be many factors that may materially affect the schedule, cost and execution of the integration of our computer, communications and other technology systems. These factors include, among others: problems during the design, implementation and testing phases; systems delays and/or malfunctions; the risk that suppliers and contractors will not perform as required under their contracts; the diversion of management attention from daily operations to the project; reworks due to unanticipated changes in business processes; challenges in simultaneously activating new systems throughout our global network; difficulty in training employees in the operations of new systems; the risk of security breach or disruption; and other unexpected events beyond our control. We cannot assure you that our security measures, change control procedures or disaster recovery plans will be adequate to prevent disruptions or delays. Disruptions in or changes to these systems could result in a disruption to our business and the loss of important data. Any of the foregoing could result in a material adverse effect on our business, results of operations and financial condition.

We are at risk of losses and adverse publicity stemming from any accident involving any of our aircraft or the aircraft of our regional or codeshare operators.

If one of our aircraft, an aircraft that is operated under our brand by one of our regional operators or an aircraft that is operated by an airline with which we have a marketing alliance or codeshare relationship were to be involved in an accident, we could be exposed to significant tort liability. The insurance we carry to cover damages arising from any future accidents may be inadequate. In the event that our insurance is not adequate, we may be forced to bear substantial losses from an accident. In addition, any accident involving an aircraft that we operate, an aircraft that is operated under our brand by one of our regional operators or an aircraft that is operated by an airline that is one of our codeshare partners could create a public perception that our aircraft or those of our regional operators or codeshare partners are not safe or reliable, which could harm our reputation, result in air travelers being reluctant to fly on our aircraft or those of our regional operators or codeshare partners and adversely impact our business, results of operations and financial condition.

Delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected, may adversely impact our business, results of operations and financial condition.

The success of our business depends on, among other things, effectively managing the number and types of aircraft we operate. In many cases, the aircraft we intend to operate are not yet in our fleet, but we have contractual commitments to purchase or lease them. If for any reason we were unable to accept or secure deliveries of new aircraft on contractually scheduled delivery dates, this could have a negative impact on our business, results of operations and financial condition. Our failure to integrate newly purchased aircraft into our fleet as planned might require us to seek extensions of the terms for some leased aircraft or otherwise delay the exit of certain aircraft from our fleet. Such unanticipated extensions or delays may require us to operate existing aircraft beyond the point at which it is economically optimal to retire them, resulting in increased maintenance costs. If new aircraft orders are not filled on a timely basis, we could face higher operating costs than planned. In addition, if the aircraft we receive do not meet expected performance or quality standards, including with respect to fuel efficiency and reliability, our business, results of operations and financial condition could be adversely impacted.

We depend on a limited number of suppliers for aircraft, aircraft engines and parts.

We depend on a limited number of suppliers for aircraft, aircraft engines and many aircraft and engine parts. As a result, we are vulnerable to any problems associated with the supply of those aircraft, parts and engines, including design defects, mechanical problems, contractual performance by the suppliers, or adverse perception by the public that would result in customer avoidance or in actions by the FAA resulting in an inability to operate our aircraft.

Our business has been and will continue to be affected by many changing economic and other conditions beyond our control, including global events that affect travel behavior, and our results of operations could be volatile and fluctuate due to seasonality.

Our business, results of operations and financial condition has been and will continue to be affected by many changing economic and other conditions beyond our control, including, among others:

•	actual or potential changes in international, national, regional, and local economic, business and financial conditions, including recession, inflation, higher interest rates, wars, terrorist attacks, or political instability;

•	changes in consumer preferences, perceptions, spending patterns, or demographic trends;

•	changes in the competitive environment due to industry consolidation, changes in airline alliance affiliations, and other factors;

•	actual or potential disruptions to the ATC systems;

•	increases in costs of safety, security, and environmental measures;

•	outbreaks of diseases that affect travel behavior; and

•	weather and natural disasters.

In particular, an outbreak of a contagious disease such as the Ebola virus, Severe Acute Respiratory Syndrome, H1N1 influenza virus, avian flu, or any other influenza-type illness, if it were to persist for an extended period, could materially affect the airline industry and us by reducing revenues and adversely impacting our operations and passengers’ travel behavior. As a result of these or other conditions beyond our control, our results of operations could be volatile and subject to rapid and unexpected change. In addition, due to generally weaker demand for air travel during the winter, our revenues in the first and fourth quarters of the year could be weaker than revenues in the second and third quarters of the year.

A higher than normal number of pilot retirements and a potential shortage of pilots could adversely affect us.

We currently have a higher than normal number of pilots eligible for retirement. Among other things, the extension of pilot careers facilitated by the FAA’s 2007 modification of the mandatory retirement age from age 60 to age 65 has now been fully implemented, resulting in large numbers of pilots in the industry approaching the revised mandatory retirement age. If pilot retirements were to exceed normal levels in the future, it may adversely affect us and our regional partners. On January 4, 2014, more stringent pilot flight and duty time requirements under Part 117 of the Federal Aviation Regulations took effect. The FAA also recently issued regulations that increase the flight experience required for pilots working for airlines certificated under Part 121 of the Federal Aviation Regulations. These and other factors could contribute to a shortage of qualified pilots, particularly for our regional partners, which now face increased competition from large, mainline carriers to hire pilots. If we or our regional partners are unable to hire adequate numbers of pilots, we may experience disruptions, increased costs of operations and other adverse effects.

Increases in insurance costs or reductions in insurance coverage may adversely impact our operations and financial results.

The terrorist attacks of September 11, 2001 led to a significant increase in insurance premiums and a decrease in the insurance coverage available to commercial air carriers. Accordingly, our insurance costs increased significantly, and our ability to continue to obtain insurance even at current prices remains uncertain. If we are unable to maintain adequate insurance coverage, our business could be materially and adversely affected. Additionally, severe disruptions in the domestic and global financial markets could adversely impact the claims paying ability of some insurers. Future downgrades in the ratings of enough insurers could adversely impact both the availability of appropriate insurance coverage and its cost. Because of competitive pressures in our industry, our ability to pass additional insurance costs to passengers is limited. As a result, further increases in insurance costs or reductions in available insurance coverage could have an adverse impact on our financial results.

A lawsuit filed in connection with the Merger remains pending, and this lawsuit could have a material adverse impact on our business.

US Airways Group, US Airways, AMR and American were named as defendants in a private antitrust lawsuit in connection with the Merger. The complaint alleges that the effect of the Merger may be to substantially lessen competition or tend to create a monopoly in violation of Section 7 of the Clayton Antitrust Act. The relief sought in the complaint includes an injunction against the Merger, or divestiture. In January 2014, the complaint was amended to add a claim for money damages and to request injunctive relief requiring the carriers to hold separate their assets. In March 2014, the court allowed plaintiffs to add certain allegations but denied plaintiffs’ requests to add a damages claim or seek preliminary injunctive relief requiring the carriers to hold separate their assets, and in June 2014 plaintiffs filed an amended motion for leave to file a second amended and supplemental complaint. This lawsuit could result in an obligation to pay damages or terms, conditions, requirements, limitations, costs or restrictions that would impose additional material costs on or materially limit our revenues, or materially limit some of the synergies and other benefits we anticipate following the Merger.

Our ability to utilize our NOL Carryforwards may be limited.

Under the Code, a corporation is generally allowed a deduction for NOL Carryforwards. As of December 31, 2014, we had available NOL Carryforwards of approximately $10.3 billion for regular federal income tax purposes which will expire, if unused, beginning in 2022, and approximately $3.9 billion for state income tax purposes which will expire, if unused, between 2015 and 2034. As of December 31, 2014, the amount of NOL Carryforwards for state income tax purposes that will expire, if unused, in 2015 is $74 million. Our NOL Carryforwards are subject to adjustment on audit by the Internal Revenue Service and the respective state taxing authorities.

A corporation’s ability to deduct its federal NOL Carryforwards and to utilize certain other available tax attributes can be substantially constrained under the general annual limitation rules of Section 382 of the Code (Section 382) if it undergoes an “ownership change” as defined in Section 382 (generally where cumulative stock ownership changes among material shareholders exceed 50 percent during a rolling three-year period). We experienced an ownership change in connection with our emergence from the Chapter 11 Cases. The general limitation rules for a debtor in a bankruptcy case are liberalized where the ownership change occurs upon emergence from bankruptcy. We elected to be covered by certain special rules for federal income tax purposes that permit approximately $9.5 billion of our federal NOL Carryforwards to be utilized without regard to the annual limitation generally imposed by Section 382. If the special rules do not apply, our ability to utilize such federal NOL Carryforwards may be subject to limitation. Similar limitations may apply for state income tax purposes.

Notwithstanding the foregoing, an ownership change subsequent to our emergence from the Chapter 11 Cases may severely limit or effectively eliminate our ability to utilize our NOL Carryforwards and other tax attributes. To reduce the risk of a potential adverse effect on our ability to utilize our NOL Carryforwards, our Certificate of Incorporation contains transfer restrictions applicable to certain substantial shareholders. Although the purpose of these transfer restrictions is to prevent an ownership change from occurring, no assurance can be given that such an ownership change will not occur, in which case our ability to utilize our NOL Carryforwards and other tax attributes could be severely limited or effectively eliminated.

Our ability to use our NOL Carryforwards also will depend on the amount of taxable income generated in future periods. The NOL Carryforwards may expire before we can generate sufficient taxable income to use them.

American may never realize the full value of its intangible assets or long-lived assets, causing them to record material impairment charges.

In accordance with applicable accounting standards, American will be required to test its indefinite-lived intangible assets for impairment on an annual basis, or more frequently if conditions indicate that an impairment may have occurred. In addition, American is required to test certain of its other assets for impairment if conditions indicate that an impairment may have occurred.

Future impairment of goodwill or other assets could be recorded in results of operations as a result of changes in assumptions, estimates, or circumstances, some of which are beyond our control. Factors which could result in an impairment could include, but are not limited to: (i) reduced passenger demand as a result of domestic or global economic conditions; (ii) higher prices for jet fuel; (iii) lower fares or passenger yields as a result of increased competition or lower demand; (iv) a significant increase in future capital expenditure commitments; and (v) significant disruptions to our operations as a result of both internal and external events such as terrorist activities, actual or threatened war, labor actions by employees, or further industry regulation. There can be no assurance that a material impairment charge of goodwill or tangible or intangible assets will be avoided. The value of our aircraft could be impacted in future periods by changes in supply and demand for these aircraft. Such changes in supply and demand for certain aircraft types could result from grounding of aircraft by us or other airlines. An impairment charge could have a material adverse effect on our business, results of operations and financial condition.

In connection with the integration of American and US Airways, American may take actions not to American’s advantage as a standalone airline.

The integration of the business and operations of American and US Airways has begun while they are separate, wholly-owned subsidiaries of AAG. As part of this integration, American may take actions intended to benefit the overall business and operations of the combined airline operations of American and US Airways that may not be to American’s advantage as a stand-alone airline.

Risks Relating to the Certificates and the Offering

Appraisals should not be relied upon as a measure of realizable value of the Aircraft.

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. The BK appraisal is dated February 17, 2015, and the AISI appraisal and the mba appraisal are each dated February 18, 2015. The appraised values provided by each of AISI, BK and mba are presented as of or around the respective dates of their appraisals. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals take into account “base value,” which is the theoretical value for an aircraft assuming a balanced market, while current market value is the value for an aircraft in the actual market. In particular, the appraisals, in the case of each Owned Aircraft, indicate the appraised base value of such Owned Aircraft, adjusted for the maintenance status of such Owned Aircraft at or around the time of such appraisals, and such appraisals, in the case of each New Delivery Aircraft, indicate the appraised base value of such New Delivery Aircraft as a new aircraft, projected as of its currently scheduled delivery month. A different maintenance status may result in different valuations in the case of each Owned Aircraft. Appraisals that are more current or that are based on other assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals of the Aircraft. See “Description of the Aircraft and the Appraisals—The Appraisals.”

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Owned Aircraft are estimates of the values of the Owned Aircraft assuming the Owned Aircraft are in a certain condition, which may not be the case, and the appraisals of the New Delivery Aircraft are estimates of values as of the future delivery dates. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.

If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Maintenance and Operation.”

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Insurance.”

Repossession of Aircraft may be difficult, time-consuming and expensive.

There will be no general geographic restrictions on our ability to operate the Aircraft. We expect to lease each New Delivery Embraer Aircraft to regional carriers from time to time and we are permitted to enter into other leasing arrangements with respect to the Aircraft. In addition, although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions and to enter into interchange, borrowing or pooling arrangements with respect to the Aircraft, in each case with unrelated third parties and subject to the restrictions in the Indentures and the Participation Agreements. It may be difficult, time-consuming and expensive for the Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Registration, Leasing and Possession.”

In addition, some foreign jurisdictions may allow for other liens or other third-party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of a Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, such Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture.

The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do. In addition, the Class B Certificates rank generally junior to the Class A Certificates.

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the applicable class of Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement—Priority of Distributions.”

In addition, the Class B Certificates rank generally junior to the Class A Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, in a case involving the liquidation of substantially all of the assets of American, the Class B Certificateholders may receive a smaller distribution in respect of their claims than holders of unsecured claims against American of the same amount.

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations and certain other payments, including those described above. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates or such other payments to be made under the Intercreditor Agreement from payments received with respect to principal on Equipment Notes issued under one or more related Indentures. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note or a Triggering Event even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement—Priority of Distributions.”

In addition, if American is in bankruptcy or other specified defaults have occurred, the subordination provisions applicable to the Certificates permit certain distributions to be made on Class B Certificates prior to making distributions in full on the Class A Certificates, and if Additional Certificates are issued, on Additional Certificates prior to making distributions in full on the Class A Certificates and Class B Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default.”

The Controlling Party will be:

•	if Final Distributions have not been paid in full to holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates and the Class B Certificates, but, if any Additional Certificates are outstanding, not to the holders of the most senior class of Additional Certificates, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders, and the exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

During the continuation of any Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us (except in circumstances described in the second bullet point below), any Loan Trustee, any Liquidity Provider or any Trustee if the Controlling Party takes the following actions:

•	it sells any Equipment Notes for less than their outstanding principal amount; or

•	it sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Security” and “Description of the Equipment Notes—Subordination” and the Indentures will be cross-defaulted. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. In such circumstances, if the Equipment Notes issued under one or more Indentures are in default and the only default under the remaining Indentures is the cross-default, no remedies may be exercisable under such remaining Indentures. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110.

Any credit ratings assigned to the Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

Any credit rating assigned to the Certificates is not a recommendation to purchase, hold or sell the Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of American, the Depositary or a Liquidity Provider) so warrant. Moreover, any change in a rating agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Certificates) could adversely affect the credit rating issued by such rating agency with respect to the Certificates.

Any credit ratings assigned to the Certificates would be expected to be based primarily on the default risk of the Equipment Notes and the Depositary, the availability of the Liquidity Facilities for the benefit of the holders of the Class A Certificates and Class B Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates under the Intercreditor Agreement. Such credit ratings would be expected to address the likelihood of timely payment of interest (at the applicable Stated Interest Rate and without any premium) when due on the Certificates and the ultimate payment of principal distributable under the Certificates by the applicable Final Legal Distribution Date. Such credit ratings would not be expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Certificates prior to the final expected Regular Distribution Date.

The reduction, suspension or withdrawal of any credit ratings assigned to the Certificates would not, by itself, constitute an Indenture Event of Default.

The Certificates will not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

The Certificates, the Equipment Notes and the underlying agreements do not and will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting us or our affiliates. We regularly assess and explore opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit rating of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.

The Equipment Notes will not be obligations of AAG, US Airways Group or US Airways.

The Equipment Notes are and will be the obligations of American and are not and will not be guaranteed by AAG. None of US Airways Group, US Airways or any of their respective subsidiaries is or will be an obligor with respect to, or a guarantor of, the Equipment Notes. You should not expect AAG, US Airways Group, US Airways or any of their respective subsidiaries (other than American) to participate in making payments in respect of the Equipment Notes. Although American expects that, at some point, American and US Airways will be combined as a single legal entity, no assurance can be given that this will occur prior to the final maturity of the Equipment Notes.

Once American and US Airways are combined as a single entity, that entity will be bound by all of the obligations and liabilities of both companies.

American expects that American and US Airways will be combined as a single legal entity at some subsequent date. As a result of such transaction, the combined legal entity will become bound by all of the obligations and liabilities of both American and US Airways. The incurrence by the combined entity of such obligations and liabilities of American and US Airways will not be restricted by the agreements relating to the Certificates and the Equipment Notes. American cannot predict the financial condition of the combined entity at the time of such combination or the ability of the combined entity to satisfy such combined obligations and liabilities. Further, following such transaction, the combined company will have increased direct and indirect consolidated liabilities and exposure to the pre-Merger liabilities of AMR and US Airways Group.

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

The Certificates, the Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness, pay dividends or take other actions that may affect our financial condition or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit rating of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Escrowed funds will be withdrawn and returned to holders of Certificates if they are not used to purchase Equipment Notes.

Under certain circumstances, less than all of the Deposits held in escrow may be used to purchase Equipment Notes to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in the termination of one or more owner trusts holding a related Owner Trust Aircraft and transfer of title of such Owner Trust Aircraft to American, delays in the delivery of any New Delivery Aircraft or for other reasons. See “Description of the Certificates—Obligation to Purchase Equipment Notes” and “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter. In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will also be withdrawn and distributed to the Certificateholders. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, any Deposits relating to such Aircraft held in escrow with respect to each Trust will be similarly withdrawn and distributed to the Certificateholders of such Trust. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.”

The holders of the Certificates are exposed to the credit risk of the Depositary.

The holders of the Certificates may suffer losses or delays in repayment in the event that the Depositary fails to pay when due the Deposits or accrued interest thereon for any reason, including by reason of the insolvency of the Depositary. American is not required to indemnify against any failure on the part of the Depositary to repay the Deposits or accrued interest thereon in full on a timely basis. Amounts deposited with the Depositary under the Escrow Agreements and the Deposit Agreements are not property of American and are not entitled to the benefits of Section 1110.

Because there is no current market for the Certificates, you may have a limited ability to resell Certificates.

The Certificates are a new issue of securities. Prior to this offering of the Certificates, there has been no trading market for the Certificates. Neither American nor any Trust intends to apply for listing of the Certificates on any securities exchange. The Underwriters may assist in resales of the Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active trading market does not develop, the market price and liquidity of the Certificates may be adversely affected. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred.

The liquidity of, and trading market for, the Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of American’s financial performance and prospects. See also “—The market for Certificates could be negatively affected by legislative and regulatory changes.”

The market for Certificates could be negatively affected by legislative and regulatory changes.

The Certificates are sold to investors under an exemption to the Investment Company Act of 1940, as amended (the “Investment Company Act”), that permits the Trusts to issue the Certificates to investors without registering as an investment company; provided that the Certificates have an investment grade credit rating at the time of original sale. Recent events in the debt markets, including defaults on asset-backed securities that had an investment grade credit rating at the time of issuance, have prompted a number of broad based legislative and regulatory reviews, including a review of the regulations that permit the issuance of certain asset-backed securities based upon the credit ratings of such securities. In particular, the SEC is required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”) to adopt rule changes generally to remove any reference to credit ratings in its regulations. The SEC has previously requested comments on alternatives to the investment grade credit rating exemption under the Investment Company Act relied upon by the Trusts to sell the Certificates to investors generally, and on other conditions to using the rule. Adoption by the SEC of any such alternatives or additional conditions is likely to eliminate or significantly modify this exemption. Unless a different exemption becomes available, there is no other exemption currently that would allow the Trusts to sell the Certificates to investors generally. If the SEC adopts rule changes that eliminate the investment grade credit rating exemption, or if other legislative or regulatory changes are enacted that affect the ability of the Trusts to issue the Certificates to investors generally or affect the ability of such investors to continue to hold or purchase the Certificates, or to re-sell their Certificates to other investors generally, the secondary market for the Certificates could be negatively affected and, as a result, the market price of the Certificates could decrease.

Payments under the Certificates to certain foreign entities that fail to meet specified requirements may be subject to withholding tax under FATCA.

The provisions of U.S. federal income tax law known as the Foreign Account Tax Compliance Act (“FATCA”) generally impose a 30% withholding tax on payments of U.S.-source interest and gross proceeds from the disposition of property that could produce U.S.-source interest to certain foreign entities that fail to meet specified requirements. Such withholding tax may apply without regard to whether such foreign entity receives such payments on its own behalf or on behalf of another party. We or another paying agent may apply FATCA withholding taxes to payments made under, and gross proceeds from dispositions of, the Deposits or the Equipment Notes (or any other assets held by the Trusts). Certificateholders will not be indemnified directly or indirectly for the amount of any withholding taxes imposed under FATCA. See “Material U.S. Federal Income Tax Consequences.”

USE OF PROCEEDS

The proceeds from the sale of the Certificates of each Trust will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under the related Indenture. Each Trust will withdraw funds from the escrow relating to such Trust to acquire from American the related series of Equipment Notes to be issued as the Aircraft are subjected to the related Indentures. The Equipment Notes will be full recourse obligations of American.

American will use the proceeds from the issuance of the Equipment Notes issued with respect to each New Delivery Aircraft to finance, in part, the acquisition of such New Delivery Aircraft. American will use the proceeds from the issuance of the Equipment Notes issued with respect to each Owned Aircraft for general corporate purposes and to pay fees and expenses relating to this offering.

DESCRIPTION OF THE CERTIFICATES

The following summary of particular material terms of the Certificates supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of pass through certificates set forth in the prospectus accompanying this prospectus supplement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the SEC as an exhibit to American’s Registration Statement on Form S-3, File No. 333-194685, and to all of the provisions of the Certificates, the Trust Supplements, the Liquidity Facilities, the Deposit Agreements, the Escrow Agreements, the Note Purchase Agreement and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be generally analogous, except as otherwise indicated herein (including as described under “—Subordination” below and elsewhere in this prospectus supplement), and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ.

General

Each Certificate will represent a fractional undivided interest in one of two American Airlines 2015-1 Pass Through Trusts: the “Class A Trust,” and the “Class B Trust,” and, collectively, the “Trusts.” The Trusts will be formed pursuant to a pass through trust agreement between American and Wilmington Trust Company, as trustee, dated as of September 16, 2014 (the “Basic Agreement”), and two separate supplements thereto to be dated as of the Issuance Date (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”). The trustee under the Class A Trust and the Class B Trust is referred to herein, respectively, as the “Class A Trustee” and the “Class B Trustee,” and collectively as the “Trustees.” The Certificates to be issued by the Class A Trust and the Class B Trust are referred to herein, respectively, as the “Class A Certificates” and the “Class B Certificates.” The Class A Trust will purchase all of the Series A Equipment Notes and the Class B Trust will purchase all of the Series B Equipment Notes. The holders of the Class A Certificates and the Class B Certificates are referred to herein, respectively, as the “Class A Certificateholders” and the “Class B Certificateholders,” and collectively as the “Certificateholders.” Assuming all of the Equipment Notes expected to be issued with respect to the Aircraft are issued, the sum of the initial principal balance of the Equipment Notes held by each Trust will equal the initial aggregate face amount of the Certificates issued by such Trust.

Each Certificate will represent a fractional undivided interest in the Trust created by the applicable Pass Through Trust Agreement. The property of each Trust (the “Trust Property”) will consist of:

•	subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust on or prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•	the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of Equipment Notes upon the financing of an Aircraft under the related Indenture on or prior to the Delivery Period Termination Date;

•	the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust. (Trust Supplements, Section 1.01)

The Certificates represent fractional undivided interests in the respective Trusts only, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Basic Agreement, Sections 2.01 and 3.09; Trust Supplements, Section 3.01) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus supplement to interest accruing on the Certificates are included for purposes of computation only. (Basic Agreement, Section 3.09; Trust Supplements, Section 3.01) The Certificates do not represent an interest in or obligation of American, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate. (Basic Agreement, Section 3.09)

Pursuant to the Escrow Agreement applicable to each Trust, the Certificateholders of such Trust, as holders of the Escrow Receipts affixed to each Certificate issued by such Trust, are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by the Certificateholders. (Escrow Agreements, Section 1.03) In addition, the Certificates and the related Escrow Receipts may not be separately assigned or transferred. Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to direct withdrawals for the purchase of related Equipment Notes, will not constitute Trust Property. (Trust Supplements, Section 1.01) Payments to the Certificateholders in respect of the Deposits and the Escrow Receipts relating to a Trust will constitute payments to such Certificateholders solely in their capacity as holders of the related Escrow Receipts.

The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “—Book-Entry Registration; Delivery and Form.” The Certificates will be issued only in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000, that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate of each class may be issued in a different denomination. (Trust Supplements, Section 4.01(a))

Payments and Distributions

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “—Subordination” and “Description of the Intercreditor Agreement.”

Payments of interest on the Deposits with respect to each Trust and payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

May 1 and November 1 of each year are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”).

Interest

The Deposits held with respect to each Trust will accrue interest at the applicable rate per annum for each class of Certificates to be issued by such Trust, payable on each Regular Distribution Date commencing on November 1, 2015, except as described under “Description of the Deposit Agreements—Other Withdrawals and

Return of Deposits.” The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum applicable to each class of Certificates to be issued by such Trust, payable on each Regular Distribution Date commencing on the first Regular Distribution Date after the respective Equipment Notes are issued, except as described under “Description of the Equipment Notes—Redemption.”

The rate per annum applicable to each class of Certificates is set forth on the cover page of this prospectus supplement; provided that the interest rate applicable to any new Class B Certificates issued in connection with the issuance of any series B equipment notes issued as described in “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates—Refinancing or Reissuance of Certificates” may differ. The interest rate applicable to each class of Certificates, as shown on the cover page of this prospectus supplement is referred to as the “Stated Interest Rate” for such Trust. Interest payments will be distributed to Certificateholders of such Trust on each Regular Distribution Date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Deposits and on the Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Distributions of interest on the Class A Certificates and Class B Certificates will be each supported by a separate Liquidity Facility to be provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates, each of which is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance thereof at the Stated Interest Rate for such Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on such Certificates), except that no Liquidity Facility will cover interest payable by the Depositary on the Deposits. The Liquidity Facility for any class of Certificates does not provide for drawings thereunder to pay for principal or Make-Whole Amount (if any) with respect to such Certificates, any interest with respect to such Certificates in excess of the Stated Interest Rate therefor, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest, or Make-Whole Amount (if any) with respect to the Certificates of any other class. Therefore, only the holders of the Class A Certificates and Class B Certificates will be entitled to receive and retain the proceeds of drawings under the applicable Liquidity Facility. See “Description of the Liquidity Facilities.”

Principal

Payments of principal on the issued and outstanding Series A Equipment Notes and Series B Equipment Notes are scheduled to be made in specified amounts on May 1 and November 1 in each year, commencing on November 1, 2015, and ending on May 1, 2027 in the case of the Series A Equipment Notes and May 1, 2023 in the case of the Series B Equipment Notes.

Distributions

Payments of interest on the Deposits (other than as part of any withdrawals described in “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits”) and payments of interest on or principal of the Equipment Notes (including drawings made under a Liquidity Facility in respect of a shortfall of interest payable on any Certificate) scheduled to be made on a Regular Distribution Date are referred to herein as “Scheduled Payments.” See “Description of the Equipment Notes—Principal and Interest Payments.” The “Final Legal Distribution Date” for the Class A Certificates is November 1, 2028 and for the Class B Certificates is November 1, 2024.

The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of the Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on Deposits relating to such Trust, and, subject to the Intercreditor Agreement, each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of principal of or interest on the Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or the applicable Trustee, as the case may be, to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a); Escrow Agreements, Section 2.03(a)) If a Scheduled Payment is not received by the applicable Paying Agent or the applicable Trustee, as the case may be, on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01; Escrow Agreements, Section 2.03(d))

Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee (as described below) as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Sections 4.02(b) and (c); Trust Supplements, Section 7.01(d))

Any Deposits withdrawn because a Triggering Event occurs, and any unused Deposits remaining as of the Delivery Period Termination Date, will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). However, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreements, Sections 1.02(f), 2.03(b) and 2.06)

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $750 million) or (iii) certain bankruptcy or insolvency events involving American. (Intercreditor Agreement, Section 1.01)

Any Deposits withdrawn because an Aircraft suffers a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) before such Aircraft is financed pursuant to this offering will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreements, Sections 1.02(e), 2.03(b) and 2.07)

Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of the Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the applicable Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any withdrawal or return of Deposits described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits,” such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other

Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Trust Supplements, Section 7.01(d); Escrow Agreements, Sections 2.06 and 2.07) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b); Escrow Agreements, Section 2.03(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes—Redemption.”

Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. (Basic Agreement, Section 4.01) Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain limited circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. (Basic Agreement, Section 4.01 and Section 4.04; Trust Supplements, Section 7.01(c)) Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments received by it in the Special Payments Account of such Trust. (Basic Agreement, Section 4.01; Trust Supplements, Section 7.01(c)) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the applicable Receiptholders, an account (the “Paying Agent Account”), which will be non-interest bearing, and the Paying Agent is under no obligation to invest any amounts held in the Paying Agent Account. (Escrow Agreements, Section 2.02) Pursuant to the terms of the Deposit Agreements, the Depositary agrees to pay interest payable on Deposits and amounts withdrawn from the Deposits as described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits,” in accordance with the applicable Deposit Agreement, directly into the related Paying Agent Account. (Deposit Agreements, Section 4) All amounts so deposited in the Paying Agent Accounts will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate. See “Description of the Deposit Agreements.”

The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See “—Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “—Book-Entry Registration; Delivery and Form” below.

If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Trust Supplements, Sections 3.02(c) and 3.02(d))

“Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York; Fort Worth, Texas; Wilmington, Delaware; or, so long as any Certificate of such class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility. (Intercreditor Agreement, Section 1.01)

Subordination

The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement—Priority of Distributions.”

Pool Factors

The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust or in respect of the Deposits relating to such Trust, other than distributions made in respect of interest or Make-Whole Amount or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to any distribution with respect to unused Deposits, payment of principal, if any, on the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date. (Trust Supplements, Section 1.01; Intercreditor Agreement, Section 1.01)

The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any distribution with respect to unused Deposits, payment of principal, if any, on the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 1.01) The Pool Factor of each Trust will be 1.0000000 on the date of issuance of the Certificates (the “Issuance Date”); thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 5.01(a))

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Equipment Notes held in each Trust and resulting Pool Factors with respect to such Trust, assuming that each Aircraft has been subjected to an Indenture on or prior to December 31, 2015 and all of the related Equipment Notes with respect to such Aircraft have been acquired by such Trust by such date. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for any Trust may be affected if, among other things, any Equipment Notes held in such Trust are redeemed or purchased, if a default in payment on any Equipment Note occurs, or if any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by such Trust.

	Class A		Class B
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
At Issuance	$0.00	1.0000000	$0.00	1.0000000
November 1, 2015	19,163,503.32	0.9797806	10,887,502.04	0.9590766
May 1, 2016	23,953,208.24	0.9545076	13,519,106.86	0.9082617
November 1, 2016	23,960,610.43	0.9292268	13,508,970.01	0.8574849
May 1, 2017	23,980,534.80	0.9039249	13,503,744.55	0.8067277
November 1, 2017	23,950,159.23	0.8786551	11,425,554.25	0.7637819
May 1, 2018	23,980,534.77	0.8533533	11,024,397.03	0.7223440
November 1, 2018	23,950,159.20	0.8280835	11,077,639.43	0.6807059
May 1, 2019	23,980,534.82	0.8027816	11,029,287.06	0.6392496
November 1, 2019	23,950,159.18	0.7775118	11,020,910.65	0.5978248
May 1, 2020	23,821,354.80	0.7523779	11,048,234.00	0.5562972
November 1, 2020	24,109,339.20	0.7269402	11,024,353.44	0.5148595
May 1, 2021	23,976,852.15	0.7016422	11,021,247.00	0.4734334
November 1, 2021	23,950,147.68	0.6763724	11,009,022.04	0.4320532
May 1, 2022	23,983,859.52	0.6510671	11,041,997.60	0.3905491
November 1, 2022	23,948,534.13	0.6257990	11,026,188.64	0.3491045
May 1, 2023	23,982,205.53	0.6004954	92,877,845.40	0.0000000
November 1, 2023	23,915,181.69	0.5752625	0.00	0.0000000
May 1, 2024	24,012,597.57	0.5499268	0.00	0.0000000
November 1, 2024	23,921,010.72	0.5246878	0.00	0.0000000
May 1, 2025	23,853,416.31	0.4995200	0.00	0.0000000
November 1, 2025	24,105,969.90	0.4740858	0.00	0.0000000
May 1, 2026	23,985,917.13	0.4487783	0.00	0.0000000
November 1, 2026	23,944,313.85	0.4235147	0.00	0.0000000
May 1, 2027	401,397,895.83	0.0000000	0.00	0.0000000

If the Pool Factor and Pool Balance of a Trust differ from the Assumed Amortization Schedule for such Trust, notice thereof will be provided to the Certificateholders of such Trust as described hereafter. The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default,” “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates” and “Description of the Equipment Notes—Redemption,” or a special distribution of unused Deposits attributable to (a) the occurrence of a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) with respect to an Aircraft before such Aircraft is financed pursuant to this offering, (b) the occurrence of a Triggering Event or (c) unused Deposits remaining after the Delivery Period Termination Date, in each case as described in “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date will not be as set forth in the Assumed

Amortization Schedule for a Trust, notice thereof will be mailed to the Certificateholders of such Trust by no later than the 15th day prior to such Regular Distribution Date. Promptly following (i) the Delivery Period Termination Date or, if applicable, the date any unused Deposits are withdrawn following the Delivery Period Termination Date, if there has been, on or prior to such date, (x) any change in the Pool Factor and the scheduled payments from the Assumed Amortization Schedule or (y) any such redemption, purchase, default or special distribution and (ii) the date of any such redemption, purchase, default or special distribution occurring after the Delivery Period Termination Date or, if applicable the date any unused Deposits are withdrawn following the Delivery Period Termination Date, the Pool Factor, Pool Balance and expected principal payment schedule of each Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. (Trust Supplements, Sections 5.01(c) and 5.01(d)) See “—Reports to Certificateholders,” “—Certificate Buyout Right of Certificateholders,” and “Description of the Deposit Agreements.”

Reports to Certificateholders

On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2), (3), (4) and (5) below):

(1)	the aggregate amount of funds distributed on such Distribution Date under the related Pass Through Trust Agreement and under the related Escrow Agreement, indicating the amount, if any, allocable to each source, including any portion thereof paid by the applicable Liquidity Provider;

(2)	the amount of such distribution under the related Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

(3)	the amount of such distribution under the related Pass Through Trust Agreement allocable to interest, indicating any portion thereof paid by the applicable Liquidity Provider;

(4)	the amount of such distribution under the related Escrow Agreement allocable to interest, if any;

(5)	the amount of such distribution under the related Escrow Agreement allocable to unused Deposits, if any; and

(6)	the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 5.01)

As long as the Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the applicable Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 5.01(a))

In addition, after the end of each calendar year, the applicable Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to the applicable Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns or foreign income tax returns. (Trust Supplements, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplements, Section 5.01(b))

At such time, if any, as Certificates are issued in the form of Definitive Certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of the applicable Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the applicable Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default would affect the Equipment Notes held by each such Trust. See “Description of the Equipment Notes—Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default.

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may sell all (but not less than all) of such Equipment Notes or foreclose and sell the Collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Trust Supplements, Sections 7.01(c) and 7.01(d))

The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default existed with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Basic Agreement, Section 4.02(b); Trust Supplements, Sections 1.01 and 7.01(c); Intercreditor Agreement, Sections 1.01 and 2.04)

Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders of such Trust by mail of such default, unless such default has been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, such Trustee will not give notice until the earlier of the time at which such default becomes an Indenture Event of Default and the expiration of 60 days from the occurrence of such default, and (ii) except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term “default” with respect to a Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust or a Triggering Event under the Intercreditor Agreement, and the term “event of default” with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Basic Agreement, Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to certain limitations set forth in the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement or the applicable Liquidity Facility, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, or such Liquidity Facility, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as a Noteholder. (Basic Agreement, Section 6.04) See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party.”

Subject to the Intercreditor Agreement, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all of the Certificates of such Trust waive any past Indenture Event of Default or “default” under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust or (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party.”

If the same institution acts as Trustee of multiple Trusts, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee under each Trust. (Basic Agreement, Sections 7.08 and 7.09)

Certificate Buyout Right of Certificateholders

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the Class A Trustee, the Class B Trustee and each other Class B Certificateholder, and so long as no holder of Additional Certificates (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election, each Class B Certificateholder (other than American or any of its affiliates) will have the right (the “Class B Buyout Right”) to purchase all, but not less than all, of the Class A Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class B Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right, but shall be revived if the exercise of such Additional Holder Buyout Right is not consummated on the purchase date proposed therefor.

If any class of Additional Certificates is issued, the holders of such Additional Certificates (other than American or any of its affiliates) will have the right (the “Additional Holder Buyout Right”)–regardless of the exercise of purchase rights by any Class B Certificateholder or any holder of a more senior class of Additional Certificates–to purchase all but not less than all of the Class A Certificates and Class B Certificates and, if applicable, any other class of Additional Certificates ranking senior in right of payment to any such class of Additional Certificates. If Reissued Certificates are issued, holders of such Reissued Certificates will have the same right (subject to the same terms and conditions) to purchase Certificates as the holders of the Certificates that such Reissued Certificates refinanced or otherwise replaced. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Certificateholders of such class or classes under the related Pass Through Trust Agreement, the Intercreditor Agreement, the related Escrow Agreement, any Equipment Note held as part of the related Trust Property or the related Indenture and Participation Agreement or on or in respect of such Certificates; provided, however, that if such purchase occurs after (i) a record date specified in the related Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date under such Escrow Agreement, such purchase price will be reduced by the aggregate amount of unused Deposits and/or interest to be distributed under such Escrow Agreement (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date), or (ii) the record date under the related Pass Through Trust Agreement relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such related Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date). Such purchase right may be exercised by any Certificateholder of the class or classes entitled to such right.

In each case, if prior to the end of the ten-day notice period, any other Certificateholder(s) of the same class notifies the purchasing Certificateholder that such other Certificateholder(s) want(s) to participate in such purchase, then such other Certificateholder(s) (other than American or any of its affiliates) may join with the purchasing Certificateholder to purchase the applicable senior Certificates pro rata based on the interest in the Trust with respect to such class held by each purchasing Certificateholder of such class. Upon consummation of such a purchase, no other Certificateholder of the same class as the purchasing Certificateholder will have the right to purchase the Certificates of the applicable class or classes during the continuance of such Certificate Buyout Event. If American or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 6.01)

A “Certificate Buyout Event” means that an American Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the “60-Day Period”) has expired and (ii) American has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the

Indentures and has not cured defaults thereunder in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, American will have abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)

PTC Event of Default

A “PTC Event of Default” with respect to each Pass Through Trust Agreement and the related class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

•	the outstanding Pool Balance of such class of Certificates on the Final Legal Distribution Date for such class; or

•	the interest scheduled for distribution on such class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Intercreditor Agreement, Section 1.01)

Any failure to make expected principal distributions with respect to any class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

American will be prohibited from consolidating with or merging into any other entity where American is not the surviving entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:

•	the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

•	the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

•	the successor or transferee entity expressly assumes all of the obligations of American contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Equipment Notes, the Indentures and the Participation Agreements;

•	if the Aircraft are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty, or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger or transfer; and

•	except in a case where American is the surviving entity, American has delivered a certificate and, if required by any Trustee of a related Trust, an opinion of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Trust Supplements, Section 8.01; Participation Agreements, Section 6.02(e); Note Purchase Agreement, Section 4(a)(iii))

None of the Certificates, the Equipment Notes or the underlying agreements will contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of American or AAG.

Modification of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting American and the Trustee thereof to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of American, permitting or requesting, the execution of amendments or agreements supplemental to the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any of the Participation Agreements, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, without the consent of the holders of any of the Certificates of such Trust to, among other things:

•	make appropriate provisions for a guarantee (a “Parent Guarantee”) of any obligations of American under such Pass Through Trust Agreement, any other Pass Through Trust Agreement, any pass through trust agreement related to the issuance or refinancing of Additional Certificates, any Certificate, the Intercreditor Agreement, any Liquidity Facility, any liquidity facility with respect to any Additional Certificates (if applicable), any operative document with respect to any Aircraft, the Note Purchase Agreement or any agreement related to any of the foregoing, by AAG or any other person or entity that has the direct or indirect power to direct or cause the direction of the management and policy of American (whether through the ownership of voting securities or by contract or otherwise) in each case together with its successors and assigns (the “Guarantor”));

•	evidence the succession of another corporation or entity to American and the assumption by such corporation or entity of the covenants of American contained in such Pass Through Trust Agreement or of American’s obligations under the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or any liquidity facility with respect to any Additional Certificates (if applicable) or, if applicable, to evidence the succession of another corporation or entity to the Guarantor and the assumption by such corporation or entity of the covenants contained in such Pass Through Trust Agreement or of the Guarantor’s obligations under any Parent Guarantee;

•	add to the covenants of American or the Guarantor, if any, for the benefit of holders of any Certificates or surrender any right or power conferred upon American or the Guarantor, if any, in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee;

•	cure any ambiguity or correct any mistake or inconsistency contained in any Certificates, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee;

•	make or modify any other provision with respect to matters or questions arising under any Certificates, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, as American may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates;

•	comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

•	modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, to the extent necessary to establish, continue or obtain the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute enacted after the date of such Pass Through Trust Agreement, and with certain exceptions, add to such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, such other provisions as may be expressly permitted by the Trust Indenture Act;

•	(i) evidence and provide for a successor Trustee under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, (ii) evidence the substitution of a Liquidity Provider with a replacement liquidity provider or to provide for any Replacement Facility, all as provided in the Intercreditor Agreement, (iii) evidence the substitution of the Depositary with a replacement depositary or provide for a replacement deposit agreement, all as provided in the Note Purchase Agreement, (iv) evidence and provide for a successor Escrow Agent or Paying Agent under the related Escrow Agreement or (v) add to or change any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, as necessary to provide for or facilitate the administration of the Trust under such Pass Through Trust Agreement by more than one trustee or to provide multiple liquidity facilities for one or more Trusts;

•	provide certain information to the Trustee as required in such Pass Through Trust Agreement;

•	add to or change any provision of any Certificates, the Basic Agreement or any Trust Supplement to facilitate the issuance of such Certificates in bearer form or to facilitate or provide for the issuance of such Certificates in global form in addition to or in place of Certificates in certificated form;

•	provide for the delivery of any agreement supplemental to such Pass Through Trust Agreement or any Certificates in or by means of any computerized, electronic or other medium, including by computer diskette;

•	correct or supplement the description of any property constituting property of such Trust;

•	modify, eliminate or add to the provisions of the Basic Agreement, any Trust Supplement, the Note Purchase Agreement, any Participation Agreement or any Parent Guarantee to reflect the substitution of a substitute aircraft for any Aircraft;

•	comply with any requirement of the SEC in connection with the qualification of such Pass Through Trust Agreement, any Parent Guarantee or any other agreement or instrument related to any Certificates under the Trust Indenture Act; or

•	make any other amendments or modifications to such Pass Through Trust Agreement; provided that such amendments or modifications will only apply to Certificates of one or more class to be hereafter issued;

provided, however, that, except to the extent otherwise provided in the supplemental agreement, unless there shall have been obtained from each Rating Agency written confirmation to the effect that such supplemental agreement would not result in a reduction of the rating for any class of Certificates below the then current rating of such class of Certificates or a withdrawal or suspension of the rating of any class of Certificates, American shall provide the applicable Trustee with an opinion of counsel to the effect that such supplemental agreement will not cause the related Trust to be treated as other than a grantor trust for U.S. federal income tax purposes, unless an Indenture Event of Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplemental agreement will not cause the applicable Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Trust Supplements, Section 8.02)

Each Pass Through Trust Agreement also contains provisions permitting American and the related Trustee to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of American, permitting or requesting the execution of amendments or agreements supplemental to any other Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, without the consent of the Certificateholders of the related Trust, to provide for the issuance of any Additional Certificates or any Reissued Certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Additional Certificates or Reissued Certificates, and other matters incidental thereto or as otherwise contemplated by the Basic Agreement, all as provided in, and subject to certain terms and conditions set forth in, the Note Purchase Agreement and the Intercreditor Agreement. (Trust Supplements, Section 8.02) See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, to the extent applicable to such Certificateholders or modifying the rights of such Certificateholders under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:

•	reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee (or, with respect to the Deposits, the Receiptholders) of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment of any such Certificate or change the coin or currency in which any such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment or distribution when due;

•	permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or any applicable Liquidity Facility;

•	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of any holders of any outstanding Certificates;

•

modify certain amendment provisions in such Pass Through Trust Agreement, except to increase the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any such supplemental agreement provided for in such Pass Through Trust Agreement, or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate of such class affected thereby; or

•	cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Trust Supplements, Section 8.03)

Notwithstanding any other provision, no amendment or modification of the buyout rights described in “—Certificate Buyout Right of Certificateholders” shall be effective unless the Trustee of each class of Certificates affected by such amendment or modification shall have consented thereto. (Trust Supplements, Section 8.04)

If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note, the Note Purchase Agreement, any Parent Guarantee or certain other related documents, then subject to the provisions described above in respect of modifications for which consent of such Certificateholders is not required, such Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. Such Trustee will request from the Certificateholders of such Trust a direction as to:

•	whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Noteholder of such Equipment Note or the Controlling Party has the option to direct;

•	whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as such a Noteholder or as Controlling Party; and

•	how to vote (or direct the Subordination Agent to vote) any such Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))

Provided such a request for a Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•	other than as the Controlling Party, such Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of such Trust; and

•	as the Controlling Party, such Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust. (Basic Agreement, Section 10.01)

For purposes of the immediately preceding paragraph, a Certificate is deemed “actually voted” if the Certificateholder thereof has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, such Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Equipment Note, the Note Purchase Agreement, any Parent Guarantee or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of such Certificateholders. (Basic Agreement, Section 10.01)

Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the respective Trustees or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent as the property of the relevant Trust. Any Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each affected Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, supplement, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

Obligation to Purchase Equipment Notes

The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Aircraft prior to the Delivery Period Termination Date on and subject to the terms and conditions of a note purchase agreement (the “Note Purchase Agreement”) to be entered into by American, the Trustees, the Subordination Agent, the Escrow Agent and the Paying Agent and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and such forms of financing agreements, American agrees to enter into a secured debt financing with respect to each Aircraft on or prior to December 31, 2015 (or later under certain circumstances) with the other relevant parties pursuant to a Participation Agreement and an Indenture that are substantially in the forms attached to the Note Purchase Agreement.

The description of such financing agreements in this prospectus supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to an Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. See “Description of the Equipment Notes.” Although such changes are permitted under the Note Purchase Agreement, American must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must comply with the Required Terms. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or any Liquidity Provider.

Under the Note Purchase Agreement, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event has occurred or certain specified conditions are not met. In addition, if a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to such Aircraft. The Trustees will have no right or obligation to purchase the Equipment Notes to be issued with respect to any Aircraft after the Delivery Period Termination Date.

The “Required Terms,” as defined in the Note Purchase Agreement, mandate that:

•	the original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Aircraft will be as set forth in the table for that Aircraft included in Appendix V or, in the case of the six Boeing 737-823, six Boeing 787-8 and six Boeing 777-323ER aircraft eligible to be financed under the Note Purchase Agreement, in the event that one of such aircraft is financed under the Note Purchase Agreement in place of one of the Boeing 737-823, Boeing 787-8 or Boeing 777-323ER aircraft, as applicable, with respect to which the tables included in Appendix V apply, as set forth in such applicable table for the aircraft that is so replaced (provided that, if any such Equipment Note is issued on or after any date scheduled for a principal payment in the applicable amortization table included in Appendix V, the original principal amount of such Equipment Note will be reduced by the aggregate principal amount scheduled for payment on or prior to such issuance date and the principal amortization schedule for such Equipment Note will commence on the first scheduled principal payment date in such schedule occurring after the issuance of such Equipment Note);

•	the interest rate applicable to each series of Equipment Notes must be equal to the interest rate applicable to the Certificates issued by the corresponding Trust;

•	the payment dates for the Equipment Notes must be May 1 and November 1;

•	(a) the past due rate in the Indentures, (b) the Make-Whole Amount payable under the Indentures, (c) the provisions relating to the redemption of the Equipment Notes in the Indentures, and (d) the indemnification of the Loan Trustees, the Subordination Agent, the Liquidity Providers, the Trustees and the Escrow Agent with respect to certain claims, expenses and liabilities, in each case will be provided as set forth, as applicable, in the form of Indenture attached as an exhibit to the Note Purchase Agreement (the “Indenture Form”) or the form of Participation Agreement attached as an exhibit to the Note Purchase Agreement (the “Participation Agreement Form”);

•	the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be not less than 110% of the unpaid principal amount of the related Equipment Notes, subject to certain rights of self-insurance;

•	modifications in any material adverse respect are prohibited with respect to (i) the Granting Clause of the Indenture Form so as to deprive holders of Equipment Notes under all the Indentures of a first priority security interest in and mortgage lien on the Aircraft or, to the extent assigned, certain of American’s warranty rights under its purchase agreement with the Aircraft manufacturer or to eliminate the obligations intended to be secured thereby, (ii) certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Amount in certain circumstances), (iii) certain provisions regarding Indenture Events of Default and remedies relating thereto, (iv) certain provisions relating to the replacement of the airframe or engines with respect to an Aircraft following an Event of Loss with respect to such Aircraft, (v) certain provisions relating to claims, actions, third-party beneficiaries, voting, Section 1110 and Aircraft re-registration, (vi) the definition of Make-Whole Amount and (vii) the provision that New York law will govern the Indentures; and

•

modifications in any material adverse respect are prohibited with respect to (i) certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA, (ii) the provisions restricting transfers of Equipment Notes, (iii) certain provisions relating to UCC filings, representations and warranties, taxes, filings or third-party beneficiaries, (iv) certain provisions requiring the delivery of legal opinions and (v) the provision that New York law will govern the Participation Agreements.

Notwithstanding the foregoing, the Indenture Form or the Participation Agreement Form may be modified to the extent required for the successive redemption of the Series B Equipment Notes (or any Additional Equipment Notes) and issuance of Reissued Equipment Notes or the issuance of any Additional Equipment Notes or the issuance of pass through certificates by any pass through trust that acquires such Reissued Equipment Notes or Additional Equipment Notes, as applicable, or to provide for any credit support for any pass through certificates relating to any such Reissued Equipment Notes or Additional Equipment Notes, as applicable, in each case as provided in the Note Purchase Agreement.

Termination of the Trusts

With respect to each Trust, the obligations of American and the Trustee of such Trust will terminate upon the distribution to the Certificateholders of such Trust and to such Trustee of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of such Trust, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of such Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for such Trust and certain other information. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Basic Agreement, Section 11.01)

In the event that all of the Certificateholders of such Trust do not surrender their Certificates issued by such Trust for cancellation within six months after the date specified in such written notice, the Trustee of such Trust will give a second written notice to the remaining Certificateholders of such Trust to surrender such Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to such Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee of such Trust for the payment of distributions on the Certificates issued by such Trust remains unclaimed for two years (or such lesser time as such Trustee shall be satisfied, after sixty days’ notice from American, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, such Trustee will pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to American. (Basic Agreement, Section 11.01)

The Trustees

The Trustee of each Trust initially will be Wilmington Trust Company. Each Trustee’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements or other related documents. (Basic Agreement, Sections 7.04 and 7.15; Trust Supplements, Sections 7.03 and 7.04) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. (Basic Agreement, Section 7.03(h)) Subject to certain provisions, no Trustee will be under any obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee (and any related agent or affiliate in their respective individual or any other capacity) may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with American with the same rights it would have if it were not such Trustee, agent or affiliate. (Basic Agreement, Section 7.05)

Book-Entry Registration; Delivery and Form

General

On the Issuance Date, the Class A Certificates and Class B Certificates will each be represented by one or more fully registered global Certificates (each, a “Global Certificate”) of the applicable class and will be deposited with the related Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The Certificates will not be issuable in bearer form.

DTC

DTC has informed American as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

American expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Such accounts initially will be designated by or on behalf of the Underwriters. Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Certificates and Pass Through Trust Agreements. All references in this prospectus supplement to actions by the Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Certificates. No beneficial owners of an interest in the Global

Certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided or under the applicable Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners.” DTC has advised American that it will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised American that in the event any action requires approval by a certain percentage of the Certificateholders of a particular class, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to such Certificates. Certificate Owners of Certificates that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to such Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Make-Whole Amount, if any, and interest with respect to the Certificates. Such Certificate Owners thus will receive all distributions of principal, Make-Whole Amount, if any, and interest from the relevant Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the relevant Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the relevant Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only “Certificateholder” under each Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Certificates therefore will not be recognized by the Trustees as Certificateholders, as such term is used in the Pass Through Trust Agreements, and such Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments of the principal of, Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

Neither American nor the Trustees, nor any paying agent or registrar with respect to the Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Trust Supplements, Section 4.03(f))

American expects that DTC or its nominee, upon receipt of any payment of principal, Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or its nominee. American also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement

As long as Certificates are registered in the name of DTC or its nominee, all payments made by American to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates, will be passed through to DTC in immediately available funds.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.

Definitive Certificates

Interests in Global Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form (“Definitive Certificates”) only if (i) DTC advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) American, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in a Trust advise the applicable Trustee, American and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificateholders’ best interest. Neither American nor any Trustee will be liable if American or such Trustee is unable to locate a qualified successor clearing system. (Trust Supplements, Section 4.03(b))

In connection with the occurrence of any event described in the immediately preceding paragraph, the Global Certificates will be deemed surrendered, and the Trustees will execute, authenticate and deliver to each Certificate Owner of such Global Certificates in exchange for such Certificate Owner’s beneficial interest in such Global Certificates, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such Certificate Owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the Class A Trustee. (Trust Supplements, Section 4.03(d)) American, the Trustees and each registrar and paying agent with respect to the Certificates (i) shall not be liable for any delay in delivery of such registration instructions, and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. (Trust Supplements, Section 4.03(f))

Distribution of principal, Make-Whole Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the applicable Pass Through Trust Agreement directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

Definitive Certificates issued in exchange for Global Certificates will be transferable and exchangeable at the office of the applicable Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. Except to the extent otherwise provided in the applicable Trust Supplement, no service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Certificates are registered instruments, title to which passes upon registration of the transfer of the books of the applicable Trustee in accordance with the terms of the applicable Pass Through Trust Agreement. (Basic Agreement, Section 3.04)

DESCRIPTION OF THE DEPOSIT AGREEMENTS

The following summary describes certain material terms of the Deposit Agreements, as well as certain related provisions of the Escrow Agreements and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements and the related provisions of the Escrow Agreements and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

General

Under the Escrow Agreements, the Escrow Agent with respect to each Trust will enter into a separate Deposit Agreement with the Depositary (each, a “Deposit Agreement”). (Escrow Agreements, Section 1.02(a)) Pursuant to the Deposit Agreements, the Depositary will establish separate accounts into which the proceeds of the offering attributable to Certificates of the applicable Trust will be deposited (each, a “Deposit” and, collectively, the “Deposits”) on behalf of the Escrow Agent for the applicable Trust. (Deposit Agreements, Section 2.1) For each Trust, there will be a separate Deposit for each Aircraft that is to be financed in this offering. Pursuant to the Deposit Agreements, except as described below under “—Other Withdrawals and Return of Deposits,” on each Regular Distribution Date, the Depositary under each Deposit Agreement will pay to the Paying Agent on behalf of the Escrow Agent, for distribution to the applicable Certificateholders, an amount equal to the interest accrued on the Deposits during the relevant interest period at a rate per annum equal to the interest rate applicable to Certificates issued by the applicable Trust. (Deposit Agreements, Section 2.2) The Deposits and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Withdrawal of Deposits to Purchase Equipment Notes

Upon the financing of an Aircraft under the related Indenture prior to the Delivery Period Termination Date, the Trustee of each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Notes of the series applicable to such Trust issued with respect to such Aircraft. (Note Purchase Agreement, Sections 1(b) and 1(d); Escrow Agreements, Section 1.02(c)) Any portion of any Deposit so withdrawn that is not used to purchase such Equipment Notes will be re-deposited by the Escrow Agent or each Trustee on behalf of the Escrow Agent into a new account with the Depositary (each such deposit, also a “Deposit”). (Deposit Agreements, Section 2.4; Escrow Agreements, Section 1.06) Except as described below under “—Other Withdrawals and Return of Deposits,” the Depositary will pay accrued but unpaid interest on all Deposits withdrawn to purchase Equipment Notes on the next Regular Distribution Date to the Paying Agent, on behalf of the applicable Escrow Agent, for distribution to the Certificateholders. (Deposit Agreements, Sections 2.2 and 4; Escrow Agreements, Section 2.03(a))

Other Withdrawals and Return of Deposits

The Trustees’ obligations to purchase Equipment Notes to be issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of the financing of such Aircraft under the related Indenture, as set forth in the Note Purchase Agreement and the related Participation Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” Since such Aircraft are expected to be subjected to the financing of this offering from time to time prior to the Delivery Period Termination Date, no assurance can be given that all such conditions will be satisfied with respect to each such Aircraft prior to the Delivery Period Termination Date. Moreover, because the New Delivery Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the applicable manufacturer’s right to postpone deliveries under its agreement with American. See “Description of the Aircraft and Appraisals—Deliveries of Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period

Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution. If the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Moreover, in certain circumstances, any funds held as Deposits will be returned by the Depositary to the Paying Agent automatically on December 31, 2015 (provided that, if a labor strike occurs at Boeing or Embraer prior to such date, such date will be extended by the number of days that such strike continued in effect, but not more than 60 days and excluding any period of a strike at Boeing or Embraer after all Aircraft of such manufacturer shall have been financed pursuant to this offering (December 31, 2015 or such extended date, the “Outside Termination Date”)), and the Paying Agent will distribute such funds to the applicable Certificateholders as promptly as practicable thereafter. The obligation to purchase Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the Delivery Period Termination Date. (Deposit Agreements, Sections 2.3(b)(i) and 4; Escrow Agreements, Sections 1.02(f) and 2.03(b); Note Purchase Agreement, Section 2)

If a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, American will give notice of such event to each Trustee and such Trustee will submit a withdrawal certificate to the applicable Escrow Agent, and any funds in any Deposit with respect to such Aircraft will be withdrawn by such Escrow Agent and distributed by the related Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of the related Trust on a date not earlier than 15 days after such Paying Agent has received notice of the event requiring such distribution. (Note Purchase Agreement, Section 1(k); Deposit Agreements, Section 2.3(b)(iii); Escrow Agreements, Sections 2.03(b) and 2.07) Once American delivers a notice described in the preceding sentence, the Trustees will have no obligation to purchase Equipment Notes with respect to such Aircraft. (Note Purchase Agreement, Section 2(c))

“Delivery Period Event of Loss” means, with respect to an Aircraft prior to being financed pursuant to this offering, one of several events that would constitute an Event of Loss of an Aircraft if such Aircraft were financed under the Indentures.

If a Triggering Event occurs prior to the Delivery Period Termination Date, any funds remaining in Deposits will be withdrawn by the Escrow Agent for the applicable Trust and distributed by the Paying Agent for such Trust, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of such Triggering Event, but, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, such Escrow Agent will request such withdrawal be made on such Regular Distribution Date. (Escrow Agreements, Section 1.02(f)) The obligation to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the date such Triggering Event occurs. (Deposit Agreements, Section 2.3(b)(i); Escrow Agreements, Sections 2.03(b) and 2.06; Note Purchase Agreement, Section 2)

Replacement of Depositary

If the Depositary is downgraded by any Rating Agency such that the Depositary does not have a Long-Term Rating from such Rating Agency that is equal to or higher than the applicable Depositary Threshold Rating for such Rating Agency, then American must, within 30 days of the occurrence of such event, replace the Depositary with a new depositary bank meeting the requirements set forth below (the “Replacement Depositary”). (Note Purchase Agreement, Section 5(a))

“Long-Term Rating” means, for any entity: (a) in the case of Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s”), the long-term issuer credit rating of such entity and (b) in the case of Fitch Ratings, Inc. (“Fitch” and, together with Standard & Poor’s, the “Rating Agencies”), the long-term issuer default rating of such entity. (Intercreditor Agreement, Section 1.01)

“Depositary Threshold Rating” means: (i) in the case of Standard & Poor’s, a Long-Term Rating of A- and (ii) in the case of Fitch, a Long-Term Rating of A-.

Any Replacement Depositary may either be (a) one that meets the Depositary Threshold Rating or (b) one that does not meet the Depositary Threshold Rating, so long as, in the case of either of the immediately preceding clauses (a) and (b), American shall have received a written confirmation from each Rating Agency to the effect that the replacement of the Depositary with the Replacement Depositary will not result in a withdrawal, suspension or reduction of the ratings for each class of Certificates rated by such Rating Agency below the then current rating for such Certificates (before the downgrading of such rating as a result of the downgrading of the Depositary below the applicable Depositary Threshold Rating). (Note Purchase Agreement, Section 5(c)(i))

At any time during the period prior to the Delivery Period Termination Date (including after the occurrence of a downgrade event described above), American may replace the Depositary with a Replacement Depositary. (Note Purchase Agreement, Section 5(a)) There can be no assurance that at the time of a downgrade event described above, there will be an institution willing to replace the downgraded Depositary or that each Rating Agency will provide the ratings confirmation described in the immediately preceding paragraph.

Upon satisfaction of the conditions for replacement of the Depositary with a Replacement Depositary set forth in the Note Purchase Agreement, the Escrow Agent for each Trust will request, upon at least 5 Business Days’ notice, the following withdrawals:

•	with respect to all Deposits of such Trust then held by the Depositary being replaced, withdrawal of (1) the entire amount of such Deposits together with (2) all accrued and unpaid interest on such Deposits to but excluding the date of such withdrawal, which funds will be paid by the Depositary being replaced over to such Replacement Depositary; and

•	with respect to all Deposits of such Trust, if any, previously withdrawn in connection with the purchase of the related Equipment Notes, as described in “—Withdrawal of Deposits to Purchase Equipment Notes,” withdrawal of all accrued and unpaid interest on such Deposits to but excluding the date of the applicable withdrawal in connection with the purchase of such Equipment Notes, which funds will be paid by the Depositary being replaced to the Paying Agent Account of such Trust and, upon the confirmation by the Paying Agent of receipt in such Paying Agent Account of such amounts, the Paying Agent will distribute such amounts to the Certificateholders of such Trust on the immediately succeeding Regular Distribution Date and, until such Regular Distribution Date, the amounts will be held in such Paying Agent Account. (Note Purchase Agreement, Section 5(d); Escrow Agreements, Sections 1.02(d) and 2.03(c))

Limitation on Damages

The Deposit Agreements provide that in no event shall the Depositary be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable) suffered by the Escrow Agent of each Trust or any of the Receiptholders in connection with the Deposit Agreements or the transactions contemplated or any relationships established by the Deposit Agreements irrespective of whether the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action. (Deposit Agreements, Section 17)

Depositary

Crédit Agricole Corporate and Investment Bank (“Credit Agricole CIB”), acting through its New York Branch, will act as the depositary (the “Depositary”).

Credit Agricole CIB specializes in capital markets, investment banking and financing activities. Credit Agricole CIB had over 570 billion euros in assets and over 15 billion euros of total equity capital, both as of June 30, 2014.

Credit Agricole CIB is a French Société Anonyme (joint stock company) with a Board of Directors governed by ordinary company law, in particular the Second Book of the French Commercial Code (Code de commerce).

The New York Branch of Credit Agricole CIB is licensed by the New York State Department of Financial Services. Credit Agricole CIB is 97.33% owned by Crédit Agricole S.A. The shares of Crédit Agricole S.A. have been listed on the French Stock Exchange since December 14, 2001.

Credit Agricole CIB’s long-term unsecured debt is rated A, negative outlook by Standard & Poor’s, A, stable outlook by Fitch and A2, negative outlook by Moody’s, and Credit Agricole CIB’s short-term unsecured debt is rated A-1 by Standard & Poor’s, F1 by Fitch and Prime-1 by Moody’s.

Credit Agricole CIB is registered at the Registre du Commerce et des Sociétés de Nanterre under the reference SIREN 304 187 70 and its registered office is located at 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France. Credit Agricole CIB’s most recent Document de Reference (which is translated to English as Shelf-Registration Document), its update as of June 2014 and its most recently audited annual consolidated financial statements and audited interim consolidated financial statements are available on the following website: http://www.ca-cib.com. The information and financial statements contained on this website are not part of this Prospectus Supplement and are not incorporated by reference herein.

DESCRIPTION OF THE ESCROW AGREEMENTS

The following summary describes certain material terms of the escrow and paying agent agreements (the “Escrow Agreements”), as well as certain related provisions of the Deposit Agreements and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements and the related provisions of the Deposit Agreements and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

General

Wilmington Trust, National Association, as escrow agent in respect of each Trust (the “Escrow Agent”), Wilmington Trust Company, as paying agent on behalf of the Escrow Agent in respect of each Trust (the “Paying Agent”), each Trustee and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a “Receiptholder”). The cash proceeds of the offering of the Certificates of each Trust will be deposited on behalf of the Escrow Agent (for the benefit of the Receiptholders) with the Depositary as Deposits relating to such Trust. (Escrow Agreements, Section 1.03; Deposit Agreements, Section 2.1) The Escrow Agent will permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement and the related Participation Agreement or in connection with special distributions under certain circumstances as described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” (Escrow Agreements, Section 1.02(c)—(f)) In addition, pursuant to the terms of the Deposit Agreements, the Depositary agrees to pay accrued interest on the Deposits in accordance with the Deposit Agreements to the Paying Agent for distribution to the Receiptholders. (Deposit Agreements, Section 4)

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders of each Trust, the Paying Agent Account for such Trust, which will be non-interest-bearing, and the Paying Agent is under no obligation to invest any amounts held in such Paying Agent Account. (Escrow Agreements, Section 2.02) Pursuant to the Deposit Agreements, the Depositary agrees to pay funds released from the related Deposits and accrued interest on the related Deposits directly into such Paying Agent Account, except for amounts withdrawn to purchase any related Equipment Notes as described under “Description of the Deposit Agreements—Withdrawal of Deposits to Purchase Equipment Notes” and amounts paid to a Replacement Depositary as described under “Description of the Deposit Agreements—Replacement of Depositary.” (Deposit Agreements, Section 4) The Paying Agent will distribute amounts deposited into the Paying Agent Account for the related Trust to the Certificateholders of such Trust as further described herein. See “Description of the Certificates—Payments and Distributions” and “Description of the Deposit Agreements.”

Upon receipt by the Depositary of cash proceeds from this offering, the Escrow Agent will issue one or more escrow receipts (“Escrow Receipts”) which will be affixed by the related Trustee to each Certificate. Each Escrow Receipt evidences the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed. (Escrow Agreements, Sections 1.03 and 1.04) Because the Escrow Receipts will be affixed to the Certificates, distributions to the Receiptholders on the Escrow Receipts are sometimes referred to in this prospectus supplement, for convenience, as distributions to the Certificateholders.

Each Escrow Agreement provides that each Receiptholder will have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the applicable

Deposit Agreement, or upon any default in the payment of any final withdrawal, replacement withdrawal or event of loss withdrawal when due by the Depositary in accordance with the terms of the applicable Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary by making a demand to the Depositary for the portion of such payment that would have been distributed to such Receiptholder pursuant to such Escrow Agreement or by bringing suit to enforce payment of such portion. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits. (Escrow Agreements, Sections 9 and 16)

Certain Modifications of the Escrow Agreements and Note Purchase Agreement

The Note Purchase Agreement contains provisions requiring the Trustees, the Escrow Agent and the Paying Agent, at American’s request, to enter into amendments to, among other agreements, the Escrow Agreements and the Note Purchase Agreement as may be necessary or desirable:

•	if any Additional Equipment Notes are to be issued or Series B Equipment Notes or any Additional Equipment Notes are to be refinanced or have matured and are paid in full and new equipment notes with the same series designation as that of the redeemed or matured and fully paid Equipment Notes are to be issued, to give effect to such issuance of Additional Equipment Notes or refinancing or reissuance of Series B Equipment Notes or any Additional Equipment Notes and the issuance of pass through certificates by any pass through trust that acquires any such new equipment notes or Additional Equipment Notes, as applicable, and to make related changes (including to provide for any prefunding mechanism) and to provide for credit support (including a liquidity facility) for any such pass through certificates; and

•	if the Depositary is to be replaced, to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreements with replacement deposit agreements. (Note Purchase Agreement, Sections 4(a)(v) and 5(e))

In each case described immediately above, no requests (other than American’s request) or consents (including no consent of any Certificateholder) will be required for such amendments.

Each Escrow Agreement contains provisions requiring the Escrow Agent and the Paying Agent, upon request of the related Trustee and without any consent of the Certificateholders, to enter into an amendment to the Escrow Agreements or the Note Purchase Agreement, among other things, for the following purposes:

•	to correct or supplement any provision in the Escrow Agreements or the Note Purchase Agreement which may be defective or inconsistent with any other provision in the Escrow Agreements or the Note Purchase Agreement or to cure any ambiguity or correct any mistake;

•	to modify any other provision with respect to matters or questions arising under the Escrow Agreements or the Note Purchase Agreement; provided that any such action will not materially adversely affect the Certificateholders;

•	to comply with any requirement of the SEC, applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed or any regulatory body;

•	to evidence and provide for the acceptance of appointment under the Escrow Agreements or the Note Purchase Agreement of a successor Escrow Agent, successor Paying Agent or successor Trustee; or

•	for any purposes described in the first fifteen bullet points of the first paragraph under “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements.” (Escrow Agreements, Section 8)

The Escrow Agent

Wilmington Trust, National Association will be the Escrow Agent under each Escrow Agreement. The Escrow Agent’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

The Paying Agent

Wilmington Trust Company will be the Paying Agent under each Escrow Agreement. The Paying Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes certain material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

The liquidity provider for each of the Class A Trust and Class B Trust (each, a “Liquidity Provider”) will enter into a separate revolving credit agreement (each, a “Liquidity Facility”) with the Subordination Agent with respect to each of the Class A Trust and Class B Trust. Under each Liquidity Facility, the related Liquidity Provider will be required, if necessary, to make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount sufficient to pay interest on the Pool Balance of the related class of Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rate for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class A or Class B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each of the Class A Trust and Class B Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. Therefore, the Liquidity Provider for each Trust may differ.

Drawings

The aggregate amount available under the Liquidity Facility for each applicable Trust at November 1, 2015 (the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering), assuming that all Aircraft have been financed and that all interest and principal due on or prior to such Regular Distribution Date is paid, will be:

Trust	Available Amount
Class A	$
Class B	$

Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time; provided that, following a Downgrade Drawing (subject to the reinstatement of the obligations of any applicable Liquidity Provider if any such Liquidity Provider has at least the applicable minimum Long-Term Rating specified for each Rating Agency in the definition of “Liquidity Threshold Rating” at any time after the occurrence of a Downgrade Event and so notifies the Subordination Agent), a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” means for the Liquidity Facility for the Class A Trust and the Class B Trust initially $         and $        , respectively, as the same may be reduced from time to time as described below.

“Required Amount” means, with respect to each Liquidity Facility or the Cash Collateral Account for any class of Certificates, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related class of Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be distributable on such class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the two succeeding Regular Distribution Dates, in each case, calculated on the basis of the Pool Balance of such class of Certificates on such day and without regard to expected future distributions of principal on such class of Certificates.

The Liquidity Facility for any applicable class of Certificates does not provide for drawings thereunder to pay for principal of, or Make-Whole Amount on, the Certificates of such class or any interest with respect to the Certificates of such class in excess of the Stated Interest Rate for such Certificates or for more than three semiannual installments of interest or to pay principal of, or interest on, or Make-Whole Amount with respect to, the Certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.05) In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

Each payment by a Liquidity Provider for a Trust will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawings plus accrued interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of the applicable Liquidity Facility; provided, however, that the Maximum Available Commitment of such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have occurred with respect to such Liquidity Facility. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) On each date on which the Pool Balance for a Trust shall have been reduced, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04; Intercreditor Agreement, Section 3.05(j))

“Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief in such proceedings shall not be taken into consideration during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

Replacement of Liquidity Facilities

If at any time a Liquidity Provider is downgraded, or any applicable rating of a Liquidity Provider is suspended or withdrawn, by any Rating Agency such that after such downgrading, suspension or withdrawal such Liquidity Provider does not have the minimum Long-Term Rating specified for such Rating Agency in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency (any such downgrading, suspension or withdrawal, a “Downgrade Event”), then such Liquidity Facility may be replaced with a Replacement Facility. If such Liquidity Facility is not so replaced with a Replacement Facility within 35 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”), unless no later than 35 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Rating Agency (whose downgrading, suspension or withdrawal of such Liquidity Provider resulted in the occurrence of such Downgrade Event) provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the ratings by such Rating Agency of the related class of Certificates. The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for the applicable class of Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. If at any time after the occurrence of a Downgrade Event with respect to a Liquidity Provider, such Liquidity Provider has at least the applicable minimum Long-Term Rating specified for each Rating Agency in the definition of “Liquidity Threshold Rating” and so notifies the Subordination Agent, amounts on deposit in the Cash Collateral Account that have not been applied to the payment of interest will be reimbursed to such Liquidity Provider and any applied amount of any related Downgrade Drawing shall be converted to an Interest Drawing and the obligations of such Liquidity Provider under the related Liquidity Facility shall be reinstated to the extent of such amounts which have been reimbursed to such Liquidity Provider. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. (Liquidity Facilities, Sections 2.02(b) and 2.06(d); Intercreditor Agreement, Sections 3.05(c) and (f))

“Liquidity Threshold Rating” means: (i) for the Class A Trust, a Long-Term Rating of BBB+ as determined by Standard & Poor’s and a Long-Term Rating of BBB as determined by Fitch and (ii) for the Class B Trust, a Long-Term Rating of BBB as determined by each of Standard & Poor’s and Fitch. (Intercreditor Agreement, Section 1.01)

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the related Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of the applicable Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three successive semiannual Regular Distribution Dates following the date of replacement of such Liquidity Facility (or, if such date of replacement is a Regular Distribution Date, on such date of replacement and the two succeeding Regular Distribution Dates) and issued by an entity (or entities) having the minimum Long-Term Rating from each Rating Agency designated in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider. (Intercreditor Agreement, Section 3.05(e))

The Liquidity Facility for each of the Class A Trust and Class B Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•	the earlier of (a) the anniversary of the Issuance Date immediately following the date on which the applicable Liquidity Provider has provided a Non-Extension Notice and (b) the 15th day after the Final Legal Distribution Date of the applicable Certificates;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

•	the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see “—Liquidity Events of Default”); and

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Section 1.01)

Each Liquidity Facility provides that, in the event that before the 25th day prior to any anniversary of the Issuance Date that is prior to the 15th day after the Final Legal Distribution Date of the applicable Certificates, the related Liquidity Provider shall have notified the Subordination Agent that such Liquidity Facility will not be extended beyond the immediately following anniversary date of the Issuance Date (the “Non-Extension Notice”) and such Liquidity Facility is not replaced by such 25th day, the Subordination Agent shall request a drawing in full up to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). (Liquidity Facilities, Sections 2.02(b)(i) and 2.10)

Subject to certain limitations, American may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence); provided that, if the initial Liquidity Provider is replaced, it shall be replaced with respect to all Liquidity Facilities under which it is the Liquidity Provider. (Intercreditor Agreement, Section 3.05(e)(i)) In addition, if a Liquidity Provider shall determine not to extend a Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made under such Liquidity Facility. (Intercreditor Agreement, Section 3.05(e)(ii)) A Liquidity Provider may also arrange for a Replacement Facility to replace the related Liquidity Facility at any time after a Downgrade Drawing under such Liquidity Facility as long as the Downgrade Drawing has not been reimbursed in full to such Liquidity Provider. (Intercreditor Agreement, Section 3.05(c)(iii)) If any Replacement Facility is provided at any time after a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider as described below under “—Liquidity Events of Default,” the Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(f), 3.05(i) and 3.05(k))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Sections 2.02(a) and 2.02(f))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Sections 2.05 and 2.09) See “Description of the Intercreditor Agreement—Priority of Distributions.”

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 3.75% per annum. Thereafter, interest will accrue at Libor for the applicable interest period plus 3.75% per annum. (Liquidity Facilities, Section 3.07)

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to American) plus one quarter of one percent (0.25%). (Liquidity Facilities, Section 1.01)

“Libor” means, with respect to any interest period, the rate per annum at which U.S. dollars are offered in the London interbank market as shown on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods. (Liquidity Facilities, Section 1.01)

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, the Libor rate determined or to be determined for such interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining advances, such Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Subordination Agent. If such notice is given, then the outstanding principal amount of the Libor advances under the related Liquidity Facility shall be converted to Base Rate advances thereunder effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). Each Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances shall be converted to Libor advances effective as the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings, Special Termination Drawings, Non-Extension Drawings and Final Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Drawing, a Non-Extension Drawing or a Final Drawing and deposited in a Cash Collateral Account will be treated as follows:

•	such amount will be released on any Distribution Date to the extent that such amount exceeds the Required Amount, first, to the applicable Liquidity Provider up to the amount of the Liquidity Obligations owed to it, and second, for distribution pursuant to the Intercreditor Agreement;

•	any portion of such amount withdrawn from the Cash Collateral Account for the applicable Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments.

In addition, if at any time after the Subordination Agent has made a Downgrade Drawing, the applicable Liquidity Provider has at least the applicable minimum Long-Term Rating for each Rating Agency specified for such Rating Agency in the definition of “Liquidity Threshold Rating” and so notifies the Subordination Agent, the Subordination Agent will withdraw the amount of such Downgrade Drawing that has not been applied as described above and reimburse such amount to such Liquidity Provider and the obligations of the applicable Liquidity Provider with respect to the related Liquidity Facility will be reinstated to the extent of such amount which has been reimbursed to such Liquidity Provider.

Any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest, (a) subject to clauses (b) and (c) below, at a rate equal to (i) in the case of a Downgrade Drawing, Libor for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin, (ii) in the case of a Special Termination Drawing, Libor for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin and (iii) in the case of a Non-Extension Drawing, the investment earnings on the amounts deposited in the Cash Collateral Account on the outstanding amount from time to time of such Non-Extension Drawing plus a specified margin, (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing is converted into a Final Drawing as described below under “—Liquidity Events of Default,” at a rate equal to Libor for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings,” the Base Rate) plus 3.75% per annum and (c) from and after the date, if any, on which a Special Termination Notice is given and any Downgrade Drawing or Non-Extension Drawing is converted into a Special Termination Drawing as described below under “—Liquidity Events of Default” at the rate applicable to Special Termination Drawings as described in clause (a)(ii) above.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	the acceleration of all of the Equipment Notes (provided that, if such acceleration occurs during the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $750 million); or

•	an American Bankruptcy Event. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related class of Certificates is greater than the aggregate outstanding principal amount of the related series of Equipment Notes (other than any such series of Equipment Notes previously sold or with respect to which the Aircraft related to such series of Equipment Notes has been disposed of) at any time during the 18-month period prior to the final expected Regular Distribution Date with respect to such class of Certificates, the Liquidity Provider of such Trust may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:

•	the related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

•	the Subordination Agent will promptly request, and the applicable Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

•	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility;

•	in the event a Special Termination Notice is given, all amounts owing to the applicable Liquidity Provider will be treated as a Special Termination Drawing for the purposes set forth under “Description of the Intercreditor Agreement—Priority of Distributions”; and

•	all amounts owing to the applicable Liquidity Provider will be automatically accelerated. (Liquidity Facilities, Section 6.01)

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions.” (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights,” a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

Liquidity Provider

The initial Liquidity Provider for each Trust will be Crédit Agricole Corporate and Investment Bank, acting through its New York Branch.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) to be entered into among the Trustees, the Liquidity Providers and Wilmington Trust Company, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the SEC.

Intercreditor Rights

General

The Equipment Notes relating to each Trust will be issued to, and registered in the name of, the Subordination Agent, as agent and trustee for the related Trustee. (Intercreditor Agreement, Section 2.01(a))

Controlling Party

Each Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing under an Indenture and subject to certain limitations described below, in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture. See “—Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Note was issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))

The “Controlling Party” will be:

•	if Final Distributions have not been paid in full to the holders of Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates and the Class B Certificates, but, if any Additional Certificates are outstanding, not to the holders of the most senior class of Additional Certificates, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph. (Intercreditor Agreement, Sections 2.06(b) and (c))

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing (but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under such Liquidity Facility)) and remains unreimbursed,

(y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated (provided that, (i) if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $750 million and (ii) in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall not be deemed accelerated for purposes of this subclause (z) until the expiration of the 60-Day Period or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations due to it (so long as such Liquidity Provider has not defaulted in its obligations to make any drawing under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and Certificateholders, subject to certain limitations. For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “—Limitation on Exercise of Remedies” and “Description of the Equipment Notes—Remedies.” (Intercreditor Agreement, Section 2.06(b))

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the occurrence of an American Bankruptcy Event, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. (Intercreditor Agreement, Section 4.01(a)(ii))

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of such related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider with respect to each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series A Equipment Notes and Series B Equipment Notes, (ii) interest on any Special Termination Drawing, Downgrade Drawing or Non-Extension Drawing payable under each Liquidity Facility in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by American exists with respect to interest on any Series A Equipment Notes or Series B Equipment Notes, the excess, if any, of the interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under each Liquidity Facility plus certain other amounts payable under each Liquidity Facility with respect thereto, over the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by American on the overdue scheduled interest on the Series A Equipment Notes and Series B Equipment Notes in respect of which such Drawing was made (or portion of Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing was used), multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to a Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Facility or if Additional Certificates with credit support similar to the Liquidity Facilities are issued. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” (Indentures, Section 2.14)

“Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including American) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a)(i))

If following certain events of bankruptcy, reorganization or insolvency with respect to American described in the Intercreditor Agreement (an “American Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of American to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and each Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of American unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider that has not made a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-day period under Section 1110 and to be effective, initially, for a period not longer than three months from the expiry of such 60-day period (an “Interim Restructuring Arrangement”)). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of the notification requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-day period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))

In the event that any Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Certificates represented by the then Controlling Party (as described in “Description of the Certificates—Certificate Buyout Right of Certificateholders”) prior to the expiry of the applicable notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Certificateholder fails to purchase such class of Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if an American Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of each Trustee) post such Appraisals on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a)(iii))

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section  1.01)

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:

•

to the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”);

•	to each Liquidity Provider (a) to the extent required to pay the accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to each Liquidity Provider (i)(a) to the extent required to pay interest accrued and unpaid on the Liquidity Obligations or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made under a Liquidity Facility that has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing under such Liquidity Facility;

•	to (i) if applicable, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under a Liquidity Facility or (y) a Final Drawing shall have occurred under a Liquidity Facility, the funding of the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of Certificates and (ii) each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations;

•	to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

•	to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class B Trustee (a) to the extent required to pay unpaid Class B Adjusted Interest on the Class B Certificates (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class B Adjusted Interest (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

•	to the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply; and

•	to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates. (Intercreditor Agreement, Sections 2.04 and 3.02)

If one or more classes of Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on such classes of Additional Certificates may rank ahead of certain obligations with respect to the Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date immediately before giving effect to such redemption, purchase or prepayment. The definition of “Applicable Fraction” will be revised if Additional Certificates are issued. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

“Liquidity Obligations” means, with respect to each Liquidity Provider, the obligations to reimburse or to pay such Liquidity Provider all principal, interest, fees and other amounts owing to it under the applicable Liquidity Facility or certain other agreements. (Intercreditor Agreement, Section 1.01)

“Liquidity Expenses” means, with respect to each Liquidity Provider, all Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the applicable Liquidity Facility. (Intercreditor Agreement, Section 1.01)

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the Issuance Date, the original aggregate face amount of the Certificates of such Trust), and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions. (Intercreditor Agreement, Section 1.01)

“Class B Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class B Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Distribution Date and (y) the sum of interest for each Series B Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), determined at the Stated Interest Rate for the Class B Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note or Aircraft, as the case may be, on the principal amount of such Series B Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible B Pool Balance. (Intercreditor Agreement, Section 1.01)

“Eligible B Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series B Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series B Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series B Equipment Note relates, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following such Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series B Equipment Note, (iii) if such Series B Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series B Equipment Note over (y) the purchase price received with respect to such sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series B Equipment Note, the outstanding principal amount of such Series B Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note. (Intercreditor Agreement, Section 1.01)

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default. (Intercreditor Agreement, Section 1.01)

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class A Trust or the Class B Trust, as applicable, will be distributed to the Trustee for such class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Sections  3.05(b) and 3.05(f))

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for the giving of notice or its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity Provider, reduce the amount of principal or interest payable by American under any Equipment Note. In addition, see the last paragraph under “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements” for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements, Note Purchase Agreement or other related documents. (Intercreditor Agreement, Section 8.01(b))

Certain Communications with Certificateholders

If the Subordination Agent, in its capacity as a holder of Equipment Notes issued under an Indenture, receives a notice of substitution of the related Airframe, as described under “Description of the Equipment Notes—Security—Substitution of Airframe,” or a notice of replacement of the related Airframe, as described under “Description of the Equipment Notes—Certain Provisions of the Indentures—Events of Loss,” the Subordination Agent shall promptly provide a copy of such notice to each Trustee, each Liquidity Provider and each Rating Agency and, on behalf of each Trustee, the Subordination Agent shall post such notice on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make the contents of such notice available to all Certificateholders. (Intercreditor Agreement, Section 6.11)

Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of American to make payments on any Equipment Note and on every Regular Distribution Date while the

Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and American a statement setting forth the following information:

•	after an American Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110, (ii) subject to an election by American under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii);

•	to the best of the Subordination Agent’s knowledge, after requesting such information from American, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. American has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture (Note Purchase Agreement, Section 4(a)(vi));

•	the current Pool Balance of each class of Certificates, the Eligible B Pool Balance and outstanding principal amount of all Equipment Notes for all Aircraft;

•	the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

•	the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

•	details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party);

•	if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility;

•	the amounts currently owed to each Liquidity Provider;

•	the amounts drawn under each Liquidity Facility; and

•	after an American Bankruptcy Event, any operational reports filed by American with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))

The Subordination Agent

Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. American and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Adam Vogelsong, Ref: American Airlines 2015-1 EETC.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. American (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Trusts are expected to hold Equipment Notes issued for, and secured by, each of (a) eight Airbus A319-112 aircraft delivered new to American from July 2013 to February 2015, (b) five Boeing 737-823 aircraft either delivered new to American from September 2009 to February 2015 or newly manufactured and scheduled for delivery to American in March 2015, (c) one Boeing 787-8 aircraft either delivered new to American in January 2015 or February 2015 or newly manufactured and scheduled for delivery to American from March 2015 to May 2015, (d) five Boeing 777-323ER aircraft delivered new to American from April 2014 to February 2015 and (e) nine Embraer ERJ 175 LR aircraft newly manufactured and scheduled for delivery to American from July 2015 to September 2015. Four of the Airbus A319-112 aircraft, each Boeing 737-823 aircraft, the Boeing 787-8 aircraft, each Boeing 777-323ER aircraft and each Embraer ERJ 175 LR aircraft is, or upon delivery to American will be, owned by American. The Owner Trust Aircraft, consisting of four of the Airbus A319-112 aircraft, are held by owner trusts and leased by American as of the date of this prospectus supplement. American owns the beneficial interest in each such owner trust as of the date of this prospectus supplement. American expects that it will terminate each such owner trust and take title to each such Owner Trust Aircraft prior to the Issuance Date. If American does not terminate any such owner trust and take title to the related Owner Trust Aircraft prior to the Issuance Date, it will be a condition to the issuance of the Equipment Notes with respect to such Owner Trust Aircraft that American terminate the related owner trust and take title to such Owner Trust Aircraft prior to any such issuance. Each Owned Aircraft, including each Owner Trust Aircraft, is being operated by American. American expects that each New Delivery Boeing Aircraft will be operated by American and that each New Delivery Embraer Aircraft will be leased by American to Compass, a regional carrier that will operate such aircraft on behalf of American in regional operations pursuant to a capacity purchase agreement. The airframe constituting part of an Aircraft is referred to herein as an “Airframe,” and each engine constituting part of an Aircraft is referred to herein as an “Engine.” The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States with respect to the Aircraft for aircraft noise abatement. The “ER” and “LR” designations are provided by the manufacturers and are not recognized by the FAA. See “Description of the Aircraft and the Appraisals—The Appraisals” for a description of (a) the eight Airbus A319-112 aircraft to be financed pursuant to this offering, (b) the six Boeing 737-823 aircraft from which American will select the five Boeing 737-823 aircraft to be financed pursuant to this Offering, (c) the six Boeing 787-8 aircraft from which American will select the Boeing 787-8 aircraft to be financed pursuant to this offering, (d) the six Boeing 777-323ER aircraft from which American will select the five Boeing 777-323ER aircraft to be financed pursuant to this offering and (e) the nine Embraer ERJ 175 LR aircraft to be financed pursuant to this offering.

The Airbus A319-112 aircraft is a narrow-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the A319-112 aircraft is 128 seats. The Airbus A319-112 aircraft is powered by two CFM56-5B7/3 model commercial jet engines manufactured by CFM International.

The Boeing 737-823 aircraft is a narrow-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the 737-823 aircraft is 150 seats. The Boeing 737-823 aircraft is powered by two CFM56-5B27/3 or CFM56-5B27/E model commercial jet engines manufactured by CFM International.

The Boeing 787-8 aircraft is a wide-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the 787-8 aircraft is 226 seats. The Boeing B787-8 aircraft is powered by two GEnx-1B70 model commercial jet engines manufactured by General Electric. The Boeing 787-8 is approved for ETOPs.

The Boeing 777-323ER aircraft is a wide-body commercial jet aircraft. Current seating capacity in American’s three-class configuration for the 777-323ER aircraft is 310 seats. The Boeing B777-323ER aircraft is powered by two GE90-115BL model commercial jet engines manufactured by General Electric. The Boeing 777-323ER is approved for ETOPs.

The Embraer ERJ 175 LR aircraft is a narrow-body regional commercial jet aircraft. Current seating capacity in American’s two-class configuration for the ERJ 175 LR aircraft is 76 seats. The Embraer ERJ 175 LR aircraft is powered by two CF34-8E5 model commercial jet engines manufactured by General Electric.

The Appraisals

The table below sets forth the appraised values of the Aircraft to be financed (or, in the case of the Boeing 737-823, Boeing 787-8 and Boeing 777-323ER aircraft, that may be financed), as determined by AISI, BK and mba, independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft. Under the Note Purchase Agreement, the following 28 Aircraft will be financed: (a) the eight Airbus A319-112 aircraft listed below, (b) five of the six Boeing 737-823 aircraft listed below, (c) one of the six Boeing 787-8 aircraft listed below, (d) five of the six Boeing 777-323ER aircraft listed below and (e) the nine new Embraer ERJ 175 LR aircraft listed below.

				Appraiser’s Valuations
	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery(1)				Appraised Value(2)
Aircraft Type				AISI	BK	mba
Airbus A319-112(3)	N9002U	5698	July 2013	$41,300,000	$33,259,035	$33,740,000	$33,740,000
Airbus A319-112(3)	N9006	5761	August 2013	41,390,000	33,310,175	33,930,000	33,930,000
Airbus A319-112(3)	N5007E	5781	September 2013	41,530,000	33,395,156	34,120,000	34,120,000
Airbus A319-112(3)	N8009T	5788	September 2013	41,480,000	33,373,736	34,120,000	34,120,000
Airbus A319-112	N9026C	6429	January 2015	46,340,000	35,930,000	37,430,000	37,430,000
Airbus A319-112	N8027D	6437	January 2015	46,340,000	35,930,000	37,430,000	37,430,000
Airbus A319-112	N12028	6456	February 2015	47,900,000	35,930,000	37,460,000	37,460,000
Airbus A319-112	N9029F	6491	February 2015	47,900,000	35,930,000	37,460,000	37,460,000

Boeing 737-823	N806NN	29561	September 2009	32,700,000	31,800,000	31,610,000	31,800,000
Boeing 737-823	N807NN	31077	September 2009	32,740,000	31,820,000	31,650,000	31,820,000
Boeing 737-823	N964NN	31210	January 2015	48,760,000	48,260,000	47,620,000	48,213,000
Boeing 737-823	N965NN	33239	January 2015	50,460,000	48,260,000	47,620,000	48,260,000
Boeing 737-823	N966NN	33240	February 2015	50,540,000	48,260,000	47,660,000	48,260,000
Boeing 737-823	N967NN	31214	March 2015	50,630,000	48,260,000	47,700,000	48,260,000

Boeing 787-8(4)	N800AN	40618	January 2015	116,350,000	117,410,000	118,400,000	117,387,000
Boeing 787-8(4)	N801AC	40619	February 2015	116,550,000	117,410,000	118,500,000	117,410,000
Boeing 787-8(4)	N802AN	40620	March 2015	116,740,000	117,410,000	118,600,000	117,410,000
Boeing 787-8(4)	N804AN	40622	April 2015	116,930,000	118,160,000	118,700,000	117,930,000
Boeing 787-8(4)	N805AN	40623	April 2015	116,930,000	118,160,000	118,700,000	117,930,000
Boeing 787-8(4)	N806AA	40624	May 2015	117,130,000	118,160,000	118,790,000	118,027,000

Boeing 777-323ER(4)	N728AN	31553	April 2014	155,050,000	160,680,000	153,010,000	155,050,000
Boeing 777-323ER(4)	N729AN	33127	May 2014	155,540,000	161,060,000	153,880,000	155,540,000
Boeing 777-323ER(4)	N730AN	31554	July 2014	155,990,000	162,110,000	155,640,000	155,990,000
Boeing 777-323ER(4)	N731AN	33523	October 2014	156,820,000	163,720,000	158,280,000	158,280,000
Boeing 777-323ER(4)	N732AN	31549	December 2014	157,300,000	164,160,000	160,030,000	160,030,000
Boeing 777-323ER(4)	N733AR	33524	February 2015	164,110,000	165,390,000	160,810,000	163,437,000

Embraer ERJ 175 LR	N206NN	17000486	July 2015	30,550,000	28,150,000	30,040,000	29,580,000
Embraer ERJ 175 LR	N207AN	17000487	July 2015	30,550,000	28,150,000	30,040,000	29,580,000
Embraer ERJ 175 LR	N208AN	17000492	July 2015	30,550,000	28,150,000	30,040,000	29,580,000
Embraer ERJ 175 LR	N209NN	TBD	August 2015	30,600,000	28,150,000	30,070,000	29,607,000
Embraer ERJ 175 LR	N210NN	TBD	August 2015	30,600,000	28,150,000	30,070,000	29,607,000
Embraer ERJ 175 LR	N211NN	TBD	August 2015	30,600,000	28,150,000	30,070,000	29,607,000
Embraer ERJ 175 LR	N212NN	TBD	September 2015	30,650,000	28,150,000	30,090,000	29,630,000
Embraer ERJ 175 LR	N213NN	TBD	September 2015	30,650,000	28,150,000	30,090,000	29,630,000
Embraer ERJ 175 LR	N214NN	TBD	September 2015	30,650,000	28,150,000	30,090,000	29,630,000

Total:				$2,540,850,000	$2,470,898,101	$2,463,490,000	$2,463,175,000

(1)

The indicated registration number, manufacturer’s serial number and delivery month for each New Delivery Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between

American and the applicable aircraft manufacturer and financed under this offering. The delivery deadline for purposes of financing a New Delivery Aircraft pursuant to this offering is December 31, 2015 (or later under certain circumstances). The actual delivery date of any New Delivery Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “—Deliveries of Aircraft.” In addition, American has certain rights to finance a Substitute Aircraft in lieu of any New Delivery Aircraft if the delivery of such New Delivery Aircraft is delayed for more than 30 days after the last day of the month scheduled for delivery. See “—Substitute Aircraft.”

(2)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of each such Aircraft. In the case of the Owned Aircraft, such appraisals indicate the appraised base value of each Aircraft, adjusted for the maintenance status of such Aircraft at or around the time of such appraisals, and in the case of the New Delivery Aircraft, such appraisals indicate the appraised base value projected as of the currently scheduled delivery month for such New Delivery Aircraft. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(3)	This aircraft is an Owner Trust Aircraft as of the date of this prospectus supplement. American owns the beneficial interest in the related owner trust as of the date of this prospectus supplement. American expects that it will terminate such owner trust and take title to such aircraft prior to the Issuance Date. If American does not terminate such owner trust and take title to such aircraft prior to the Issuance Date, it will be a condition to the issuance of an Equipment Note with respect to this aircraft that American terminate such owner trust and take title to such aircraft prior to any such issuance.
(4)	This aircraft is approved for Extended-range Twin-engine Operations (“ETOPs”).

According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use.” An aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value of (i) each New Delivery Aircraft based on appraised base value projected as of the currently scheduled delivery month for such New Delivery Aircraft and (ii) each Owned Aircraft based on appraised base value adjusted for the maintenance status of such Owned Aircraft at or about the time of the appraisals. As part of this process, all three Appraisers performed “desk-top” appraisals without any physical inspection of the Aircraft. The BK appraisal is dated February 17, 2015, and the AISI appraisal and the mba appraisal are each dated February 18, 2015. The appraised values provided by each of AISI, BK and mba are presented as of or around the respective dates of their appraisals. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. The appraisals are based on base value and on various significant assumptions and methodologies which vary among the appraisals. In particular, the appraisals of each of the Aircraft indicated the appraised base value of such Aircraft, adjusted for the maintenance status of such Aircraft at or around the time of such appraisals. A different maintenance status may result in different valuations. Appraisals that are more current or that are based on different assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals of the Aircraft.

The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters. In addition, we have set forth on Appendix III to this prospectus supplement a summary of the base value, maintenance adjustment and maintenance adjusted base value determined by each Appraiser with respect to each Aircraft.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case, and the appraisals of the New Delivery Aircraft are estimates of values as of the future delivery date. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Deliveries of Aircraft

The Note Purchase Agreement provides that the period for financing the Aircraft under this offering will expire on the earlier of (a) the Outside Termination Date and (b) the date on which Equipment Notes issued with respect to all of the Aircraft have been purchased by the Trustees in accordance with the Note Purchase Agreement (the “Delivery Period Termination Date”).

On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, American agrees to enter into a secured debt financing agreement with respect to each Aircraft on or prior to the Outside Termination Date.

The New Delivery Aircraft are scheduled for delivery under aircraft purchase agreements between American and, as applicable, Boeing or Embraer, during the period from March 2015 to September 2015. See the table under “—The Appraisals” for the currently scheduled month of delivery of each New Delivery Aircraft. Under each such aircraft purchase agreement, delivery of an aircraft may be delayed due to “excusable delay,” which includes, among other things, acts of God, war, government acts, fires or floods, strikes or labor troubles causing cessation, slowdown or interruption of work, and certain other causes beyond the applicable manufacturer’s control. American cannot predict whether or not delivery of any of the New Delivery Aircraft will be postponed beyond the currently scheduled delivery month.

Substitute Aircraft

If the delivery date for any New Delivery Aircraft is delayed more than 30 days beyond the last day of the month scheduled for delivery, American may substitute therefor an aircraft not included in the New Delivery Aircraft meeting the following conditions (each, a “Substitute Aircraft”):

•	a Substitute Aircraft must be of the same model as the New Delivery Aircraft being replaced; and

•	American must obtain written confirmation from each Rating Agency with respect to each class of Certificates then rated by such Rating Agency that substituting such Substitute Aircraft for the replaced New Delivery Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of such Certificates. (Note Purchase Agreement, Section 1(h))

If delivery of any New Delivery Aircraft is delayed beyond the Delivery Period Termination Date, and American does not exercise its right to replace such New Delivery Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon but without any premium. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.”

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain material terms of the Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Equipment Notes, the form of Indenture, the form of Participation Agreement and the Note Purchase Agreement, copies of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, American agrees to enter into a secured debt financing with respect to each Aircraft on or prior to the Outside Termination Date. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft that are substantially in the forms attached to the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” The description of the terms of the Equipment Notes in this prospectus supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to an Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. Although such changes are permitted under the Note Purchase Agreement, American must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the ratings of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such agreements also must in any event comply with the Required Terms. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or the Liquidity Providers. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

General

Pursuant to the terms of a participation agreement among American, the Trustees, the Subordination Agent and the Loan Trustee with respect to each Aircraft (each, a “Participation Agreement”), the Trusts will purchase from American the related Equipment Notes to be issued under the related Indenture. Equipment Notes will be issued in two series with respect to each Aircraft, the “Series A Equipment Notes” and the “Series B Equipment Notes” (the Series B Equipment Notes, together with the Series A Equipment Notes, the “Equipment Notes”). American may elect to issue one or more series of Additional Equipment Notes with respect to an Aircraft at any time (including the issuance of Additional Equipment Notes of the same series designation as previously issued Additional Equipment Notes that have been paid in full), which will be funded from sources other than this offering. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” The Equipment Notes with respect to each Aircraft will be issued under a separate indenture and security agreement (each, an “Indenture”) between American and Wilmington Trust Company, as loan trustee thereunder (each, a “Loan Trustee”). The Equipment Notes will be direct, full recourse obligations of American.

Subordination

The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•	the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture;

•

if American issues any series of Additional Equipment Notes under an Indenture, the indebtedness evidenced by such series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes and the Series B Equipment Notes issued and, if applicable, any previously or concurrently issued series of Additional Equipment Notes ranking senior to such series of Additional Equipment Notes, in each case, under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates”); and

•	the indebtedness evidenced by the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))

By the acceptance of its Equipment Notes of any series issued under any Indenture, each holder of such series of Equipment Notes (each, a “Noteholder”) will agree that:

•	if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

•	if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))

By acceptance of its Equipment Notes of any series under any Indenture, each Noteholder of such series will also:

•	agree to and will be bound by the subordination provisions in such Indenture;

•	authorize and direct the Loan Trustees under all Indentures on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

•	appoint the Loan Trustees under all Indentures as such Noteholder’s attorney-in-fact for such purpose. (Indentures, Section 2.13(a))

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. (Intercreditor Agreement, Section 3.02)

During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “—Remedies,” then after payment in full of: first, the persons indemnified under “—Indemnification” and certain other expenses with respect to such Indenture; second, the Series A Equipment Notes under such Indenture; third, the Series B Equipment Notes under such Indenture; and, if applicable, fourth, any Additional Equipment Notes under such Indenture; any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent (“Related Equipment Notes”). After payment in full of such indemnity and expense obligations, any remaining excess proceeds will be available to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under “—Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified American that it intends to exercise remedies under such Indenture (see “—Remedies”) (each such Indenture, a “Defaulted Operative Indenture”) in the following order of priority: first, to Series A Equipment Notes, Series B Equipment Notes and, if applicable, Additional Equipment Notes, ratably as to each such series; and second, in the absence of any such shortfall, such excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such Related Equipment Notes (see “—Security”). (Indentures, Section 3.03)

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each issued and outstanding Equipment Note at the rate applicable to such Equipment Note on May 1 and November 1 of each year, commencing on the first such date to occur after the issuance thereof. Interest on the Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable under each series of Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to such series of Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law. (Indentures, Section 2.01)

Scheduled principal payments on the issued and outstanding Series A Equipment Notes and Series B Equipment Notes will be made on May 1 and November 1 in certain years, commencing on November 1, 2015 and ending on May 1, 2027 in the case of the Series A Equipment Notes and May 1, 2023 in the case of the Series B Equipment Notes. See “Description of the Certificates—Pool Factors” for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.

American is also required to pay under each Indenture such Indenture’s pro rata share of the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and of compensation and certain expenses payable to the Subordination Agent. (Indentures, Section 2.14)

Redemption

If an Event of Loss occurs with respect to an Aircraft under any Indenture and such Aircraft is not replaced by American under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any premium, and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 2.10)

All of the outstanding Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of American; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem the outstanding Series B Equipment Notes or any series of Additional Equipment Notes issued with respect to all Aircraft in connection with a refinancing of such series. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” The redemption price in the case of any optional redemption of outstanding Equipment Notes under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)

Notice of any such redemption will be given by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from American to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)

“Make-Whole Amount” means with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by American (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360 day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus     % in the case of the Series A Equipment Notes and     % in the case of the Series B Equipment Notes (each such percentage, a “Make-Whole Spread”), exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)

For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. (Indentures, Annex A)

“Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Equipment Notes issued under any Indenture will be secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures, as well as an assignment for security purposes to the Loan Trustee of certain of American’s warranty rights under its purchase agreement with Airbus, Boeing or Embraer, as applicable. (Indentures, Granting Clause)

Since the Equipment Notes are so cross-collateralized, any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “—Subordination” above. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110.

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 7.05) At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due have been paid, the lien on such Aircraft will be released and such Aircraft will cease to be included in the collateral pool. (Indentures, Section 10.01) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

Substitution of Airframe

American may elect to release any Airframe from the security interest of the related Indenture and substitute for it an airframe of the same model, free and clear of all liens (other than certain permitted liens), so long as:

•	no Indenture Event of Default has occurred and is continuing at the time of substitution;

•	the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such Indenture on the issuance date of the Equipment Notes under such Indenture (each such date of manufacture to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such airframe); and

•	the substitute airframe has an appraised current market value, adjusted for its maintenance status, not less than that of the released Airframe (assuming that it had been maintained in accordance with the terms of the related Indenture).

If American elects to substitute an Airframe, American is required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such substitution), and (ii) as to the due registration of the replacement aircraft of which such substitute airframe is part, the due recordation of a supplement to the Indenture relating to such substitute airframe, the registration of such substitute airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the relevant Loan Trustee in such substitute airframe. (Indentures, Section 7.04(e))

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of American, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section 1110.

Loan to Value Ratios of Equipment Notes

The tables in Appendix IV to this prospectus supplement set forth the LTVs for the Series A Equipment Notes and Series B Equipment Notes to be issued in respect of each Aircraft (assuming that the five Boeing 737-823 aircraft, the Boeing 787-8 aircraft and the five Boeing 777-323ER aircraft listed under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” in this prospectus supplement are financed hereunder) as of (i) November 1, 2015, assuming such Aircraft has been subjected to the related Indenture and each Trust has purchased the applicable Equipment Notes as of November 1, 2015 (the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering) and (ii) each Regular Distribution Date thereafter. With respect to each Aircraft, the LTVs for any date prior to November 1, 2015 are not included because November 1, 2015 is the first Regular Distribution Date to occur after all Aircraft are expected to have been financed pursuant to this offering.

The LTVs for each Regular Distribution Date listed in the tables in Appendix IV were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus in the case of the Series B Equipment Notes, the outstanding balance of the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding.

The tables in Appendix IV are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% per year each year after that. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Limitation of Liability

Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)

Indenture Events of Default, Notice and Waiver

“Indenture Events of Default” under each Indenture will include:

•	the failure by American to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

•	the failure by American to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other related Operative Document for more than 30 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture;

•	the failure by American to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

•	the failure by American to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related Operative Document that continues for a period of 60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such failure;

•	any representation or warranty made by American in the related Operative Documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such incorrectness;

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of American; or

•	the occurrence and continuance of an “Indenture Event of Default” under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement;

provided that notwithstanding anything to the contrary set forth in the foregoing, any failure of American to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as American is continuing to comply with all of the terms set forth under “—Events of Loss.” (Indentures, Section 4.01)

Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all of the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section 4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.

Remedies

The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal amount of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). If certain events of bankruptcy or insolvency occur with respect to American, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the Operative Documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Sections 4.02(a) and (d))

Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.”

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults. A default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor, need not be cured. Further, any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.”

It is a condition to each Trustee’s obligations to purchase Equipment Notes with respect to each Aircraft that counsel to American provide an opinion to the Trustees that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion will be subject to certain qualifications and assumptions.

The opinion of counsel to American will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “—Certain Provisions of the Indentures—Events of Loss.” The opinion of counsel to American also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by American.

In certain circumstances following the bankruptcy or insolvency of American where the obligations of American under any Indenture exceed the value of the Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against American on such Equipment Notes after the disposition of the Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against American available to the Trustees for the most junior classes.

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

“Operative Documents” means, with respect to any Indenture, such Indenture, the Equipment Notes issued thereunder, the related Participation Agreement and other operative documents referred to in such Indenture. (Indentures, Annex A)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Equipment Notes and Participation Agreement may not be amended or modified, except to the extent indicated below.

Any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to American and the assumption by any such successor of the covenants of American contained in such Indenture and any of the other related Operative Documents; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be; (vii) correct, supplement or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture the applicable Airframe or Engines or any substitute Airframe or any replacement Airframe or replacement Engine; (viii) add to the covenants of American for the benefit of the Noteholders or any other beneficiary of the security under such Indenture or surrender any rights or powers conferred upon American under such Indenture; (ix) add to rights of the Noteholders or any other beneficiary of the security under such Indenture; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) give effect to the replacement of a Liquidity Provider with a replacement liquidity provider and the replacement of a Liquidity Facility with a Replacement Facility and, if a Replacement Facility is to be comprised of more than one instrument, incorporate appropriate mechanics for multiple liquidity facilities for the applicable Trust; (xiii) give effect to the replacement of the Depositary with a Replacement Depositary and the agreements related thereto; (xiv) evidence the succession of a new escrow agent or a new paying agent under the Escrow Agreements pursuant thereto or the removal of the Escrow Agent or the Paying Agent thereunder; or (xv) provide for the issuance, in connection with a refinancing or reissuance, of Series B Equipment Notes, or the issuance or successive redemption and issuance or reissuance from time to time of one or more series of Additional Equipment Notes and for the issuance of pass through certificates by any pass through trust that acquires any such Series B Equipment Notes or Additional Equipment Notes, and make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith), and provide for any credit support for any pass through certificates relating to any such Series B Equipment Notes or Additional Equipment Notes (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider,” and if such Liquidity Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple liquidity facilities for a single pass through trust)); provided that such Series B Equipment Notes or Additional Equipment Notes, as the case may be, are issued in accordance with the Note Purchase Agreement, the applicable Participation Agreement and the Intercreditor Agreement. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” (Indentures, Section 9.01)

Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things: (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Notes issued under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under “—Subordination” or this clause (iii) or deprive any holder of a Related Equipment Note of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

Indemnification

American will indemnify each Loan Trustee, the Liquidity Providers, the Subordination Agent, the Escrow Agent, the Paying Agent, the escrow agent (if any) and paying agent (if any) with respect to the Additional Certificates, if issued, and each Trustee, but not, in any case, the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) No Loan Trustee will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under an Indenture.

No Loan Trustee will be required to take any action or refrain from taking any action (other than notifying the Noteholders if it knows of an Indenture Event of Default or of a default arising from American’s failure to pay when due principal, interest or Make-Whole Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

Certain Provisions of the Indentures

Each of the Indentures will provide for the following with respect to the Aircraft, Airframe and Engines subject thereto.

Maintenance and Operation

American will be obligated, among other things and at its expense, to keep the Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than during temporary periods of storage, maintenance, testing or modification, during periods of grounding by applicable governmental authorities, during periods when the FAA or other applicable aviation authority has revoked or suspended the airworthiness certificates for aircraft of the same manufacturer and model as the Aircraft, and except where failure to do so results in minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof or to the extent American or any lessee is contesting in good faith the validity or application of any law or requirement relating to such certification in any manner that does not create a material risk of sale, loss or forfeiture of the Aircraft or the interest of the Loan Trustee therein). (Indentures, Section 7.02(a), (c) and (e))

American will agree not to maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law, rule or regulation of any government having jurisdiction over the Aircraft, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by such government, except immaterial or non-recurring violations with respect to which corrective measures are taken promptly by American or a lessee and except to the extent American (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the Indenture. (Indentures, Section 7.02(b))

American or any lessee must make (or cause to be made) all alterations, modifications, and additions to the Airframe and any Engine necessary to meet the applicable requirements of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered, except where failure to do so results in immaterial and non-recurring violations with respect to which corrective measures are being taken promptly by American or such lessee, and except for any requirement the validity or application of which is being contested in good faith by American or any lessee in any reasonable manner which does not materially adversely affect the Loan Trustee’s interest in the Aircraft, does not impair the Loan Trustee’s security interest or “international interest” in the Aircraft and does not involve any material risk of sale, forfeiture or loss of the Aircraft. American (or any lessee) may add further parts and make other alterations, modifications, and additions to the Airframe or any Engine as American (or any such lessee) may deem desirable in the proper conduct of its business, including, without limitation, removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of the Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming the Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility) of the Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that American deems obsolete or no longer suitable or appropriate for use on the Airframe or Engine. American may also make alterations in the passenger configuration of the Aircraft. All parts (with certain exceptions) incorporated or installed in or added to the Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. American (or any lessee) is permitted to remove (without replacement) parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to the Airframe or Engine at the time of delivery thereof to American, as well as any part that is not required to be incorporated or installed in or attached to the Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, or any part that can be removed without materially diminishing the requisite value or utility of the Aircraft. Such removable parts may be leased or financed by third parties other than the Loan Trustee. Notwithstanding the foregoing, American may install passenger convenience equipment owned by American or any lessee or by third parties and leased or otherwise furnished to American, and American may remove and not replace the same, so long as the installation of any such passenger convenience equipment does not impair or otherwise affect the rights and remedies of the Loan Trustee. (Indentures, Section 7.04(c))

Except as set forth above, American will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to the Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

Registration, Leasing and Possession

Although American has certain re-registration rights, as described below, American generally is required to keep the Aircraft duly registered under the Transportation Code with the FAA and to record the Indenture under the Federal Aviation Act. (Indentures, Section 7.02(e)) In addition, American will register the “international interests” created pursuant to the Indenture under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). (Indentures, Section 7.02(e)) Although American has no current intention to do so, American will be permitted to register the Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the Indenture in the Aircraft. (Indentures, Section 7.02(e)) American also will be permitted, subject to certain limitations, to lease the Aircraft or any Engine to any United States certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (or their affiliates acting under an unconditional guarantee of such manufacturer). American expects that, at or about the time an Embraer ERJ 175 LR aircraft is delivered by Embraer to American, such Aircraft will be leased by American to Compass, a regional carrier, in compliance with the terms of the applicable Indenture. The lease between American and Compass will be subject and subordinate to the Indenture. No such lease will relieve American of its obligations under the corresponding Indenture. Compass has agreed with American to operate such Embraer ERJ 175 LR Aircraft on behalf of American in regional operations pursuant to a capacity purchase agreement. In addition, subject to certain limitations, American (and any lessee) will be permitted to transfer possession of the Airframe or any Engine other than by lease, including transfers of possession by American or any lessee in connection with certain interchange, borrowing, pooling and other arrangements, “wet leases,” transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, the Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on American’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Mortgage Convention”) or a party to the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Mortgage Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time. The recordation of the Indenture and certain other documents with respect to the Aircraft under the Federal Aviation Act will give the Loan Trustee a first-priority, perfected security interest in the Aircraft under United States law. The Mortgage

Convention provides that such security interest will be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Mortgage Convention. The Cape Town Treaty provides, that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. However, it is unclear how the Cape Town Treaty will be applied in such jurisdictions given the novelty of the Cape Town Treaty and the paucity of legal precedents with respect to the Cape Town Treaty.

In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of such Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors—Risks Relating to the Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive.”

In addition, some jurisdictions may allow for other liens or other third-party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture. See “Risk Factors—Risks Relating to the Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive.”

Liens

American is required to maintain the Aircraft free of any liens, other than the lien of the Indenture, any other rights existing pursuant to the other related Operative Documents and Transaction Documents, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture (including, but not limited to, the rights of Compass as lessee of the New Delivery Embraer Aircraft if, as American expects, such Aircraft are leased to Compass) and liens attributable to other parties to the related Operative Documents and Transaction Documents related thereto and other than certain other specified liens, including but not limited to: (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (ii) materialmen’s, mechanics’, workers’, landlord’s, repairmen’s, employees’ or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (iii) judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay and so long as during any such 60 day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein or impair the lien of the Indenture; (iv) salvage or similar rights of insurers under insurance policies maintained by American; (v) any other lien as to which American (or any lessee) has provided a bond, cash collateral or other security adequate in the reasonable opinion of the Loan

Trustee; and (vi) liens approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)

“Transaction Documents” means, with respect to any Indenture, the related Operative Documents, together with each Pass Through Trust Agreement, the Note Purchase Agreement, each Deposit Agreement, each Escrow Agreement, the Intercreditor Agreement and each Liquidity Facility. (Indentures, Annex A)

Replacement of Parts; Alterations

Subject to certain limited exceptions, American is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to the Aircraft and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use. (Indentures, Section 7.04(a)) American or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business, including removal (without replacement) of parts, so long as such alteration, modification or addition does not materially diminish the fair market value or utility of the related Aircraft or Engine (except that the value (but not the utility) of the Airframe or any Engine may be reduced by the value of any such parts that shall have been removed that American or such lessee deems obsolete or no longer suitable or appropriate for use on the Airframe or any Engine). (Indentures, Section 7.04(c))

Insurance

Subject to certain exceptions, American is required to maintain, at its expense (or at the expense of a lessee), all-risk aircraft hull insurance covering the Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by American (or any permitted lessee) with respect to other aircraft operated by American (or any permitted lessee) on same or similar routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to the Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If the Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the day following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the “Loan Amount”) will be paid to the Loan Trustee. If the Aircraft, the Airframe or any Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $6,000,000 (in the case of an Airbus A319-112), $6,000,000 (in the case of a Boeing 737-823), $20,000,000 (in the case of a Boeing 787-8), $20,000,000 (in the case of a Boeing 777-323ER) and $5,000,000 (in the case of an Embraer ERJ 175 LR), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to American unless there is a continuing Indenture Event of Default, in which event all insurance proceeds for any loss or damage to the Aircraft (or Engine) up to an amount equal to the Loan Amount will be payable to the Loan Trustee. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(b))

In addition, American is obligated to maintain or cause to be maintained aircraft liability insurance at its expense (or at the expense of a lessee), including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer’s product liability insurance), and contractual liability insurance with respect to the Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in American’s fleet on which American carries insurance and operated by American on the same or similar routes on which the Aircraft is operated. (Indentures, Section 7.06(a))

American is also required to maintain (or cause a lessee to maintain) aircraft liability war risk and allied perils insurance if and to the extent the same is maintained by American or such lessee, as the case may be, with respect to other aircraft operated by American or such lessee, as the case may be, on the same or similar routes. (Indentures, Sections 7.06(a) and(b))

American may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which American carries insurance, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case American may self-insure the Aircraft to such higher level. In addition, American may self-insure to the extent of (i) any applicable deductible per occurrence that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(c))

American is required to name the Loan Trustee, each Trustee, the Subordination Agent and the Liquidity Providers as additional insured parties under the liability insurance policy required with respect to the Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of American. (Indentures, Sections 7.06(a) and 7.06(b))

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, American must elect within 90 days after such occurrence (i) to replace the Airframe and any such Engines or (ii) to pay the Loan Trustee the outstanding principal amount of the Equipment Notes relating to the Aircraft together with accrued interest thereon, but without any premium. Depending upon American’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, American will (i) redeem the Equipment Notes under the Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be), free and clear of all liens (other than certain permitted liens) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If American elects to replace the Airframe (or the Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engines of the same model as the Airframe or Airframe and Engines to be replaced or a comparable or improved model, and with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines were in the condition and repair required by the Indenture. American is also required to provide to the Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Indenture relating to such replacement aircraft, the registration of such replacement airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the replacement airframe and engines as the case may be. If American elects not to replace the Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to the Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Indenture will terminate with respect to the Aircraft, and the obligation of American thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by American will be deposited with the Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to the Aircraft will be distributed by the Loan Trustee to American. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

If an Event of Loss occurs with respect to an Engine alone, American will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). In addition, American will have the right at any time to replace any Engine with another engine, free and clear of all liens (other than certain permitted liens). In each case, the replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the Indenture. (Indentures, Sections 7.04(d) and 7.05(b))

An “Event of Loss” with respect to the Aircraft, the Airframe or any Engine means any of the following events with respect to such property:

•	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

•	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

•	the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

•	the requisition for use of such property by any government (other than a requisition for use by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by American (or any lessee) for a period exceeding 12 consecutive months;

•	the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless American has obtained indemnity or insurance in lieu thereof from such government;

•	any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use not involving a requisition of title) for any reason of the Aircraft, the Airframe, or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by American (or a permitted lessee) for a period in excess of 180 consecutive days;

•	as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless American is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

•	with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement or the requisition for use of by any government of such Engine not then installed on an Airframe.

An Event of Loss with respect to the Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of the Aircraft unless American elects to substitute a replacement airframe pursuant to the related Indenture. (Indentures, Annex A)

If the Equipment Notes issued under the Indenture relating to an Aircraft are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes. (Indentures, Section 7.05)

POSSIBLE ISSUANCE OF ADDITIONAL CERTIFICATES AND REFINANCING AND REISSUANCE OF CERTIFICATES

Issuance of Additional Certificates

American may elect to issue one or more additional series of equipment notes (the “Additional Equipment Notes”) with respect to any Aircraft at any time, which Additional Equipment Notes will be funded from sources other than this offering but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Notes issued under an Indenture will be subordinated in right of payment to the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture and may also be subordinated to other Additional Equipment Notes that rank senior in right of payment to such Additional Equipment Notes. American will fund the sale of any Additional Equipment Notes through the sale of pass through certificates (the “Additional Certificates”) issued by a related pass through trust (an “Additional Trust”). (Intercreditor Agreement, Section 8.01(d))

The trustee of, and the liquidity provider (if any) for, any Additional Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of American and the Subordination Agent to provide for the subordination of the Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates, the Class B Certificates and, if applicable, any other Additional Certificates that rank senior in right of payment to such Additional Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, with respect to Additional Certificates to provide for distribution of “Adjusted Interest” with respect to each issued class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest, but with respect to the applicable class of Additional Certificates) after Class B Adjusted Interest, but before Expected Distributions on the Class A Certificates. (Intercreditor Agreement, Section 8.01(d))

Any such issuance of Additional Equipment Notes and Additional Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture and, if such issuance occurs before the Delivery Period Termination Date, any amendment to the Note Purchase Agreement, the Deposit Agreements and the Escrow Agreements in connection with, and to give effect to, such issuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Additional Equipment Notes and Additional Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(d))

If Additional Certificates are issued prior to the Delivery Period Termination Date, (a) the net proceeds thereof will be held in escrow and placed in deposit on behalf of the escrow agent with a depositary, all on terms and conditions and under documentation substantially similar to the Deposit Agreements and Escrow Agreements applicable to the net proceeds of the Class A Certificates and the Class B Certificates and (b) the Additional Equipment Notes will be issued and purchased by the Subordination Agent on behalf of the trustee of the related Additional Trust on terms and conditions, and under documentation, substantially similar to the Note Purchase Agreement and Participation Agreement applicable to the purchase of the Series A Equipment Notes and the Series B Equipment Notes.

Refinancing or Reissuance of Certificates

American may elect to (a) refinance Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding with the issuance of new Equipment Notes with the same series designation as, but with terms that may be the same as or different from, those of the refinanced Equipment Notes or (b) reissue Series B Equipment Notes (or any series of Additional Equipment Notes) after such series has matured and been paid in full (any such new Equipment Notes issued in connection with any such refinancing or reissuance, the “Reissued Equipment Notes”) in respect of all (but not less than all) of the Aircraft after the Delivery Period Termination

Date. In either such case, American will fund the sale of any such series of Reissued Equipment Notes through the sale of pass through certificates (the “Reissued Certificates”) issued by a single pass through trust (each, a “Reissuance Trust”). If American elects to refinance any series of Equipment Notes, it will be required to pay any applicable Make-Whole Amount in connection with the redemption of such series of Equipment Notes. See “Description of the Equipment Notes—Redemption.”

The trustee of any Reissuance Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of American and the Subordination Agent to provide for the subordination of the Reissued Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates and each other class of Certificates that ranks senior in right of payment to such Reissued Certificates in the same manner that the corresponding class of refinanced or reissued Certificates was subordinated. Any such issuance of Reissued Equipment Notes and Reissued Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such refinancing or reissuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Reissued Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(c))

Additional Liquidity Facilities

Reissued Certificates in respect of refinanced or reissued Class B Certificates may have the benefit of credit support similar to the Liquidity Facility for the Class B Trust or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the prior written consent of the Liquidity Providers shall have been obtained and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Section 8.01(c)(iii))

Additional Certificates and Reissued Certificates in respect of refinanced or reissued Additional Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated to the Administration Expenses, the Liquidity Obligations, the Class A Certificates, the Class B Certificates and any Additional Certificates that rank senior in right of payment to the applicable Additional Certificates or Reissued Certificates), so long as the prior written consent of the Liquidity Providers shall have been obtained and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Sections 8.01(c)(iii) and 8.01(d)(iv))

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of material U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates and the associated Escrow Receipts. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates that are citizens or residents of the United States, corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person (“U.S. Persons”) that will hold the Certificates as capital assets (“U.S. Certificateholders”). This summary does not address the Medicare tax imposed on certain income or the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships or other pass-through entities, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor, except as otherwise specified, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal, state, local or foreign income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.

Tax Status of the Trusts

Although there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, based upon an interpretation of analogous authorities and the terms of the transaction documents, all as in effect on the date hereof, each Trust will be classified for U.S. federal income tax purposes either as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code or as a partnership, and will not be treated as a corporation or other entity taxable as a corporation.

Each Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth under “Taxation of Certificateholders Generally—Trusts Classified as Partnerships” or as otherwise indicated below, the discussion below assumes that each Trust will be classified as a grantor trust. If a Trust is classified as a partnership for U.S. federal income tax purposes, it will not be classified as a publicly traded partnership taxable as a corporation provided that at least 90% of such Trust’s gross income for each taxable year that it has existed is “qualifying income” (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Income derived by each Trust from the Equipment Notes and the Deposits will constitute qualifying income, and each Trust therefore will meet the 90% test described above, assuming that such Trust operates in accordance with the terms of the applicable Pass Through Trust Agreement and the other agreements to which it is a party.

Taxation of Certificateholders Generally

Trusts Classified as Grantor Trusts

Assuming that a Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Equipment Notes held by the Trust, the Trust’s contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Trust. Accordingly, each U.S. Certificateholder’s share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder’s method of accounting for U.S. federal income tax purposes. The Deposits will likely be subject to the short-term obligation rules, with the result that a U.S. Certificateholder using the cash method of accounting will be required to defer interest deductions with respect to debt incurred or continued to purchase or carry an interest in a Deposit unless the U.S. Certificateholder elects to include income from the Deposit using the accrual method of accounting. Any amounts received by a Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that the payments related to such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder’s share of such fees or expenses will be allowed only to the extent that all of such holder’s miscellaneous itemized deductions, including such holder’s share of such fees and expenses, exceed 2% of such holder’s adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Trusts Classified as Partnerships

If a Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Trust will be calculated at the Trust level, but the Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Trust’s items of income and deduction on its tax return for its taxable year within which the Trust’s taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder’s basis in its interest in the Trust generally would be equal to its purchase price therefor including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes, plus its share of the Trust’s net income, minus its share of any net losses of the Trust, and minus the amount of any distributions from the Trust. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting.

Effect of Reallocation of Payments under the Intercreditor Agreement

In the event that any Trust (a “Subordinated Trust,” and its related pass through certificates being “Subordinated Certificates”) receives less than the full amount of the interest, principal or premium paid with respect to the Equipment Notes held by it because of the subordination of the Equipment Notes held by the Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (“Subordinated Certificateholders”) likely would be treated for federal income tax purposes as if they had:

•	received as distributions their full share of interest, principal or premium;

•	paid over to the relevant preferred class of certificateholders an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:

•	Subordinated Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Subordinated Trust that was a component of the shortfall, even though that amount was in fact paid to the relevant preferred class of certificateholders;

•	any resulting loss generally would only be allowed to Subordinated Certificateholders when their right to receive reimbursement of the shortfall becomes worthless (i.e., generally when it becomes clear that funds will not be available from any source to reimburse such loss); and

•	reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Subordinated Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Sale or Other Disposition of the Certificates

Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (except to the extent attributable to accrued interest, which will be taxable as ordinary income if not previously included in income, or to the associated Escrow Receipt) and the U.S. Certificateholder’s adjusted tax basis in the Note Purchase Agreement, Equipment Notes and any other property held by the corresponding Trust (not including the tax basis attributable to the associated Escrow Receipt). Any such gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year (except to the extent attributable to any property held by the Trust for one year or less).

Upon a sale, exchange or other disposition of a Certificate, a U.S. Certificateholder will also recognize gain or loss equal to the difference between the amount realized allocable to the associated Escrow Receipt (which evidences such Certificateholder’s interest in the associated Deposits) and the U.S. Certificateholder’s adjusted tax basis attributable to the associated Escrow Receipt. The gain likely would be treated as ordinary interest income (and any such loss likely would, to the extent of cumulative net accruals on the associated Deposit, be treated as an ordinary loss).

Notwithstanding the foregoing, if a Trust is classified as a partnership, gain or loss with respect to a disposition of an interest in the Trust will be calculated and characterized by reference to the U.S. Certificateholder’s adjusted tax basis and holding period for its interest in the Trust.

Foreign Certificateholders

Subject to the discussion of backup withholding and FATCA below, payments of principal, interest or premium on the Equipment Notes or the associated Deposits to, or on behalf of, any beneficial owner of a Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former U.S. citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. Certificateholder”) will not be subject to U.S. federal income or withholding taxes, provided that:

•	such amount is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Certificateholder;

•	the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of American or the Depositary, as the case may be, entitled to vote;

•	the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to American or the Depositary, as the case may be; and

•	certain certification requirements (including identification of the beneficial owner of the Certificate) are satisfied.

Subject to the discussion of backup withholding and FATCA below, any gain (not including any amount treated as interest) realized upon the sale, exchange, retirement or other disposition of a Certificate or the related Escrow Receipt or upon receipt of premium paid on an Equipment Note to a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Prospective investors that are not U.S. Persons should consult their tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of Certificates and the associated Escrow Receipt under U.S. federal, state, local and any other relevant law in light of their own particular circumstances.

Information Reporting and Backup Withholding

Generally, the amount of interest paid on the Equipment Notes held in the applicable Trust or the associated Deposits to or on behalf of Certificateholders and the amount of tax, if any, withheld with respect to those payments will be reported annually to the IRS and to Certificateholders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. Certificateholder resides under the provisions of an applicable income tax treaty. In general, a Certificateholder will not be subject to backup withholding with respect to payments made on the Certificates or the associated Escrow Receipts, provided such Certificateholder complies with certain certification requirements (and, in the case of a non-U.S. Certificateholder, the recipient of such certification does not have actual knowledge or reason to know that the holder is a U.S. Person that is not an exempt recipient). In addition, a Certificateholder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of Certificates and Escrow Receipts within the United States or conducted through specified U.S.-related financial intermediaries, unless certain certification requirements are met (and, in the case of a non-U.S. Certificateholder, neither the recipient of such certification nor the relevant financial intermediary has actual knowledge or reason to know that the Certificateholder is a U.S. Person that is not an exempt recipient) or the Certificateholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Certificateholder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act

The provisions of U.S. federal income tax law known as the Foreign Account Tax Compliance Act (“FATCA”) generally impose a 30% withholding tax on “withholdable payments” made to foreign entities that fail to meet specified requirements. “Withholdable payments” include, among others, U.S.-source interest and gross proceeds from the disposition of property that could produce U.S.-source interest. Certificateholders will not be indemnified directly or indirectly for the amount of any withholding taxes imposed under FATCA. If any withholding taxes reduce the amount payable to a Certificateholder, such Certificateholder should consult its tax advisor regarding whether refunds or credits of such tax are available.

The 30% FATCA withholding tax will apply (absent an applicable exemption) to U.S.-source interest income regardless of when such interest is paid. However, under the applicable Treasury Regulations and IRS guidance, the 30% FATCA withholding tax will only apply to gross proceeds from the disposition of property that could produce U.S.-source interest paid on or after January 1, 2017.

A “foreign financial institution” as defined under FATCA (an “FFI”) that enters into and complies with an agreement with the IRS regarding certain information reporting and withholding under FATCA (or is otherwise exempt from, or compliant with, FATCA, including pursuant to an intergovernmental agreement) would be exempt from the FATCA withholding taxes. A person that receives payments through one or more FFIs may receive reduced payments on the Certificates as a result of FATCA withholding taxes if (i) one or more of such FFIs do not enter into such an agreement with the IRS, do not otherwise establish an exemption and are not otherwise compliant or exempt under an intergovernmental agreement, or (ii) such person is a “recalcitrant account holder” or itself an FFI described in clause (i). A non-U.S. Certificateholder that is not an individual or an FFI and not otherwise exempt may also be required to provide certain information (generally including satisfactory documentation to establish that it is not a U.S. person and has (i) no “substantial United States owners” (as defined in the Code) or (ii) substantial United States owners for which documentation is provided that indicates the name, address and U.S. taxpayer identification number for each such United States owner) in order to be exempt from FATCA withholding taxes.

Furthermore, non-U.S. governments have entered, and additional non-U.S. governments may enter, into intergovernmental agreements with the IRS to implement FATCA in a manner that alters the rules described herein. FATCA is particularly complex and its application to a Certificateholder is uncertain. Each Certificateholder should consult its own tax advisor regarding FATCA.

CERTAIN DELAWARE TAXES

The Trustee of each Trust is a Delaware trust company headquartered in Delaware that will act through its corporate trust office in Delaware. Morris James LLP, special Delaware counsel to the Trustees, has advised American that, in its opinion, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code, or as a partnership under Subchapter K of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) the Certificate Owners that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if such Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of such Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

General

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of ERISA, or Section 4975 of the Code (an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Certificates.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code or Similar Law.

Plan Assets Issues

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Certificate, the ERISA Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or Similar Law unless a statutory or administrative exemption or similar exemption under Similar Law is applicable to the transaction. In addition, an Escrow Receipt will be affixed to each Certificate and will evidence an interest in the Deposits held in escrow by the Escrow Agent for the benefit of the related Certificateholders pending the financing of the Aircraft. The Deposits will not constitute property of the Trusts. Pending withdrawal of such Deposits in accordance with the applicable Deposit Agreement and Escrow Agreement and with the Note Purchase Agreement, the Deposits may be deemed plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code and Similar Law. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. A Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the related Trust. If a Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage ERISA Plan assets. In order to mitigate the possibility of such prohibited transactions, each investing ERISA Plan, by acquiring such Certificates (or an interest therein), will be deemed to have directed such Trustee to invest in the assets held in the related Trust pursuant to the terms and conditions described herein. Any Plan purchasing the Certificates should also ensure that any statutory or administrative exemption from the prohibited transaction rules (or any similar exemption under Similar Law) on which such Plan relies with respect to its purchase or holding of the Certificates also applies to such Plan’s indirect acquisition and holding of the assets of the related Trust.

Prohibited Transaction Exemptions

In addition, whether or not the assets of a Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, American, AAG, the Underwriters, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent, the Escrow Agent, the Depositary, the Paying Agent and their respective affiliates. Moreover, if Certificates are purchased by an ERISA Plan and the Certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if a subordinate class of Certificates are purchased by an ERISA Plan and the senior Certificates are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from some or all of the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates. Further, foreign, church or governmental plans or arrangements exempt from Title I of ERISA and Section 4975 of the Code may nevertheless be subject to Similar Law.

Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have (a) represented and warranted that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more statutory or administrative exemptions or similar exemptions under Similar Law, and (b) directed the Trustees to invest in the assets held in the Trusts pursuant to the terms and conditions described herein.

Special Considerations Applicable to Insurance Company General Accounts

Any insurance company proposing to purchase Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Certificates by insurance company general accounts.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

UNDERWRITING

Under the terms and subject to the conditions contained in the Underwriting Agreement, dated the date of this prospectus supplement (the “Underwriting Agreement”), the Underwriters named below have severally agreed with American to purchase from the Class A Trustee and Class B Trustee the following aggregate face amounts of the Class A Certificates and Class B Certificates, respectively:

Underwriter	Face Amount of Class A Certificates		Face Amount of Class B Certificates
Credit Suisse Securities (USA) LLC	$		$
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
J.P. Morgan Securities LLC
BNP Paribas Securities Corp.
Credit Agricole Securities (USA) Inc.

Total		$947,778,000		$266,046,000

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent (including that the Certificates have received certain credit ratings) and that the Underwriters will be obligated to purchase all of the Certificates, if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting Underwriters may be increased or the offering of Certificates may be terminated. The offering of the Certificates by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part.

The aggregate proceeds from the sale of the Certificates will be $1,213,824,000.00. American will pay the Underwriters a commission of $        . American estimates that its out of pocket expenses for the offering will be approximately $2,000,000 (exclusive of the ongoing costs of the Liquidity Facilities and certain other ongoing costs).

The Underwriters propose to offer the Certificates to the public initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at those prices less the concession set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

Pass Through Certificates	Concession to Selling Group Members		Discount to Brokers/Dealers
Class A		%		%
Class B		%		%

The Certificates are a new issue of securities with no established trading market. Neither American nor any Trust intends to apply for listing of the Certificates on any securities exchange. American has been advised by one or more of the Underwriters that they presently intend to make a market in the Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Certificates, and any such market-making may be discontinued at any time without notice, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates. See “Risk Factors—Risks Relating to the Certificates and the Offering—Because there is no current market for the Certificates, you may have a limited ability to resell Certificates.”

American has agreed to reimburse the several Underwriters for certain expenses and has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the several Underwriters may be required to make in respect thereof.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, the Underwriters and certain of their affiliates have engaged, and in the future may engage, in investment and commercial banking or other transactions with American and its affiliates, including the provision of certain advisory services and the making of loans to American and its affiliates and serving as counterparties to certain hedging arrangements, including fuel and interest rate hedging arrangements. Certain of the underwriters and their affiliates are lenders to American. In addition, an affiliate of Credit Agricole Securities (USA) Inc. is acting as the Depositary and the Liquidity Provider for the Class A Certificates and the Class B Certificates in this offering. The Underwriters and their affiliates have received, and in the future may receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of American or its affiliates. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

American expects that delivery of the Class A Certificates and the Class B Certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the          business day following the date hereof (this settlement cycle being referred to as T+    ). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Class A Certificates and the Class B Certificates on a day prior to the third business day before the date of initial delivery of such Certificates will be required, by virtue of the fact that the Class A Certificates and the Class B Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Such over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the Certificates to be higher than it would otherwise be in the absence of such transactions. None of American nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the Certificates. These transactions, if commenced, may be discontinued at any time. These transaction may be effected in the over-the-counter market or otherwise.

Selling Restrictions

This prospectus supplement does not constitute an offer of, or an invitation by or on behalf of, us or the Underwriters to subscribe for or purchase any of the Certificates in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the offering of the Certificates in certain jurisdictions may be restricted by law. We and the Underwriters require persons into whose possession this prospectus supplement comes to observe the following restrictions.

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Certificates. Accordingly any person making or intending to make an offer in that Relevant Member State of Certificates which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the Underwriters have authorized, nor do we or they authorize, the making of any offer of Certificates in circumstances in which an obligation arises for us or the Underwriters to publish a prospectus for such offer. In relation to each Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, an offer of Certificates to the public described in this prospectus supplement may not be made in that Relevant Member State other than:

(1)	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(2)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

(3)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Certificates shall require us or any of the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of Certificates to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Certificates, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The sellers of the Certificates have not authorized and do not authorize the making of any offer of Certificates through any financial intermediary on their behalf, other than offers made by the Underwriters with a view to the final placement of the Certificates as contemplated in this prospectus supplement. Accordingly, no purchaser of the Certificates, other than the Underwriters, is authorized to make any further offer of the Certificates on behalf of the sellers or the Underwriters.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Certificates may be circulated or distributed, or may the Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Certificates, debentures and units of Certificates and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”). The Certificates have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE CERTIFICATES

The validity of the Certificates is being passed upon for American by Latham & Watkins LLP, New York, New York, and for the Underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. The respective counsel for American and the Underwriters will rely upon Morris James LLP, Wilmington, Delaware, counsel to Wilmington Trust Company, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, each Trust Supplement and the Certificates, and the valid and binding effect thereof, and on the opinion of Latham & Watkins LLP, New York, New York, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and each Trust Supplement by American.

EXPERTS

The consolidated financial statements of American as of and for the year ended December 31, 2014 appearing in American’s Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of American’s internal control over financial reporting as of December 31, 2014, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference, in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of American as of December 31, 2013 and for the years ended December 31, 2013 and 2012 appearing in American’s Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference, in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

The references to AISI, BK and mba, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

WHERE YOU CAN FIND MORE INFORMATION

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	American’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 25, 2015; and

•	American’s Current Reports on Form 8-K filed with the SEC on February 26, 2015.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Corporate Secretary

American Airlines, Inc.

4333 Amon Carter Blvd.

Fort Worth, Texas 76155

(817) 963-1234

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

APPENDIX I—INDEX OF DEFINED TERMS

The following is an index showing the page in this prospectus supplement where certain defined terms appear.

2013 Citicorp Credit Facility	S-22
2013 Credit Facilities	S-28
2014 Credit Facilities	S-28
60-Day Period	S-60
AAG	iv
Actual Disposition Event	S-94
Additional Certificates	S-116
Additional Equipment Notes	S-116
Additional Holder Buyout Right	S-60
Additional Trust	S-116
Adjusted Interest	S-116
Administration Expenses	S-91
Aircraft	S-3
Airframe	S-96
AISI	S-6
American	iv
American Bankruptcy Event	S-89
AMR	iv
Applicable Fraction	S-92
Appraisal	S-90
Appraised Current Market Value	S-90
Appraisers	S-5
Assumed Aircraft Value	S-105
Assumed Amortization Schedule	S-56
ATC	S-30
Average Life Date	S-103
Bankruptcy Code	iv
Bankruptcy Court	S-1
Bankruptcy Plan	S-1
Base Rate	S-84
Basic Agreement	S-50
BK	S-5
Business Day	S-54
Cape Town Treaty	S-111
Cash Collateral Account	S-82
CBAs	S-30
Certificate	iv
Certificate Account	S-54
Certificate Buyout Event	S-60
Certificate of Incorporation
Certificate Owner	S-70
Certificate Owners	S-70
Certificateholders	S-50
Certificates	iv
Chapter 11 Cases	S-1
citizen of the United States	S-61
Class A Certificateholders	S-50

Class A Certificates	S-50
Class A Trust	S-50
Class A Trustee	S-50
Class B Adjusted Interest	S-93
Class B Buyout Right	S-60
Class B Certificateholders	S-50
Class B Certificates	S-50
Class B Trust	S-50
Class B Trustee	S-50
Class Exemptions	S-125
Code	S-20
Collateral	S-53
Company	iv
company free writing prospectus	ii
Compass	S-3
Controlling Party	S-87
Credit Agricole CIB	S-75
Current Distribution Date	S-92
DAL	S-24
DCA	S-24
Debtors	S-1
Deemed Disposition Event	S-93
Defaulted Operative Indenture	S-102
Definitive Certificates	S-71
Delivery Period Event of Loss	S-74
Delivery Period Termination Date	S-99
Deposit	S-73
Deposit Agreement	S-73
Depositary	S-75
Depositary Threshold Rating	S-75
Deposits	S-73
Depreciation Assumption	S-105
Distribution Date	S-51
Dodd Frank Act	S-48
DOT	S-32
Downgrade Drawing	S-82
Downgrade Event	S-82
Drawing	S-84
DTC	S-57
DTC Participants	S-69
DTC Rules	S-70
EEA	S-38
Effective Date	iv
Eligible B Pool Balance	S-93
Engine	S-96
EPA	S-37
Equipment Note Special Payment	S-91
Equipment Notes	S-100
ERISA	S-20
ERISA Plan	S-124
Escrow Agent	S-77
Escrow Agreements	S-77

Escrow Receipts	S-77
ETOPs	S-5
ETS	S-37
EU	S-32
Event of Loss	S-106
Excess Liquidity Obligations	S-88
Exchange Act	iv
Expected Distributions	S-92
FAA	S-1
FATCA	S-48
FFI	S-122
Final Distributions	S-88
Final Drawing	S-83
Final Legal Distribution Date	S-52
Final Termination Notice	S-85
Financial Instruments and Exchange Law	S-130
Fitch	S-75
GDSs	S-33
General Account Regulations	S-126
Global Certificate	S-69
Guarantor	S-62
H.15(519)	S-103
holdback	S-29
ICAO	S-38
Indenture	S-100
Indenture Events of Default	S-106
Indenture Form	S-67
Indirect Participants	S-69
Intercreditor Agreement	S-87
Interest Drawings	S-80
Interim Restructuring Arrangement	S-90
Investment Company Act	S-48
IRS	S-118
Issuance Date	S-55
JBA	S-25
Libor	S-84
LIBOR	S-27
Liquidity Event of Default	S-85
Liquidity Expenses	S-92
Liquidity Facility	S-80
Liquidity Obligations	S-92
Liquidity Provider	S-80
Liquidity Threshold Rating	S-82
Loan Amount	S-113
Loan Trustee	S-100
Long-Term Rating	S-75
LTVs	S-6
Make-Whole Amount	S-103
Make-Whole Spread	S-103
Maximum Available Commitment	S-80
Maximum Commitment	S-80
mba	S-4

Merger	iv
Merger Agreement	iv
Merger Sub	iv
Minimum Sale Price	S-88
Mortgage Convention	S-111
most recent H.15(519)	S-103
New Delivery Aircraft	S-3
New Delivery Boeing Aircraft	S-3
New Delivery Embraer Aircraft	S-3
NMB	S-30
NOL Carryforwards	v
NOLs	v
Non-Extension Drawing	S-83
Non-Extension Notice	S-83
non-U.S. Certificateholder	S-120
Note Purchase Agreement	S-66
Note Target Price	S-89
Noteholder	S-101
Operative Documents	S-108
OTAs	S-33
Outside Termination Date	S-74
Owned Aircraft	S-3
Owner Trust Aircraft	S-3
Parent Guarantee	S-62
Participation Agreement	S-100
Participation Agreement Form	S-67
Pass Through Trust Agreements	S-50
Paying Agent	S-77
Paying Agent Account	S-54
PEB	S-30
Performing Equipment Note	S-81
Permitted Investments	S-58
Plan	S-124
Plan Asset Regulation	S-124
Pool Balance	S-55
Pool Factor	S-55
Post Default Appraisals	S-90
PTC Event of Default	S-61
PTCE	S-125
Rate Determination Notice	S-84
Rating Agencies	S-75
Receiptholder	S-77
Reissuance Trust	S-117
Reissued Certificates	S-117
Reissued Equipment Notes	S-116
Regular Distribution Dates	S-51
Related Equipment Notes	S-101
Relevant Member State	S-129
Remaining Weighted Average Life	S-103
Replacement Depositary	S-74
Replacement Facility	S-82
Required Amount	S-81

Required Terms	S-67
Restructuring Arrangement	S-89
RLA	S-30
Scheduled Payments	S-52
SEC	v
Section 1110	S-19
Section 1110 Period	S-81
Securities Act	iv
Series A Equipment Notes	S-100
Series B Equipment Notes	S-100
SFA	S-130
Similar Law	S-124
Slots	v
Special Distribution Date	S-53
Special Payment	S-53
Special Payments Account	S-54
Special Termination Drawing	S-83
Special Termination Notice	S-85
Standard & Poor’s	S-75
Stated Interest Rate	S-52
Subordinated Certificateholders	S-119
Subordinated Certificates	S-119
Subordinated Trust	S-119
Subordination Agent	S-87
Substitute Aircraft	S-99
Termination Notice	S-85
Transaction Documents	S-113
Transportation Code	S-61
Treasury Yield	S-103
Triggering Event	S-53
Trust Indenture Act	S-63
Trust Property	S-50
Trust Supplement	S-50
Trustees	S-50
Trusts	S-50
TSA	S-33
U.S. Certificateholders	S-118
U.S. Person	S-118
Underwriters	ii
Underwriting Agreement	S-127
US Airways	i
US Airways Group	iv

APPENDIX II—APPRAISAL LETTERS

Mr. Greg Bristol

American Airlines, Inc.

Senior Manager – Treasury

4333 Amon Carter Blvd.

Fort Worth, TX 76155

Sight Unseen Half Life and Maintenance Condition Adjusted

Base Value Opinion

35 American Airlines Aircraft Portfolio

AISI File No.: A5S009BVO-06

Report Date: 18 February 2015

Values as of: 28 January 2015

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309

TEL: 404 870-AISI (2474)    E-MAIL: mail@AISI.aero

18 February 2015

Mr. Greg Bristol

American Airlines, Inc.

Senior Manager – Treasury

4333 Amon Carter Blvd.

Fort Worth, TX 76155

Subject:	AISI Report No. A5S009BVO-06: AISI Sight Unseen Half Life and Maintenance Condition Adjusted Base Value Opinion for 35 Selected American Airlines Delivered and Future Delivery Aircraft Portfolio

Ref:	(a) Email messages American Airlines to AISI; 29 January – 18 February 2015 (b) American Airlines technical data

Dear Mr. Bristol:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the 18 February 2015 sight unseen half life and maintenance condition adjusted base values for a portfolio of 35 selected American Airlines delivered and future delivery aircraft as identified and defined in Table I and reference (a) and (b) above (the ‘Aircraft’).

1.	Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the actual market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 30 January 2013. AISI is a member of that organization and employs one ISTAT Certified Senior Appraiser and two ISTAT Certified Appraisers.

AISI defines a ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309

TEL: 404 870-AISI (2474)    E-MAIL: mail@AISI.aero

18 February 2015 AISI File No. A5S009BVO-06 Page - 2 -

An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age.

Note that a stored aircraft is not an average aircraft. AISI assumes average condition unless otherwise specified in this report.

AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An ‘adjusted’ appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

A ‘new’ aircraft is an aircraft with no utilization, equipped with engines, buyer furnished equipment, seller furnished equipment and other equipment typical or required for the mission for which the aircraft is designed.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the actual market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI defines a ‘distressed market value’ as that value which reflects the actual market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

18 February 2015 AISI File No. A5S009BVO-06 Page - 3 -

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

It should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.	Valuations

Adjustments from half life have been applied based on the current maintenance status of the Aircraft as indicated to AISI by the client in the above reference (a) and (b) data and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made, otherwise half life condition is assumed.

All hours and cycle information provided for airframe, gear, and engines have been projected from the maintenance status summary sheet dates to 28 January 2015 based on a daily utilization factor calculated for each aircraft. All maintenance work which became due as a result of projecting the hour and cycle information was assumed to have been completed and a new cycle started unless this would require more than one additional cycle, in which case half life was assumed.

It is our considered opinion that the 18 February 2015 sight unseen half life and maintenance condition adjusted base values as of 28 January 2015 in January 2015 U.S. Dollars are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

18 February 2015 AISI File No. A5S009BVO-06 Page - 4 -

TABLE I

AISI File A5S009BVO-06

Report Dated: 18 February 2015

Values as of: 28 January 2015

No	Type	Reg #	MSN	DOM	Engine	MTOW	Half Life Base Value Jan-15 $MUS Dollars	Maintenance Adjusted Base Value Jan-15 $MUS Dollars
1	A319-112	N9002U	5698	Jul-13	CFM56-5B7/3	166,400	36.40	41.30
2	A319-112	N9006	5761	Aug-13	CFM56-5B7/3	166,400	36.40	41.39
3	A319-112	N5007E	5781	Sep-13	CFM56-5B7/3	166,400	36.40	41.53
4	A319-112	N8009T	5788	Sep-13	CFM56-5B7/3	166,400	36.40	41.48
5	A319-112	N9026C	6429	Jan-15	CFM56-5B7/3	166,400	39.37	46.34
6	A319-112	N8027D	6437	Jan-15	CFM56-5B7/3	166,400	39.37	46.34
7	A319-112	N12028	6456	Feb-15	CFM56-5B7/3	166,400	39.34	*47.90
8	A319-112	N9029F	6491	Feb-15	CFM56-5B7/3	166,400	39.34	*47.90
9	B737-823	N806NN	29561	Sep-09	CFM56-7B27/3	158,500	31.67	32.70
10	B737-823	N807NN	31077	Sep-09	CFM56-7B27/3	158,500	31.67	32.74
11	B737-823	N964NN	31210	Jan-15	CFM56-7B27E	158,500	41.89	48.76
12	B737-823	N965NN	33239	Jan-15	CFM56-7B27E	158,500	41.79	*50.46
13	B737-823	N966NN	33240	Feb-15	CFM56-7B27E	158,500	41.86	*50.54
14	B737-823	N967NN	31214	Mar-15	CFM56-7B27E	158,500	41.92	*50.63
15	B787-8	N800AN	40618	Jan-15	GEnx-1B70	502,500	99.60	*116.35
16	B787-8	N801AC	40619	Feb-15	GEnx-1B70	502,500	99.77	*116.55
17	B787-8	N802AN	40620	Mar-15	GEnx-1B70	502,500	99.93	*116.74
18	B787-8	N804AN	40622	Apr-15	GEnx-1B70	502,500	100.10	*116.93
19	B787-8	N805AN	40623	Apr-15	GEnx-1B70	502,500	100.10	*116.93
20	B787-8	N806AA	40624	May-15	GEnx-1B70	502,500	100.26	*117.13
21	B777-323ER	N728AN	31553	Apr-14	GE90-115BL	700,000	131.68	155.05
22	B777-323ER	N729AN	33127	May-14	GE90-115BL	700,000	131.68	155.54
23	B777-323ER	N730AN	31554	Jul-14	GE90-115BL	700,000	131.68	155.99
24	B777-323ER	N731AN	33523	Oct-14	GE90-115BL	700,000	131.68	156.82
25	B777-323ER	N732AN	31549	Dec-14	GE90-115BL	700,000	131.68	157.30
26	B777-323ER	N733AR	33524	Feb-15	GE90-115BL	700,000	133.14	*164.11
27	ERJ 175 LR	N206NN	17000486	Jul-15	CF34-8E5	85,517	25.21	*30.55
28	ERJ 175 LR	N207AN	17000487	Jul-15	CF34-8E5	85,517	25.21	*30.55
29	ERJ 175 LR	N208AN	17000492	Jul-15	CF34-8E5	85,517	25.21	*30.55
30	ERJ 175 LR	N209NN	TBD	Aug-15	CF34-8E5	85,517	25.25	*30.60
31	ERJ 175 LR	N210NN	TBD	Aug-15	CF34-8E5	85,517	25.25	*30.60
32	ERJ 175 LR	N211NN	TBD	Aug-15	CF34-8E5	85,517	25.25	*30.60
33	ERJ 175 LR	N212NN	TBD	Sep-15	CF34-8E5	85,517	25.29	*30.65
34	ERJ 175 LR	N213NN	TBD	Sep-15	CF34-8E5	85,517	25.29	*30.65
35	ERJ 175 LR	N214NN	TBD	Sep-15	CF34-8E5	85,517	25.29	*30.65

*Note--These	aircraft are future delivery aircraft and as such have no utilization. These values are full life values provided in future delivery date U.S. Dollars

18 February 2015 AISI File No. A5S009BVO-06 Page - 5 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Dave Miller

Certified Appraiser, International Society of Transport Aircraft Trading

Mark D. Halsor

Certified Appraiser, International Society of Transport Aircraft Trading

Fred Bearden

ISTAT Certified Senior Appraiser

1295 Northern Boulevard

Manhasset, New York 11030

(516) 365-6272 · Fax (516) 365-6287

February 17, 2015

Mr. Gregory Bristol

American Airlines, Inc.

4333 Amon Carter Blvd.

Fort Worth, TX 76155-2605

Dear Greg:

In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the half-time and maintenance adjusted base values (BV) for 35 aircraft (Aircraft) in the American Airlines fleet. The Aircraft include eight A319s, six B737-800s, six B787-8s, six B777s and nine ERJ 175LRs. Our opinion of the values is included in the attached Figure 1 along with the identification of each aircraft by manufacturer’s serial number, date of manufacture, engine model and maximum takeoff weight.

Our values presented in Figure 1 include both a half-time value as well as a maintenance-adjusted value, which includes appropriate financial adjustments based on our interpretation of the maintenance summary and fleet utilization data you provided. For the yet-to-be-delivered aircraft, and for some of the in-service aircraft, the value is artificially reduced to “half-time” since the aircraft is too new to have reached half-time. The adjustments are approximate, based on industry average costs, and normally would include an adjustment for the time remaining to a “C” check, time remaining to a “D” check (in this case they are referred to as the “CC” or “MBV” checks, as the case may be), time remaining to landing gear overhaul and time to APU overhaul. Engine adjustments are made for the expected time remaining to heavy shop visit and time remaining on life-limited parts. Since the engines are “on condition” rather than hard time between shop visits, we assume the industry average for shop visits and consider that the maximum adjustment.

DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of base value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable

American Airlines, Inc. February 17, 2015 Page 2

market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

MARKET DISCUSSION & METHODOLOGY

For a new or nearly new aircraft, almost by definition, the new price determines the market value and, unless there are undelivered “white tails”, the market value is equal to the base value. In fact, if there were no aircraft currently advertised as being available for sale or lease or in storage, we believe the market would be strong enough that the CMV is equal to the BV.

For the new or yet-to-be delivered aircraft we do not know the prices of the aircraft. We do know the average list prices which are as follows:

A319-112	$88.60 Mil.
B737-823	$93.30 Mil.
B777-323ER	$330.00 Mil.
B787-8	$218.30 Mil.
ERJ 175LR	$46.80 Mil.

We know that nobody pays list price. Discounts of at least 15 percent are almost certain and discounts of 35 to 50 percent often are given, especially to airlines that placed large orders. Because of appraisals we have conducted we are sometimes aware of new prices and occasionally our clients may share a new price if we can assure them that it will be kept confidential.

Based on this we concluded the likely new price or base value for each of these models is as follows:

A319-112	$35.93 Mil.
B737-823	$48.89 Mil.
B777-323ER	$174.51 Mil.
B787-8	$117.41 Mil.
ERJ 175LR	$28.15 Mil.

American Airlines, Inc. February 17, 2015 Page 3

For the aircraft in service, as the definition implies, the base value is determined from long-term historical trends. BK Associates has accumulated a database of over 11,000 data points of aircraft sales that occurred since 1970. From analysis of these data we know, for example, what the average aircraft should sell for as a percentage of its new price, as well as, the high and low values that have occurred in strong and weak markets.

Based on these data, we have developed relationships between aircraft age and sale price for wide-bodies, narrow-bodies, large turboprops and, more recently, regional jet and freighter aircraft. Within these groups we have developed further refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group variations are determined by the performance capabilities of each aircraft relative to the others. We now track some 150 different variations of aircraft types and models and determine current and forecast base values. These relationships are verified, and changed or updated if necessary, when actual sales data becomes available.

This relationship between sales price as a function of age and the original price is depicted in the following figure.

American Airlines, Inc. February 17, 2015 Page 4

Following this methodology the value of the first aircraft, B737-800 MSN 29651 is determined as follows. MSN 29651 is about five and one-half years old and had a new price of about $37.5 million. The data show that a five to six-year old aircraft, on average, should sell for about 63 percent of its new price or $26.15 million after allowing for inflation. However, the B737-800 is far from average. With 3,417 in service and 1,291 on order there can be no doubt the B737-800 should have values above the average. Further, recent experience has shown that successful aircraft tend to have values above the average line for the first 10 years. Then they start to approach or fall below the line. We concluded MSN 29651 has a current base value above the average at $32.05 million.

A similar approach was used to determine the half-time values for the other in-service aircraft.

These half-time values are then adjusted to reflect the current maintenance status on the airframe and engines.

ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records, but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; and maintenance has been accomplished in accordance with a civil airworthiness authority’s approved maintenance program and accepted industry standards. Further, we have assumed, unless otherwise stated, that the Aircraft is in typical configuration for the type and has accumulated an average number of hours and cycles. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard

American Airlines, Inc. February 17, 2015 Page 5

to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

Sincerely, BK ASSOCIATES, INC.

John F. Keitz President ISTAT Senior Certified Appraiser and Appraiser Fellow

JFK/kf

Attachment

AMERICAN AIRLINES, INC.

2015-1 EETC

PORTFOLIO

ITEM	ACFT TYPE	REGISTRATION	SERIAL NUMBER	DOM	ENGINE	MTOW ( LBS )		HALFTIME BV ( $ MIL )	MTC ADJM’T ( $ MIL )	MTC ADJ’D BV ( $ MIL )

1	A319-112	N9002U	5698	7/26/2013	CFM56-5B7	166,400		28.35	4.91	33.26
2	A319-112	N9006	5761	8/30/2013	CFM56-5B7	166,400		28.35	4.96	33.31
3	A319-112	N5007E	5781	9/23/2013	CFM56-5B7	166,400		28.35	5.05	33.40
4	A319-112	N8009T	5788	9/27/2013	CFM56-5B7	166,400		28.35	5.02	33.37
5	A319-112	N9026C	6429	1/22/2015	CFM56-5B7	166,400		29.50	6.43	35.93
6	A319-112	N8027D	6437	1/26/2015	CFM56-5B7	166,400		29.50	6.43	35.93
7	A319-112	N12028	6456	2/10/2015	CFM56-5B7	166,400		29.50	6.43	35.93
8	A319-112	N9029F	6491	2/25/2015	CFM56-5B7	166,400		29.50	6.43	35.93
9	737-823	N806NN	29561	9/21/2009	CFM56-7B	158,500	*	31.57	0.23	31.80
10	737-823	N807NN	31077	9/28/2009	CFM56-7B	158,500	*	31.57	0.25	31.82
11	737-823	N964NN	31210	1/16/2015	CFM56-7B	158,500	*	41.68	6.58	48.26
12	737-823	N965NN	33239	1/31/2015	CFM56-7B	158,500	*	41.68	6.58	48.26
13	737-823	N966NN	33240	2/28/2015	CFM56-7B	158,500	*	41.68	6.58	48.26
14	737-823	N967NN	31214	3/15/2015	CFM56-7B	158,500	*	41.68	6.58	48.26
15	787-8	N800AN	40618	1/22/2015	GEnx-1B70	502,500		105.25	12.16	117.41
16	787-8	N801AC	40619	2/26/2015	GEnx-1B70	502,500		105.25	12.16	117.41
17	787-8	N802AN	40620	3/16/2015	GEnx-1B70	502,500		105.25	12.16	117.41
18	787-8	N804AN	40622	4/15/2015	GEnx-1B70	502,500		106.00	12.16	118.16
19	787-8	N805AN	40623	4/15/2015	GEnx-1B70	502,500		106.00	12.16	118.16
20	787-8	N806AA	40624	5/15/2015	GEnx-1B70	502,500		106.00	12.16	118.16
21	777-323ER	N728AN	31553	4/22/2014	GE90-115	700,000	*	147.65	13.03	160.68
22	777-323ER	N729AN	33127	5/19/2014	GE90-115	700,000	*	147.65	13.41	161.06
23	777-323ER	N730AN	31554	7/16/2014	GE90-115	700,000	*	148.37	13.74	162.11
24	777-323ER	N731AN	33523	10/9/2014	GE90-115	700,000	*	149.08	14.64	163.72
25	777-323ER	N732AN	31549	12/8/2014	GE90-115	700,000	*	149.08	15.08	164.16
26	777-323ER	N733AR	33524	2/28/2015	GE90-115	700,000	*	149.80	15.59	165.39
27	ERJ 175 LR	N206NN	17000486	7/15/2015	CF34-8E5	85,517		24.48	3.67	28.15
28	ERJ 175 LR	N207AN	17000487	7/15/2015	CF34-8E5	85,517		24.48	3.67	28.15
29	ERJ 175 LR	N208AN	17000492	7/15/2015	CF34-8E5	85,517		24.48	3.67	28.15
30	ERJ 175 LR	N209NN	TBD	8/15/2015	CF34-8E5	85,517		24.48	3.67	28.15
31	ERJ 175 LR	N210NN	TBD	8/15/2015	CF34-8E5	85,517		24.48	3.67	28.15
32	ERJ 175 LR	N211NN	TBD	8/15/2015	CF34-8E5	85,517		24.48	3.67	28.15
33	ERJ 175 LR	N212NN	TBD	9/15/2015	CF34-8E5	85,517		24.48	3.67	28.15
34	ERJ 175 LR	N213NN	TBD	9/15/2015	CF34-8E5	85,517		24.48	3.67	28.15
35	ERJ 175 LR	N214NN	TBD	9/15/2015	CF34-8E5	85,517		24.48	3.67	28.15

Note: Aircraft with an * have a flexible MTOW. For valuation purposes the lowest allowable weight is assumed.

Extended Desktop Appraisal of:

Thirty-five (35) Various Aircraft

Client:

American Airlines, Inc.

Date:

February 18, 2015

HQ – Washington D.C.

2101 Wilson Boulevard

Suite 1001

Arlington, Virginia 22201

USA

Tel:  +1 703 276 3200

Fax: +1 703 276 3201

Hong Kong 62/F & 66/F, The Center 99 Queens Road, Central Hong Kong Hong Kong Tel: +852 2824 8414 Fax: +852 3965 3222

I.	Introduction and Executive Summary

Table of Contents:
I.	Introduction and Executive Summary	Page 1
II.	Definitions	Page 2
III.	Current Market Conditions	Page 4
IV.	Valuation	Page 35
V.	Covenants	Page 40

Morten Beyer & Agnew (“mba”) has been retained by American Airlines, Inc. (the “Client”) to provide an Extended Desktop Appraisal to determine the Maintenance Adjusted Current Base Values (“CBV”) of thirty-five (35) various aircraft, as of January 2015. The aircraft are fully identified in Section IV of this report.

In performing this appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with information from its semiannual publication mba Future Aircraft Values (“FAV”) – Jet Transport Plus, January 2015.

Based on the information set forth in this report, it is our opinion that the Maintenance Adjusted Current Base Values of the aircraft are as follows and as set forth in Section IV.

Maintenance Adjusted Current Base Value (US$)
(35) Aircraft Total	$2,463,490,000

Section II of this report presents definitions of various terms, such as Current Base Value and Current Market Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (“ISTAT”). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II.	Definitions

Extended Desktop Appraisal

An Extended Desktop Appraisal is one that is characterized by the absence of any on-site inspection of the aircraft or its maintenance records, but it does include consideration of maintenance status information that is provided to the appraiser from the client, aircraft operator, or in the case of a second opinion, possibly from another appraiser’s report. An Extended Desktop Appraisal would normally provide a value that includes adjustments from the mid-time, mid-life baseline to account for the actual maintenance status of the aircraft (ISTAT Handbook).

Base Value

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

American Airlines, Inc. Job File #15015 Page 3 of 40

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 20 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (“ISTAT”). mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America and Asia.

mba publishes the semiannual Future Aircraft Values (“FAV”), a two-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft.

mba also provides consulting services to the industry relating to operations, marketing, and management with emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

American Airlines, Inc. Job File #15015 Page 4 of 40

III.	Current Market Conditions

General Market Observation – 1st Quarter 2015

An essential consideration in any appraisal is market condition at the time the valuation is rendered. In this section we describe market conditions associated with the valuation. The first part of the section provides a general market commentary highlighting major factors currently influencing aircraft values. The second part contains the mba view of the current market situation for each aircraft type valued in this analysis.

Passenger demand and jet fuel prices are two of the most significant factors influencing commercial transport aircraft values. Increases in passenger demand have a positive impact while changes in fuel prices have a different impact depending on the technology level of the asset. There are many other considerations that drive values of a specific aircraft type and model including: age, number of operators, regional distribution, total number in use, production status, and order backlog, among others.

Passenger demand has been shown over the years to have a strong correlation with Gross Domestic Product (“GDP”). As shown in the following table, this correlation also extends to orders for new aircraft.

American Airlines, Inc. Job File #15015 Page 5 of 40

Underlying all of this is the historical and future predicted passenger growth on the order of 5.0% per year by manufacturers and government agencies alike, which exceeds short term World Bank global GDP predictions. The International Air Transport Association (“IATA”) reports that in November 2014, global passenger traffic (RPK)1 showed year-on-year growth of 6.0% compared to November 2013. Year-to-date (“YTD”) comparison as of November 2014 shows a 6.1% increase in international RPK worldwide, an increase in domestic RPK of 5.3% worldwide, and a total traffic increase of 5.8% worldwide.

For regional total traffic, both international and domestic, according to IATA, Middle Eastern carriers experienced the strongest YTD rate of increase, up 12.9%. Latin America total air traffic YTD was up 6.0% while Asia/Pacific saw a 5.6% increase. European total traffic YTD was at 5.7% and passenger load factors were the highest of all regions at 81.8%. North America reported an YTD increase in total traffic of 3.1% and Africa showed a 1.1% YTD growth. Based on the above, all regions are showing positive traffic growth for the year. Passenger capacity (ASK)2 also showed growth across all regions commensurate with traffic growth, however international load factors slightly dropped from 79.7% in October 2014 to 79.3% in November 2014.

Growth in air freight markets as reported by IATA for November 2014 continued to show positive signs of recovery, despite a weakening in business confidence. Total market growth worldwide was 4.2% year-on-year November 2013 vs November 2014, YTD growth was 4.4%, and month-to-month growth from October to November 2014 was 0.8%. There is still over capacity in the market as the AFTK3 continue to expand mostly from passenger aircraft belly cargo space. Looking on a quarter by quarter basis since January 2013, load factors have remained flat across most regions with only Asia showing factors above 50.0%. In addition to a depressed air freight market, the excess belly space on larger widebody passenger aircraft has absorbed some of the air freight loads. However, recent decreases in crude oil prices in early 2015 to less than US$50.00 a barrel will likely help to reduce the cost of air freight and aid in recovery of both load factors and overall freight volumes.

The manufacturers’ order books and delivery reports are remarkably healthy with all-time records for both Airbus and Boeing. While both manufacturers have plans to increase production rates on popular aircraft in the next few years, there are also plans to decrease the production rate for the A330 line and anticipation that Boeing will decrease the 777 production line as both families lack the backlog needed to keep production lines open until their replacement aircraft enter production. At end December 2014, Airbus booked 1,796 gross and 1,456 net orders YTD, while Boeing booked 1,550 gross and 1,432 net orders YTD. Also YTD, Airbus has delivered 629 aircraft and Boeing has delivered 723 aircraft.

[1]	RPK – Revenue Passenger Kilometers
[2]	ASK – Available Seat Kilometers
[3]	AFTK – Available Freight Tonne Kilometers

American Airlines, Inc. Job File #15015 Page 6 of 40

At the current order rate of approximately 120 aircraft (widebody and narrowbody) per month for each manufacturer and delivery rates of approximately 52 aircraft per month for Airbus and 60 aircraft per month for Boeing, the backlog for each manufacturer is growing at about 800 and 700 aircraft per year, respectively. The Boeing backlog is now at 5,789 aircraft and the Airbus backlog is at 6,386; both backlogs represent about nine years of production.

Oil Prices during the latter half of 2014 have fallen dramatically from a range of US$100.00 to US$125.00 per barrel for Brent Crude over the past three years to the lowest prices since 2009. Prices have tumbled since August to approximately US$48.00 per barrel at the end of January 2015.

The big question now is whether this drop in oil price is the beginning of a new lower plateau or just a short term response to current events, such as witnessed in the summer of 2008 and, less dramatically, in the spring of 2012. Oil-price.net offers the opinion that the production of shale oil in the US is strong enough to promise a permanent lowering of the price per barrel of crude to the low US$80s range. The Oil-price.net estimates that it takes US$80.00 per barrel to sustain US production, while at the same time Saudi Arabia production costs require US$50.00 per barrel and Saudi Arabia does not want to surrender market share to US oil producers. In addition, OPEC cut its estimate for oil demanded of OPEC sources stating they expect demand to fall below 28.2 million barrels per day by the end of 2017.

American Airlines, Inc. Job File #15015 Page 7 of 40

At the end of January 2015, the Financial Times quoted OPEC Secretary-General, Abdalla El-Badri, stating he believes oil prices at US$45.00-US$50.00 per barrel have reached “a bottom” but does not know how long these levels will be seen. However, Mr. El-Badri also commented that OPEC would not allow non-OPEC producers to take any of its members’ market share, implying competition could keep the prices in check, as non-OPEC members have increased output by 7 1⁄2 million barrels per day. These actions may portend a semi-permanent reduction in crude oil prices to the range of US$80.00-US$90.00 per barrel for the near term. This will likely help to maintain values of older current generation aircraft however as the next generation of aircraft are already heavily subscribed it is unlikely that premiums of these types will be affected.

In general in the first quarter of 2015, mba sees a continuing healthy marketplace for the industry. Operators consistently report profits, aircraft Market Values are aligning with the Base Value even exceeding Base Value for certain types, and lower oil prices have made the operational cost of older generation and four engine aircraft more viable. A combination of growth and stability seems to be the consensus opinion for the short term. However, there are pockets of instability, such the economies of the Eurozone and Japan, and areas of political unrest, such as Ukraine and Syria, which can cause unpredictable conditions. All in all, the market is healthy with continued optimism for the near term.

American Airlines, Inc. Job File #15015 Page 8 of 40

A319-100 Current Market

The A319-100 entered into service in 1996 with Swissair. This A320 family member is a shortened version of the A320 and is powered by the same engines and features roughly the same fuel capacity.

Overview

Positive

•	Member of highly successful A320 family; shares significant commonality with other variants.

•	Operator base is diverse geographically and by number and type of operators.

•	Low percentage of existing fleet currently parked.

•	Wider fuselage than main competitor allows slightly increased passenger comfort and better cargo capacity in lower hold.

Neutral

•	Engine choice positive for initial sales campaigns, but can limit remarketing opportunities downstream.

•	Introduction of A319neo variant delays clean sheet replacement, but will likely affect values of youngest A319ceo aircraft produced.

Negative

•	Recent backlog for A319-100 aircraft has shifted in favor of larger A320 family variants; backlog currently at lowest level in a decade.

•	Backlog at A319-100 size fading in favor of A319neo, due to enter service in 2016.

•

Lease rates have been under pressure recently, particularly for younger vintages, as major lessors are providing inventory at low lease rental factors to get their aircraft placed. Values of A319-100 and competing 737-700 have suffered more than their larger siblings.

•	Fleet of International Aero Engines (“IAE”) powered A319-100 aircraft is roughly one half the size of that powered by CFM fleet, which may limit remarketing opportunities for IAE powered A319-100s.

American Airlines, Inc. Job File #15015 Page 9 of 40

There are 1,330 passenger-configured A319-100 aircraft in service with 116 operators.

Fleet Status	A319-100
Net Orders	1,447
Backlog	90
Delivered	1,357
Destroyed/Retired	13
Not in Service/Parked	14
Active Aircraft	1,330
Number of Operators	116
Average Daily Utilization (Hrs)	7.88
Average Fleet Age (Yrs)	9.85

        Source: AerData January 2015

The A319-100 fleet has grown steadily over the past ten years, essentially tripling during that time, and has also had a consistently low percentage of the existing fleet reported as parked. The chart below depicts A319-100 fleet development by year, as of January of each year.

American Airlines, Inc. Job File #15015 Page 10 of 40

Recent Developments

In December 2014, Frontier signed leases for five A320s as it starts to replace its A319s and grow its fleet (Flightglobal).

In November 2015, Mongolian carrier Hunnu Air announced an early lease termination of its A319s to CH Aviation due to low load factors (aviator.aero).

In October 2014, American Airlines, Inc. announced that it was swapping out many of its ordered A319-100s for larger-capacity A321-200s. The carrier had anticipated receiving 65 A319-100 aircraft of an order totaling 130 narrowbody Airbus aircraft, but now will take just 28 of the type with the remaining balance of the order consisting of A321-200s (Flightglobal.)

Demographics & Availability

The A319-100 is powered by either two CFM International CFM56 or two IAE V2500 engines. CFM56-5B the most popular engine choice on the A319-100 and is valued as the base engine on the aircraft. In comparison the V2500-A5 engine and the CFM56-5A engines slightly lower the value of aircraft compared to the -5B.

Airbus A319-100 Passenger-Configured Aircraft Current Fleet by Engine Type
Engine	In Service	Parked	Total	Total %
CFM56-5B	747	5	752	56.0%
V2500-A5	440	9	449	33.4%
CFM56-5A	143		143	10.6%
Grand Total	1330	14	1344	100.0%

  Source: AerData January 2015

American Airlines, Inc. Job File #15015 Page 11 of 40

The largest active fleet percentage lies with European carrier, easyJet. This UK-based carrier operates 10.0% of the current fleet, a low percent which proves the type is spread diversely between carriers.

Airbus A319-100 Passenger-Configured Aircraft Current Fleet by Operator
Operator	In Service	Parked	Total	Total %
EASYJET	134		134	10.0%
US AIRWAYS	89		89	6.6%
DELTA	57		57	4.2%
UNITED AIRLINES	56		56	4.2%
BRITISH AIRWAYS	44		44	3.3%
GERMANWINGS	43		43	3.2%
AIR FRANCE	41		41	3.1%
CHINA SOUTHERN	38		38	2.8%
FRONTIER AIRLINES	35		35	2.6%
LUFTHANSA	30		30	2.2%
AMERICAN AIRLINES, INC.	30		30	2.2%
CHINA EASTERN	30		30	2.2%
AIR CHINA	30		30	2.2%
SPIRIT AIRLINES	29		29	2.2%
TAM	25	2	27	2.0%
All Others	619	12	631	46.9%
Grand Total	1330	14	1344	100.0%

  Source: AerData January 2015

Europe is the most popular region for the A319-100, with 39.8% of the current fleet based there. Two other significant regions for the type are North America and Asia.

Airbus A319-100 Passenger-Configured Aircraft Current Fleet by Region
Region	In Service	Parked	Total	Total %
Europe	534	1	535	39.8%
North America	350	5	355	26.4%
Asia	272	4	276	20.5%
South America	95	3	98	7.3%
Africa	36	1	37	2.8%
Central America and Caribbean	32		32	2.4%
Middle East	11		11	0.8%
Grand Total	1330	14	1344	100.0%

  Source: AerData January 2015

American Airlines, Inc. Job File #15015 Page 12 of 40

According to Airfax, as of February 2015, there are ten A319-100 aircraft available for sale or lease. This represents approximately 0.7% of the total fleet.

American Airlines, Inc. Job File #15015 Page 13 of 40

Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed in a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s Future Aircraft Values “Redbook” publication or its web based valuation service, Redbook Online.

Outlook

The short- to mid-term outlook for the A319-100 is neutral, prior to entry into service of the A319neo. The aircraft has a large fleet of aircraft, with a very low percentage of such parked. Additionally, the aircraft are relatively well dispersed by operator and by region. However, the preference of operators has skewed toward larger narrowbodies, with the smaller A319-100 and 737-700 not receiving as many orders lately. The order book for the A319-100 has declined to its lowest level in a decade, with many recent A320ceo family orders favoring larger variants in the family. Additionally, many new orders being placed now favor the A319neo variant. The mid- and long-term outlook will be shaped by the presumed success of the A319neo. While not a true clean-sheet replacement, the modified variant represents a break in production and the last A319-100s manufactured will suffer the most from a value perspective. However, no technical obsolesence is expected for the foreseeable future as a result of the A319neo entry into service. While the 737-700 will remain a successful competitor to the A319-100, the narrowbody market has certainly been able to accommodate large fleets of both types and we expect this to continue into the future.

American Airlines, Inc. Job File #15015 Page 14 of 40

Boeing 737-800 Current Market

The 737-800 entered service with Hapag-Lloyd Flug (TUIfly) in 1998. It is a stretched version of the 737-700 and a replacement for the 737-400 Classic. Many carriers in the United States also utilized the aircraft to replace Boeing 727-200s as well as MD-80 and MD-90 aircraft.

Overview

Positive

•	Most popular member of highly successful 737NG family.

•	Large operator base is diverse geographically, by number and type of operators.

•	Very low percentage of existing fleet currently parked.

•	Sole source engines ease remarketing to secondary operators.

Neutral

•	Introduction of 737MAX variant delays clean sheet replacement, but will likely affect values of only the youngest 737-800 aircraft produced.

•

May have a popular freighter conversion program in the long term, based on successful conversions of predecessor 737-300 and -400 aircraft; however, competing A320 may provide better freighter platform and will almost certainly beat 737-800 to market with conversion options.

Negative

•	Backlog going forward likely to fade in favor of 737MAX, due to enter service in 2017.

•

Lease rates have been under pressure recently, particularly for younger vintages, as major lessors are providing inventory at low lease rental factors to get their aircraft placed. However, 737-800 lease rates appear to be holding up slightly better than those of competing A320-200.

American Airlines, Inc. Job File #15015 Page 15 of 40

There are 3,445 passenger-configured 737-800 aircraft in service with 165 operators.

Fleet Status	737-800
Net Orders	4778
Backlog	1288
Delivered	3490
Destroyed/Retired	14
Not in Service/Parked	31
Active Aircraft	3445
Number of Operators	165
Average Daily Utilization (Hrs)	8.49
Average Fleet Age (Yrs)	6.43

        Source: AerData January 2015

The 737-800 fleet has grown rapidly over the past ten years, with the number of active aircraft more than quadrupling during that period. The 737-800 has also had an extremely low percentage of the existing fleet reported as parked during the same period, with the percentage of fleet parked peaking at 2.2% in 2009. The chart below depicts 737-800 fleet development by year, as of January of each year.

American Airlines, Inc. Job File #15015 Page 16 of 40

Recent Developments

In December 2014, Air France-KLM announced it will add seven 737-800s to Transavia France, a low cost carrier of Air France-KLM. The aircraft will be added to the fleet in 2015 (Flightglobal).

In October 2014, PEMCO launched the 737NG conversion program for the 737-700 and 737-800 to be converted from passenger aircraft to either freighter, combi or quick change. The 737-700 freighter will be the first to enter the market with 2016 as the expected entry into production (cargofacts).

In October 2014, Boeing’s Board has given the authorization for Boeing to offer the 737-800BCF passenger-to-freighter conversion program, however Boeing’s conversion program is not officially launched (cargofacts).

In August 2014, Russian airline Dobrolet ordered 16 737-800s for delivery from 2017 to 2018. The order came from Dobrolet after the operator was grounded due to EU sanctions on Russia. The sanctions brought on the Aeroflot subsidiary carrier annulled aircraft leases and insurance contracts made with European leasing companies (Bloomberg.com).

Demographics & Availability

European carrier, Ryanair, operates the largest fleet of 737-800s with 8.7% of the current fleet. American Airlines, Inc. is the second largest operator of the type with 7.1% of the total fleet.

Boeing 737-800 Passenger-Configured Aircraft Current Fleet by Operator
Operator	In Service	Parked	Total	% of Fleet
RYANAIR	301	1	302	8.7%
AMERICAN AIRLINES, INC.	246		246	7.1%
UNITED AIRLINES	129		129	3.7%
CHINA SOUTHERN	116		116	3.3%
GOL TRANSPORTES AEREOS	101		101	2.9%
AIR CHINA	98		98	2.8%
HAINAN AIRLINES	95		95	2.7%
XIAMEN AIRLINES	88		88	2.5%
NORWEGIAN AIR SHUTTLE	85	2	87	2.5%
SOUTHWEST AIRLINES	85		85	2.4%
GARUDA INDONESIA	74		74	2.1%
VIRGIN AUSTRALIA	74		74	2.1%
DELTA	73		73	2.1%
SHENZHEN AIRLINES	71		71	2.0%
SHANDONG AIRLINES	70		70	2.0%
All Others	1739	28	1767	50.8%
Grand Total	3445	31	3476	100.0%

  Source: AerData January 2015

American Airlines, Inc. Job File #15015 Page 17 of 40

Asia is the most popular region with over a third of the current fleet, followed closely by Europe.

Boeing 737-800 Passenger-Configured Aircraft Current Fleet by Region
Region	In Service	Parked	Total	% of Fleet
Asia	1255	14	1269	36.5%
Europe	922	11	933	26.8%
North America	684	6	690	19.9%
Australia and Pacific	155		155	4.5%
Africa	133		133	3.8%
South America	117		117	3.4%
Central America and Caribbean	95		95	2.7%
Middle East	83		83	2.4%
Undisclosed	1		1	0.0%
Grand Total	3445	31	3476	100.0%

  Source: AerData January 2015

According to Airfax, as of February 2015, there are 24 Boeing 737-800s available for sale or lease.

American Airlines, Inc. Job File #15015 Page 18 of 40

Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed in a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s Future Aircraft Values “Redbook” publication or its web based valuation service, Redbook Online.

American Airlines, Inc. Job File #15015 Page 19 of 40

Outlook

The short- to mid-term outlook for the 737-800 is quite favorable, prior to the entry into service of the 737MAX variants. The aircraft seems to be well positioned in terms of passenger capacity vis-à-vis the current demand in the narrowbody sector, particularly when compared to smaller aircraft such as the 737-700 and A319 which have not been as successful of late. The order book for the 737-800 remains robust at over 1,400 units, even though many new orders being placed now favor the 737MAX variant. The long term outlook will be shaped by the presumed success of the 737MAX. While not a true clean-sheet replacement, the modified variant represents a break in production and the last 737-800s manufactured will suffer the most from a value perspective. However, no technical obsolesence is expected for the foreseeable future as a result of the 737MAX entry into service. An unknown variable at this time is the future of the 737-800 as a freighter. Boeing 737-300 and 737-400 aircraft have long been successfully converted as freighters. The values of 737-800s are currently too high to support freighter conversion. Though the aircraft from a technical perspective would likely make a good narrowbody freighter, there is plenty of much cheaper feed stock from the 737 Classic fleet, and among current production aircraft, the A320-200 will likely beat the 737-800 to the freighter conversion market, which may also reduce freighter conversion prospects for the 737-800. While the A320-200 will surely be remain a successful competitor to the 737-800, the narrowbody market has been able to handily accommodate very large fleets of both types and we expect this to continue into the future.

American Airlines, Inc. Job File #15015 Page 20 of 40

Boeing 777-300ER Current Market

The widebody 777-300ER aircraft is a stretched version of its 777-200 and 777-200ER counterparts. With a stretched fuselage increasing passenger capacity, the aircraft is capable of transporting 63 additional passengers in a typical three class configuration or 110 additional passengers in a single class than its shorter siblings. The newer technology and operating economics of the 777 family have made it one of the most popular widebody aircraft families of all times.

Overview

Positive

•	Healthy geographic distribution, particularly among the Pacific Rim and Middle East.

•	Sole-source engine which aids in remarketing and shares commonality with the 777-200LR.

•

Most popular widebody aircraft when looking at total orders. Operators of the 747-400 have in some cases opted to replace the 747 with the 777-300ER as the type offers similar capacity and greater range, as well as the benefits of twin engine fuel cost savings.

Negative

•

Backlog for aircraft is in question from 2018 – 2020, as the aircraft only has deliveries to 2018 at the moment. Even assuming a reduced production rate is in the future, there is market speculation on whether values for the aircraft will be lowered to incentivize buyers later in the decade.

•	The A350-1000 may threaten the 777-300ER if the type delivers the promises it has made on range and fuel burn per passenger.

•

The 777X which was announced in November 2013 may impact orders for the current model and residual values, though the 777X is not anticipated to enter service until the end of the decade, assuming it is not delayed.

American Airlines, Inc. Job File #15015 Page 21 of 40

There are 535 passenger-configured 777-300ER aircraft in service with 37 operators.

Fleet Status	777-300ER
Net Orders	768
Backlog	233
Delivered	535
Destroyed/Retired	0
Not in Service/Parked	0
Active Aircraft	535
Number of Operators	37
Average Daily Utilization (Hrs)	11.99
Average Fleet Age (Yrs)	4.35
Source: AerData January 2015

Recent Developments

In January 2015, Boeing and Kuwait Airways announced they have finalized an order for ten 777-300ERs with deliveries beginning in 2016 (Flightglobal).

In November 2014, Air Canada announced it has order two additional 777-300ERs (AviTrader).

American Airlines, Inc. Job File #15015 Page 22 of 40

Demographics & Availability

Emirates is the largest operator with approximately 19.1% of the current fleet. The next largest operator is Cathay Pacific, currently with 8.8% of the type.

Boeing 777-300ER Passenger-Configured Aircraft Current Fleet by Operator
Operator	In Service	Parked	Total	Total % of Fleet
EMIRATES	102		102	19.1%
CATHAY PACIFIC AIRWAYS	47		47	8.8%
AIR FRANCE	37		37	6.9%
QATAR AIRWAYS	28		28	5.2%
ETIHAD AIRWAYS	24		24	4.5%
SINGAPORE AIRLINES	23		23	4.3%
AIR CHINA	20		20	3.7%
ALL NIPPON AIRWAYS	19		19	3.6%
EVA AIR	18		18	3.4%
AIR CANADA	17		17	3.2%
AMERICAN AIRLINES, INC.	16		16	3.0%
TURKISH AIRLINES	16		16	3.0%
SAUDI ARABIAN	14		14	2.6%
JAPAN AIRLINES	13		13	2.4%
AIR INDIA	12		12	2.2%
BRITISH AIRWAYS	12		12	2.2%
All Others	117	0	117	21.9%
Grand Total	535	0	535	100.0%
Source: AerData January 2015

American Airlines, Inc. Job File #15015 Page 23 of 40

Despite Emirates’ stronghold of the 777-300ER by operator, Asia holds the greatest percentage of the 777-300ER fleet, with approximately 39.4% based in the region. However, following close behind is the Middle East with approximately 31.6% of the current fleet.

Boeing 777-300ER Passenger-Configured Aircraft Current Fleet by Region
Region	In Service	Parked	Total	Total % of Fleet
Asia	211		211	39.4%
Middle East	169		169	31.6%
Europe	83		83	15.5%
North America	33		33	6.2%
Africa	17		17	3.2%
Australia and Pacific	12		12	2.2%
South America	10		10	1.9%
Grand Total	535	0	535	100.0%
Source: AerData January 2015

According to Airfax, as of February 2015, there are no 777-300ER aircraft advertised as available for sale or lease. There have been no 777-300ERs listed as available in Airfax since August 2013 due to the high demand for the aircraft.

American Airlines, Inc. Job File #15015 Page 24 of 40

Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed in a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s Future Aircraft Values “Redbook” publication or its web based valuation service, Redbook Online.

Outlook

mba expects the market for the 777-300ER to remain firm in the short term. It is the best-selling model of the 777 family and orders continue to be placed for the type. As more are delivered the geographic and operator distribution of the type will widen even further, thus supporting the secondary market. In November 2013, Boeing officially launched the 777X due to the success of the current program, though it is not anticipated to enter service until 2020, keeping values for the 777-300ER strong for the time being. Based on the current 777-300ER backlog, there is three-year gap between the last off the line and the start of production for the 777X. mba would expect Boeing to slow the current production rate of 8.3 per month and/or to offer heavy discounts to aircraft delivered between 2018 and 2020 to keep the production line open. Should this occur, the values of those aircraft would likely be significantly less than the current values of the type, though previous vintages would not be affected. As the replacement aircraft and last off the line aircraft near, a shortening of the economic life for later vintage aircraft can be expected, as has happened with previous technological replacements.

American Airlines, Inc. Job File #15015 Page 25 of 40

Boeing 787-8 Current Market

The 787-8 was originally scheduled to perform its first flight in the second half of 2007, but the first flight did not take place until late 2009. After many well publicized delays, the aircraft was certified by both the US Federal Aviation Administration (“FAA”) and the European Aviation Safety Agency (“EASA”) in August 2011 with the first aircraft being delivered to All Nippon Airways (“ANA”) in September of the same year. On January 17, 2013, a year and a half after the first delivery, the FAA and subsequently EASA issued an emergency Airworthiness Directive (“AD”) which grounded all 787-8 aircraft due to a battery issue experienced during both ANA and Japan Airlines (“JAL”) flights. At the end of April 2013, the 787-8 was cleared to fly again by the FAA and EASA through the success of a number of battery tests.

Overview

Positive

•	Aircraft has become popular, receiving positive feedback from both current operators and passengers.

•	Production is now taking place in two facilities, increasing the output to meet demand.

•	Will accelerate the replacement of the 767 aircraft in the market.

•	Large backlog and order book.

•

Offers leading technology, including a single composite material fuselage and wings, health-monitoring systems allowing the airplane to self-monitor and report maintenance requirements to ground crew, and new GE and Rolls-Royce fuel efficient engines.

•	Composite fuselage is expected to mitigate the maintenance costs and corrosion issues over the span of the aircraft’s life.

Neutral

•	Engine choice positive for initial sales campaigns, but can limit remarketing opportunities downstream; this effect is mitigated by the sheer number of aircraft in fleet.

Negative

•	Great deal of work being performed on early production models (all aircraft built prior to line number 66 require re-work). Delays and specification issues have plagued the program.

•	Demand for the 787-8 has decreased as more operators move towards the 787-9.

American Airlines, Inc. Job File #15015 Page 26 of 40

There are 222 passenger-configured 787-8 aircraft in service with 31 operators.

Fleet Status	787-8
Net Orders	459
Backlog	235
Delivered	224
Destroyed/Retired	1
Not in Service/Parked	1
Active Aircraft	222
Number of Operators	31
Average Daily Utilization (Hrs)	7.09
Average Fleet Age (Yrs)	1.3
Source: AerData January 2015

Recent Developments

In February 2015, Boeing announced it had received an order for two 787-8 aircraft from an unidentified customer (Speednews).

In December 2014, the Japan Civil Aviation Authority released a report requesting for Boeing to redesign the lithium ion batteries on the 787 family, despite Boeing’s previous fix in May 2013 which amended two of the three protective layers on the battery and enabled the fleet grounding to be lifted (Flightglobal).

There were no orders for passenger-configured 787-8 aircraft in 2014. One Business Jet/VIP configured 787-8 was ordered in January 2014 (boeing.com).

In September 2014, Boeing and Russian airline, Transaero, announced the conversion of four orders for previously built 787-8s into 747-8Is. The four 787-8 aircraft were among the first 15 off the 787-8 line and are heavier and less fuel efficient than 787-8s built later in production after design improvements were made. Boeing has had trouble selling the earlier models and has around 10 built but unsold of the type remaining (Flightglobal).

American Airlines, Inc. Job File #15015 Page 27 of 40

Demographics & Availability

Japan-based carriers currently hold the top two largest passenger 787-8 fleets. All Nippon Airways (ANA) is the largest operator of 787-8s with 14.3% of the total passenger fleet. Japan Airlines is the second largest operator with 8.5% of the total fleet.

Boeing 787-8 Passenger-Configured Aircraft Current Fleet by Operator
Operator	In Service	Parked	Total	Total %
ALL NIPPON AIRWAYS	32		32	14.3%
JAPAN AIRLINES	19		19	8.5%
QATAR AIRWAYS	18		18	8.1%
AIR INDIA	17	1	18	8.1%
UNITED AIRLINES	12		12	5.4%
LAN	10		10	4.5%
ETHIOPIAN AIRLINES	10		10	4.5%
CHINA SOUTHERN	10		10	4.5%
BRITISH AIRWAYS	8		8	3.6%
HAINAN AIRLINES	8		8	3.6%
JETSTAR AIRWAYS	8		8	3.6%
AIR CANADA	7		7	3.1%
THOMSON AIRWAYS	7		7	3.1%
NORWEGIAN AIR SHUTTLE	7		7	3.1%
AEROMEXICO	6		6	2.7%
All Others	43	0	43	19.3%
Grand Total	222	1	223	100.0%
Source: AerData January 2015

With the two largest carriers based in Japan, it is not surprising Asia has the largest percentage of the 787 fleet in the world, with 43.5% located in the region. Global distribution is expected to be more evenly spread as more 787s enter the market.

Boeing 787-8 Passenger-Configured Aircraft Current Fleet by World Region
Region	In Service	Parked	Total	Total %
Asia	96	1	97	43.5%
Europe	31		31	13.9%
Middle East	28		28	12.6%
North America	20		20	9.0%
Africa	17		17	7.6%
South America	14		14	6.3%
Australia and Pacific	8		8	3.6%
Central America and Caribbean	7		7	3.1%
Undisclosed	1		1	0.4%
Grand Total	222	1	223	100.0%
Source: AerData January 2015

American Airlines, Inc. Job File #15015 Page 28 of 40

Boeing offers two engine types on the 787 family aircraft. Of the current operating 787-8 fleet, the GEnx-1B engines have proven to be the most popular with 65.0% of the fleet operating with this engine type, while Rolls-Royce has captured 35.0% of the current operating fleet. mba expects the GE engines to remain the popular engine choice; however, mba assigns no value difference between the two engine types at this time.

Boeing 787-8 Passenger-Configured Aircraft Current Fleet by Engine Type
Engine Type	In Service	Parked	Total	Total %
GEnx-1B	144	1	145	65.0%
Trent 1000	78	0	78	35.0%
Total	222	1	223	100.0%
Source: AerData January 2015

According to Airfax, as of February 2015, there is one 787-8 available for ACMI lease with Trent engines. The aircraft is a 2012 build 787-8 owned by LOT Polish Airlines.

American Airlines, Inc. Job File #15015 Page 29 of 40

Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed in a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s Future Aircraft Values “Redbook” publication or its web based valuation service, Redbook Online.

Outlook

The newness of the 787-8 aircraft has affected the reliability and economic benefits alleged by Boeing as the aircraft went through upgrades and changes to meet operator’s expectations. Values of the first built models remain under scrutiny as significant changes in the aircraft have increased the aircraft’s current value. The production rate of the 787 family is currently ten aircraft per month, increased from seven per month in December 2013, and will take a number of years before the market is saturated enough to level the price impact. Values of aircraft off the production line after number 66 are expected to remain stable in the short to medium term. The aircraft experienced cancellations during and after the grounding in 2013 but the value of the aircraft is not anticipated to be heavily impacted by the disruption to service or the modification to their lithium-ion battery.

American Airlines, Inc. Job File #15015 Page 30 of 40

Embraer ERJ 175 Current Market

The ERJ 175 is the larger variant in the E-170/175 family. The ERJ 175 directly competes with the Bombardier CRJ-900. It also seeks to replace the market segment occupied by earlier competing designs such as the BAe 146 and Fokker 70. The 170 and 175 are powered with GE CF34-8E engines of 14,200 pounds (62.28 kN) thrust each.

The ERJ-170 was the first version produced. The prototype was rolled out on 29 October 2001, with first flight 119 days later on February 19. The aircraft was displayed to the public in May 2002 at the Regional Airline Association convention. After a positive response from the airline community, Embraer launched the ERJ 175. First flight of the stretched ERJ 175 was on June 2003. The first ERJ 175 was delivered to Air Canada and entered service in July 2005.

Embraer has developed several subsequent variants to the initial ERJ 175 with higher MTOW 175LR and 175AR models. While the Embraer 170 garnered more initial orders, after cancellations the ERJ 175 ended up with the larger net order book to date.

Overview

Positive

•	Sole source engines ease remarketing to secondary operators.

•	Versatile aircraft that can be utilized in a number of applications including regional, main line and low cost models.

•	Types have been replacing older, less fuel efficient models such as the Fokker 70/100, BAe 146 and Avro series.

•	Recent orders by American Airlines and United Airlines has boosted the once fading backlog.

Negative

•	Demand for 70 seat market is declining.

American Airlines, Inc. Job File #15015 Page 31 of 40

There are 247 passenger-configured ERJ-175 aircraft in service with 19 operators.

Fleet Status - All Variants Passenger-Configured Aircraft	ERJ 175
Net Orders	564
Backlog	312
Delivered	252
Destroyed/Retired	0
Not in Service/Parked	5
Active Aircraft	247
Number of Operators	19
Average Daily Utilization (Hrs)	6.93
Average Fleet Age (Yrs)	5.08
Source: AerData January 2015

Recent Developments

In September 2014, Republic Airways placed a firm order for 50 ERJ 175 aircraft, with deliveries scheduled from 2015 – 2017 (zacks.com).

In November 2014, SkyWest placed a firm order for seven ERJ 175 aircraft, bringing the total firm order count from SkyWest for the type to 47 (zacks.com).

American Airlines, Inc. Job File #15015 Page 32 of 40

Demographics & Availability

The largest operator of ERJ 175 aircraft is currently Republic Airlines with 80 active aircraft or 31.7% of the total fleet. Compass Airlines is the next largest operator with 14.3% of the fleet.

ERJ 175 Passenger-Configured Aircraft Current Fleet by Operator
Operator	Active	Parked	Total	Total %
REPUBLIC AIRLINES	80		80	31.7%
COMPASS AIRLINES	36		36	14.3%
SKYWEST AIRLINES	21		21	8.3%
MESA	19		19	7.5%
SHUTTLE AMERICA	16		16	6.3%
SKY REGIONAL	15		15	6.0%
ALITALIA CITYLINER	15		15	6.0%
LOT	13		13	5.2%
FLYBE	11		11	4.4%
FUJI DREAM AIRLINES	5		5	2.0%
AZUL LINHAS AEREAS		5	5	2.0%
OMAN AIR	4		4	1.6%
ROYAL JORDANIAN	3		3	1.2%
AEROMEXICO CONNECT	3		3	1.2%
BELAVIA	2		2	0.8%
ALL OTHERS	4		4	1.6%
Grand Total	247	5	252	100.0%
Source: AerData January 2015

The North American region is by far the most significant for the type, with approximately 74.6% of the ERJ 175 aircraft fleet based there. Europe is a distant second, with 17.1% of the fleet operating in the region.

ERJ 175 Passenger-Configured Aircraft Current Fleet by Region
Region	Active	Parked	Total	Total %
North America	188		188	74.6%
Europe	43		43	17.1%
Middle East	8		8	3.2%
South America		5	5	2.0%
Asia	5		5	2.0%
Central America and Caribbean	3		3	1.2%
Grand Total	247	5	252	100.0%
Source: AerData January 2015

American Airlines, Inc. Job File #15015 Page 33 of 40

According to Airfax, as of February 2015, there is one ERJ 175 aircraft advertised as available for sale or lease.

Outlook

The short- to medium-term outlook for the ERJ 175 indicates that values will remain stable despite the preference to upsize by many carriers; however the aircraft is likely to sustain its value as it can accommodate from 78 to 88 seats with a 1,050nm maximum payload range.

American Airlines, Inc. Job File #15015 Page 34 of 40

IV.       Valuation

In developing the Values of the aircraft in this portfolio, mba did not inspect the aircraft or the records and documentation associated with the aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the aircraft in this portfolio are as follows:

1.	The aircraft is in good overall condition;

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated;

3.	The historical maintenance documentation has been maintained to acceptable international standards;

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage;

5.	The aircraft is in a standard airline configuration;

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins;

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage;

8.	Its utilization is comparable to industry averages;

9.	There is no history of accident or incident damage; and

10.	In the case of the Base Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

American Airlines, Inc. Job File #15015 Page 35 of 40

Aircraft Portfolio
No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lbs)	Engine Type	Operator
1	A319-112	5698	N9002U	26-Jul-13	166,400	CFM56-5B7	American Airlines, Inc.
2	A319-112	5761	N9006	30-Aug-13	166,400	CFM56-5B7	American Airlines, Inc.
3	A319-112	5781	N5007E	23-Sep-13	166,400	CFM56-5B7	American Airlines, Inc.
4	A319-112	5788	N8009T	27-Sep-13	166,400	CFM56-5B7	American Airlines, Inc.
5	A319-112	6429	N9026C	22-Jan-15	166,400	CFM56-5B7	American Airlines, Inc.
6	A319-112	6437	N8027D	26-Jan-15	166,400	CFM56-5B7	American Airlines, Inc.
7	A319-112	6456	N12028	10-Feb-15	166,400	CFM56-5B7	American Airlines, Inc.
8	A319-112	6491	N9029F	25-Feb-15	166,400	CFM56-5B7	American Airlines, Inc.
9	737-823	29561	N806NN	21-Sep-09	158,500	CFM56-7B26	American Airlines, Inc.
10	737-823	31077	N807NN	28-Sep-09	158,500	CFM56-7B26	American Airlines, Inc.
11	737-823	31210	N964NN	16-Jan-15	158,500	CFM56-7B26	American Airlines, Inc.
12	737-823	33239	N965NN	31-Jan-15	158,500	CFM56-7B26	American Airlines, Inc.
13	737-823	33240	N966NN	28-Feb-15	158,500	CFM56-7B26	American Airlines, Inc.
14	737-823	31214	N967NN	15-Mar-15	158,500	CFM56-7B26	American Airlines, Inc.
15	787-8	40618	N800AN	22-Jan-15	502,500	GEnx-1B	American Airlines, Inc.
16	787-8	40619	N801AC	26-Feb-15	502,500	GEnx-1B	American Airlines, Inc.
17	787-8	40620	N802AN	16-Mar-15	502,500	GEnx-1B	American Airlines, Inc.
18	787-8	40622	N804AN	15-Apr-15	502,500	GEnx-1B	American Airlines, Inc.
19	787-8	40623	N805AN	15-Apr-15	502,500	GEnx-1B	American Airlines, Inc.
20	787-8	40624	N806AA	15-May-15	502,500	GEnx-1B	American Airlines, Inc.
21	777-323ER	31553	N728AN	22-Apr-14	700,000	GE90-115B	American Airlines, Inc.
22	777-323ER	33127	N729AN	19-May-14	700,000	GE90-115B	American Airlines, Inc.
23	777-323ER	31554	N730AN	16-Jul-14	700,000	GE90-115B	American Airlines, Inc.
24	777-323ER	33523	N731AN	9-Oct-14	700,000	GE90-115B	American Airlines, Inc.
25	777-323ER	31549	N732AN	8-Dec-14	700,000	GE90-115B	American Airlines, Inc.
26	777-323ER	33524	N733AR	28-Feb-15	700,000	GE90-115B	American Airlines, Inc.
27	ERJ 175 LR	17000486	N206NN	15-Jul-15	85,517	CF34-8E5	American Airlines, Inc.
28	ERJ 175 LR	17000487	N207AN	15-Jul-15	85,517	CF34-8E5	American Airlines, Inc.
29	ERJ 175 LR	17000492	N208AN	15-Jul-15	85,517	CF34-8E5	American Airlines, Inc.
30	ERJ 175 LR	TBD	N209NN	15-Aug-15	85,517	CF34-8E5	American Airlines, Inc.
31	ERJ 175 LR	TBD	N210NN	15-Aug-15	85,517	CF34-8E5	American Airlines, Inc.
32	ERJ 175 LR	TBD	N211NN	15-Aug-15	85,517	CF34-8E5	American Airlines, Inc.
33	ERJ 175 LR	TBD	N212NN	15-Sep-15	85,517	CF34-8E5	American Airlines, Inc.
34	ERJ 175 LR	TBD	N213NN	15-Sep-15	85,517	CF34-8E5	American Airlines, Inc.
35	ERJ 175 LR	TBD	N214NN	15-Sep-15	85,517	CF34-8E5	American Airlines, Inc.

American Airlines, Inc. Job File #15015 Page 36 of 40

Portfolio Valuations (US$ Million)
No.	Aircraft Type	Serial Number	BV w/Newness	MTOW Adj.	Engine Adj.	IFE Adj.	HT CBV	Total Mx Adj.	Mx Adj. CBV
1	A319-112	5698	$32.65	$0.54	$0.20	$0.35	$33.74	$0.00	$33.74
2	A319-112	5761	$32.84	$0.54	$0.20	$0.35	$33.93	$0.00	$33.93
3	A319-112	5781	$33.03	$0.54	$0.20	$0.35	$34.12	$0.00	$34.12
4	A319-112	5788	$33.03	$0.54	$0.20	$0.35	$34.12	$0.00	$34.12
5	A319-112	6429	$36.28	$0.60	$0.20	$0.35	$37.43	$0.00	$37.43
6	A319-112	6437	$36.28	$0.60	$0.20	$0.35	$37.43	$0.00	$37.43
7	A319-112	6456	$36.31	$0.60	$0.20	$0.35	$37.46	$0.00	$37.46
8	A319-112	6491	$36.31	$0.60	$0.20	$0.35	$37.46	$0.00	$37.46
9	737-823	29561	$32.79	($0.69)	$0.00	$0.00	$32.10	($0.49)	$31.61
10	737-823	31077	$32.79	($0.69)	$0.00	$0.00	$32.10	($0.45)	$31.65
11	737-823	31210	$48.26	($0.99)	$0.00	$0.35	$47.62	$0.00	$47.62
12	737-823	33239	$48.26	($0.99)	$0.00	$0.35	$47.62	$0.00	$47.62
13	737-823	33240	$48.30	($0.99)	$0.00	$0.35	$47.66	$0.00	$47.66
14	737-823	31214	$48.34	($0.99)	$0.00	$0.35	$47.70	$0.00	$47.70
15	787-8	40618	$118.40	$0.00	$0.00	$0.00	$118.40	$0.00	$118.40
16	787-8	40619	$118.50	$0.00	$0.00	$0.00	$118.50	$0.00	$118.50
17	787-8	40620	$118.60	$0.00	$0.00	$0.00	$118.60	$0.00	$118.60
18	787-8	40622	$118.70	$0.00	$0.00	$0.00	$118.70	$0.00	$118.70
19	787-8	40623	$118.70	$0.00	$0.00	$0.00	$118.70	$0.00	$118.70
20	787-8	40624	$118.79	$0.00	$0.00	$0.00	$118.79	$0.00	$118.79
21	777-323ER	31553	$157.50	($4.49)	$0.00	$0.00	$153.01	$0.00	$153.01
22	777-323ER	33127	$158.37	($4.49)	$0.00	$0.00	$153.88	$0.00	$153.88
23	777-323ER	31554	$160.13	($4.49)	$0.00	$0.00	$155.64	$0.00	$155.64
24	777-323ER	33523	$162.77	($4.49)	$0.00	$0.00	$158.28	$0.00	$158.28
25	777-323ER	31549	$164.52	($4.49)	$0.00	$0.00	$160.03	$0.00	$160.03
26	777-323ER	33524	$165.54	($4.73)	$0.00	$0.00	$160.81	$0.00	$160.81
27	ERJ 175 LR	17000486	$29.65	$0.14	$0.00	$0.25	$30.04	$0.00	$30.04
28	ERJ 175 LR	17000487	$29.65	$0.14	$0.00	$0.25	$30.04	$0.00	$30.04
29	ERJ 175 LR	17000492	$29.65	$0.14	$0.00	$0.25	$30.04	$0.00	$30.04
30	ERJ 175 LR	TBD	$29.68	$0.14	$0.00	$0.25	$30.07	$0.00	$30.07
31	ERJ 175 LR	TBD	$29.68	$0.14	$0.00	$0.25	$30.07	$0.00	$30.07
32	ERJ 175 LR	TBD	$29.68	$0.14	$0.00	$0.25	$30.07	$0.00	$30.07
33	ERJ 175 LR	TBD	$29.70	$0.14	$0.00	$0.25	$30.09	$0.00	$30.09
34	ERJ 175 LR	TBD	$29.70	$0.14	$0.00	$0.25	$30.09	$0.00	$30.09
35	ERJ 175 LR	TBD	$29.70	$0.14	$0.00	$0.25	$30.09	$0.00	$30.09
Total			$2,483.08	($26.70)	$1.60	$6.45	$2,464.43	($0.94)	$2,463.49

American Airlines, Inc. Job File #15015 Page 37 of 40

Legend for Portfolio Valuation –
BV /w Newness -	Base Value adjusted for Month of Build
MTOW Adj. -	Maximum Take Off Weight Adjustment
Engine Adj. -	Adjustment for Engine Type
IFE Adj. -	In-Flight Entertainment Adjustment
HT CBV -	Half-Time Current Base Value
MX Adj. -	Maintenance Adjustments
MX Adj. CBV -	Maintenance Adjusted Current Base Value

Maintenance Adjustments (US$ Million)
No.	Aircraft Type	Serial Number	Int. Mx Adj.	Hvy Mx Adj.	LG Adj.	LLP Adj.	ESV Adj.	Total Mx Adj.
1	A319-112	5698	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
2	A319-112	5761	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
3	A319-112	5781	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
4	A319-112	5788	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
5	A319-112	6429	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
6	A319-112	6437	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
7	A319-112	6456	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
8	A319-112	6491	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
9	737-823	29561	$0.00	($0.59)	$0.01	$1.13	($1.04)	($0.49)
10	737-823	31077	$0.00	($0.59)	$0.01	$1.14	($1.01)	($0.45)
11	737-823	31210	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
12	737-823	33239	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
13	737-823	33240	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
14	737-823	31214	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
15	787-8	40618	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
16	787-8	40619	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
17	787-8	40620	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
18	787-8	40622	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
19	787-8	40623	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
20	787-8	40624	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
21	777-323ER	31553	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
22	777-323ER	33127	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
23	777-323ER	31554	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
24	777-323ER	33523	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
25	777-323ER	31549	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
26	777-323ER	33524	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
27	ERJ 175 LR	17000486	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
28	ERJ 175 LR	17000487	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
29	ERJ 175 LR	17000492	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
30	ERJ 175 LR	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
31	ERJ 175 LR	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

American Airlines, Inc. Job File #15015 Page 38 of 40

Maintenance Adjustments (US$ Million)
No.	Aircraft Type	Serial Number	Int. Mx Adj.	Hvy Mx Adj.	LG Adj.	LLP Adj.	ESV Adj.	Total Mx Adj.
32	ERJ 175 LR	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
33	ERJ 175 LR	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
34	ERJ 175 LR	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
35	ERJ 175 LR	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Total			$0.00	($1.18)	$0.02	$2.27	($2.05)	($0.94)

Legend for Maintenance Adjustments –
Int. MX Adj. -	Intermediate Maintenance Adjustment
Hvy. MX Adj. -	Heavy Maintenance Adjustment
LG Adj. -	Landing Gear Adjustment
LLP Adj. -	Life Limited Parts Adjustment
ESV Adj. -	Engine Shop Visit Adjustment
Total MX Adj. -	Total Maintenance Adjustment

American Airlines, Inc. Job File #15015 Page 39 of 40

V.	Covenants

This report has been prepared for the exclusive use of American Airlines, Inc. and shall not be provided to other parties by mba without the express consent of American Airlines, Inc. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s and the signatory’s opinion as to the values of the subject aircraft as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft and engines. Neither mba nor the signatory has provided the OEMs of the airframe or engines with pro bono or paid consulting or advice in the design or development of the assets valued herein.

This report represents the opinion of mba as to the values of the subject aircraft as requested and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by American Airlines, Inc. or any other party with regard to the subject aircraft and engine. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability.

PREPARED BY:

Sarah A. Smith
Senior Analyst – Valuations
Morten Beyer & Agnew
February 18, 2015
REVIEWED BY:

Thomas E. Burke
Managing Director – Valuations
Morten Beyer & Agnew
ISTAT Certified Appraiser

American Airlines, Inc. Job File #15015 Page 40 of 40

APPENDIX III—SUMMARY OF APPRAISED VALUES

				AISI		BK		mba
Aircraft Type	Registration Number	Manufacturer’s Serial Number	Delivery Month	Base Value	Maintenance Adjusted Base Value	Base Value	Maintenance Adjusted Base Value	Base Value	Maintenance Adjusted Base Value
Airbus 319-112	N9002U	5698	July 2013	$36,400,000	$41,300,000	$28,350,000	$33,259,035	$33,740,000	$33,740,000
Airbus 319-112	N9006	5761	August 2013	36,400,000	41,390,000	28,350,000	33,310,175	33,930,000	33,930,000
Airbus 319-112	N5007E	5781	September 2013	36,400,000	41,530,000	28,350,000	33,395,156	34,120,000	34,120,000
Airbus 319-112	N8009T	5788	September 2013	36,400,000	41,480,000	28,350,000	33,373,736	34,120,000	34,120,000
Airbus 319-112	N9026C	6429	January 2015	39,370,000	46,340,000	29,500,000	35,930,000	37,430,000	37,430,000
Airbus 319-112	N8027D	6437	January 2015	39,370,000	46,340,000	29,500,000	35,930,000	37,430,000	37,430,000
Airbus 319-112	N12028	6456	February 2015	39,340,000	47,900,000	29,500,000	35,930,000	37,460,000	37,460,000
Airbus 319-112	N9029F	6491	February 2015	39,340,000	47,900,000	29,500,000	35,930,000	37,460,000	37,460,000

Boeing 737-823	N806NN	29561	September 2009	31,670,000	32,700,000	31,570,000	31,800,000	32,100,000	31,610,000
Boeing 737-823	N807NN	31077	September 2009	31,670,000	32,740,000	31,570,000	31,820,000	32,100,000	31,650,000
Boeing 737-823	N964NN	31210	January 2015	41,890,000	48,760,000	41,680,000	48,260,000	47,620,000	47,620,000
Boeing 737-823	N965NN	33239	January 2015	41,790,000	50,460,000	41,680,000	48,260,000	47,620,000	47,620,000
Boeing 737-823	N966NN	33240	February 2015	41,860,000	50,540,000	41,680,000	48,260,000	47,660,000	47,660,000
Boeing 737-823	N967NN	31214	March 2015	41,920,000	50,630,000	41,680,000	48,260,000	47,700,000	47,700,000

Boeing 787-8	N800AN	40618	January 2015	99,600,000	116,350,000	105,250,000	117,410,000	118,400,000	118,400,000
Boeing 787-8	N801AC	40619	February 2015	99,770,000	116,550,000	105,250,000	117,410,000	118,500,000	118,500,000
Boeing 787-8	N802AN	40620	March 2015	99,630,000	116,740,000	105,250,000	117,410,000	118,600,000	118,600,000
Boeing 787-8	N804AN	40622	April 2015	100,100,000	116,930,000	106,000,000	118,160,000	118,700,000	118,700,000
Boeing 787-8	N805AN	40623	April 2015	100,100,000	116,930,000	106,000,000	118,160,000	118,700,000	118,700,000
Boeing 787-8	N806AA	40624	May 2015	100,260,000	117,130,000	106,000,000	118,160,000	118,790,000	118,790,000

Boeing 777-323ER	N728AN	31553	April 2014	131,680,000	155,050,000	147,650,000	160,680,000	153,010,000	153,010,000
Boeing 777-323ER	N729AN	33127	May 2014	131,680,000	155,540,000	147,650,000	161,060,000	153,880,000	153,880,000
Boeing 777-323ER	N730AN	31554	July 2014	131,680,000	155,990,000	148,370,000	162,110,000	155,640,000	155,640,000
Boeing 777-323ER	N731AN	33523	October 2014	131,680,000	156,820,000	149,080,000	163,720,000	158,280,000	158,280,000
Boeing 777-323ER	N732AN	31549	December 2014	131,680,000	157,300,000	149,080,000	164,160,000	160,030,000	160,030,000
Boeing 777-323ER	N733AR	33524	February 2015	133,140,000	164,110,000	149,800,000	165,390,000	160,810,000	160,810,000

Embraer ERJ 175 LR	N206NN	17000486	July 2015	25,210,000	30,550,000	24,480,000	28,150,000	30,040,000	30,040,000
Embraer ERJ 175 LR	N207AN	17000487	July 2015	25,210,000	30,550,000	24,480,000	28,150,000	30,040,000	30,040,000
Embraer ERJ 175 LR	N208AN	17000492	July 2015	25,210,000	30,550,000	24,480,000	28,150,000	30,040,000	30,040,000
Embraer ERJ 175 LR	N209NN	TBD	August 2015	25,250,000	30,600,000	24,480,000	28,150,000	30,070,000	30,070,000
Embraer ERJ 175 LR	N210NN	TBD	August 2015	25,250,000	30,600,000	24,480,000	28,150,000	30,070,000	30,070,000
Embraer ERJ 175 LR	N211NN	TBD	August 2015	25,250,000	30,600,000	24,480,000	28,150,000	30,070,000	30,070,000
Embraer ERJ 175 LR	N212NN	TBD	September 2015	25,290,000	30,650,000	24,480,000	28,150,000	30,090,000	30,090,000
Embraer ERJ 175 LR	N213NN	TBD	September 2015	25,290,000	30,650,000	24,480,000	28,150,000	30,090,000	30,090,000
Embraer ERJ 175 LR	N214NN	TBD	September 2015	25,290,000	30,650,000	24,480,000	28,150,000	30,090,000	30,090,000

Total:				$2,152,070,000	$2,540,850,000	$2,206,960,000	$2,470,898,101	$2,464,430,000	$2,463,490,000

III-1

APPENDIX IV—LOAN TO VALUE RATIO TABLES

The following tables set forth the loan to Aircraft value ratios for the Series A Equipment Notes and Series B Equipment Notes issued in respect of each Aircraft that may be financed pursuant to this offering (assuming that (a) the five earliest delivered Boeing 737-823 aircraft of the six Boeing 737-823 aircraft from which American may choose are financed hereunder, (b) the earliest delivered Boeing 787-8 aircraft of the six Boeing 787-8 aircraft from which American may choose is financed hereunder and (c) the five earliest delivered Boeing 777-323ER aircraft of the six Boeing 777-323ER aircraft from which American may choose are financed hereunder) as of November 1, 2015 (the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering) and each Regular Distribution Date thereafter.

The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus in the case of the Series B Equipment Notes, the outstanding balance of the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals—The Appraisals” and “Description of the Equipment Notes—Security—Loan to Value Ratios of Equipment Notes.” In addition, if American elects to finance under this offering any of the later delivered Boeing 737-823, Boeing 787-8 or Boeing 777-323ER aircraft eligible for such financing in place of one of the other Boeing 737-823, Boeing 787-8 or Boeing 777-323ER aircraft, as applicable, eligible to be financed under this offering, the amortization schedule of the Series A Equipment Notes and Series B Equipment Notes for such aircraft will be the same as that for the aircraft so replaced. And, because the appraised values of the Boeing 737-823, Boeing 787-8 or Boeing 777-323ER aircraft that were delivered to American later or with a later scheduled delivery are not less than the appraised values of the other aircraft of the same model that were delivered to American earlier, the loan to value ratio for the aircraft that were delivered to American later or with a later scheduled delivery will not be higher than that of the aircraft of the same model that were delivered to American earlier.

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% each year after that. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

A. Airbus A319-112

	N9002U
	Assumed Aircraft Value	Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$32,680,104.71	$18,768,936.18	57.4%	$5,134,944.82	73.1%
May 1, 2016	32,150,157.07	18,305,697.52	56.9%	4,869,430.89	72.1%
November 1, 2016	31,620,209.42	17,841,953.78	56.4%	4,604,505.21	71.0%
May 1, 2017	31,090,261.78	17,378,462.58	55.9%	4,339,570.49	69.9%
November 1, 2017	30,560,314.14	16,914,971.38	55.3%	4,124,864.00	68.8%
May 1, 2018	30,030,366.49	16,451,480.18	54.8%	3,908,890.44	67.8%
November 1, 2018	29,500,418.85	15,987,988.98	54.2%	3,691,710.93	66.7%
May 1, 2019	28,970,471.20	15,524,497.78	53.6%	3,475,792.71	65.6%
November 1, 2019	28,440,523.56	15,061,006.58	53.0%	3,259,872.69	64.4%
May 1, 2020	27,910,575.92	14,601,361.78	52.3%	3,043,514.86	63.2%
November 1, 2020	27,380,628.27	14,134,024.18	51.6%	2,827,611.08	61.9%
May 1, 2021	26,850,680.63	13,670,532.98	50.9%	2,611,691.08	60.6%
November 1, 2021	26,320,732.98	13,207,041.78	50.2%	2,396,191.07	59.3%
May 1, 2022	25,790,785.34	12,743,550.58	49.4%	2,179,851.08	57.9%
November 1, 2022	25,260,837.70	12,280,059.38	48.6%	1,963,914.88	56.4%
May 1, 2023	24,730,890.05	11,816,568.18	47.8%	0.00	0.0%
November 1, 2023	24,200,942.41	11,353,076.98	46.9%	0.00	0.0%
May 1, 2024	23,670,994.76	10,889,585.78	46.0%	0.00	0.0%
November 1, 2024	23,141,047.12	10,426,094.58	45.1%	0.00	0.0%
May 1, 2025	22,611,099.48	9,966,449.78	44.1%	0.00	0.0%
November 1, 2025	22,081,151.83	9,499,112.18	43.0%	0.00	0.0%
May 1, 2026	21,551,204.19	9,035,620.98	41.9%	0.00	0.0%
November 1, 2026	21,021,256.54	8,572,129.78	40.8%	0.00	0.0%
May 1, 2027	20,491,308.90	0.00	0.0%	0.00	0.0%

	N9006
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$33,397,068.06	$18,874,335.78	56.5%	$5,164,434.13	72.0%
May 1, 2016	32,864,136.13	18,408,495.74	56.0%	4,897,395.39	70.9%
November 1, 2016	32,331,204.19	17,942,147.78	55.5%	4,630,948.27	69.8%
May 1, 2017	31,798,272.25	17,476,053.78	55.0%	4,364,492.07	68.7%
November 1, 2017	31,265,340.31	17,009,959.78	54.4%	4,148,552.55	67.7%
May 1, 2018	30,732,408.38	16,543,865.78	53.8%	3,931,338.68	66.6%
November 1, 2018	30,199,476.44	16,077,771.78	53.2%	3,712,911.94	65.5%
May 1, 2019	29,666,544.50	15,611,677.78	52.6%	3,495,753.73	64.4%
November 1, 2019	29,133,612.57	15,145,583.78	52.0%	3,278,593.71	63.2%
May 1, 2020	28,600,680.63	14,683,357.78	51.3%	3,060,993.36	62.0%
November 1, 2020	28,067,748.69	14,213,395.78	50.6%	2,843,849.68	60.8%
May 1, 2021	27,534,816.75	13,747,301.78	49.9%	2,626,689.68	59.5%
November 1, 2021	27,001,884.82	13,281,207.78	49.2%	2,409,952.08	58.1%
May 1, 2022	26,468,952.88	12,815,113.78	48.4%	2,192,369.68	56.7%
November 1, 2022	25,936,020.94	12,349,019.78	47.6%	1,975,193.38	55.2%
May 1, 2023	25,403,089.01	11,882,925.78	46.8%	0.00	0.0%
November 1, 2023	24,870,157.07	11,416,831.78	45.9%	0.00	0.0%
May 1, 2024	24,337,225.13	10,950,737.78	45.0%	0.00	0.0%
November 1, 2024	23,804,293.19	10,484,643.78	44.0%	0.00	0.0%
May 1, 2025	23,271,361.26	10,022,417.78	43.1%	0.00	0.0%
November 1, 2025	22,738,429.32	9,552,455.78	42.0%	0.00	0.0%
May 1, 2026	22,205,497.38	9,086,361.78	40.9%	0.00	0.0%
November 1, 2026	21,672,565.45	8,620,267.78	39.8%	0.00	0.0%
May 1, 2027	21,139,633.51	0.00	0.0%	0.00	0.0%

	N5007E
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$33,584,083.77	$18,979,735.38	56.5%	$5,193,923.44	72.0%
May 1, 2016	33,048,167.54	18,511,293.96	56.0%	4,925,359.89	70.9%
November 1, 2016	32,512,251.31	18,042,341.78	55.5%	4,657,391.34	69.8%
May 1, 2017	31,976,335.08	17,573,644.98	55.0%	4,389,413.65	68.7%
November 1, 2017	31,440,418.85	17,104,948.18	54.4%	4,172,241.10	67.7%
May 1, 2018	30,904,502.62	16,636,251.38	53.8%	3,953,786.92	66.6%
November 1, 2018	30,368,586.39	16,167,554.58	53.2%	3,734,112.95	65.5%
May 1, 2019	29,832,670.16	15,698,857.78	52.6%	3,515,714.75	64.4%
November 1, 2019	29,296,753.93	15,230,160.98	52.0%	3,297,314.73	63.2%
May 1, 2020	28,760,837.70	14,765,353.78	51.3%	3,078,471.87	62.0%
November 1, 2020	28,224,921.47	14,292,767.38	50.6%	2,860,088.27	60.8%
May 1, 2021	27,689,005.24	13,824,070.58	49.9%	2,641,688.27	59.5%
November 1, 2021	27,153,089.01	13,355,373.78	49.2%	2,423,713.09	58.1%
May 1, 2022	26,617,172.77	12,886,676.98	48.4%	2,204,888.27	56.7%
November 1, 2022	26,081,256.54	12,417,980.18	47.6%	1,986,471.89	55.2%
May 1, 2023	25,545,340.31	11,949,283.38	46.8%	0.00	0.0%
November 1, 2023	25,009,424.08	11,480,586.58	45.9%	0.00	0.0%
May 1, 2024	24,473,507.85	11,011,889.78	45.0%	0.00	0.0%
November 1, 2024	23,937,591.62	10,543,192.98	44.0%	0.00	0.0%
May 1, 2025	23,401,675.39	10,078,385.78	43.1%	0.00	0.0%
November 1, 2025	22,865,759.16	9,605,799.38	42.0%	0.00	0.0%
May 1, 2026	22,329,842.93	9,137,102.58	40.9%	0.00	0.0%
November 1, 2026	21,793,926.70	8,668,405.78	39.8%	0.00	0.0%
May 1, 2027	21,258,010.47	0.00	0.0%	0.00	0.0%

	N8009T
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$33,584,083.77	$18,979,735.38	56.5%	$5,193,923.44	72.0%
May 1, 2016	33,048,167.54	18,511,293.96	56.0%	4,925,359.89	70.9%
November 1, 2016	32,512,251.31	18,042,341.78	55.5%	4,657,391.34	69.8%
May 1, 2017	31,976,335.08	17,573,644.98	55.0%	4,389,413.65	68.7%
November 1, 2017	31,440,418.85	17,104,948.18	54.4%	4,172,241.10	67.7%
May 1, 2018	30,904,502.62	16,636,251.38	53.8%	3,953,786.92	66.6%
November 1, 2018	30,368,586.39	16,167,554.58	53.2%	3,734,112.95	65.5%
May 1, 2019	29,832,670.16	15,698,857.78	52.6%	3,515,714.75	64.4%
November 1, 2019	29,296,753.93	15,230,160.98	52.0%	3,297,314.73	63.2%
May 1, 2020	28,760,837.70	14,765,353.78	51.3%	3,078,471.87	62.0%
November 1, 2020	28,224,921.47	14,292,767.38	50.6%	2,860,088.27	60.8%
May 1, 2021	27,689,005.24	13,824,070.58	49.9%	2,641,688.27	59.5%
November 1, 2021	27,153,089.01	13,355,373.78	49.2%	2,423,713.09	58.1%
May 1, 2022	26,617,172.77	12,886,676.98	48.4%	2,204,888.27	56.7%
November 1, 2022	26,081,256.54	12,417,980.18	47.6%	1,986,471.89	55.2%
May 1, 2023	25,545,340.31	11,949,283.38	46.8%	0.00	0.0%
November 1, 2023	25,009,424.08	11,480,586.58	45.9%	0.00	0.0%
May 1, 2024	24,473,507.85	11,011,889.78	45.0%	0.00	0.0%
November 1, 2024	23,937,591.62	10,543,192.98	44.0%	0.00	0.0%
May 1, 2025	23,401,675.39	10,078,385.78	43.1%	0.00	0.0%
November 1, 2025	22,865,759.16	9,605,799.38	42.0%	0.00	0.0%
May 1, 2026	22,329,842.93	9,137,102.58	40.9%	0.00	0.0%
November 1, 2026	21,793,926.70	8,668,405.78	39.8%	0.00	0.0%
May 1, 2027	21,258,010.47	0.00	0.0%	0.00	0.0%

	N9026C
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$36,307,100.00	$20,821,300.61	57.3%	$5,697,144.23	73.0%
May 1, 2016	35,745,650.00	20,307,407.27	56.8%	5,402,560.50	71.9%
November 1, 2016	35,184,200.00	19,792,953.61	56.3%	5,108,629.44	70.8%
May 1, 2017	34,622,750.00	19,278,780.11	55.7%	4,814,688.34	69.6%
November 1, 2017	34,061,300.00	18,764,606.61	55.1%	4,576,474.71	68.5%
May 1, 2018	33,499,850.00	18,250,433.11	54.5%	4,336,855.29	67.4%
November 1, 2018	32,938,400.00	17,736,259.61	53.8%	4,095,897.88	66.3%
May 1, 2019	32,376,950.00	17,222,086.11	53.2%	3,856,339.86	65.1%
November 1, 2019	31,815,500.00	16,707,912.61	52.5%	3,616,779.83	63.9%
May 1, 2020	31,254,050.00	16,198,006.11	51.8%	3,376,734.07	62.6%
November 1, 2020	30,692,600.00	15,679,565.61	51.1%	3,137,192.06	61.3%
May 1, 2021	30,131,150.00	15,165,392.11	50.3%	2,897,632.06	59.9%
November 1, 2021	29,569,700.00	14,651,218.61	49.5%	2,658,538.04	58.5%
May 1, 2022	29,008,250.00	14,137,045.11	48.7%	2,418,512.06	57.1%
November 1, 2022	28,446,800.00	13,622,871.61	47.9%	2,178,934.09	55.5%
May 1, 2023	27,885,350.00	13,108,698.11	47.0%	0.00	0.0%
November 1, 2023	27,323,900.00	12,594,524.61	46.1%	0.00	0.0%
May 1, 2024	26,762,450.00	12,080,351.11	45.1%	0.00	0.0%
November 1, 2024	26,201,000.00	11,566,177.61	44.1%	0.00	0.0%
May 1, 2025	25,639,550.00	11,056,271.11	43.1%	0.00	0.0%
November 1, 2025	25,078,100.00	10,537,830.61	42.0%	0.00	0.0%
May 1, 2026	24,516,650.00	10,023,657.11	40.9%	0.00	0.0%
November 1, 2026	23,955,200.00	9,509,483.61	39.7%	0.00	0.0%
May 1, 2027	23,393,750.00	0.00	0.0%	0.00	0.0%

	N8027D
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$36,307,100.00	$20,821,300.61	57.3%	$5,697,144.23	73.0%
May 1, 2016	35,745,650.00	20,307,407.27	56.8%	5,402,560.50	71.9%
November 1, 2016	35,184,200.00	19,792,953.61	56.3%	5,108,629.44	70.8%
May 1, 2017	34,622,750.00	19,278,780.11	55.7%	4,814,688.34	69.6%
November 1, 2017	34,061,300.00	18,764,606.61	55.1%	4,576,474.71	68.5%
May 1, 2018	33,499,850.00	18,250,433.11	54.5%	4,336,855.29	67.4%
November 1, 2018	32,938,400.00	17,736,259.61	53.8%	4,095,897.88	66.3%
May 1, 2019	32,376,950.00	17,222,086.11	53.2%	3,856,339.86	65.1%
November 1, 2019	31,815,500.00	16,707,912.61	52.5%	3,616,779.83	63.9%
May 1, 2020	31,254,050.00	16,198,006.11	51.8%	3,376,734.07	62.6%
November 1, 2020	30,692,600.00	15,679,565.61	51.1%	3,137,192.06	61.3%
May 1, 2021	30,131,150.00	15,165,392.11	50.3%	2,897,632.06	59.9%
November 1, 2021	29,569,700.00	14,651,218.61	49.5%	2,658,538.04	58.5%
May 1, 2022	29,008,250.00	14,137,045.11	48.7%	2,418,512.06	57.1%
November 1, 2022	28,446,800.00	13,622,871.61	47.9%	2,178,934.09	55.5%
May 1, 2023	27,885,350.00	13,108,698.11	47.0%	0.00	0.0%
November 1, 2023	27,323,900.00	12,594,524.61	46.1%	0.00	0.0%
May 1, 2024	26,762,450.00	12,080,351.11	45.1%	0.00	0.0%
November 1, 2024	26,201,000.00	11,566,177.61	44.1%	0.00	0.0%
May 1, 2025	25,639,550.00	11,056,271.11	43.1%	0.00	0.0%
November 1, 2025	25,078,100.00	10,537,830.61	42.0%	0.00	0.0%
May 1, 2026	24,516,650.00	10,023,657.11	40.9%	0.00	0.0%
November 1, 2026	23,955,200.00	9,509,483.61	39.7%	0.00	0.0%
May 1, 2027	23,393,750.00	0.00	0.0%	0.00	0.0%

	N12028
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$36,898,100.00	$20,837,891.29	56.5%	$5,701,900.57	71.9%
May 1, 2016	36,336,200.00	20,323,588.47	55.9%	5,407,070.91	70.8%
November 1, 2016	35,774,300.00	19,808,724.89	55.4%	5,112,894.45	69.7%
May 1, 2017	35,212,400.00	19,294,141.69	54.8%	4,818,707.95	68.5%
November 1, 2017	34,650,500.00	18,779,558.49	54.2%	4,580,295.45	67.4%
May 1, 2018	34,088,600.00	18,264,975.29	53.6%	4,340,475.97	66.3%
November 1, 2018	33,526,700.00	17,750,392.09	52.9%	4,099,317.40	65.2%
May 1, 2019	32,964,800.00	17,235,808.89	52.3%	3,859,559.37	64.0%
November 1, 2019	32,402,900.00	16,721,225.69	51.6%	3,619,799.35	62.8%
May 1, 2020	31,841,000.00	16,210,912.89	50.9%	3,379,553.18	61.5%
November 1, 2020	31,279,100.00	15,692,059.29	50.2%	3,139,811.19	60.2%
May 1, 2021	30,717,200.00	15,177,476.09	49.4%	2,900,051.19	58.9%
November 1, 2021	30,155,300.00	14,662,892.89	48.6%	2,660,757.55	57.4%
May 1, 2022	29,593,400.00	14,148,309.69	47.8%	2,420,531.19	56.0%
November 1, 2022	29,031,500.00	13,633,726.49	47.0%	2,180,753.20	54.5%
May 1, 2023	28,469,600.00	13,119,143.29	46.1%	0.00	0.0%
November 1, 2023	27,907,700.00	12,604,560.09	45.2%	0.00	0.0%
May 1, 2024	27,345,800.00	12,089,976.89	44.2%	0.00	0.0%
November 1, 2024	26,783,900.00	11,575,393.69	43.2%	0.00	0.0%
May 1, 2025	26,222,000.00	11,065,080.89	42.2%	0.00	0.0%
November 1, 2025	25,660,100.00	10,546,227.29	41.1%	0.00	0.0%
May 1, 2026	25,098,200.00	10,031,644.09	40.0%	0.00	0.0%
November 1, 2026	24,536,300.00	9,517,060.89	38.8%	0.00	0.0%
May 1, 2027	23,974,400.00	0.00	0.0%	0.00	0.0%

	N9029F
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$36,898,100.00	$20,837,891.29	56.5%	$5,701,900.57	71.9%
May 1, 2016	36,336,200.00	20,323,588.47	55.9%	5,407,070.91	70.8%
November 1, 2016	35,774,300.00	19,808,724.89	55.4%	5,112,894.45	69.7%
May 1, 2017	35,212,400.00	19,294,141.69	54.8%	4,818,707.95	68.5%
November 1, 2017	34,650,500.00	18,779,558.49	54.2%	4,580,295.45	67.4%
May 1, 2018	34,088,600.00	18,264,975.29	53.6%	4,340,475.97	66.3%
November 1, 2018	33,526,700.00	17,750,392.09	52.9%	4,099,317.40	65.2%
May 1, 2019	32,964,800.00	17,235,808.89	52.3%	3,859,559.37	64.0%
November 1, 2019	32,402,900.00	16,721,225.69	51.6%	3,619,799.35	62.8%
May 1, 2020	31,841,000.00	16,210,912.89	50.9%	3,379,553.18	61.5%
November 1, 2020	31,279,100.00	15,692,059.29	50.2%	3,139,811.19	60.2%
May 1, 2021	30,717,200.00	15,177,476.09	49.4%	2,900,051.19	58.9%
November 1, 2021	30,155,300.00	14,662,892.89	48.6%	2,660,757.55	57.4%
May 1, 2022	29,593,400.00	14,148,309.69	47.8%	2,420,531.19	56.0%
November 1, 2022	29,031,500.00	13,633,726.49	47.0%	2,180,753.20	54.5%
May 1, 2023	28,469,600.00	13,119,143.29	46.1%	0.00	0.0%
November 1, 2023	27,907,700.00	12,604,560.09	45.2%	0.00	0.0%
May 1, 2024	27,345,800.00	12,089,976.89	44.2%	0.00	0.0%
November 1, 2024	26,783,900.00	11,575,393.69	43.2%	0.00	0.0%
May 1, 2025	26,222,000.00	11,065,080.89	42.2%	0.00	0.0%
November 1, 2025	25,660,100.00	10,546,227.29	41.1%	0.00	0.0%
May 1, 2026	25,098,200.00	10,031,644.09	40.0%	0.00	0.0%
November 1, 2026	24,536,300.00	9,517,060.89	38.8%	0.00	0.0%
May 1, 2027	23,974,400.00	0.00	0.0%	0.00	0.0%

B. Boeing 737-823

	N806NN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$31,228,742.51	$17,689,566.20	56.6%	$4,840,051.73	72.1%
May 1, 2016	30,657,485.03	17,252,967.62	56.3%	4,589,785.91	71.2%
November 1, 2016	30,086,227.54	16,815,893.00	55.9%	4,340,074.57	70.3%
May 1, 2017	29,514,970.06	16,379,056.40	55.5%	4,090,354.70	69.4%
November 1, 2017	28,943,712.57	15,942,219.80	55.1%	3,887,978.52	68.5%
May 1, 2018	28,372,455.09	15,505,383.20	54.6%	3,684,408.03	67.6%
November 1, 2018	27,801,197.60	15,068,546.60	54.2%	3,479,700.85	66.7%
May 1, 2019	27,229,940.12	14,631,710.00	53.7%	3,276,182.53	65.8%
November 1, 2019	26,658,682.63	14,194,873.40	53.2%	3,072,662.51	64.8%
May 1, 2020	26,087,425.15	13,761,662.00	52.8%	2,868,729.83	63.7%
November 1, 2020	25,516,167.66	13,321,200.20	52.2%	2,665,225.12	62.7%
May 1, 2021	24,944,910.18	12,884,363.60	51.7%	2,461,705.12	61.5%
November 1, 2021	24,373,652.69	12,447,527.00	51.1%	2,258,580.99	60.3%
May 1, 2022	23,802,395.21	12,010,690.40	50.5%	2,054,665.12	59.1%
November 1, 2022	23,231,137.72	11,573,853.80	49.8%	1,851,129.85	57.8%
May 1, 2023	22,659,880.24	11,137,017.20	49.1%	0.00	0.0%
November 1, 2023	22,088,622.75	10,700,180.60	48.4%	0.00	0.0%
May 1, 2024	21,517,365.27	10,263,344.00	47.7%	0.00	0.0%
November 1, 2024	20,946,107.78	9,826,507.40	46.9%	0.00	0.0%
May 1, 2025	20,184,431.14	9,393,296.00	46.5%	0.00	0.0%
November 1, 2025	19,422,754.49	8,952,834.20	46.1%	0.00	0.0%
May 1, 2026	18,661,077.84	8,515,997.60	45.6%	0.00	0.0%
November 1, 2026	17,899,401.20	8,079,161.00	45.1%	0.00	0.0%
May 1, 2027	17,137,724.55	0.00	0.0%	0.00	0.0%

	N807NN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$31,248,383.23	$17,700,301.34	56.6%	$4,843,856.80	72.1%
May 1, 2016	30,676,766.47	17,263,437.81	56.3%	4,593,394.24	71.2%
November 1, 2016	30,105,149.70	16,826,097.94	55.9%	4,343,486.57	70.3%
May 1, 2017	29,533,532.93	16,388,996.24	55.5%	4,093,570.38	69.4%
November 1, 2017	28,961,916.17	15,951,894.54	55.1%	3,891,035.10	68.5%
May 1, 2018	28,390,299.40	15,514,792.84	54.6%	3,687,304.58	67.6%
November 1, 2018	27,818,682.63	15,077,691.14	54.2%	3,482,436.47	66.7%
May 1, 2019	27,247,065.87	14,640,589.44	53.7%	3,278,758.15	65.8%
November 1, 2019	26,675,449.10	14,203,487.74	53.2%	3,075,078.13	64.8%
May 1, 2020	26,103,832.34	13,770,013.44	52.8%	2,870,985.12	63.7%
November 1, 2020	25,532,215.57	13,329,284.34	52.2%	2,667,320.42	62.7%
May 1, 2021	24,960,598.80	12,892,182.64	51.7%	2,463,640.42	61.5%
November 1, 2021	24,388,982.04	12,455,080.94	51.1%	2,260,356.60	60.3%
May 1, 2022	23,817,365.27	12,017,979.24	50.5%	2,056,280.42	59.1%
November 1, 2022	23,245,748.50	11,580,877.54	49.8%	1,852,585.14	57.8%
May 1, 2023	22,674,131.74	11,143,775.84	49.1%	0.00	0.0%
November 1, 2023	22,102,514.97	10,706,674.14	48.4%	0.00	0.0%
May 1, 2024	21,530,898.20	10,269,572.44	47.7%	0.00	0.0%
November 1, 2024	20,959,281.44	9,832,470.74	46.9%	0.00	0.0%
May 1, 2025	20,197,125.75	9,398,996.44	46.5%	0.00	0.0%
November 1, 2025	19,434,970.06	8,958,267.34	46.1%	0.00	0.0%
May 1, 2026	18,672,814.37	8,521,165.64	45.6%	0.00	0.0%
November 1, 2026	17,910,658.68	8,084,063.94	45.1%	0.00	0.0%
May 1, 2027	17,148,502.99	0.00	0.0%	0.00	0.0%

	N964NN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$46,766,933.33	$26,820,294.51	57.3%	$7,338,081.57	73.0%
May 1, 2016	46,043,733.33	26,158,339.19	56.8%	6,958,649.48	71.9%
November 1, 2016	45,320,533.33	25,495,662.11	56.3%	6,580,058.02	70.8%
May 1, 2017	44,597,333.33	24,833,345.91	55.7%	6,201,453.64	69.6%
November 1, 2017	43,874,133.33	24,171,029.71	55.1%	5,894,627.81	68.5%
May 1, 2018	43,150,933.33	23,508,713.51	54.5%	5,585,991.27	67.4%
November 1, 2018	42,427,733.33	22,846,397.31	53.8%	5,275,631.37	66.3%
May 1, 2019	41,704,533.33	22,184,081.11	53.2%	4,967,073.91	65.1%
November 1, 2019	40,981,333.33	21,521,764.91	52.5%	4,658,513.88	63.9%
May 1, 2020	40,258,133.33	20,864,945.11	51.8%	4,349,328.20	62.6%
November 1, 2020	39,534,933.33	20,197,132.51	51.1%	4,040,791.38	61.3%
May 1, 2021	38,811,733.33	19,534,816.31	50.3%	3,732,231.38	59.9%
November 1, 2021	38,088,533.33	18,872,500.11	49.5%	3,424,271.57	58.5%
May 1, 2022	37,365,333.33	18,210,183.91	48.7%	3,115,111.38	57.1%
November 1, 2022	36,642,133.33	17,547,867.71	47.9%	2,806,528.23	55.5%
May 1, 2023	35,918,933.33	16,885,551.51	47.0%	0.00	0.0%
November 1, 2023	35,195,733.33	16,223,235.31	46.1%	0.00	0.0%
May 1, 2024	34,472,533.33	15,560,919.11	45.1%	0.00	0.0%
November 1, 2024	33,749,333.33	14,898,602.91	44.1%	0.00	0.0%
May 1, 2025	33,026,133.33	14,241,783.11	43.1%	0.00	0.0%
November 1, 2025	32,302,933.33	13,573,970.51	42.0%	0.00	0.0%
May 1, 2026	31,579,733.33	12,911,654.31	40.9%	0.00	0.0%
November 1, 2026	30,856,533.33	12,249,338.11	39.7%	0.00	0.0%
May 1, 2027	30,133,333.33	0.00	0.0%	0.00	0.0%

	N965NN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$46,812,200.00	$26,845,668.49	57.3%	$7,345,691.72	73.0%
May 1, 2016	46,088,300.00	26,183,086.91	56.8%	6,965,866.12	71.9%
November 1, 2016	45,364,400.00	25,519,782.89	56.3%	6,586,882.04	70.8%
May 1, 2017	44,640,500.00	24,856,840.09	55.7%	6,207,885.02	69.6%
November 1, 2017	43,916,600.00	24,193,897.29	55.1%	5,900,740.98	68.5%
May 1, 2018	43,192,700.00	23,530,954.49	54.5%	5,591,784.36	67.4%
November 1, 2018	42,468,800.00	22,868,011.69	53.8%	5,281,102.59	66.3%
May 1, 2019	41,744,900.00	22,205,068.89	53.2%	4,972,225.14	65.1%
November 1, 2019	41,021,000.00	21,542,126.09	52.5%	4,663,345.11	63.9%
May 1, 2020	40,297,100.00	20,884,684.89	51.8%	4,353,838.78	62.6%
November 1, 2020	39,573,200.00	20,216,240.49	51.1%	4,044,981.99	61.3%
May 1, 2021	38,849,300.00	19,553,297.69	50.3%	3,736,101.99	59.9%
November 1, 2021	38,125,400.00	18,890,354.89	49.5%	3,427,822.79	58.5%
May 1, 2022	37,401,500.00	18,227,412.09	48.7%	3,118,341.99	57.1%
November 1, 2022	36,677,600.00	17,564,469.29	47.9%	2,809,438.81	55.5%
May 1, 2023	35,953,700.00	16,901,526.49	47.0%	0.00	0.0%
November 1, 2023	35,229,800.00	16,238,583.69	46.1%	0.00	0.0%
May 1, 2024	34,505,900.00	15,575,640.89	45.1%	0.00	0.0%
November 1, 2024	33,782,000.00	14,912,698.09	44.1%	0.00	0.0%
May 1, 2025	33,058,100.00	14,255,256.89	43.1%	0.00	0.0%
November 1, 2025	32,334,200.00	13,586,812.49	42.0%	0.00	0.0%
May 1, 2026	31,610,300.00	12,923,869.69	40.9%	0.00	0.0%
November 1, 2026	30,886,400.00	12,260,926.89	39.7%	0.00	0.0%
May 1, 2027	30,162,500.00	0.00	0.0%	0.00	0.0%

	N966NN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$47,536,100.00	$26,845,668.49	56.5%	$7,345,691.72	71.9%
May 1, 2016	46,812,200.00	26,183,086.91	55.9%	6,965,866.12	70.8%
November 1, 2016	46,088,300.00	25,519,782.89	55.4%	6,586,882.04	69.7%
May 1, 2017	45,364,400.00	24,856,840.09	54.8%	6,207,885.02	68.5%
November 1, 2017	44,640,500.00	24,193,897.29	54.2%	5,900,740.98	67.4%
May 1, 2018	43,916,600.00	23,530,954.49	53.6%	5,591,784.36	66.3%
November 1, 2018	43,192,700.00	22,868,011.69	52.9%	5,281,102.59	65.2%
May 1, 2019	42,468,800.00	22,205,068.89	52.3%	4,972,225.14	64.0%
November 1, 2019	41,744,900.00	21,542,126.09	51.6%	4,663,345.11	62.8%
May 1, 2020	41,021,000.00	20,884,684.89	50.9%	4,353,838.78	61.5%
November 1, 2020	40,297,100.00	20,216,240.49	50.2%	4,044,981.99	60.2%
May 1, 2021	39,573,200.00	19,553,297.69	49.4%	3,736,101.99	58.9%
November 1, 2021	38,849,300.00	18,890,354.89	48.6%	3,427,822.79	57.4%
May 1, 2022	38,125,400.00	18,227,412.09	47.8%	3,118,341.99	56.0%
November 1, 2022	37,401,500.00	17,564,469.29	47.0%	2,809,438.81	54.5%
May 1, 2023	36,677,600.00	16,901,526.49	46.1%	0.00	0.0%
November 1, 2023	35,953,700.00	16,238,583.69	45.2%	0.00	0.0%
May 1, 2024	35,229,800.00	15,575,640.89	44.2%	0.00	0.0%
November 1, 2024	34,505,900.00	14,912,698.09	43.2%	0.00	0.0%
May 1, 2025	33,782,000.00	14,255,256.89	42.2%	0.00	0.0%
November 1, 2025	33,058,100.00	13,586,812.49	41.1%	0.00	0.0%
May 1, 2026	32,334,200.00	12,923,869.69	40.0%	0.00	0.0%
November 1, 2026	31,610,300.00	12,260,926.89	38.8%	0.00	0.0%
May 1, 2027	30,886,400.00	0.00	0.0%	0.00	0.0%

C. Boeing 787-8

	N800AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$113,865,066.67	$65,298,955.89	57.3%	$17,866,716.12	73.0%
May 1, 2016	112,104,266.67	63,687,303.51	56.8%	16,942,877.17	71.9%
November 1, 2016	110,343,466.67	62,073,893.89	56.3%	16,021,085.00	70.8%
May 1, 2017	108,582,666.67	60,461,362.89	55.7%	15,099,261.38	69.6%
November 1, 2017	106,821,866.67	58,848,831.89	55.1%	14,352,203.71	68.5%
May 1, 2018	105,061,066.67	57,236,300.89	54.5%	13,600,737.36	67.4%
November 1, 2018	103,300,266.67	55,623,769.89	53.8%	12,845,074.97	66.3%
May 1, 2019	101,539,466.67	54,011,238.89	53.2%	12,093,801.16	65.1%
November 1, 2019	99,778,666.67	52,398,707.89	52.5%	11,342,521.09	63.9%
May 1, 2020	98,017,866.67	50,799,558.89	51.8%	10,589,717.69	62.6%
November 1, 2020	96,257,066.67	49,173,645.89	51.1%	9,838,494.13	61.3%
May 1, 2021	94,496,266.67	47,561,114.89	50.3%	9,087,214.13	59.9%
November 1, 2021	92,735,466.67	45,948,583.89	49.5%	8,337,395.46	58.5%
May 1, 2022	90,974,666.67	44,336,052.89	48.7%	7,584,654.13	57.1%
November 1, 2022	89,213,866.67	42,723,521.89	47.9%	6,833,317.76	55.5%
May 1, 2023	87,453,066.67	41,110,990.89	47.0%	0.00	0.0%
November 1, 2023	85,692,266.67	39,498,459.89	46.1%	0.00	0.0%
May 1, 2024	83,931,466.67	37,885,928.89	45.1%	0.00	0.0%
November 1, 2024	82,170,666.67	36,273,397.89	44.1%	0.00	0.0%
May 1, 2025	80,409,866.67	34,674,248.89	43.1%	0.00	0.0%
November 1, 2025	78,649,066.67	33,048,335.89	42.0%	0.00	0.0%
May 1, 2026	76,888,266.67	31,435,804.89	40.9%	0.00	0.0%
November 1, 2026	75,127,466.67	29,823,273.89	39.7%	0.00	0.0%
May 1, 2027	73,366,666.67	0.00	0.0%	0.00	0.0%

D. Boeing 777-323ER

	N728AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$152,652,319.59	$86,250,054.16	56.5%	$23,600,008.53	72.0%
May 1, 2016	150,254,639.18	84,121,304.87	56.0%	22,379,716.74	70.9%
November 1, 2016	147,856,958.76	81,990,234.56	55.5%	21,162,128.52	69.8%
May 1, 2017	145,459,278.35	79,860,324.76	54.9%	19,944,498.76	68.6%
November 1, 2017	143,061,597.94	77,730,414.96	54.3%	18,957,716.00	67.6%
May 1, 2018	140,663,917.53	75,600,505.16	53.7%	17,965,109.84	66.5%
November 1, 2018	138,266,237.11	73,470,595.36	53.1%	16,966,961.18	65.4%
May 1, 2019	135,868,556.70	71,340,685.55	52.5%	15,974,609.36	64.3%
November 1, 2019	133,470,876.29	69,210,775.76	51.9%	14,982,249.27	63.1%
May 1, 2020	131,073,195.88	67,098,541.56	51.2%	13,987,877.02	61.9%
November 1, 2020	128,675,515.46	64,950,956.16	50.5%	12,995,591.57	60.6%
May 1, 2021	126,277,835.05	62,821,046.36	49.7%	12,003,231.57	59.3%
November 1, 2021	123,880,154.64	60,691,136.56	49.0%	11,012,801.83	57.9%
May 1, 2022	121,482,474.23	58,561,226.76	48.2%	10,018,511.57	56.5%
November 1, 2022	119,084,793.81	56,431,316.96	47.4%	9,026,077.11	55.0%
May 1, 2023	116,687,113.40	54,301,407.16	46.5%	0.00	0.0%
November 1, 2023	114,289,432.99	52,171,497.36	45.6%	0.00	0.0%
May 1, 2024	111,891,752.58	50,041,587.56	44.7%	0.00	0.0%
November 1, 2024	109,494,072.16	47,911,677.76	43.8%	0.00	0.0%
May 1, 2025	107,096,391.75	45,799,443.56	42.8%	0.00	0.0%
November 1, 2025	104,698,711.34	43,651,858.16	41.7%	0.00	0.0%
May 1, 2026	102,301,030.93	41,521,948.36	40.6%	0.00	0.0%
November 1, 2026	99,903,350.52	39,392,038.56	39.4%	0.00	0.0%
May 1, 2027	97,505,670.10	0.00	0.0%	0.00	0.0%

	N729AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$153,134,742.27	$86,523,312.38	56.5%	$23,673,256.17	72.0%
May 1, 2016	150,729,484.54	84,387,818.77	56.0%	22,449,176.94	70.9%
November 1, 2016	148,324,226.80	82,249,996.78	55.5%	21,227,809.68	69.8%
May 1, 2017	145,918,969.07	80,113,338.98	54.9%	20,006,400.74	68.6%
November 1, 2017	143,513,711.34	77,976,681.18	54.3%	19,016,555.30	67.6%
May 1, 2018	141,108,453.61	75,840,023.38	53.7%	18,020,868.38	66.5%
November 1, 2018	138,703,195.88	73,703,365.58	53.1%	17,019,621.75	65.4%
May 1, 2019	136,297,938.14	71,566,707.78	52.5%	16,024,189.96	64.3%
November 1, 2019	133,892,680.41	69,430,049.98	51.9%	15,028,749.86	63.1%
May 1, 2020	131,487,422.68	67,311,123.78	51.2%	14,031,291.37	61.9%
November 1, 2020	129,082,164.95	65,156,734.38	50.5%	13,035,926.15	60.6%
May 1, 2021	126,676,907.22	63,020,076.58	49.7%	12,040,486.15	59.3%
November 1, 2021	124,271,649.48	60,883,418.78	49.0%	11,046,982.39	57.9%
May 1, 2022	121,866,391.75	58,746,760.98	48.2%	10,049,606.15	56.5%
November 1, 2022	119,461,134.02	56,610,103.18	47.4%	9,054,091.46	55.0%
May 1, 2023	117,055,876.29	54,473,445.38	46.5%	0.00	0.0%
November 1, 2023	114,650,618.56	52,336,787.58	45.6%	0.00	0.0%
May 1, 2024	112,245,360.82	50,200,129.78	44.7%	0.00	0.0%
November 1, 2024	109,840,103.09	48,063,471.98	43.8%	0.00	0.0%
May 1, 2025	107,434,845.36	45,944,545.78	42.8%	0.00	0.0%
November 1, 2025	105,029,587.63	43,790,156.38	41.7%	0.00	0.0%
May 1, 2026	102,624,329.90	41,653,498.58	40.6%	0.00	0.0%
November 1, 2026	100,219,072.16	39,516,840.78	39.4%	0.00	0.0%
May 1, 2027	97,813,814.43	0.00	0.0%	0.00	0.0%

	N730AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$151,239,035.53	$86,773,148.47	57.4%	$23,742,698.73	73.1%
May 1, 2016	148,863,553.30	84,631,488.62	56.9%	22,515,028.82	72.0%
November 1, 2016	146,488,071.07	82,487,493.67	56.3%	21,290,078.83	70.8%
May 1, 2017	144,112,588.83	80,344,666.27	55.8%	20,065,087.04	69.7%
November 1, 2017	141,737,106.60	78,201,838.87	55.2%	19,072,338.01	68.6%
May 1, 2018	139,361,624.37	76,059,011.47	54.6%	18,073,730.36	67.5%
November 1, 2018	136,986,142.13	73,916,184.07	54.0%	17,069,546.70	66.4%
May 1, 2019	134,610,659.90	71,773,356.66	53.3%	16,071,194.93	65.3%
November 1, 2019	132,235,177.66	69,630,529.27	52.7%	15,072,834.84	64.1%
May 1, 2020	129,859,695.43	67,505,484.67	52.0%	14,072,450.42	62.8%
November 1, 2020	127,484,213.20	65,344,874.47	51.3%	13,074,165.42	61.5%
May 1, 2021	125,108,730.96	63,202,047.07	50.5%	12,075,805.42	60.2%
November 1, 2021	122,733,248.73	61,059,219.67	49.7%	11,079,387.35	58.8%
May 1, 2022	120,357,766.50	58,916,392.27	49.0%	10,079,085.42	57.3%
November 1, 2022	117,982,284.26	56,773,564.87	48.1%	9,080,650.52	55.8%
May 1, 2023	115,606,802.03	54,630,737.47	47.3%	0.00	0.0%
November 1, 2023	113,231,319.80	52,487,910.07	46.4%	0.00	0.0%
May 1, 2024	110,855,837.56	50,345,082.67	45.4%	0.00	0.0%
November 1, 2024	108,480,355.33	48,202,255.27	44.4%	0.00	0.0%
May 1, 2025	106,104,873.10	46,077,210.67	43.4%	0.00	0.0%
November 1, 2025	103,729,390.86	43,916,600.47	42.3%	0.00	0.0%
May 1, 2026	101,353,908.63	41,773,773.07	41.2%	0.00	0.0%
November 1, 2026	98,978,426.40	39,630,945.67	40.0%	0.00	0.0%
May 1, 2027	96,602,944.16	0.00	0.0%	0.00	0.0%

	N731AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$155,869,644.67	$88,047,702.89	56.5%	$24,089,911.56	71.9%
May 1, 2016	153,459,289.34	85,874,585.60	56.0%	22,844,288.23	70.8%
November 1, 2016	151,048,934.01	83,699,098.89	55.4%	21,601,424.59	69.7%
May 1, 2017	148,638,578.68	81,524,796.89	54.8%	20,358,518.54	68.5%
November 1, 2017	146,228,223.35	79,350,494.89	54.3%	19,351,251.56	67.5%
May 1, 2018	143,817,868.02	77,176,192.89	53.7%	18,338,040.29	66.4%
November 1, 2018	141,407,512.69	75,001,890.89	53.0%	17,319,171.47	65.3%
May 1, 2019	138,997,157.36	72,827,588.89	52.4%	16,306,219.82	64.1%
November 1, 2019	136,586,802.03	70,653,286.89	51.7%	15,293,259.73	62.9%
May 1, 2020	134,176,446.70	68,497,028.89	51.0%	14,278,245.70	61.7%
November 1, 2020	131,766,091.37	66,304,682.89	50.3%	13,265,361.80	60.4%
May 1, 2021	129,355,736.04	64,130,380.89	49.6%	12,252,401.80	59.0%
November 1, 2021	126,945,380.71	61,956,078.89	48.8%	11,241,412.13	57.7%
May 1, 2022	124,535,025.38	59,781,776.89	48.0%	10,226,481.80	56.2%
November 1, 2022	122,124,670.05	57,607,474.89	47.2%	9,213,445.80	54.7%
May 1, 2023	119,714,314.72	55,433,172.89	46.3%	0.00	0.0%
November 1, 2023	117,303,959.39	53,258,870.89	45.4%	0.00	0.0%
May 1, 2024	114,893,604.06	51,084,568.89	44.5%	0.00	0.0%
November 1, 2024	112,483,248.73	48,910,266.89	43.5%	0.00	0.0%
May 1, 2025	110,072,893.40	46,754,008.89	42.5%	0.00	0.0%
November 1, 2025	107,662,538.07	44,561,662.89	41.4%	0.00	0.0%
May 1, 2026	105,252,182.74	42,387,360.89	40.3%	0.00	0.0%
November 1, 2026	102,841,827.41	40,213,058.89	39.1%	0.00	0.0%
May 1, 2027	100,431,472.08	0.00	0.0%	0.00	0.0%

	N732AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$157,592,994.92	$89,020,697.34	56.5%	$24,357,217.88	71.9%
May 1, 2016	155,155,989.85	86,823,565.44	56.0%	23,097,772.87	70.8%
November 1, 2016	152,718,984.77	84,624,037.94	55.4%	21,841,118.17	69.7%
May 1, 2017	150,281,979.70	82,425,708.24	54.8%	20,584,420.60	68.5%
November 1, 2017	147,844,974.62	80,227,378.54	54.3%	19,565,976.79	67.5%
May 1, 2018	145,407,969.54	78,029,048.84	53.7%	18,541,522.73	66.4%
November 1, 2018	142,970,964.47	75,830,719.14	53.0%	17,511,348.34	65.3%
May 1, 2019	140,533,959.39	73,632,389.44	52.4%	16,487,156.79	64.1%
November 1, 2019	138,096,954.31	71,434,059.74	51.7%	15,462,956.69	62.9%
May 1, 2020	135,659,949.24	69,253,973.44	51.0%	14,436,679.88	61.7%
November 1, 2020	133,222,944.16	67,037,400.34	50.3%	13,412,556.82	60.4%
May 1, 2021	130,785,939.09	64,839,070.64	49.6%	12,388,356.82	59.0%
November 1, 2021	128,348,934.01	62,640,740.94	48.8%	11,366,149.01	57.7%
May 1, 2022	125,911,928.93	60,442,411.24	48.0%	10,339,956.82	56.2%
November 1, 2022	123,474,923.86	58,244,081.54	47.2%	9,315,679.97	54.7%
May 1, 2023	121,037,918.78	56,045,751.84	46.3%	0.00	0.0%
November 1, 2023	118,600,913.71	53,847,422.14	45.4%	0.00	0.0%
May 1, 2024	116,163,908.63	51,649,092.44	44.5%	0.00	0.0%
November 1, 2024	113,726,903.55	49,450,762.74	43.5%	0.00	0.0%
May 1, 2025	111,289,898.48	47,270,676.44	42.5%	0.00	0.0%
November 1, 2025	108,852,893.40	45,054,103.34	41.4%	0.00	0.0%
May 1, 2026	106,415,888.32	42,855,773.64	40.3%	0.00	0.0%
November 1, 2026	103,978,883.25	40,657,443.94	39.1%	0.00	0.0%
May 1, 2027	101,541,878.17	0.00	0.0%	0.00	0.0%

E. Embraer ERJ 175 LR

	N206NN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$29,136,300.00	$16,861,000.00	57.9%	$4,732,000.00	74.1%
May 1, 2016	28,692,600.00	16,330,065.84	56.9%	4,451,183.56	72.4%
November 1, 2016	28,248,900.00	15,800,630.44	55.9%	4,168,789.78	70.7%
May 1, 2017	27,805,200.00	15,267,822.84	54.9%	3,887,017.57	68.9%
November 1, 2017	27,361,500.00	14,738,387.44	53.9%	3,605,168.88	67.0%
May 1, 2018	26,917,800.00	14,205,579.84	52.8%	3,373,670.49	65.3%
November 1, 2018	26,474,100.00	13,676,144.44	51.7%	3,141,802.49	63.5%
May 1, 2019	26,030,400.00	13,143,336.84	50.5%	2,909,507.05	61.7%
November 1, 2019	25,586,700.00	12,613,901.44	49.3%	2,678,149.68	59.8%
May 1, 2020	25,143,000.00	12,081,093.84	48.0%	2,445,770.76	57.8%
November 1, 2020	24,699,300.00	11,551,658.44	46.8%	2,213,956.62	55.7%
May 1, 2021	24,255,600.00	11,019,259.68	45.4%	1,982,561.82	53.6%
November 1, 2021	23,811,900.00	10,489,825.56	44.1%	1,750,594.49	51.4%
May 1, 2022	23,368,200.00	9,956,648.86	42.6%	1,518,825.86	49.1%
November 1, 2022	22,924,500.00	9,427,393.87	41.1%	1,286,956.96	46.7%
May 1, 2023	22,480,800.00	8,894,400.79	39.6%	0.00	0.0%
November 1, 2023	22,037,100.00	8,368,848.48	38.0%	0.00	0.0%
May 1, 2024	21,593,400.00	7,832,481.38	36.3%	0.00	0.0%
November 1, 2024	21,149,700.00	7,306,281.94	34.5%	0.00	0.0%
May 1, 2025	20,706,000.00	6,769,914.98	32.7%	0.00	0.0%
November 1, 2025	20,262,300.00	6,240,853.63	30.8%	0.00	0.0%
May 1, 2026	19,818,600.00	5,707,448.50	28.8%	0.00	0.0%
November 1, 2026	19,374,900.00	5,178,662.03	26.7%	0.00	0.0%
May 1, 2027	18,931,200.00	0.00	0.0%	0.00	0.0%

	N207AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$29,136,300.00	$16,861,000.00	57.9%	$4,732,000.00	74.1%
May 1, 2016	28,692,600.00	16,330,065.84	56.9%	4,451,183.56	72.4%
November 1, 2016	28,248,900.00	15,800,630.44	55.9%	4,168,789.78	70.7%
May 1, 2017	27,805,200.00	15,267,822.84	54.9%	3,887,017.57	68.9%
November 1, 2017	27,361,500.00	14,738,387.44	53.9%	3,605,168.88	67.0%
May 1, 2018	26,917,800.00	14,205,579.84	52.8%	3,373,670.49	65.3%
November 1, 2018	26,474,100.00	13,676,144.44	51.7%	3,141,802.49	63.5%
May 1, 2019	26,030,400.00	13,143,336.84	50.5%	2,909,507.05	61.7%
November 1, 2019	25,586,700.00	12,613,901.44	49.3%	2,678,149.68	59.8%
May 1, 2020	25,143,000.00	12,081,093.84	48.0%	2,445,770.76	57.8%
November 1, 2020	24,699,300.00	11,551,658.44	46.8%	2,213,956.62	55.7%
May 1, 2021	24,255,600.00	11,019,259.68	45.4%	1,982,561.82	53.6%
November 1, 2021	23,811,900.00	10,489,825.56	44.1%	1,750,594.49	51.4%
May 1, 2022	23,368,200.00	9,956,648.86	42.6%	1,518,825.86	49.1%
November 1, 2022	22,924,500.00	9,427,393.87	41.1%	1,286,956.96	46.7%
May 1, 2023	22,480,800.00	8,894,400.79	39.6%	0.00	0.0%
November 1, 2023	22,037,100.00	8,368,848.48	38.0%	0.00	0.0%
May 1, 2024	21,593,400.00	7,832,481.38	36.3%	0.00	0.0%
November 1, 2024	21,149,700.00	7,306,281.94	34.5%	0.00	0.0%
May 1, 2025	20,706,000.00	6,769,914.98	32.7%	0.00	0.0%
November 1, 2025	20,262,300.00	6,240,853.63	30.8%	0.00	0.0%
May 1, 2026	19,818,600.00	5,707,448.50	28.8%	0.00	0.0%
November 1, 2026	19,374,900.00	5,178,662.03	26.7%	0.00	0.0%
May 1, 2027	18,931,200.00	0.00	0.0%	0.00	0.0%

	N208AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$29,136,300.00	$16,861,000.00	57.9%	$4,732,000.00	74.1%
May 1, 2016	28,692,600.00	16,330,065.84	56.9%	4,451,183.56	72.4%
November 1, 2016	28,248,900.00	15,800,630.44	55.9%	4,168,789.78	70.7%
May 1, 2017	27,805,200.00	15,267,822.84	54.9%	3,887,017.57	68.9%
November 1, 2017	27,361,500.00	14,738,387.44	53.9%	3,605,168.88	67.0%
May 1, 2018	26,917,800.00	14,205,579.84	52.8%	3,373,670.49	65.3%
November 1, 2018	26,474,100.00	13,676,144.44	51.7%	3,141,802.49	63.5%
May 1, 2019	26,030,400.00	13,143,336.84	50.5%	2,909,507.05	61.7%
November 1, 2019	25,586,700.00	12,613,901.44	49.3%	2,678,149.68	59.8%
May 1, 2020	25,143,000.00	12,081,093.84	48.0%	2,445,770.76	57.8%
November 1, 2020	24,699,300.00	11,551,658.44	46.8%	2,213,956.62	55.7%
May 1, 2021	24,255,600.00	11,019,259.68	45.4%	1,982,561.82	53.6%
November 1, 2021	23,811,900.00	10,489,825.56	44.1%	1,750,594.49	51.4%
May 1, 2022	23,368,200.00	9,956,648.86	42.6%	1,518,825.86	49.1%
November 1, 2022	22,924,500.00	9,427,393.87	41.1%	1,286,956.96	46.7%
May 1, 2023	22,480,800.00	8,894,400.79	39.6%	0.00	0.0%
November 1, 2023	22,037,100.00	8,368,848.48	38.0%	0.00	0.0%
May 1, 2024	21,593,400.00	7,832,481.38	36.3%	0.00	0.0%
November 1, 2024	21,149,700.00	7,306,281.94	34.5%	0.00	0.0%
May 1, 2025	20,706,000.00	6,769,914.98	32.7%	0.00	0.0%
November 1, 2025	20,262,300.00	6,240,853.63	30.8%	0.00	0.0%
May 1, 2026	19,818,600.00	5,707,448.50	28.8%	0.00	0.0%
November 1, 2026	19,374,900.00	5,178,662.03	26.7%	0.00	0.0%
May 1, 2027	18,931,200.00	0.00	0.0%	0.00	0.0%

	N209NN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$29,606,666.67	$16,876,000.00	57.0%	$4,737,000.00	73.0%
May 1, 2016	29,162,566.67	16,344,593.51	56.0%	4,455,886.84	71.3%
November 1, 2016	28,718,466.67	15,814,687.11	55.1%	4,173,194.67	69.6%
May 1, 2017	28,274,366.67	15,281,405.51	54.0%	3,891,124.73	67.8%
November 1, 2017	27,830,266.67	14,751,499.11	53.0%	3,608,978.23	66.0%
May 1, 2018	27,386,166.67	14,218,217.51	51.9%	3,377,235.23	64.2%
November 1, 2018	26,942,066.67	13,688,311.11	50.8%	3,145,122.23	62.5%
May 1, 2019	26,497,966.67	13,155,029.51	49.6%	2,912,581.34	60.6%
November 1, 2019	26,053,866.67	12,625,123.11	48.5%	2,680,979.51	58.7%
May 1, 2020	25,609,766.67	12,091,841.51	47.2%	2,448,355.05	56.8%
November 1, 2020	25,165,666.67	11,561,935.11	45.9%	2,216,295.97	54.8%
May 1, 2021	24,721,566.67	11,029,062.71	44.6%	1,984,656.67	52.6%
November 1, 2021	24,277,466.67	10,499,157.59	43.2%	1,752,444.23	50.5%
May 1, 2022	23,833,366.67	9,965,506.56	41.8%	1,520,430.71	48.2%
November 1, 2022	23,389,266.67	9,435,780.73	40.3%	1,288,316.80	45.9%
May 1, 2023	22,945,166.67	8,902,313.49	38.8%	0.00	0.0%
November 1, 2023	22,501,066.67	8,376,293.63	37.2%	0.00	0.0%
May 1, 2024	22,056,966.67	7,839,449.36	35.5%	0.00	0.0%
November 1, 2024	21,612,866.67	7,312,781.81	33.8%	0.00	0.0%
May 1, 2025	21,168,766.67	6,775,937.68	32.0%	0.00	0.0%
November 1, 2025	20,724,666.67	6,246,405.66	30.1%	0.00	0.0%
May 1, 2026	20,280,566.67	5,712,526.00	28.2%	0.00	0.0%
November 1, 2026	19,836,466.67	5,183,269.11	26.1%	0.00	0.0%
May 1, 2027	19,392,366.67	0.00	0.0%	0.00	0.0%

	N210NN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$29,606,666.67	$16,876,000.00	57.0%	$4,737,000.00	73.0%
May 1, 2016	29,162,566.67	16,344,593.51	56.0%	4,455,886.84	71.3%
November 1, 2016	28,718,466.67	15,814,687.11	55.1%	4,173,194.67	69.6%
May 1, 2017	28,274,366.67	15,281,405.51	54.0%	3,891,124.73	67.8%
November 1, 2017	27,830,266.67	14,751,499.11	53.0%	3,608,978.23	66.0%
May 1, 2018	27,386,166.67	14,218,217.51	51.9%	3,377,235.23	64.2%
November 1, 2018	26,942,066.67	13,688,311.11	50.8%	3,145,122.23	62.5%
May 1, 2019	26,497,966.67	13,155,029.51	49.6%	2,912,581.34	60.6%
November 1, 2019	26,053,866.67	12,625,123.11	48.5%	2,680,979.51	58.7%
May 1, 2020	25,609,766.67	12,091,841.51	47.2%	2,448,355.05	56.8%
November 1, 2020	25,165,666.67	11,561,935.11	45.9%	2,216,295.97	54.8%
May 1, 2021	24,721,566.67	11,029,062.71	44.6%	1,984,656.67	52.6%
November 1, 2021	24,277,466.67	10,499,157.59	43.2%	1,752,444.23	50.5%
May 1, 2022	23,833,366.67	9,965,506.56	41.8%	1,520,430.71	48.2%
November 1, 2022	23,389,266.67	9,435,780.73	40.3%	1,288,316.80	45.9%
May 1, 2023	22,945,166.67	8,902,313.49	38.8%	0.00	0.0%
November 1, 2023	22,501,066.67	8,376,293.63	37.2%	0.00	0.0%
May 1, 2024	22,056,966.67	7,839,449.36	35.5%	0.00	0.0%
November 1, 2024	21,612,866.67	7,312,781.81	33.8%	0.00	0.0%
May 1, 2025	21,168,766.67	6,775,937.68	32.0%	0.00	0.0%
November 1, 2025	20,724,666.67	6,246,405.66	30.1%	0.00	0.0%
May 1, 2026	20,280,566.67	5,712,526.00	28.2%	0.00	0.0%
November 1, 2026	19,836,466.67	5,183,269.11	26.1%	0.00	0.0%
May 1, 2027	19,392,366.67	0.00	0.0%	0.00	0.0%

	N211NN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$29,606,666.67	$16,876,000.00	57.0%	$4,737,000.00	73.0%
May 1, 2016	29,162,566.67	16,344,593.51	56.0%	4,455,886.84	73.0%
November 1, 2016	28,718,466.67	15,814,687.11	55.1%	4,173,194.67	73.0%
May 1, 2017	28,274,366.67	15,281,405.51	54.0%	3,891,124.73	73.0%
November 1, 2017	27,830,266.67	14,751,499.11	53.0%	3,608,978.23	73.0%
May 1, 2018	27,386,166.67	14,218,217.51	51.9%	3,377,235.23	73.0%
November 1, 2018	26,942,066.67	13,688,311.11	50.8%	3,145,122.23	73.0%
May 1, 2019	26,497,966.67	13,155,029.51	49.6%	2,912,581.34	73.0%
November 1, 2019	26,053,866.67	12,625,123.11	48.5%	2,680,979.51	73.0%
May 1, 2020	25,609,766.67	12,091,841.51	47.2%	2,448,355.05	73.0%
November 1, 2020	25,165,666.67	11,561,935.11	45.9%	2,216,295.97	73.0%
May 1, 2021	24,721,566.67	11,029,062.71	44.6%	1,984,656.67	73.0%
November 1, 2021	24,277,466.67	10,499,157.59	43.2%	1,752,444.23	73.0%
May 1, 2022	23,833,366.67	9,965,506.56	41.8%	1,520,430.71	73.0%
November 1, 2022	23,389,266.67	9,435,780.73	40.3%	1,288,316.80	73.0%
May 1, 2023	22,945,166.67	8,902,313.49	38.8%	0.00	73.0%
November 1, 2023	22,501,066.67	8,376,293.63	37.2%	0.00	73.0%
May 1, 2024	22,056,966.67	7,839,449.36	35.5%	0.00	73.0%
November 1, 2024	21,612,866.67	7,312,781.81	33.8%	0.00	73.0%
May 1, 2025	21,168,766.67	6,775,937.68	32.0%	0.00	73.0%
November 1, 2025	20,724,666.67	6,246,405.66	30.1%	0.00	73.0%
May 1, 2026	20,280,566.67	5,712,526.00	28.2%	0.00	73.0%
November 1, 2026	19,836,466.67	5,183,269.11	26.1%	0.00	73.0%
May 1, 2027	19,392,366.67	0.00	0.0%	0.00	73.0%

	N212NN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$29,630,000.00	$16,889,000.00	57.0%	$4,741,000.00	73.0%
May 1, 2016	29,185,550.00	16,357,184.16	56.0%	4,459,649.46	71.3%
November 1, 2016	28,741,100.00	15,826,869.56	55.1%	4,176,718.59	69.6%
May 1, 2017	28,296,650.00	15,293,177.16	54.0%	3,894,410.46	67.8%
November 1, 2017	27,852,200.00	14,762,862.55	53.0%	3,612,025.71	66.0%
May 1, 2018	27,407,750.00	14,229,170.16	51.9%	3,380,087.02	64.2%
November 1, 2018	26,963,300.00	13,698,855.56	50.8%	3,147,778.02	62.5%
May 1, 2019	26,518,850.00	13,165,163.16	49.6%	2,915,040.77	60.6%
November 1, 2019	26,074,400.00	12,634,848.56	48.5%	2,683,243.37	58.7%
May 1, 2020	25,629,950.00	12,101,156.16	47.2%	2,450,422.48	56.8%
November 1, 2020	25,185,500.00	11,570,841.56	45.9%	2,218,167.44	54.7%
May 1, 2021	24,741,050.00	11,037,558.67	44.6%	1,986,332.54	52.6%
November 1, 2021	24,296,600.00	10,507,245.35	43.2%	1,753,924.02	50.5%
May 1, 2022	23,852,150.00	9,973,183.24	41.8%	1,521,714.58	48.2%
November 1, 2022	23,407,700.00	9,443,049.35	40.3%	1,289,404.68	45.9%
May 1, 2023	22,963,250.00	8,909,171.16	38.8%	0.00	0.0%
November 1, 2023	22,518,800.00	8,382,746.10	37.2%	0.00	0.0%
May 1, 2024	22,074,350.00	7,845,488.28	35.5%	0.00	0.0%
November 1, 2024	21,629,900.00	7,318,415.03	33.8%	0.00	0.0%
May 1, 2025	21,185,450.00	6,781,157.35	32.0%	0.00	0.0%
November 1, 2025	20,741,000.00	6,251,217.42	30.1%	0.00	0.0%
May 1, 2026	20,296,550.00	5,716,926.50	28.2%	0.00	0.0%
November 1, 2026	19,852,100.00	5,187,261.91	26.1%	0.00	0.0%
May 1, 2027	19,407,650.00	0.00	0.0%	0.00	0.0%

	N213NN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$29,630,000.00	$16,889,000.00	57.0%	$4,741,000.00	73.0%
May 1, 2016	29,185,550.00	16,357,184.16	56.0%	4,459,649.46	71.3%
November 1, 2016	28,741,100.00	15,826,869.56	55.1%	4,176,718.59	69.6%
May 1, 2017	28,296,650.00	15,293,177.16	54.0%	3,894,410.46	67.8%
November 1, 2017	27,852,200.00	14,762,862.55	53.0%	3,612,025.71	66.0%
May 1, 2018	27,407,750.00	14,229,170.16	51.9%	3,380,087.02	64.2%
November 1, 2018	26,963,300.00	13,698,855.56	50.8%	3,147,778.02	62.5%
May 1, 2019	26,518,850.00	13,165,163.16	49.6%	2,915,040.77	60.6%
November 1, 2019	26,074,400.00	12,634,848.56	48.5%	2,683,243.37	58.7%
May 1, 2020	25,629,950.00	12,101,156.16	47.2%	2,450,422.48	56.8%
November 1, 2020	25,185,500.00	11,570,841.56	45.9%	2,218,167.44	54.7%
May 1, 2021	24,741,050.00	11,037,558.67	44.6%	1,986,332.54	52.6%
November 1, 2021	24,296,600.00	10,507,245.35	43.2%	1,753,924.02	50.5%
May 1, 2022	23,852,150.00	9,973,183.24	41.8%	1,521,714.58	48.2%
November 1, 2022	23,407,700.00	9,443,049.35	40.3%	1,289,404.68	45.9%
May 1, 2023	22,963,250.00	8,909,171.16	38.8%	0.00	0.0%
November 1, 2023	22,518,800.00	8,382,746.10	37.2%	0.00	0.0%
May 1, 2024	22,074,350.00	7,845,488.28	35.5%	0.00	0.0%
November 1, 2024	21,629,900.00	7,318,415.03	33.8%	0.00	0.0%
May 1, 2025	21,185,450.00	6,781,157.35	32.0%	0.00	0.0%
November 1, 2025	20,741,000.00	6,251,217.42	30.1%	0.00	0.0%
May 1, 2026	20,296,550.00	5,716,926.50	28.2%	0.00	0.0%
November 1, 2026	19,852,100.00	5,187,261.91	26.1%	0.00	0.0%
May 1, 2027	19,407,650.00	0.00	0.0%	0.00	0.0%

	N214NN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
November 1, 2015	$29,630,000.00	$16,889,000.00	57.0%	$4,741,000.00	73.0%
May 1, 2016	29,185,550.00	16,357,184.16	56.0%	4,459,649.46	71.3%
November 1, 2016	28,741,100.00	15,826,869.56	55.1%	4,176,718.59	69.6%
May 1, 2017	28,296,650.00	15,293,177.16	54.0%	3,894,410.46	67.8%
November 1, 2017	27,852,200.00	14,762,862.55	53.0%	3,612,025.71	66.0%
May 1, 2018	27,407,750.00	14,229,170.16	51.9%	3,380,087.02	64.2%
November 1, 2018	26,963,300.00	13,698,855.56	50.8%	3,147,778.02	62.5%
May 1, 2019	26,518,850.00	13,165,163.16	49.6%	2,915,040.77	60.6%
November 1, 2019	26,074,400.00	12,634,848.56	48.5%	2,683,243.37	58.7%
May 1, 2020	25,629,950.00	12,101,156.16	47.2%	2,450,422.48	56.8%
November 1, 2020	25,185,500.00	11,570,841.56	45.9%	2,218,167.44	54.7%
May 1, 2021	24,741,050.00	11,037,558.67	44.6%	1,986,332.54	52.6%
November 1, 2021	24,296,600.00	10,507,245.35	43.2%	1,753,924.02	50.5%
May 1, 2022	23,852,150.00	9,973,183.24	41.8%	1,521,714.58	48.2%
November 1, 2022	23,407,700.00	9,443,049.35	40.3%	1,289,404.68	45.9%
May 1, 2023	22,963,250.00	8,909,171.16	38.8%	0.00	0.0%
November 1, 2023	22,518,800.00	8,382,746.10	37.2%	0.00	0.0%
May 1, 2024	22,074,350.00	7,845,488.28	35.5%	0.00	0.0%
November 1, 2024	21,629,900.00	7,318,415.03	33.8%	0.00	0.0%
May 1, 2025	21,185,450.00	6,781,157.35	32.0%	0.00	0.0%
November 1, 2025	20,741,000.00	6,251,217.42	30.1%	0.00	0.0%
May 1, 2026	20,296,550.00	5,716,926.50	28.2%	0.00	0.0%
November 1, 2026	19,852,100.00	5,187,261.91	26.1%	0.00	0.0%
May 1, 2027	19,407,650.00	0.00	0.0%	0.00	0.0%

APPENDIX V—EQUIPMENT NOTE PRINCIPAL AMOUNTS AND AMORTIZATION SCHEDULES

The following tables set forth the original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Aircraft.

A. Airbus A319-112

	N9002U
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$19,232,000.00	$0.00	$5,398,000.00
November 1, 2015	463,063.82	18,768,936.18	263,055.18	5,134,944.82
May 1, 2016	463,238.66	18,305,697.52	265,513.93	4,869,430.89
November 1, 2016	463,743.74	17,841,953.78	264,925.68	4,604,505.21
May 1, 2017	463,491.20	17,378,462.58	264,934.72	4,339,570.49
November 1, 2017	463,491.20	16,914,971.38	214,706.49	4,124,864.00
May 1, 2018	463,491.20	16,451,480.18	215,973.56	3,908,890.44
November 1, 2018	463,491.20	15,987,988.98	217,179.51	3,691,710.93
May 1, 2019	463,491.20	15,524,497.78	215,918.22	3,475,792.71
November 1, 2019	463,491.20	15,061,006.58	215,920.02	3,259,872.69
May 1, 2020	459,644.80	14,601,361.78	216,357.83	3,043,514.86
November 1, 2020	467,337.60	14,134,024.18	215,903.78	2,827,611.08
May 1, 2021	463,491.20	13,670,532.98	215,920.00	2,611,691.08
November 1, 2021	463,491.20	13,207,041.78	215,500.01	2,396,191.07
May 1, 2022	463,491.20	12,743,550.58	216,339.99	2,179,851.08
November 1, 2022	463,491.20	12,280,059.38	215,936.20	1,963,914.88
May 1, 2023	463,491.20	11,816,568.18	1,963,914.88	0.00
November 1, 2023	463,491.20	11,353,076.98	0.00	0.00
May 1, 2024	463,491.20	10,889,585.78	0.00	0.00
November 1, 2024	463,491.20	10,426,094.58	0.00	0.00
May 1, 2025	459,644.80	9,966,449.78	0.00	0.00
November 1, 2025	467,337.60	9,499,112.18	0.00	0.00
May 1, 2026	463,491.20	9,035,620.98	0.00	0.00
November 1, 2026	463,491.20	8,572,129.78	0.00	0.00
May 1, 2027	8,572,129.78	0.00	0.00	0.00

	N9006
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$19,340,000.00	$0.00	$5,429,000.00
November 1, 2015	465,664.22	18,874,335.78	264,565.87	5,164,434.13
May 1, 2016	465,840.04	18,408,495.74	267,038.74	4,897,395.39
November 1, 2016	466,347.96	17,942,147.78	266,447.12	4,630,948.27
May 1, 2017	466,094.00	17,476,053.78	266,456.20	4,364,492.07
November 1, 2017	466,094.00	17,009,959.78	215,939.52	4,148,552.55
May 1, 2018	466,094.00	16,543,865.78	217,213.87	3,931,338.68
November 1, 2018	466,094.00	16,077,771.78	218,426.74	3,712,911.94
May 1, 2019	466,094.00	15,611,677.78	217,158.21	3,495,753.73
November 1, 2019	466,094.00	15,145,583.78	217,160.02	3,278,593.71
May 1, 2020	462,226.00	14,683,357.78	217,600.35	3,060,993.36
November 1, 2020	469,962.00	14,213,395.78	217,143.68	2,843,849.68
May 1, 2021	466,094.00	13,747,301.78	217,160.00	2,626,689.68
November 1, 2021	466,094.00	13,281,207.78	216,737.60	2,409,952.08
May 1, 2022	466,094.00	12,815,113.78	217,582.40	2,192,369.68
November 1, 2022	466,094.00	12,349,019.78	217,176.30	1,975,193.38
May 1, 2023	466,094.00	11,882,925.78	1,975,193.38	0.00
November 1, 2023	466,094.00	11,416,831.78	0.00	0.00
May 1, 2024	466,094.00	10,950,737.78	0.00	0.00
November 1, 2024	466,094.00	10,484,643.78	0.00	0.00
May 1, 2025	462,226.00	10,022,417.78	0.00	0.00
November 1, 2025	469,962.00	9,552,455.78	0.00	0.00
May 1, 2026	466,094.00	9,086,361.78	0.00	0.00
November 1, 2026	466,094.00	8,620,267.78	0.00	0.00
May 1, 2027	8,620,267.78	0.00	0.00	0.00

	N5007E
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$19,448,000.00	$0.00	$5,460,000.00
November 1, 2015	468,264.62	18,979,735.38	266,076.56	5,193,923.44
May 1, 2016	468,441.42	18,511,293.96	268,563.55	4,925,359.89
November 1, 2016	468,952.18	18,042,341.78	267,968.55	4,657,391.34
May 1, 2017	468,696.80	17,573,644.98	267,977.69	4,389,413.65
November 1, 2017	468,696.80	17,104,948.18	217,172.55	4,172,241.10
May 1, 2018	468,696.80	16,636,251.38	218,454.18	3,953,786.92
November 1, 2018	468,696.80	16,167,554.58	219,673.97	3,734,112.95
May 1, 2019	468,696.80	15,698,857.78	218,398.20	3,515,714.75
November 1, 2019	468,696.80	15,230,160.98	218,400.02	3,297,314.73
May 1, 2020	464,807.20	14,765,353.78	218,842.86	3,078,471.87
November 1, 2020	472,586.40	14,292,767.38	218,383.60	2,860,088.27
May 1, 2021	468,696.80	13,824,070.58	218,400.00	2,641,688.27
November 1, 2021	468,696.80	13,355,373.78	217,975.18	2,423,713.09
May 1, 2022	468,696.80	12,886,676.98	218,824.82	2,204,888.27
November 1, 2022	468,696.80	12,417,980.18	218,416.38	1,986,471.89
May 1, 2023	468,696.80	11,949,283.38	1,986,471.89	0.00
November 1, 2023	468,696.80	11,480,586.58	0.00	0.00
May 1, 2024	468,696.80	11,011,889.78	0.00	0.00
November 1, 2024	468,696.80	10,543,192.98	0.00	0.00
May 1, 2025	464,807.20	10,078,385.78	0.00	0.00
November 1, 2025	472,586.40	9,605,799.38	0.00	0.00
May 1, 2026	468,696.80	9,137,102.58	0.00	0.00
November 1, 2026	468,696.80	8,668,405.78	0.00	0.00
May 1, 2027	8,668,405.78	0.00	0.00	0.00

	N8009T
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$19,448,000.00	$0.00	$5,460,000.00
November 1, 2015	468,264.62	18,979,735.38	266,076.56	5,193,923.44
May 1, 2016	468,441.42	18,511,293.96	268,563.55	4,925,359.89
November 1, 2016	468,952.18	18,042,341.78	267,968.55	4,657,391.34
May 1, 2017	468,696.80	17,573,644.98	267,977.69	4,389,413.65
November 1, 2017	468,696.80	17,104,948.18	217,172.55	4,172,241.10
May 1, 2018	468,696.80	16,636,251.38	218,454.18	3,953,786.92
November 1, 2018	468,696.80	16,167,554.58	219,673.97	3,734,112.95
May 1, 2019	468,696.80	15,698,857.78	218,398.20	3,515,714.75
November 1, 2019	468,696.80	15,230,160.98	218,400.02	3,297,314.73
May 1, 2020	464,807.20	14,765,353.78	218,842.86	3,078,471.87
November 1, 2020	472,586.40	14,292,767.38	218,383.60	2,860,088.27
May 1, 2021	468,696.80	13,824,070.58	218,400.00	2,641,688.27
November 1, 2021	468,696.80	13,355,373.78	217,975.18	2,423,713.09
May 1, 2022	468,696.80	12,886,676.98	218,824.82	2,204,888.27
November 1, 2022	468,696.80	12,417,980.18	218,416.38	1,986,471.89
May 1, 2023	468,696.80	11,949,283.38	1,986,471.89	0.00
November 1, 2023	468,696.80	11,480,586.58	0.00	0.00
May 1, 2024	468,696.80	11,011,889.78	0.00	0.00
November 1, 2024	468,696.80	10,543,192.98	0.00	0.00
May 1, 2025	464,807.20	10,078,385.78	0.00	0.00
November 1, 2025	472,586.40	9,605,799.38	0.00	0.00
May 1, 2026	468,696.80	9,137,102.58	0.00	0.00
November 1, 2026	468,696.80	8,668,405.78	0.00	0.00
May 1, 2027	8,668,405.78	0.00	0.00	0.00

	N9026C
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$21,335,000.00	$0.00	$5,989,000.00
November 1, 2015	513,699.39	20,821,300.61	291,855.77	5,697,144.23
May 1, 2016	513,893.34	20,307,407.27	294,583.73	5,402,560.50
November 1, 2016	514,453.66	19,792,953.61	293,931.06	5,108,629.44
May 1, 2017	514,173.50	19,278,780.11	293,941.10	4,814,688.34
November 1, 2017	514,173.50	18,764,606.61	238,213.63	4,576,474.71
May 1, 2018	514,173.50	18,250,433.11	239,619.42	4,336,855.29
November 1, 2018	514,173.50	17,736,259.61	240,957.41	4,095,897.88
May 1, 2019	514,173.50	17,222,086.11	239,558.02	3,856,339.86
November 1, 2019	514,173.50	16,707,912.61	239,560.03	3,616,779.83
May 1, 2020	509,906.50	16,198,006.11	240,045.76	3,376,734.07
November 1, 2020	518,440.50	15,679,565.61	239,542.01	3,137,192.06
May 1, 2021	514,173.50	15,165,392.11	239,560.00	2,897,632.06
November 1, 2021	514,173.50	14,651,218.61	239,094.02	2,658,538.04
May 1, 2022	514,173.50	14,137,045.11	240,025.98	2,418,512.06
November 1, 2022	514,173.50	13,622,871.61	239,577.97	2,178,934.09
May 1, 2023	514,173.50	13,108,698.11	2,178,934.09	0.00
November 1, 2023	514,173.50	12,594,524.61	0.00	0.00
May 1, 2024	514,173.50	12,080,351.11	0.00	0.00
November 1, 2024	514,173.50	11,566,177.61	0.00	0.00
May 1, 2025	509,906.50	11,056,271.11	0.00	0.00
November 1, 2025	518,440.50	10,537,830.61	0.00	0.00
May 1, 2026	514,173.50	10,023,657.11	0.00	0.00
November 1, 2026	514,173.50	9,509,483.61	0.00	0.00
May 1, 2027	9,509,483.61	0.00	0.00	0.00

	N8027D
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$21,335,000.00	$0.00	$5,989,000.00
November 1, 2015	513,699.39	20,821,300.61	291,855.77	5,697,144.23
May 1, 2016	513,893.34	20,307,407.27	294,583.73	5,402,560.50
November 1, 2016	514,453.66	19,792,953.61	293,931.06	5,108,629.44
May 1, 2017	514,173.50	19,278,780.11	293,941.10	4,814,688.34
November 1, 2017	514,173.50	18,764,606.61	238,213.63	4,576,474.71
May 1, 2018	514,173.50	18,250,433.11	239,619.42	4,336,855.29
November 1, 2018	514,173.50	17,736,259.61	240,957.41	4,095,897.88
May 1, 2019	514,173.50	17,222,086.11	239,558.02	3,856,339.86
November 1, 2019	514,173.50	16,707,912.61	239,560.03	3,616,779.83
May 1, 2020	509,906.50	16,198,006.11	240,045.76	3,376,734.07
November 1, 2020	518,440.50	15,679,565.61	239,542.01	3,137,192.06
May 1, 2021	514,173.50	15,165,392.11	239,560.00	2,897,632.06
November 1, 2021	514,173.50	14,651,218.61	239,094.02	2,658,538.04
May 1, 2022	514,173.50	14,137,045.11	240,025.98	2,418,512.06
November 1, 2022	514,173.50	13,622,871.61	239,577.97	2,178,934.09
May 1, 2023	514,173.50	13,108,698.11	2,178,934.09	0.00
November 1, 2023	514,173.50	12,594,524.61	0.00	0.00
May 1, 2024	514,173.50	12,080,351.11	0.00	0.00
November 1, 2024	514,173.50	11,566,177.61	0.00	0.00
May 1, 2025	509,906.50	11,056,271.11	0.00	0.00
November 1, 2025	518,440.50	10,537,830.61	0.00	0.00
May 1, 2026	514,173.50	10,023,657.11	0.00	0.00
November 1, 2026	514,173.50	9,509,483.61	0.00	0.00
May 1, 2027	9,509,483.61	0.00	0.00	0.00

	N12028
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$21,352,000.00	$0.00	$5,994,000.00
November 1, 2015	514,108.71	20,837,891.29	292,099.43	5,701,900.57
May 1, 2016	514,302.82	20,323,588.47	294,829.66	5,407,070.91
November 1, 2016	514,863.58	19,808,724.89	294,176.46	5,112,894.45
May 1, 2017	514,583.20	19,294,141.69	294,186.50	4,818,707.95
November 1, 2017	514,583.20	18,779,558.49	238,412.50	4,580,295.45
May 1, 2018	514,583.20	18,264,975.29	239,819.48	4,340,475.97
November 1, 2018	514,583.20	17,750,392.09	241,158.57	4,099,317.40
May 1, 2019	514,583.20	17,235,808.89	239,758.03	3,859,559.37
November 1, 2019	514,583.20	16,721,225.69	239,760.02	3,619,799.35
May 1, 2020	510,312.80	16,210,912.89	240,246.17	3,379,553.18
November 1, 2020	518,853.60	15,692,059.29	239,741.99	3,139,811.19
May 1, 2021	514,583.20	15,177,476.09	239,760.00	2,900,051.19
November 1, 2021	514,583.20	14,662,892.89	239,293.64	2,660,757.55
May 1, 2022	514,583.20	14,148,309.69	240,226.36	2,420,531.19
November 1, 2022	514,583.20	13,633,726.49	239,777.99	2,180,753.20
May 1, 2023	514,583.20	13,119,143.29	2,180,753.20	0.00
November 1, 2023	514,583.20	12,604,560.09	0.00	0.00
May 1, 2024	514,583.20	12,089,976.89	0.00	0.00
November 1, 2024	514,583.20	11,575,393.69	0.00	0.00
May 1, 2025	510,312.80	11,065,080.89	0.00	0.00
November 1, 2025	518,853.60	10,546,227.29	0.00	0.00
May 1, 2026	514,583.20	10,031,644.09	0.00	0.00
November 1, 2026	514,583.20	9,517,060.89	0.00	0.00
May 1, 2027	9,517,060.89	0.00	0.00	0.00

	N9029F
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$21,352,000.00	$0.00	$5,994,000.00
November 1, 2015	514,108.71	20,837,891.29	292,099.43	5,701,900.57
May 1, 2016	514,302.82	20,323,588.47	294,829.66	5,407,070.91
November 1, 2016	514,863.58	19,808,724.89	294,176.46	5,112,894.45
May 1, 2017	514,583.20	19,294,141.69	294,186.50	4,818,707.95
November 1, 2017	514,583.20	18,779,558.49	238,412.50	4,580,295.45
May 1, 2018	514,583.20	18,264,975.29	239,819.48	4,340,475.97
November 1, 2018	514,583.20	17,750,392.09	241,158.57	4,099,317.40
May 1, 2019	514,583.20	17,235,808.89	239,758.03	3,859,559.37
November 1, 2019	514,583.20	16,721,225.69	239,760.02	3,619,799.35
May 1, 2020	510,312.80	16,210,912.89	240,246.17	3,379,553.18
November 1, 2020	518,853.60	15,692,059.29	239,741.99	3,139,811.19
May 1, 2021	514,583.20	15,177,476.09	239,760.00	2,900,051.19
November 1, 2021	514,583.20	14,662,892.89	239,293.64	2,660,757.55
May 1, 2022	514,583.20	14,148,309.69	240,226.36	2,420,531.19
November 1, 2022	514,583.20	13,633,726.49	239,777.99	2,180,753.20
May 1, 2023	514,583.20	13,119,143.29	2,180,753.20	0.00
November 1, 2023	514,583.20	12,604,560.09	0.00	0.00
May 1, 2024	514,583.20	12,089,976.89	0.00	0.00
November 1, 2024	514,583.20	11,575,393.69	0.00	0.00
May 1, 2025	510,312.80	11,065,080.89	0.00	0.00
November 1, 2025	518,853.60	10,546,227.29	0.00	0.00
May 1, 2026	514,583.20	10,031,644.09	0.00	0.00
November 1, 2026	514,583.20	9,517,060.89	0.00	0.00
May 1, 2027	9,517,060.89	0.00	0.00	0.00

B. Boeing 737-823

	N806NN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$18,126,000.00	$0.00	$5,088,000.00
November 1, 2015	436,433.80	17,689,566.20	247,948.27	4,840,051.73
May 1, 2016	436,598.58	17,252,967.62	250,265.82	4,589,785.91
November 1, 2016	437,074.62	16,815,893.00	249,711.34	4,340,074.57
May 1, 2017	436,836.60	16,379,056.40	249,719.87	4,090,354.70
November 1, 2017	436,836.60	15,942,219.80	202,376.18	3,887,978.52
May 1, 2018	436,836.60	15,505,383.20	203,570.49	3,684,408.03
November 1, 2018	436,836.60	15,068,546.60	204,707.18	3,479,700.85
May 1, 2019	436,836.60	14,631,710.00	203,518.32	3,276,182.53
November 1, 2019	436,836.60	14,194,873.40	203,520.02	3,072,662.51
May 1, 2020	433,211.40	13,761,662.00	203,932.68	2,868,729.83
November 1, 2020	440,461.80	13,321,200.20	203,504.71	2,665,225.12
May 1, 2021	436,836.60	12,884,363.60	203,520.00	2,461,705.12
November 1, 2021	436,836.60	12,447,527.00	203,124.13	2,258,580.99
May 1, 2022	436,836.60	12,010,690.40	203,915.87	2,054,665.12
November 1, 2022	436,836.60	11,573,853.80	203,535.27	1,851,129.85
May 1, 2023	436,836.60	11,137,017.20	1,851,129.85	0.00
November 1, 2023	436,836.60	10,700,180.60	0.00	0.00
May 1, 2024	436,836.60	10,263,344.00	0.00	0.00
November 1, 2024	436,836.60	9,826,507.40	0.00	0.00
May 1, 2025	433,211.40	9,393,296.00	0.00	0.00
November 1, 2025	440,461.80	8,952,834.20	0.00	0.00
May 1, 2026	436,836.60	8,515,997.60	0.00	0.00
November 1, 2026	436,836.60	8,079,161.00	0.00	0.00
May 1, 2027	8,079,161.00	0.00	0.00	0.00

	N807NN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$18,137,000.00	$0.00	$5,092,000.00
November 1, 2015	436,698.66	17,700,301.34	248,143.20	4,843,856.80
May 1, 2016	436,863.53	17,263,437.81	250,462.56	4,593,394.24
November 1, 2016	437,339.87	16,826,097.94	249,907.67	4,343,486.57
May 1, 2017	437,101.70	16,388,996.24	249,916.19	4,093,570.38
November 1, 2017	437,101.70	15,951,894.54	202,535.28	3,891,035.10
May 1, 2018	437,101.70	15,514,792.84	203,730.52	3,687,304.58
November 1, 2018	437,101.70	15,077,691.14	204,868.11	3,482,436.47
May 1, 2019	437,101.70	14,640,589.44	203,678.32	3,278,758.15
November 1, 2019	437,101.70	14,203,487.74	203,680.02	3,075,078.13
May 1, 2020	433,474.30	13,770,013.44	204,093.01	2,870,985.12
November 1, 2020	440,729.10	13,329,284.34	203,664.70	2,667,320.42
May 1, 2021	437,101.70	12,892,182.64	203,680.00	2,463,640.42
November 1, 2021	437,101.70	12,455,080.94	203,283.82	2,260,356.60
May 1, 2022	437,101.70	12,017,979.24	204,076.18	2,056,280.42
November 1, 2022	437,101.70	11,580,877.54	203,695.28	1,852,585.14
May 1, 2023	437,101.70	11,143,775.84	1,852,585.14	0.00
November 1, 2023	437,101.70	10,706,674.14	0.00	0.00
May 1, 2024	437,101.70	10,269,572.44	0.00	0.00
November 1, 2024	437,101.70	9,832,470.74	0.00	0.00
May 1, 2025	433,474.30	9,398,996.44	0.00	0.00
November 1, 2025	440,729.10	8,958,267.34	0.00	0.00
May 1, 2026	437,101.70	8,521,165.64	0.00	0.00
November 1, 2026	437,101.70	8,084,063.94	0.00	0.00
May 1, 2027	8,084,063.94	0.00	0.00	0.00

	N964NN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$27,482,000.00	$0.00	$7,714,000.00
November 1, 2015	661,705.49	26,820,294.51	375,918.43	7,338,081.57
May 1, 2016	661,955.32	26,158,339.19	379,432.09	6,958,649.48
November 1, 2016	662,677.08	25,495,662.11	378,591.46	6,580,058.02
May 1, 2017	662,316.20	24,833,345.91	378,604.38	6,201,453.64
November 1, 2017	662,316.20	24,171,029.71	306,825.83	5,894,627.81
May 1, 2018	662,316.20	23,508,713.51	308,636.54	5,585,991.27
November 1, 2018	662,316.20	22,846,397.31	310,359.90	5,275,631.37
May 1, 2019	662,316.20	22,184,081.11	308,557.46	4,967,073.91
November 1, 2019	662,316.20	21,521,764.91	308,560.03	4,658,513.88
May 1, 2020	656,819.80	20,864,945.11	309,185.68	4,349,328.20
November 1, 2020	667,812.60	20,197,132.51	308,536.82	4,040,791.38
May 1, 2021	662,316.20	19,534,816.31	308,560.00	3,732,231.38
November 1, 2021	662,316.20	18,872,500.11	307,959.81	3,424,271.57
May 1, 2022	662,316.20	18,210,183.91	309,160.19	3,115,111.38
November 1, 2022	662,316.20	17,547,867.71	308,583.15	2,806,528.23
May 1, 2023	662,316.20	16,885,551.51	2,806,528.23	0.00
November 1, 2023	662,316.20	16,223,235.31	0.00	0.00
May 1, 2024	662,316.20	15,560,919.11	0.00	0.00
November 1, 2024	662,316.20	14,898,602.91	0.00	0.00
May 1, 2025	656,819.80	14,241,783.11	0.00	0.00
November 1, 2025	667,812.60	13,573,970.51	0.00	0.00
May 1, 2026	662,316.20	12,911,654.31	0.00	0.00
November 1, 2026	662,316.20	12,249,338.11	0.00	0.00
May 1, 2027	12,249,338.11	0.00	0.00	0.00

	N965NN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$27,508,000.00	$0.00	$7,722,000.00
November 1, 2015	662,331.51	26,845,668.49	376,308.28	7,345,691.72
May 1, 2016	662,581.58	26,183,086.91	379,825.60	6,965,866.12
November 1, 2016	663,304.02	25,519,782.89	378,984.08	6,586,882.04
May 1, 2017	662,942.80	24,856,840.09	378,997.02	6,207,885.02
November 1, 2017	662,942.80	24,193,897.29	307,144.04	5,900,740.98
May 1, 2018	662,942.80	23,530,954.49	308,956.62	5,591,784.36
November 1, 2018	662,942.80	22,868,011.69	310,681.77	5,281,102.59
May 1, 2019	662,942.80	22,205,068.89	308,877.45	4,972,225.14
November 1, 2019	662,942.80	21,542,126.09	308,880.03	4,663,345.11
May 1, 2020	657,441.20	20,884,684.89	309,506.33	4,353,838.78
November 1, 2020	668,444.40	20,216,240.49	308,856.79	4,044,981.99
May 1, 2021	662,942.80	19,553,297.69	308,880.00	3,736,101.99
November 1, 2021	662,942.80	18,890,354.89	308,279.20	3,427,822.79
May 1, 2022	662,942.80	18,227,412.09	309,480.80	3,118,341.99
November 1, 2022	662,942.80	17,564,469.29	308,903.18	2,809,438.81
May 1, 2023	662,942.80	16,901,526.49	2,809,438.81	0.00
November 1, 2023	662,942.80	16,238,583.69	0.00	0.00
May 1, 2024	662,942.80	15,575,640.89	0.00	0.00
November 1, 2024	662,942.80	14,912,698.09	0.00	0.00
May 1, 2025	657,441.20	14,255,256.89	0.00	0.00
November 1, 2025	668,444.40	13,586,812.49	0.00	0.00
May 1, 2026	662,942.80	12,923,869.69	0.00	0.00
November 1, 2026	662,942.80	12,260,926.89	0.00	0.00
May 1, 2027	12,260,926.89	0.00	0.00	0.00

	N966NN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$27,508,000.00	$0.00	$7,722,000.00
November 1, 2015	662,331.51	26,845,668.49	376,308.28	7,345,691.72
May 1, 2016	662,581.58	26,183,086.91	379,825.60	6,965,866.12
November 1, 2016	663,304.02	25,519,782.89	378,984.08	6,586,882.04
May 1, 2017	662,942.80	24,856,840.09	378,997.02	6,207,885.02
November 1, 2017	662,942.80	24,193,897.29	307,144.04	5,900,740.98
May 1, 2018	662,942.80	23,530,954.49	308,956.62	5,591,784.36
November 1, 2018	662,942.80	22,868,011.69	310,681.77	5,281,102.59
May 1, 2019	662,942.80	22,205,068.89	308,877.45	4,972,225.14
November 1, 2019	662,942.80	21,542,126.09	308,880.03	4,663,345.11
May 1, 2020	657,441.20	20,884,684.89	309,506.33	4,353,838.78
November 1, 2020	668,444.40	20,216,240.49	308,856.79	4,044,981.99
May 1, 2021	662,942.80	19,553,297.69	308,880.00	3,736,101.99
November 1, 2021	662,942.80	18,890,354.89	308,279.20	3,427,822.79
May 1, 2022	662,942.80	18,227,412.09	309,480.80	3,118,341.99
November 1, 2022	662,942.80	17,564,469.29	308,903.18	2,809,438.81
May 1, 2023	662,942.80	16,901,526.49	2,809,438.81	0.00
November 1, 2023	662,942.80	16,238,583.69	0.00	0.00
May 1, 2024	662,942.80	15,575,640.89	0.00	0.00
November 1, 2024	662,942.80	14,912,698.09	0.00	0.00
May 1, 2025	657,441.20	14,255,256.89	0.00	0.00
November 1, 2025	668,444.40	13,586,812.49	0.00	0.00
May 1, 2026	662,942.80	12,923,869.69	0.00	0.00
November 1, 2026	662,942.80	12,260,926.89	0.00	0.00
May 1, 2027	12,260,926.89	0.00	0.00	0.00

C. Boeing 787-8

	N800AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$66,910,000.00	$0.00	$18,782,000.00
November 1, 2015	1,611,044.11	65,298,955.89	915,283.88	17,866,716.12
May 1, 2016	1,611,652.38	63,687,303.51	923,838.95	16,942,877.17
November 1, 2016	1,613,409.62	62,073,893.89	921,792.17	16,021,085.00
May 1, 2017	1,612,531.00	60,461,362.89	921,823.62	15,099,261.38
November 1, 2017	1,612,531.00	58,848,831.89	747,057.67	14,352,203.71
May 1, 2018	1,612,531.00	57,236,300.89	751,466.35	13,600,737.36
November 1, 2018	1,612,531.00	55,623,769.89	755,662.39	12,845,074.97
May 1, 2019	1,612,531.00	54,011,238.89	751,273.81	12,093,801.16
November 1, 2019	1,612,531.00	52,398,707.89	751,280.07	11,342,521.09
May 1, 2020	1,599,149.00	50,799,558.89	752,803.40	10,589,717.69
November 1, 2020	1,625,913.00	49,173,645.89	751,223.56	9,838,494.13
May 1, 2021	1,612,531.00	47,561,114.89	751,280.00	9,087,214.13
November 1, 2021	1,612,531.00	45,948,583.89	749,818.67	8,337,395.46
May 1, 2022	1,612,531.00	44,336,052.89	752,741.33	7,584,654.13
November 1, 2022	1,612,531.00	42,723,521.89	751,336.37	6,833,317.76
May 1, 2023	1,612,531.00	41,110,990.89	6,833,317.76	0.00
November 1, 2023	1,612,531.00	39,498,459.89	0.00	0.00
May 1, 2024	1,612,531.00	37,885,928.89	0.00	0.00
November 1, 2024	1,612,531.00	36,273,397.89	0.00	0.00
May 1, 2025	1,599,149.00	34,674,248.89	0.00	0.00
November 1, 2025	1,625,913.00	33,048,335.89	0.00	0.00
May 1, 2026	1,612,531.00	31,435,804.89	0.00	0.00
November 1, 2026	1,612,531.00	29,823,273.89	0.00	0.00
May 1, 2027	29,823,273.89	0.00	0.00	0.00

D. Boeing 777-323ER

	N728AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$88,378,000.00	$0.00	$24,809,000.00
November 1, 2015	2,127,945.84	86,250,054.16	1,208,991.47	23,600,008.53
May 1, 2016	2,128,749.29	84,121,304.87	1,220,291.79	22,379,716.74
November 1, 2016	2,131,070.31	81,990,234.56	1,217,588.22	21,162,128.52
May 1, 2017	2,129,909.80	79,860,324.76	1,217,629.76	19,944,498.76
November 1, 2017	2,129,909.80	77,730,414.96	986,782.76	18,957,716.00
May 1, 2018	2,129,909.80	75,600,505.16	992,606.16	17,965,109.84
November 1, 2018	2,129,909.80	73,470,595.36	998,148.66	16,966,961.18
May 1, 2019	2,129,909.81	71,340,685.55	992,351.82	15,974,609.36
November 1, 2019	2,129,909.79	69,210,775.76	992,360.09	14,982,249.27
May 1, 2020	2,112,234.20	67,098,541.56	994,372.25	13,987,877.02
November 1, 2020	2,147,585.40	64,950,956.16	992,285.45	12,995,591.57
May 1, 2021	2,129,909.80	62,821,046.36	992,360.00	12,003,231.57
November 1, 2021	2,129,909.80	60,691,136.56	990,429.74	11,012,801.83
May 1, 2022	2,129,909.80	58,561,226.76	994,290.26	10,018,511.57
November 1, 2022	2,129,909.80	56,431,316.96	992,434.46	9,026,077.11
May 1, 2023	2,129,909.80	54,301,407.16	9,026,077.11	0.00
November 1, 2023	2,129,909.80	52,171,497.36	0.00	0.00
May 1, 2024	2,129,909.80	50,041,587.56	0.00	0.00
November 1, 2024	2,129,909.80	47,911,677.76	0.00	0.00
May 1, 2025	2,112,234.20	45,799,443.56	0.00	0.00
November 1, 2025	2,147,585.40	43,651,858.16	0.00	0.00
May 1, 2026	2,129,909.80	41,521,948.36	0.00	0.00
November 1, 2026	2,129,909.80	39,392,038.56	0.00	0.00
May 1, 2027	39,392,038.56	0.00	0.00	0.00

	N729AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$88,658,000.00	$0.00	$24,886,000.00
November 1, 2015	2,134,687.62	86,523,312.38	1,212,743.83	23,673,256.17
May 1, 2016	2,135,493.61	84,387,818.77	1,224,079.23	22,449,176.94
November 1, 2016	2,137,821.99	82,249,996.78	1,221,367.26	21,227,809.68
May 1, 2017	2,136,657.80	80,113,338.98	1,221,408.94	20,006,400.74
November 1, 2017	2,136,657.80	77,976,681.18	989,845.44	19,016,555.30
May 1, 2018	2,136,657.80	75,840,023.38	995,686.92	18,020,868.38
November 1, 2018	2,136,657.80	73,703,365.58	1,001,246.63	17,019,621.75
May 1, 2019	2,136,657.80	71,566,707.78	995,431.79	16,024,189.96
November 1, 2019	2,136,657.80	69,430,049.98	995,440.10	15,028,749.86
May 1, 2020	2,118,926.20	67,311,123.78	997,458.49	14,031,291.37
November 1, 2020	2,154,389.40	65,156,734.38	995,365.22	13,035,926.15
May 1, 2021	2,136,657.80	63,020,076.58	995,440.00	12,040,486.15
November 1, 2021	2,136,657.80	60,883,418.78	993,503.76	11,046,982.39
May 1, 2022	2,136,657.80	58,746,760.98	997,376.24	10,049,606.15
November 1, 2022	2,136,657.80	56,610,103.18	995,514.69	9,054,091.46
May 1, 2023	2,136,657.80	54,473,445.38	9,054,091.46	0.00
November 1, 2023	2,136,657.80	52,336,787.58	0.00	0.00
May 1, 2024	2,136,657.80	50,200,129.78	0.00	0.00
November 1, 2024	2,136,657.80	48,063,471.98	0.00	0.00
May 1, 2025	2,118,926.20	45,944,545.78	0.00	0.00
November 1, 2025	2,154,389.40	43,790,156.38	0.00	0.00
May 1, 2026	2,136,657.80	41,653,498.58	0.00	0.00
November 1, 2026	2,136,657.80	39,516,840.78	0.00	0.00
May 1, 2027	39,516,840.78	0.00	0.00	0.00

	N730AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$88,914,000.00	$0.00	$24,959,000.00
November 1, 2015	2,140,851.53	86,773,148.47	1,216,301.27	23,742,698.73
May 1, 2016	2,141,659.85	84,631,488.62	1,227,669.91	22,515,028.82
November 1, 2016	2,143,994.95	82,487,493.67	1,224,949.99	21,290,078.83
May 1, 2017	2,142,827.40	80,344,666.27	1,224,991.79	20,065,087.04
November 1, 2017	2,142,827.40	78,201,838.87	992,749.03	19,072,338.01
May 1, 2018	2,142,827.40	76,059,011.47	998,607.65	18,073,730.36
November 1, 2018	2,142,827.40	73,916,184.07	1,004,183.66	17,069,546.70
May 1, 2019	2,142,827.41	71,773,356.66	998,351.77	16,071,194.93
November 1, 2019	2,142,827.39	69,630,529.27	998,360.09	15,072,834.84
May 1, 2020	2,125,044.60	67,505,484.67	1,000,384.42	14,072,450.42
November 1, 2020	2,160,610.20	65,344,874.47	998,285.00	13,074,165.42
May 1, 2021	2,142,827.40	63,202,047.07	998,360.00	12,075,805.42
November 1, 2021	2,142,827.40	61,059,219.67	996,418.07	11,079,387.35
May 1, 2022	2,142,827.40	58,916,392.27	1,000,301.93	10,079,085.42
November 1, 2022	2,142,827.40	56,773,564.87	998,434.90	9,080,650.52
May 1, 2023	2,142,827.40	54,630,737.47	9,080,650.52	0.00
November 1, 2023	2,142,827.40	52,487,910.07	0.00	0.00
May 1, 2024	2,142,827.40	50,345,082.67	0.00	0.00
November 1, 2024	2,142,827.40	48,202,255.27	0.00	0.00
May 1, 2025	2,125,044.60	46,077,210.67	0.00	0.00
November 1, 2025	2,160,610.20	43,916,600.47	0.00	0.00
May 1, 2026	2,142,827.40	41,773,773.07	0.00	0.00
November 1, 2026	2,142,827.40	39,630,945.67	0.00	0.00
May 1, 2027	39,630,945.67	0.00	0.00	0.00

	N731AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$90,220,000.00	$0.00	$25,324,000.00
November 1, 2015	2,172,297.11	88,047,702.89	1,234,088.44	24,089,911.56
May 1, 2016	2,173,117.29	85,874,585.60	1,245,623.33	22,844,288.23
November 1, 2016	2,175,486.71	83,699,098.89	1,242,863.64	21,601,424.59
May 1, 2017	2,174,302.00	81,524,796.89	1,242,906.05	20,358,518.54
November 1, 2017	2,174,302.00	79,350,494.89	1,007,266.98	19,351,251.56
May 1, 2018	2,174,302.00	77,176,192.89	1,013,211.27	18,338,040.29
November 1, 2018	2,174,302.00	75,001,890.89	1,018,868.82	17,319,171.47
May 1, 2019	2,174,302.00	72,827,588.89	1,012,951.65	16,306,219.82
November 1, 2019	2,174,302.00	70,653,286.89	1,012,960.09	15,293,259.73
May 1, 2020	2,156,258.00	68,497,028.89	1,015,014.03	14,278,245.70
November 1, 2020	2,192,346.00	66,304,682.89	1,012,883.90	13,265,361.80
May 1, 2021	2,174,302.00	64,130,380.89	1,012,960.00	12,252,401.80
November 1, 2021	2,174,302.00	61,956,078.89	1,010,989.67	11,241,412.13
May 1, 2022	2,174,302.00	59,781,776.89	1,014,930.33	10,226,481.80
November 1, 2022	2,174,302.00	57,607,474.89	1,013,036.00	9,213,445.80
May 1, 2023	2,174,302.00	55,433,172.89	9,213,445.80	0.00
November 1, 2023	2,174,302.00	53,258,870.89	0.00	0.00
May 1, 2024	2,174,302.00	51,084,568.89	0.00	0.00
November 1, 2024	2,174,302.00	48,910,266.89	0.00	0.00
May 1, 2025	2,156,258.00	46,754,008.89	0.00	0.00
November 1, 2025	2,192,346.00	44,561,662.89	0.00	0.00
May 1, 2026	2,174,302.00	42,387,360.89	0.00	0.00
November 1, 2026	2,174,302.00	40,213,058.89	0.00	0.00
May 1, 2027	40,213,058.89	0.00	0.00	0.00

	N732AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$91,217,000.00	$0.00	$25,605,000.00
November 1, 2015	2,196,302.66	89,020,697.34	1,247,782.12	24,357,217.88
May 1, 2016	2,197,131.90	86,823,565.44	1,259,445.01	23,097,772.87
November 1, 2016	2,199,527.50	84,624,037.94	1,256,654.70	21,841,118.17
May 1, 2017	2,198,329.70	82,425,708.24	1,256,697.57	20,584,420.60
November 1, 2017	2,198,329.70	80,227,378.54	1,018,443.81	19,565,976.79
May 1, 2018	2,198,329.70	78,029,048.84	1,024,454.06	18,541,522.73
November 1, 2018	2,198,329.70	75,830,719.14	1,030,174.39	17,511,348.34
May 1, 2019	2,198,329.70	73,632,389.44	1,024,191.55	16,487,156.79
November 1, 2019	2,198,329.70	71,434,059.74	1,024,200.10	15,462,956.69
May 1, 2020	2,180,086.30	69,253,973.44	1,026,276.81	14,436,679.88
November 1, 2020	2,216,573.10	67,037,400.34	1,024,123.06	13,412,556.82
May 1, 2021	2,198,329.70	64,839,070.64	1,024,200.00	12,388,356.82
November 1, 2021	2,198,329.70	62,640,740.94	1,022,207.81	11,366,149.01
May 1, 2022	2,198,329.70	60,442,411.24	1,026,192.19	10,339,956.82
November 1, 2022	2,198,329.70	58,244,081.54	1,024,276.85	9,315,679.97
May 1, 2023	2,198,329.70	56,045,751.84	9,315,679.97	0.00
November 1, 2023	2,198,329.70	53,847,422.14	0.00	0.00
May 1, 2024	2,198,329.70	51,649,092.44	0.00	0.00
November 1, 2024	2,198,329.70	49,450,762.74	0.00	0.00
May 1, 2025	2,180,086.30	47,270,676.44	0.00	0.00
November 1, 2025	2,216,573.10	45,054,103.34	0.00	0.00
May 1, 2026	2,198,329.70	42,855,773.64	0.00	0.00
November 1, 2026	2,198,329.70	40,657,443.94	0.00	0.00
May 1, 2027	40,657,443.94	0.00	0.00	0.00

E. Embraer ERJ 175 LR

	N206NN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$16,861,000.00	$0.00	$4,732,000.00
November 1, 2015	0.00	16,861,000.00	0.00	4,732,000.00
May 1, 2016	530,934.16	16,330,065.84	280,816.44	4,451,183.56
November 1, 2016	529,435.40	15,800,630.44	282,393.78	4,168,789.78
May 1, 2017	532,807.60	15,267,822.84	281,772.21	3,887,017.57
November 1, 2017	529,435.40	14,738,387.44	281,848.69	3,605,168.88
May 1, 2018	532,807.60	14,205,579.84	231,498.39	3,373,670.49
November 1, 2018	529,435.40	13,676,144.44	231,868.00	3,141,802.49
May 1, 2019	532,807.60	13,143,336.84	232,295.44	2,909,507.05
November 1, 2019	529,435.40	12,613,901.44	231,357.37	2,678,149.68
May 1, 2020	532,807.60	12,081,093.84	232,378.92	2,445,770.76
November 1, 2020	529,435.40	11,551,658.44	231,814.14	2,213,956.62
May 1, 2021	532,398.76	11,019,259.68	231,394.80	1,982,561.82
November 1, 2021	529,434.12	10,489,825.56	231,967.33	1,750,594.49
May 1, 2022	533,176.70	9,956,648.86	231,768.63	1,518,825.86
November 1, 2022	529,254.99	9,427,393.87	231,868.90	1,286,956.96
May 1, 2023	532,993.08	8,894,400.79	1,286,956.96	0.00
November 1, 2023	525,552.31	8,368,848.48	0.00	0.00
May 1, 2024	536,367.10	7,832,481.38	0.00	0.00
November 1, 2024	526,199.44	7,306,281.94	0.00	0.00
May 1, 2025	536,366.96	6,769,914.98	0.00	0.00
November 1, 2025	529,061.35	6,240,853.63	0.00	0.00
May 1, 2026	533,405.13	5,707,448.50	0.00	0.00
November 1, 2026	528,786.47	5,178,662.03	0.00	0.00
May 1, 2027	5,178,662.03	0.00	0.00	0.00

	N207AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$16,861,000.00	$0.00	$4,732,000.00
November 1, 2015	0.00	16,861,000.00	0.00	4,732,000.00
May 1, 2016	530,934.16	16,330,065.84	280,816.44	4,451,183.56
November 1, 2016	529,435.40	15,800,630.44	282,393.78	4,168,789.78
May 1, 2017	532,807.60	15,267,822.84	281,772.21	3,887,017.57
November 1, 2017	529,435.40	14,738,387.44	281,848.69	3,605,168.88
May 1, 2018	532,807.60	14,205,579.84	231,498.39	3,373,670.49
November 1, 2018	529,435.40	13,676,144.44	231,868.00	3,141,802.49
May 1, 2019	532,807.60	13,143,336.84	232,295.44	2,909,507.05
November 1, 2019	529,435.40	12,613,901.44	231,357.37	2,678,149.68
May 1, 2020	532,807.60	12,081,093.84	232,378.92	2,445,770.76
November 1, 2020	529,435.40	11,551,658.44	231,814.14	2,213,956.62
May 1, 2021	532,398.76	11,019,259.68	231,394.80	1,982,561.82
November 1, 2021	529,434.12	10,489,825.56	231,967.33	1,750,594.49
May 1, 2022	533,176.70	9,956,648.86	231,768.63	1,518,825.86
November 1, 2022	529,254.99	9,427,393.87	231,868.90	1,286,956.96
May 1, 2023	532,993.08	8,894,400.79	1,286,956.96	0.00
November 1, 2023	525,552.31	8,368,848.48	0.00	0.00
May 1, 2024	536,367.10	7,832,481.38	0.00	0.00
November 1, 2024	526,199.44	7,306,281.94	0.00	0.00
May 1, 2025	536,366.96	6,769,914.98	0.00	0.00
November 1, 2025	529,061.35	6,240,853.63	0.00	0.00
May 1, 2026	533,405.13	5,707,448.50	0.00	0.00
November 1, 2026	528,786.47	5,178,662.03	0.00	0.00
May 1, 2027	5,178,662.03	0.00	0.00	0.00

	N208AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$16,861,000.00	$0.00	$4,732,000.00
November 1, 2015	0.00	16,861,000.00	0.00	4,732,000.00
May 1, 2016	530,934.16	16,330,065.84	280,816.44	4,451,183.56
November 1, 2016	529,435.40	15,800,630.44	282,393.78	4,168,789.78
May 1, 2017	532,807.60	15,267,822.84	281,772.21	3,887,017.57
November 1, 2017	529,435.40	14,738,387.44	281,848.69	3,605,168.88
May 1, 2018	532,807.60	14,205,579.84	231,498.39	3,373,670.49
November 1, 2018	529,435.40	13,676,144.44	231,868.00	3,141,802.49
May 1, 2019	532,807.60	13,143,336.84	232,295.44	2,909,507.05
November 1, 2019	529,435.40	12,613,901.44	231,357.37	2,678,149.68
May 1, 2020	532,807.60	12,081,093.84	232,378.92	2,445,770.76
November 1, 2020	529,435.40	11,551,658.44	231,814.14	2,213,956.62
May 1, 2021	532,398.76	11,019,259.68	231,394.80	1,982,561.82
November 1, 2021	529,434.12	10,489,825.56	231,967.33	1,750,594.49
May 1, 2022	533,176.70	9,956,648.86	231,768.63	1,518,825.86
November 1, 2022	529,254.99	9,427,393.87	231,868.90	1,286,956.96
May 1, 2023	532,993.08	8,894,400.79	1,286,956.96	0.00
November 1, 2023	525,552.31	8,368,848.48	0.00	0.00
May 1, 2024	536,367.10	7,832,481.38	0.00	0.00
November 1, 2024	526,199.44	7,306,281.94	0.00	0.00
May 1, 2025	536,366.96	6,769,914.98	0.00	0.00
November 1, 2025	529,061.35	6,240,853.63	0.00	0.00
May 1, 2026	533,405.13	5,707,448.50	0.00	0.00
November 1, 2026	528,786.47	5,178,662.03	0.00	0.00
May 1, 2027	5,178,662.03	0.00	0.00	0.00

	N209NN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$16,876,000.00	$0.00	$4,737,000.00
November 1, 2015	0.00	16,876,000.00	0.00	4,737,000.00
May 1, 2016	531,406.49	16,344,593.51	281,113.16	4,455,886.84
November 1, 2016	529,906.40	15,814,687.11	282,692.17	4,173,194.67
May 1, 2017	533,281.60	15,281,405.51	282,069.94	3,891,124.73
November 1, 2017	529,906.40	14,751,499.11	282,146.50	3,608,978.23
May 1, 2018	533,281.60	14,218,217.51	231,743.00	3,377,235.23
November 1, 2018	529,906.40	13,688,311.11	232,113.00	3,145,122.23
May 1, 2019	533,281.60	13,155,029.51	232,540.89	2,912,581.34
November 1, 2019	529,906.40	12,625,123.11	231,601.83	2,680,979.51
May 1, 2020	533,281.60	12,091,841.51	232,624.46	2,448,355.05
November 1, 2020	529,906.40	11,561,935.11	232,059.08	2,216,295.97
May 1, 2021	532,872.40	11,029,062.71	231,639.30	1,984,656.67
November 1, 2021	529,905.12	10,499,157.59	232,212.44	1,752,444.23
May 1, 2022	533,651.03	9,965,506.56	232,013.52	1,520,430.71
November 1, 2022	529,725.83	9,435,780.73	232,113.91	1,288,316.80
May 1, 2023	533,467.24	8,902,313.49	1,288,316.80	0.00
November 1, 2023	526,019.86	8,376,293.63	0.00	0.00
May 1, 2024	536,844.27	7,839,449.36	0.00	0.00
November 1, 2024	526,667.55	7,312,781.81	0.00	0.00
May 1, 2025	536,844.13	6,775,937.68	0.00	0.00
November 1, 2025	529,532.02	6,246,405.66	0.00	0.00
May 1, 2026	533,879.66	5,712,526.00	0.00	0.00
November 1, 2026	529,256.89	5,183,269.11	0.00	0.00
May 1, 2027	5,183,269.11	0.00	0.00	0.00

	N210NN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$16,876,000.00	$0.00	$4,737,000.00
November 1, 2015	0.00	16,876,000.00	0.00	4,737,000.00
May 1, 2016	531,406.49	16,344,593.51	281,113.16	4,455,886.84
November 1, 2016	529,906.40	15,814,687.11	282,692.17	4,173,194.67
May 1, 2017	533,281.60	15,281,405.51	282,069.94	3,891,124.73
November 1, 2017	529,906.40	14,751,499.11	282,146.50	3,608,978.23
May 1, 2018	533,281.60	14,218,217.51	231,743.00	3,377,235.23
November 1, 2018	529,906.40	13,688,311.11	232,113.00	3,145,122.23
May 1, 2019	533,281.60	13,155,029.51	232,540.89	2,912,581.34
November 1, 2019	529,906.40	12,625,123.11	231,601.83	2,680,979.51
May 1, 2020	533,281.60	12,091,841.51	232,624.46	2,448,355.05
November 1, 2020	529,906.40	11,561,935.11	232,059.08	2,216,295.97
May 1, 2021	532,872.40	11,029,062.71	231,639.30	1,984,656.67
November 1, 2021	529,905.12	10,499,157.59	232,212.44	1,752,444.23
May 1, 2022	533,651.03	9,965,506.56	232,013.52	1,520,430.71
November 1, 2022	529,725.83	9,435,780.73	232,113.91	1,288,316.80
May 1, 2023	533,467.24	8,902,313.49	1,288,316.80	0.00
November 1, 2023	526,019.86	8,376,293.63	0.00	0.00
May 1, 2024	536,844.27	7,839,449.36	0.00	0.00
November 1, 2024	526,667.55	7,312,781.81	0.00	0.00
May 1, 2025	536,844.13	6,775,937.68	0.00	0.00
November 1, 2025	529,532.02	6,246,405.66	0.00	0.00
May 1, 2026	533,879.66	5,712,526.00	0.00	0.00
November 1, 2026	529,256.89	5,183,269.11	0.00	0.00
May 1, 2027	5,183,269.11	0.00	0.00	0.00

	N211NN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$16,876,000.00	$0.00	$4,737,000.00
November 1, 2015	0.00	16,876,000.00	0.00	4,737,000.00
May 1, 2016	531,406.49	16,344,593.51	281,113.16	4,455,886.84
November 1, 2016	529,906.40	15,814,687.11	282,692.17	4,173,194.67
May 1, 2017	533,281.60	15,281,405.51	282,069.94	3,891,124.73
November 1, 2017	529,906.40	14,751,499.11	282,146.50	3,608,978.23
May 1, 2018	533,281.60	14,218,217.51	231,743.00	3,377,235.23
November 1, 2018	529,906.40	13,688,311.11	232,113.00	3,145,122.23
May 1, 2019	533,281.60	13,155,029.51	232,540.89	2,912,581.34
November 1, 2019	529,906.40	12,625,123.11	231,601.83	2,680,979.51
May 1, 2020	533,281.60	12,091,841.51	232,624.46	2,448,355.05
November 1, 2020	529,906.40	11,561,935.11	232,059.08	2,216,295.97
May 1, 2021	532,872.40	11,029,062.71	231,639.30	1,984,656.67
November 1, 2021	529,905.12	10,499,157.59	232,212.44	1,752,444.23
May 1, 2022	533,651.03	9,965,506.56	232,013.52	1,520,430.71
November 1, 2022	529,725.83	9,435,780.73	232,113.91	1,288,316.80
May 1, 2023	533,467.24	8,902,313.49	1,288,316.80	0.00
November 1, 2023	526,019.86	8,376,293.63	0.00	0.00
May 1, 2024	536,844.27	7,839,449.36	0.00	0.00
November 1, 2024	526,667.55	7,312,781.81	0.00	0.00
May 1, 2025	536,844.13	6,775,937.68	0.00	0.00
November 1, 2025	529,532.02	6,246,405.66	0.00	0.00
May 1, 2026	533,879.66	5,712,526.00	0.00	0.00
November 1, 2026	529,256.89	5,183,269.11	0.00	0.00
May 1, 2027	5,183,269.11	0.00	0.00	0.00

	N212NN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$16,889,000.00	$0.00	$4,741,000.00
November 1, 2015	0.00	16,889,000.00	0.00	4,741,000.00
May 1, 2016	531,815.84	16,357,184.16	281,350.54	4,459,649.46
November 1, 2016	530,314.60	15,826,869.56	282,930.87	4,176,718.59
May 1, 2017	533,692.40	15,293,177.16	282,308.13	3,894,410.46
November 1, 2017	530,314.61	14,762,862.55	282,384.75	3,612,025.71
May 1, 2018	533,692.39	14,229,170.16	231,938.69	3,380,087.02
November 1, 2018	530,314.60	13,698,855.56	232,309.00	3,147,778.02
May 1, 2019	533,692.40	13,165,163.16	232,737.25	2,915,040.77
November 1, 2019	530,314.60	12,634,848.56	231,797.40	2,683,243.37
May 1, 2020	533,692.40	12,101,156.16	232,820.89	2,450,422.48
November 1, 2020	530,314.60	11,570,841.56	232,255.04	2,218,167.44
May 1, 2021	533,282.89	11,037,558.67	231,834.90	1,986,332.54
November 1, 2021	530,313.32	10,507,245.35	232,408.52	1,753,924.02
May 1, 2022	534,062.11	9,973,183.24	232,209.44	1,521,714.58
November 1, 2022	530,133.89	9,443,049.35	232,309.90	1,289,404.68
May 1, 2023	533,878.19	8,909,171.16	1,289,404.68	0.00
November 1, 2023	526,425.06	8,382,746.10	0.00	0.00
May 1, 2024	537,257.82	7,845,488.28	0.00	0.00
November 1, 2024	527,073.25	7,318,415.03	0.00	0.00
May 1, 2025	537,257.68	6,781,157.35	0.00	0.00
November 1, 2025	529,939.93	6,251,217.42	0.00	0.00
May 1, 2026	534,290.92	5,716,926.50	0.00	0.00
November 1, 2026	529,664.59	5,187,261.91	0.00	0.00
May 1, 2027	5,187,261.91	0.00	0.00	0.00

	N213NN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$16,889,000.00	$0.00	$4,741,000.00
November 1, 2015	0.00	16,889,000.00	0.00	4,741,000.00
May 1, 2016	531,815.84	16,357,184.16	281,350.54	4,459,649.46
November 1, 2016	530,314.60	15,826,869.56	282,930.87	4,176,718.59
May 1, 2017	533,692.40	15,293,177.16	282,308.13	3,894,410.46
November 1, 2017	530,314.61	14,762,862.55	282,384.75	3,612,025.71
May 1, 2018	533,692.39	14,229,170.16	231,938.69	3,380,087.02
November 1, 2018	530,314.60	13,698,855.56	232,309.00	3,147,778.02
May 1, 2019	533,692.40	13,165,163.16	232,737.25	2,915,040.77
November 1, 2019	530,314.60	12,634,848.56	231,797.40	2,683,243.37
May 1, 2020	533,692.40	12,101,156.16	232,820.89	2,450,422.48
November 1, 2020	530,314.60	11,570,841.56	232,255.04	2,218,167.44
May 1, 2021	533,282.89	11,037,558.67	231,834.90	1,986,332.54
November 1, 2021	530,313.32	10,507,245.35	232,408.52	1,753,924.02
May 1, 2022	534,062.11	9,973,183.24	232,209.44	1,521,714.58
November 1, 2022	530,133.89	9,443,049.35	232,309.90	1,289,404.68
May 1, 2023	533,878.19	8,909,171.16	1,289,404.68	0.00
November 1, 2023	526,425.06	8,382,746.10	0.00	0.00
May 1, 2024	537,257.82	7,845,488.28	0.00	0.00
November 1, 2024	527,073.25	7,318,415.03	0.00	0.00
May 1, 2025	537,257.68	6,781,157.35	0.00	0.00
November 1, 2025	529,939.93	6,251,217.42	0.00	0.00
May 1, 2026	534,290.92	5,716,926.50	0.00	0.00
November 1, 2026	529,664.59	5,187,261.91	0.00	0.00
May 1, 2027	5,187,261.91	0.00	0.00	0.00

	N214NN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$16,889,000.00	$0.00	$4,741,000.00
November 1, 2015	0.00	16,889,000.00	0.00	4,741,000.00
May 1, 2016	531,815.84	16,357,184.16	281,350.54	4,459,649.46
November 1, 2016	530,314.60	15,826,869.56	282,930.87	4,176,718.59
May 1, 2017	533,692.40	15,293,177.16	282,308.13	3,894,410.46
November 1, 2017	530,314.61	14,762,862.55	282,384.75	3,612,025.71
May 1, 2018	533,692.39	14,229,170.16	231,938.69	3,380,087.02
November 1, 2018	530,314.60	13,698,855.56	232,309.00	3,147,778.02
May 1, 2019	533,692.40	13,165,163.16	232,737.25	2,915,040.77
November 1, 2019	530,314.60	12,634,848.56	231,797.40	2,683,243.37
May 1, 2020	533,692.40	12,101,156.16	232,820.89	2,450,422.48
November 1, 2020	530,314.60	11,570,841.56	232,255.04	2,218,167.44
May 1, 2021	533,282.89	11,037,558.67	231,834.90	1,986,332.54
November 1, 2021	530,313.32	10,507,245.35	232,408.52	1,753,924.02
May 1, 2022	534,062.11	9,973,183.24	232,209.44	1,521,714.58
November 1, 2022	530,133.89	9,443,049.35	232,309.90	1,289,404.68
May 1, 2023	533,878.19	8,909,171.16	1,289,404.68	0.00
November 1, 2023	526,425.06	8,382,746.10	0.00	0.00
May 1, 2024	537,257.82	7,845,488.28	0.00	0.00
November 1, 2024	527,073.25	7,318,415.03	0.00	0.00
May 1, 2025	537,257.68	6,781,157.35	0.00	0.00
November 1, 2025	529,939.93	6,251,217.42	0.00	0.00
May 1, 2026	534,290.92	5,716,926.50	0.00	0.00
November 1, 2026	529,664.59	5,187,261.91	0.00	0.00
May 1, 2027	5,187,261.91	0.00	0.00	0.00

PROSPECTUS

AMERICAN AIRLINES, INC.

Pass Through Certificates

Pass through trusts that we form may offer for sale pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

•	one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction; or

•	American Airlines, Inc. (“AAI”) to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

The pass through certificates will not represent interests in or obligations of AAI or any of our affiliates.

Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or the owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

To the extent stated in the applicable prospectus supplement, our payment obligations in respect of any equipment notes or the leases related to any equipment notes will be fully and unconditionally guaranteed by our parent corporation, American Airlines Group Inc.

We may offer and sell the pass through certificates described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. The names and any applicable purchase price, fee or commission of or discount arrangement between or among any underwriters, dealers, agents or direct purchasers involved in the sale of any of the pass through certificates will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No pass through certificates may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such pass through certificates.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that American Airlines Group Inc. and American Airlines, Inc. filed jointly with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “AAI,” “we,” “our,” “us” and the “Company” in this prospectus, we mean American Airlines, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “AAG,” we mean American Airlines Group Inc. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

AAI files reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.aa.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee Report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Annual Report of AAG and AAI on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 28, 2014; and

•	Current Reports of AAG and AAI on Form 8-K and Current Reports on Form 8-K/A filed with the SEC on January 23, 2014, January 27, 2014 (only the information reported under Item 5.02), March 3, 2014 and March 7, 2014.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Corporate Secretary

American Airlines, Inc.

4333 Amon Carter Blvd.

Fort Worth, Texas 76155

(817) 963-1234

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

American Airlines, Inc. (“AAI”), a Delaware corporation, was incorporated in 1934 and is a wholly owned subsidiary of American Airlines Group, Inc. (“AAG”). AAI’s primary business activity is the operation of a major network air carrier.

Our principal executive offices are located at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155. Our telephone number is 817-963-1234, and our internet address is www.aa.com. Information contained on our and/or AAG’s websites is not and should not be deemed a part of this prospectus or any other report or filing filed with or furnished to the SEC.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS; DESCRIPTION OF PASS THROUGH CERTIFICATES

Except as set forth in any applicable prospectus supplement, the pass through trustee(s) will use proceeds from the sale of pass through certificates to purchase equipment notes secured by aircraft. The equipment notes are or will be issued by:

•	one or more owner trustees on a non-recourse basis to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us (“leased aircraft notes”), or

•	us to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us (“owned aircraft notes”).

Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by us, and the leased aircraft notes will be secured by certain aircraft leased or to be leased to us.

In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other equipment or personal property owned or to be owned by, or leased or to be leased to, us. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement.

The pass through certificates will not represent interests in or obligations of AAI or any of our affiliates.

For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage.

A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied including any depositary or escrow arrangements.

CREDIT ENHANCEMENTS

Ranking; Cross-Subordination

Some of the equipment notes related to a specific aircraft may be subordinated and junior in right of payment to other equipment notes or other debt related to the same or certain related aircraft. In such event, the applicable prospectus supplement will describe the terms of such subordination, including the priority of distributions among such classes of equipment notes, the ability of each such class of equipment notes to exercise remedies with respect to the relevant aircraft (and, if such aircraft are leased aircraft, the leases) and certain other intercreditor terms and provisions.

The equipment notes issued under an indenture may be held in more than one trust, and a trust may hold equipment notes issued under more than one related indenture. Unless otherwise described in a prospectus supplement, however, only equipment notes having the same priority of payment may be held in the same trust. A trust that holds equipment notes that are junior in payment priority to the equipment notes held in another related trust formed as part of the same offering of pass through certificates as a practical matter will be subordinated to such latter trust. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a certain trust or trusts before they are made to the certificateholders of one or more other trusts. For example, such an agreement may provide that payments made to a trust on account of a subordinate class of equipment notes issued under one indenture may be subordinated to the prior payment of all amounts owing to certificateholders of a trust that holds senior equipment notes issued under that indenture or any related indentures.

The applicable prospectus supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of certificateholders under any trust that is permitted to (1) grant waivers of defaults under any related indenture, (2) consent to the amendment or modification of any related indenture or (3) direct the exercise of remedies under any related indenture. Payments made on account of the pass through certificates of a particular series also may be subordinated to the rights of the provider of any credit support agreement described below.

Credit Support Agreements

The applicable prospectus supplement may provide that a “credit support agreement” will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the equipment notes of one or more series, or one or more distributions in respect of the pass through certificates of one or more series. A credit support agreement may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, a liquidity facility or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any equipment notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the credit support agreement. The institution or institutions providing any credit support agreement will be identified in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the provider of any credit support agreement will have a senior claim on the assets securing the affected equipment notes and on the trust property of the affected trusts.

Guarantee of AAG

AAG may provide a full and unconditional guarantee with respect to our payment obligations under any series of leases and equipment notes described in the applicable prospectus supplement. If AAG guarantees such obligations, we will describe the terms of the guarantee in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need first to enforce any such related leases or equipment notes against AAG, and will be an unsecured obligation of AAG.

PLAN OF DISTRIBUTION

We may sell the offered pass through certificates from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Unless we tell you otherwise in the applicable prospectus supplement, Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities on behalf of AAI. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of AAI appearing in AAI’s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of AAI’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference, in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of US Airways Group, Inc. and subsidiaries as of December 31, 2012, 2011 and 2010 included in the 8-K/A of American Airlines Group Inc. and American Airlines, Inc. dated January 23, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

To the extent that KPMG LLP audits and reports on financial statements of AAI issued at future dates, and consents to the use of its reports thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon its report and said authority.